      As filed with the Securities and Exchange Commission on August 8, 1997
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

             Registration Statement Under the Securities Act of 1933

                           CHARTER ONE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                          6120                          34-1567092
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer Identification
incorporation or organization)     Classification Code Number)                          No.)

                                                      ROBERT J. VANA, ESQ.
    1215 SUPERIOR AVENUE                           CHARTER ONE FINANCIAL, INC.
   CLEVELAND, OHIO 44114                              1215 SUPERIOR AVENUE
      (216) 589-8320                                   CLEVELAND, OHIO 44114
                                                          (216) 589-8320

(Address, including ZIP code, and telephone                             (Name, address, including ZIP code,
number, including area code, of registrant's                            and telephone number, including area
      principal executive offices)                                           code, of agent for service)

                                  COPIES TO:

BARRY P. TAFF, P.C.                         WILLIAM A. VALERIAN                         F. RONALD O'KEEFE, ESQ.
JAMES S. FLEISCHER, P.C.             PRESIDENT AND CHIEF EXECUTIVE OFFICER             HAHN LOESER PARKS, L.L.P.
SILVER, FREEDMAN & TAFF, L.L.P.              HAVERFIELD CORPORATION                  3300 BP AMERICA BUILDINGATION
1100 NEW YORK AVENUE, N.W.                       TERMINAL TOWER                        200 PUBLIC SQUAREAL TOWER
WASHINGTON, D.C.  20005                    50 PUBLIC SQUARE, SUITE 444             CLEVELAND, OHIO 44114-2301
                                           CLEVELAND, OHIO 44113-2203

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                   ----------

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                               Calculation of Registration Fee
================================================================================================================================
                                                               Proposed maximum        Proposed maximum
      Title of each class of              Amount to             offering price        aggregate offering         Amount of
    securities to be registered        be registered(2)          per share(3)              price(3)          registration fee(4)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(1)        1,360,609 shares            $ 39.34               $ 53,521,751.06       $16,219
================================================================================================================================

(1) Includes one attached Right per share to purchase preferred stock upon the occurrence of certain events. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION - Rights Agreement"

(2) Based upon the estimated maximum number of shares of Common Stock of Charter One Financial, Inc. ("Charter One"), that may be issued upon consummation of the merger of Haverfield Corporation ("Haverfield") with and into a wholly owned subsidiary of Charter One described herein (the "Merger"), and upon exercise of securities exercisable for shares of Charter One Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(f)(1) and 457(c), and solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $53,521,751.06, which equals (x) the average of the high and low sale prices of the common stock, par value $.01 per share, of Haverfield ("Haverfield Common Stock"), of $26.90625 as reported on the Nasdaq National Market on August 6, 1997, multiplied by (y) 1,989,194, the total number of shares of Haverfield Common Stock (including shares issuable pursuant to the exercise of outstanding options to purchase Haverfield Common Stock) to be cancelled in the Merger. The proposed maximum offering price per share is equal to the proposed maximum aggregate offering price determined in the manner described in the preceding sentence divided by the maximum number of shares of Common Stock that could be issued in the Merger.

(4)  In accordance with Rule 457(b), the filing fee of $6,942 paid pursuant to
     Section 14(g) of the Securities Exchange Act of 1934 and Rule 0-11 thereunder at the time of the filing of the Proxy Statement/Prospectus contained in the Registration Statement as preliminary proxy materials of Haverfield has been credited to offset the $16,219 registration fee that would otherwise be payable.

================================================================================

                             [HAVERFIELD LETTERHEAD]



                                                August __, 1997

Dear Stockholder:

         You are invited to attend a special meeting of stockholders of Haverfield Corporation ("Haverfield") scheduled to be held in the English Oak Room, Tower City on the Avenue, 230 Huron Road, N.W., Cleveland, Ohio on Wednesday, September 17, 1997 at 9:00 a.m., local time. Notice of the Special Meeting, a Proxy Statement/Prospectus and a form of proxy are enclosed.

         At the Special Meeting, stockholders will be asked to vote upon a proposal to adopt an Agreement and Plan of Merger and Reorganization, dated April 22, 1997 (the "Merger Agreement"), pursuant to which, among other things, a newly formed Ohio business corporation and first-tier Subsidiary of Charter One Financial, Inc. will be merged with and into Haverfield (the "Merger"). Charter One Financial, Inc. will issue shares of its common stock (and related rights) to stockholders of Haverfield, other than such stockholders who have properly exercised dissenters' rights. The terms of the proposed Merger, including the method for determining the number of shares of Charter One Financial, Inc. common stock to be issued, are explained in detail in the accompanying Proxy Statement/Prospectus.

         Consummation of the Merger is conditioned upon, among other things, receipt of all required stockholder and regulatory approvals. Adoption of the Merger Agreement requires the affirmative vote of at least 66 2/3 percent of the votes entitled to be cast at the meeting by the holders of Haverfield common stock.

         On May 21, 1997, Charter One Financial, Inc. announced that it had entered into an agreement to acquire RCSB Financial, Inc., the holding company of Rochester Community Savings Bank. RCSB Financial, Inc. is based in Rochester, New York. Certain information relating to this transaction is set forth in the accompanying Proxy Statement/Prospectus.

         Should any other matters be properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Notice of Special Meeting and Proxy Statement/Prospectus which contain a detailed description of the Merger and other important information relating to Charter One, Haverfield and the combined companies.

         THE BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER IS IN THE BEST INTEREST OF HAVERFIELD AND ITS STOCKHOLDERS. CHARLES WEBB & COMPANY, HAVERFIELD'S FINANCIAL ADVISOR, HAS ADVISED YOUR BOARD OF DIRECTORS THAT IN ITS OPINION THE CONSIDERATION TO BE PAID TO HAVERFIELD'S STOCKHOLDERS IS FAIR FROM A FINANCIAL POINT OF VIEW. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT, INCLUDING THE MERGER. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE THE ENCLOSED PROXY, SIGN AND DATE IT AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, RETURN ADDRESSED ENVELOPE.

                                             Sincerely,

                                             William A. Valerian
                                             Chairman of the Board, President
                                                and Chief Executive Officer

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.
               YOU WILL RECEIVE INSTRUCTIONS FOLLOWING THE MERGER
                       FOR EXCHANGE OF STOCK CERTIFICATES.

                             HAVERFIELD CORPORATION
                                 Terminal Tower
                           50 Public Square, Suite 444
                           Cleveland, Ohio 44113-2203

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 17, 1997

         A Special Meeting of Stockholders (the "Special Meeting") of Haverfield Corporation ("Haverfield") is scheduled to be held in the English Oak Room, Tower City on the Avenue, 230 Huron Road, N.W., Cleveland, Ohio, on Wednesday, September 17, 1997 at 9:00 a.m., local time.

         A PROXY CARD AND A PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING ARE ENCLOSED.

         The Special Meeting is for the purpose of considering and voting upon the following matters:

         1. Approval of the proposal to adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of April 22, 1997, by and among Charter One Financial, Inc. ("Charter One"), Charter-Michigan Bancorp, Inc., Charter One Bank, F.S.B., Haverfield and Home Bank, F.S.B., including the merger pursuant to which a newly formed Ohio business corporation and first-tier Subsidiary of Charter One will be merged with and into Haverfield (the "Merger").

         2. Such other matters as may properly come before the Special Meeting or any adjournments thereof, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         The Board of Directors is not aware of any other business to come before the Special Meeting.

         Each holder of Haverfield common stock may have the right to dissent from the Merger and to demand payment of the fair value of his or her shares in the event the Merger Agreement is adopted and the Merger is consummated. Any right of any such stockholder to receive such payment would be contingent upon strict compliance with the requirements set forth in Section 1701.85 of the Ohio General Corporation Law, the full text of which is attached as Appendix III to the accompanying Proxy Statement/Prospectus.

         Stockholders of record at the close of business on __________, 1997, are the stockholders entitled to vote at the Special Meeting and any adjournments thereof.

         YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE SPECIAL MEETING IN PERSON.

                                            By Order of the Board of Directors

                                            Nancy J. Hansen

                                            Assistant Secretary

Cleveland, Ohio
_____________, 1997


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE HAVERFIELD THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                             HAVERFIELD CORPORATION
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 17, 1997

                                 ---------------

                                   PROSPECTUS
                                       OF
                           CHARTER ONE FINANCIAL, INC.
                     UP TO 1,360,609 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

                                 ---------------


         This Proxy Statement/Prospectus relates to the adoption of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of April 22,1997, by and among Charter One Financial, Inc. ("Charter One"), Charter-Michigan Bancorp, Inc. ("Charter Michigan"), Charter One Bank, F.S.B. ("Charter One Bank"), Haverfield Corporation ("Haverfield") and Home Bank, F.S.B. ("Home Bank"), including the merger pursuant to which a newly formed Ohio business corporation and first-tier Subsidiary of Charter One will be merged with and into Haverfield (the "Merger") in a stock-for-stock exchange. See "SUMMARY - Summary of Certain Aspects of the Merger" and "THE MERGER." The Merger Agreement is included at Appendix I and incorporated herein by reference.

         The Merger Agreement provides that at the Effective Time (as defined herein) all of the issued and outstanding shares of common stock, par value $.01 per share, of Haverfield (the "Haverfield Common Stock"), excluding shares held by Charter One, Haverfield or any of their subsidiaries and excluding shares held by stockholders who have properly exercised dissenter's rights (collectively "Excluded Shares") will be cancelled and converted into the number of shares of common stock, par value $.01 per share, of Charter One (the "Charter One Common Stock") including a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement (as defined herein), determined by multiplying the number of shares of such Haverfield Common Stock by the "Exchange Ratio." The Exchange Ratio will be (i) equal to $27.00 divided by the average closing sales price of Charter One Common Stock over the 20 consecutive full trading-day period ending five business days before the closing of the Merger (the "Charter One Closing Price") if the Charter One Closing Price is equal to or greater than $41.09 and less than or equal to $55.60; (ii) .4856 if the Charter One Closing Price is greater than $55.60; (iii) .6571 if the Charter One Closing Price is less than $41.09 but equal to or greater than $38.05; (iv) equal to $25.00 divided by the Charter One Closing Price if the Charter One Closing Price is less than $38.05 but equal to or greater than $36.55; and (v) .6840 if the Charter One Closing Price is less than $36.55, subject to Haverfield's right to terminate the Merger Agreement. If Haverfield elects to terminate the Merger Agreement as a result of a Charter One Closing Price below $36.55, such termination shall only occur if Haverfield gives Charter One written notice of its election to terminate and Charter One fails to agree to an Exchange Ratio of $25.00 divided by the Charter One Closing Price. See "THE MERGER - Exchange Ratio."

         This Proxy Statement/Prospectus is being furnished to the holders of shares of Haverfield Common Stock in connection with the solicitation of proxies on behalf of the Board of Directors of Haverfield for use at a Special Meeting of Stockholders of Haverfield (the "Special Meeting") scheduled to be held in the English Oak Room, Tower City on the Avenue, 230 Huron Road, N.W.,
Cleveland, Ohio, on Wednesday, September 17, 1997 at 9:00 a.m., local time, and at any and all adjournments thereof. This Proxy Statement/Prospectus, and the accompanying notices and forms of proxy, are first being mailed to stockholders of Haverfield on or about ________, 1997

         This Proxy Statement/Prospectus also constitutes a prospectus of Charter One, filed as part of the Registration Statement (defined below) with respect to up to 1,360,609 shares of Charter One Common Stock to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement.

         On May 21, 1997, Charter One Financial, Inc. announced that it had entered into an agreement to acquire RCSB Financial, Inc. ("RCSB"), a Delaware corporation and the holding company of Rochester Community Savings Bank ("Rochester"), based in Rochester New York. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "SUMMARY," "RECENT DEVELOPMENTS," "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS," "UNAUDITED PRO FORMA PER SHARE DATA" and "MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER."

                                 ---------------


         THE SHARES OF CHARTER ONE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, ANY STATE SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF CHARTER ONE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                                 ---------------


         The date of this Proxy Statement/Prospectus is _________, 1997

                              AVAILABLE INFORMATION

         Charter One, RCSB and Haverfield are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Charter One, RCSB and Haverfield can be inspected and copied, from the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60611 and 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a Web sight that contains reports, proxy and information statements and other information regarding the electronic filings of Charter One, RCSB and Haverfield with the Commission. The address of the Commission's Website is "http://www.sec.gov".

         Charter One has filed with the Commission a registration statement on Form S-4 (333-_____) (together with all amendments, schedules, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Charter One Common Stock to be issued pursuant to and as contemplated by the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED BY OR ON BEHALF OF HAVERFIELD, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, IN THE CASE OF DOCUMENTS RELATING TO CHARTER ONE OR RCSB, TO ROBERT J. VANA, CHIEF CORPORATE COUNSEL AND CORPORATE SECRETARY, CHARTER ONE FINANCIAL, INC., 1215 SUPERIOR AVENUE, CLEVELAND, OHIO 44114, TELEPHONE (216) 566-5300; OR IN THE CASE OF DOCUMENTS RELATING TO HAVERFIELD, TO NANCY J. HANSEN, ASSISTANT SECRETARY, HAVERFIELD CORPORATION, TERMINAL TOWER, 50 PUBLIC SQUARE, SUITE 444, CLEVELAND, OHIO 44113-2203, TELEPHONE (216) 348-2800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 12, 1997. PERSONS REQUESTING COPIES OF EXHIBITS TO DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE CHARGED THE COST OF REPRODUCTION AND MAILING.

         The following documents previously filed with the Commission by Charter One (File No. 0-16311) pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of Charter One for the year ended December 31, 1996, as amended on Form 10-K/A (the "1996 Charter One 10-K").

         2. All other reports filed by Charter One pursuant to section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 Charter One 10-K (including Charter One's Current Reports on Form 8-K dated April 22, 1997, May 21, 1997, July 29, 1997 and August 8, 1997 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March
                  31, 1997, as amended on Form 10-Q/A and June 30, 1997).

         3. The portions of Charter One's proxy statement for the Annual Meeting of Stockholders held April 24, 1997 that have been incorporated by reference in the 1996 Charter One 10-K.

         4. The description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A with respect thereto dated January 12, 1988 (and any amendment or report filed for the purpose of updating the description).

         5. The description of the rights issued pursuant to the Rights Agreement, dated as of November 20, 1989 (the "Rights Agreement"), by and between Charter One and The First National Bank of Boston, as rights agent, contained in Charter One's Registration Statement on Form 8-A with respect thereto dated November 21, 1989, as amended on May 26, 1995 (and any further amendment or report filed for the purpose of updating the description).

         The following documents previously filed with the Commission by Haverfield (File No. 0-17947) pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of Haverfield for the year ended December 31, as amended on Form 10-K/A 1996 (the "1996 Haverfield 10-K").

         2. All other reports filed by Haverfield pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 Haverfield 10-K (including Haverfield's Current Report on Form 8-K dated April 22, 1997 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997).

         3. The portions of Haverfield's proxy statement for the Annual Meeting of Stockholders held on April 23, 1997 that have been incorporated by reference in the 1996 Haverfield 10-K.

         The following documents previously filed with the Commission by RCSB (File No. 0-17709) pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of RCSB for the year ended November 30, 1996 (the "1996 RCSB 10-K").

         2. All other reports filed by RCSB pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 RCSB 10-K (including RCSB's Quarterly Reports on Form 10- Q for the quarterly periods ended February 28, 1997 and May 31, 1997).

         3. The portions of RCSB 's proxy statement for the Annual Meeting of Stockholders held on April 9, 1997 that have been incorporated by reference in the 1996 RCSB 10-K.

         All documents filed by Charter One, Haverfield and RCSB with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of effectiveness of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         Any statement contained in this Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         All information contained in this Proxy Statement/Prospectus with respect to Charter One, RCSB and their subsidiaries has been supplied by Charter One, and all information with respect to Haverfield and its subsidiaries has been supplied by Haverfield.

                                 ---------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN

SUCH JURISDICTION. NEITHER THE DELIVERY OF THE PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHARTER ONE, HAVERFIELD, RCSB OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR IN THE INFORMATION SET FORTH HEREIN, SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                                 ---------------

         THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF CHARTER ONE FOLLOWING THE CONSUMMATION OF THE MERGER AND THE RCSB MERGER, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND FUNDING ADVANTAGES THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE RCSB MERGER AND THE EXPECTED IMPACT OF THE MERGER AND THE RCSB MERGER ON CHARTER ONE'S FINANCIAL PERFORMANCE AND EARNINGS ESTIMATES FOR THE COMBINED COMPANY. SEE "THE MERGER -- BACKGROUND OF AND REASONS FOR THE MERGER" AND "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE MERGER AND THE RCSB MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER AND THE RCSB MERGER; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF CHARTER ONE, HAVERFIELD AND RCSB ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS MORE THAN PLANNED; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) THE IMPACT OF REGULATORY CHANGES IS OTHER THAN EXPECTED; (8) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (9) CHANGES IN THE SECURITIES MARKETS. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF CHARTER ONE AFTER THE MERGER AND THE RCSB MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                                 ---------------


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

AVAILABLE INFORMATION..............................................................................................
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................................................................
TABLE OF CONTENTS..................................................................................................
SUMMARY............................................................................................................
         The Special Meeting.......................................................................................
         The Parties to the Merger.................................................................................
         Summary of Certain Aspects of the Merger..................................................................
         Comparative Stock Prices and Dividend Information.........................................................
         Selected Consolidated Financial and Other Data of Charter One Financial, Inc..............................
         Selected Consolidated Financial and Other Data of Haverfield Corporation..................................
THE SPECIAL MEETING................................................................................................
         Time and Date; Record Date................................................................................
         Matters to Be Considered..................................................................................
         Voting Rights; Vote Required..............................................................................
         Proxies and Proxy Solicitation............................................................................
         Dissenters' Rights........................................................................................
CHARTER ONE FINANCIAL, INC., CHARTER MICHIGAN BANCORP, INC.
   AND CHARTER ONE BANK, F.S.B.....................................................................................
HAVERFIELD CORPORATION AND HOME BANK, F.S.B........................................................................
         Haverfield Corporation....................................................................................
         Beneficial Ownership of Certain Persons...................................................................
RECENT DEVELOPMENTS................................................................................................
THE MERGER.........................................................................................................
         General...................................................................................................
         Background of and Reasons for the Merger..................................................................
         Recommendation of the Haverfield Board of Directors.......................................................
         Opinion of Financial Advisor..............................................................................
         Exchange Ratio............................................................................................
         Fractional Shares.........................................................................................
         Treatment of Haverfield Stock Options.....................................................................
         Effective Time............................................................................................
         Exchange of Certificates; Lost Certificates...............................................................
         Interests of Certain Persons in the Merger................................................................
         Management after the Merger...............................................................................
         Representations and Warranties............................................................................
         Conditions to the Merger..................................................................................
         Regulatory Approvals......................................................................................
         Amendment; Termination; Break-Up Fee......................................................................
         Conduct of Business Pending the Merger....................................................................
         Consolidation of Haverfield and Home Bank.................................................................
         Expenses..................................................................................................
         Accounting Treatment......................................................................................
         Resale of Charter One Common Stock by Affiliates..........................................................
         Certain Federal Income Tax Consequences of the Merger.....................................................
         Nasdaq Listing............................................................................................
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..................................................................
         Unaudited Pro Forma Combined Statement of Financial Condition.............................................
         Unaudited Pro Forma Combined Statements of Income.........................................................
         Notes to Unaudited Pro Forma Combined Financial Statements................................................
UNAUDITED PRO FORMA PER SHARE DATA.................................................................................


MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER ...................................................................
         Directors After the Merger................................................................................
         Officers After the Merger.................................................................................
         Consolidation of Operations...............................................................................
         Post-Merger Dividend Policy...............................................................................
DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK...........................................................
         General...................................................................................................
         Common Stock..............................................................................................
         Preferred Stock...........................................................................................
COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE
 FINANCIAL, INC. AND HAVERFIELD CORPORATION........................................................................
         Introduction..............................................................................................
         Issuance of Capital Stock.................................................................................
         Payment of Dividends......................................................................................
         Advance Notice Requirements for Nominations of Directors and
          Presentation of New Business at Annual Meetings of Stockholders..........................................
         Cumulative Voting for Election of Directors...............................................................
         Restrictions on Voting Rights; Quorum.....................................................................
         Number and Term of Directors..............................................................................
         Removal of Directors......................................................................................
         Filling Vacancies on the Board of Directors...............................................................
         Amendment of Charter Documents............................................................................
         Amendment and Repeal of Code of Regulations and Bylaws....................................................
         Control Share Acquisitions................................................................................
         Business Combinations with Certain Persons................................................................
         Prevention of Greenmail...................................................................................
         Limitations on Directors' Liability.......................................................................
         Indemnification...........................................................................................
         Mergers, Acquisitions and Certain Other Transactions......................................................
         Action Without a Meeting..................................................................................
         Special Meetings of Stockholders..........................................................................
         Preemptive Rights.........................................................................................
         Loans to Interested Parties...............................................................................
         Rights of Dissenting Stockholders.........................................................................
         Special Provisions to Charter One's Bylaws................................................................
         Rights Agreement..........................................................................................
LEGAL MATTERS......................................................................................................
EXPERTS............................................................................................................
STOCKHOLDER PROPOSALS..............................................................................................
INDEPENDENT ACCOUNTANTS............................................................................................
OTHER MATTERS......................................................................................................
APPENDICES
         I.   Agreement and Plan of Merger and Reorganization (omitting schedules and exhibits)
         II.  Fairness Opinion of Charles Webb & Company.
         III. Section 1701.85 of the Ohio General Corporation Law
         IV.  Haverfield Audit Report, Audited Financial Statements as of and for the periods ended December 31,
              1996 and Management's Discussion and Analysis
         V.   Haverfield Financial Statements as of and for the periods ended March 31, 1997 and Management's
              Discussion and Analysis

--------------------------------------------------------------------------------


                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus. This summary is necessarily incomplete and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the accompanying Appendices and the documents referred to and incorporated by reference herein.

THE SPECIAL MEETING

         Meeting Date; Record Date. The Special Meeting is scheduled to be held in the English Oak Room, Tower City on the Avenue, 230 Huron Road, N.W., Cleveland, Ohio, on Wednesday, September 17, 1997 at 9:00 a.m., local time, unless adjourned or postponed. Only holders of record of Haverfield Common Stock at the close of business on ________, 1997 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting.

         Matters to be Considered. At the Special Meeting, holders of shares of Haverfield Common Stock will vote on a proposal to adopt the Merger Agreement and the Merger. See "-- Summary of Certain Aspects of the Merger" and "THE MERGER." Haverfield stockholders also may consider and vote upon such other matters as are properly brought before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by Haverfield's Board of Directors in the event that there are not sufficient votes to adopt any proposal at the time of the Special Meeting; provided, however, that no proxy which is voted against adoption of the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         HAVERFIELD'S BOARD OF DIRECTORS RECOMMENDS THAT HAVERFIELD'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND THE MERGER.

         Vote Required. Adoption of the Merger Agreement and the Merger requires the affirmative vote of two-thirds of the outstanding shares of Haverfield Common Stock entitled to vote at the Special Meeting. As of the Record Date, Haverfield directors and executive officers and their affiliates beneficially owned _____ shares (excluding options underlying _______ shares of Haverfield Common Stock) or ____ percent of the outstanding Haverfield Common Stock. As of the Record Date, Charter One, its directors and executive officers and their affiliates did not own any shares of Haverfield Common Stock. No vote of the stockholders of Charter One is required to adopt the Merger Agreement. See "THE SPECIAL MEETING."

         The directors of Haverfield have entered into voting agreements with Charter One (the "Charter One Voting Agreements") whereby such directors have agreed to vote the shares of Haverfield Common Stock owned by them for the Merger Agreement and the Merger. See "THE SPECIAL MEETING -- Voting Rights; Vote Required."

         Adoption of the Merger Agreement and the Merger by the stockholders of Haverfield is a condition to, and required for, consummation of the Merger. See "THE MERGER--Conditions to the Merger."

         Proxies. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Assistant Secretary of Haverfield at Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2203 on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Haverfield Common Stock, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

         Dissenters' Rights. Holders of Haverfield Common Stock will be entitled to dissenters' rights pursuant to Section 1701.84 of the Ohio General Corporation Law ("OGCL"), subject to various procedural requirements and the satisfaction of certain conditions. See "THE SPECIAL MEETING -- Dissenters' Rights."

THE PARTIES TO THE MERGER

         Haverfield Corporation and Home Bank. Haverfield, an Ohio corporation, is the holding company for Home Bank, a federally chartered savings bank headquartered in Cleveland, Ohio. As of March 31, 1997, Haverfield had total consolidated assets of $341.7 million, deposits of $273.2 million and stockholders' equity of $28.7 million. Haverfield's business has consisted primarily of the business of Home Bank and its subsidiaries. Haverfield's executive offices are located at Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2203, and its telephone number is (216) 348-2800.

         For additional information see "-- Selected Consolidated Financial and Other Data of Haverfield Corporation," "HAVERFIELD CORPORATION AND HOME BANK, F.S.B." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Information concerning Haverfield and Home Bank is also included in the Haverfield documents set forth in Appendices IV and V, and incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Charter One, Charter Michigan and Charter One Bank. Charter One, a Delaware corporation, is the holding company for Charter Michigan, a Michigan corporation, which is the holding company for Charter One Bank, a federally chartered savings bank headquartered in Cleveland, Ohio. As of March 31, 1997, Charter One had total consolidated assets of $14.0 billion, deposits of $7.8 billion and stockholder's equity of $951.5 million. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The executive offices of Charter One are located at 1215 Superior Avenue, Cleveland, Ohio 44114, and the telephone number is (216) 589-8320.

         For additional information see "SUMMARY -- Selected Consolidated Financial And Other Data of Charter One Financial, Inc.," "CHARTER ONE FINANCIAL, INC., CHARTER-MICHIGAN BANCORP, INC. AND CHARTER ONE BANK, F.S.B." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Information concerning Charter One, Charter Michigan and Charter One Bank is also included in the Charter One documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

SUMMARY OF CERTAIN ASPECTS OF THE MERGER

         General. The stockholders of Haverfield are each being asked to consider and vote upon a proposal to adopt the Merger Agreement and the Merger, pursuant to which a newly formed Ohio business corporation and first-tier subsidiary of Charter One will be merged with and into Haverfield in a "stock-for-stock exchange" transaction. If the Merger is consummated, each share of Haverfield Common Stock issued and outstanding prior to the Effective Time (as defined herein), other than Excluded Shares, will be converted into the right to receive shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. See "THE MERGER -- Exchange Ratio." For a description of the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION -- Rights Agreement." For a description of dissenters' rights, see "THE SPECIAL MEETING -- Dissenters' Rights."

         Background of and Reasons for the Merger; Recommendation of the Board of Directors. At a Board of Directors meeting held on April 22, 1997, after considering the terms and conditions of the Merger Agreement and obtaining the advice of its financial advisor, the Haverfield Board of Directors (the "Haverfield Board") unanimously adopted (with six directors present and one director absent, with the absent director subsequently approving and adopting such action) the Merger Agreement and the Merger. The Haverfield Board believes that the Exchange Ratio offered pursuant to the Merger Agreement is fair to the stockholders of Haverfield and, accordingly, recommends that stockholders vote FOR adoption of the Merger Agreement and Merger. For a discussion of the circumstances surrounding the Merger and the factors considered by the Haverfield Board in making its recommendation, see "THE MERGER -- Background of and Reasons for the Merger."

         Exchange Ratio. The Merger Agreement provides that at the Effective Time all of the issued and outstanding shares of Haverfield Common Stock (other than Excluded Shares) will be cancelled and converted into the number of shares of Charter One Common Stock (including the corresponding number of rights associated with Charter One

Common Stock pursuant to the Rights Agreement) determined by multiplying the number of shares of such Haverfield Common Stock by the "Exchange Ratio." The Exchange Ratio will be (i) equal to $27.00 divided by the average closing sales price of Charter One Common Stock over the 20 consecutive full trading-day period ending five business days before the closing of the Merger (the "Charter One Closing Price") if the Charter One Closing Price is equal to or greater than $41.09 and less than or equal to $55.60; (ii) .4856 if the Charter One Closing Price is greater than $55.60; (iii) .6571 if the Charter One Closing Price is less than $41.09 but equal to or greater than $38.05; (iv) equal to $25.00 divided by the Charter One Closing Price if the Charter One Closing Price is less than $38.05 but equal to or greater than $36.55; and (v) .6840 if the Charter One Closing Price is less than $36.55, subject to Haverfield's right to terminate the Merger Agreement. If Haverfield elects to terminate the Merger Agreement as a result of a Charter One Closing Price below $36.55, such termination shall only occur if Haverfield gives Charter One written notice of its election to terminate and Charter One fails to agree to an Exchange Ratio of $25.00 divided by the Charter One Closing Price. See "THE MERGER -- Exchange Ratio." For a discussion on the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION -- Rights Agreement."

         The Haverfield Board currently intends to exercise its right to terminate the Merger Agreement ("Termination Right") if the Charter One Closing Price is less than $36.55. In the event the Haverfield Board does not exercise its Termination Right, the Haverfield Board will take such actions as are consistent with its fiduciary duties, including receipt of a new fairness opinion and the resolicitation of Haverfield stockholders.

         The average closing sales price of Charter One Common Stock over the 20 consecutive full trading-day period as of the date of this Proxy Statement/Prospectus was $______, which would result in an Exchange Ratio of _____ shares of Charter One Common Stock for each share of Haverfield Common Stock issued and outstanding as of the Effective Time (excluding any shares owned by Charter One and its affiliates) and would also result in the issuance of __________ shares of Charter One Common Stock in the Merger (assuming all options for Haverfield Common Stock were exercised). There can be no assurance that the Exchange Ratio will equal _____ at the time it is to be calculated pursuant to the Merger Agreement, and Haverfield's stockholders are urged to obtain current market price quotations for the shares of Haverfield Common Stock and Charter One Common Stock. The maximum number of shares of Charter One Common Stock (assuming all options for Haverfield Common Stock are exercised) which may be issued in connection with the Merger (based upon the highest Exchange Ratio available prior to Haverfield's Termination Right) is 1,360,609.

         Fluctuations in the market price of Charter One Common Stock could result in an increase or decrease in the value of the merger consideration to be received by Haverfield stockholders in the Merger. An increase in the market value of Charter One Common Stock could increase the market value of the merger consideration to be paid in the Merger. A decrease in the market value of Charter One Common Stock could have the opposite effect. The market value of the merger consideration at the time of the Merger will depend upon various factors, including the market value of a share of Charter One Common Stock at such time and any effect of the Merger itself. The Exchange Ratio was determined through arm's-length negotiations between Charter One and Haverfield, and Haverfield was advised during such negotiations by its financial advisor. See "THE MERGER -- Background of and Reasons for the Merger."

         Treatment of Haverfield Stock Options. As of the Record Date, there were options ("Haverfield Stock Options") outstanding with respect to 82,846 shares of Haverfield Common Stock under the Haverfield Stock Compensation Program (including Plans I and II thereto) and the Haverfield 1995 Stock Option Plan (collectively, the "Haverfield Option Plans"). The Haverfield Option Plans and each Haverfield Stock Option outstanding thereunder as of the date of the Merger Agreement and remaining outstanding immediately prior to the Effective Time (as defined below) shall, at the Effective Time, be assumed by Charter One and each such option shall be converted automatically into an option to purchase shares of Charter One Common Stock, upon the same terms and conditions under the relevant option as were applicable immediately prior to the Effective Time, except the number of Charter One Common Stock shares subject to such options and the exercise price per share will be proratably adjusted as described in the Merger Agreement. See "THE MERGER -- Treatment of Haverfield Stock Options."

         Opinion of Financial Advisor. Charles Webb & Company ("Webb"), a division of Keefe, Bruyette & Woods, has delivered its written opinion to the Haverfield Board that as of April 22, 1997, and confirmed as of the date of this Proxy Statement/Prospectus, the Exchange Ratio is fair, from a financial point of view, to the holders of Haverfield

Common Stock. A copy of the Webb opinion dated April 22, 1997 is attached to this Proxy Statement/Prospectus as Appendix II and is incorporated by reference herein. For information on the assumptions made, matters considered and limits of the review by Webb, see "THE MERGER -- Opinion of Financial Advisor."

         Effective Time. The Merger shall become effective at the time and on the date the certificate of merger relating to the Merger is filed with the Ohio Secretary of State (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, adoption of the Merger Agreement and the Merger by the requisite vote of Haverfield's stockholders and the satisfaction or waiver of all other conditions to the Merger.

         Exchange of Certificates and No Fractional Shares. As soon as practicable after the Effective Time, Charter One will mail to Haverfield stockholders a transmittal letter and instructions to be used in surrendering their Haverfield Common Stock certificates for Charter One Common Stock certificates as calculated pursuant to the Exchange Ratio. See "THE MERGER -- Exchange of Certificates; Lost Certificates." No fractional shares of Charter One Common Stock will be issued in the Merger to holders of Haverfield Common Stock. Each holder of Haverfield Common Stock who otherwise would have been entitled to a fraction of a share of Charter One Common Stock shall receive a cash payment in lieu thereof. See "THE MERGER -- Fractional Shares."

         Interests of Certain Persons in the Merger. Certain members of Haverfield's management and the Haverfield Board may be deemed to have certain interests in the Merger in addition to their interests as stockholders of Haverfield. Haverfield has an existing employment agreement with William A. Valerian, as well as severance agreements with five other executive officers. Upon consummation of the Merger, Mr. Valerian and the other executive officers will be entitled to receive, based upon their effective termination of employment, approximately $670,000 in aggregate pursuant to the change in control provisions in such agreements. Charter One has agreed to assume these obligations. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Haverfield also maintains the Haverfield Option Plans. At the Record Date, directors and executive officers (13 persons) of Haverfield held in the aggregate 82,846 Haverfield Stock Options which will be converted into options to purchase Charter One Common Stock. See "THE MERGER -- Treatment of Haverfield Stock Options."

         In connection with the Merger, Charter One Investments, Inc., a wholly-owned second tier subsidiary of Charter One, has entered into an employment agreement with Mr. Valerian. The employment agreement is for a term of three years which is to commence as of the Effective Time. Mr. Valerian is to receive a salary of $225,000 per year plus certain other benefits and perquisites pursuant to the Agreement. See "THE MERGER -- Interests of Certain Persons in The Merger."

         Charter One has also agreed to assume certain indemnification provisions provided for by Haverfield and under Ohio law, and to maintain directors and officers liability insurance and fiduciary liability insurance for the benefit of directors and officers of Haverfield. See "THE MERGER -- Interest of Certain Persons in the Merger."

         Management after the Merger. The Merger will not result in a change in Charter One's directors and executive officers. However, Charter One has entered into a merger agreement with RCSB pursuant to which RCSB will be merged with and into Charter Michigan and Rochester will be merged with and into Charter One Bank, (the "RCSB Merger"). Upon consummation of the RCSB Merger (which is subject to adoption by Charter One stockholders and RCSB stockholders, as well as receipt of certain regulatory approvals) certain directors and executive officers of RCSB will become directors and executive officers of Charter One, Charter Michigan and Charter One Bank. See "THE MERGER -- Management after the Merger," "RECENT DEVELOPMENTS," "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS," "UNAUDITED PRO FORMA PER SHARE DATA" and "MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER."

         Representations and Warranties. The Merger Agreement contains customary representations and warranties of Haverfield and Home Bank on the one hand, and Charter One and Charter One Bank on the other hand. See "THE MERGER -- Representations and Warranties."

         Conditions to the Merger. The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and stockholder approvals, the accuracy of the representations and warranties contained therein, the performance of all obligations imposed thereby, the receipt by Charter One and Haverfield of certain opinions and the satisfaction of certain other conditions. See "THE MERGER -- Conditions to the Merger."

         Regulatory Approvals. Consummation of the Merger is subject to the approval of the Office of Thrift Supervision (the "OTS"). The Merger may not be consummated for a period of 30 days after receipt of the OTS's final approval, unless the OTS has not received any adverse comment from the United States Department of Justice (the "Department of Justice") during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the OTS. Charter One filed an application for approval of the Merger with the OTS on May 29, 1997 and received OTS approval on July 23, 1997. See "THE MERGER -- Regulatory Approvals."

         Amendment; Termination; Break-Up Fee. Subject to applicable law, the Merger Agreement may be amended by action of the Charter One and Haverfield Boards at any time before or after adoption of the Merger by the stockholders of Haverfield; provided that, after adoption of the Merger by the stockholders of Haverfield, no amendment may change the value or form of the merger consideration to be received by Haverfield stockholders in the Merger without their approval. See "THE MERGER -- Amendment; Termination; Break-Up Fee."

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the matters presented herein by Haverfield stockholders, either by mutual consent of the Boards of Directors of Haverfield and Charter One in writing or by either party if, among other things, (i) the required regulatory approvals are not obtained; (ii) the Merger is not consummated by December 31, 1997, or such later date as may be agreed to by the parties; (iii) the required stockholder approval is not obtained; (iv) the other party has not met one or more of its conditions or obligations under the Merger Agreement; (v) the other party has materially breached any representation, warranty, covenant or agreement set forth in the Merger Agreement and has failed to, or cannot, cure in a timely manner such breach after receiving written notice of such breach, or (vi) any event occurs which renders impossible the satisfaction in any material respect of one or more of the conditions to that party's obligations to effect the Merger. In addition, Haverfield may terminate the Merger Agreement prior to the Effective Time if the Charter One Closing Price is less than the $36.55 and (i) Haverfield gives Charter One timely notice of its election to terminate and (ii) Charter One fails to agree to an Exchange Ratio of $25.00 divided by the Charter One Closing Price. See "THE MERGER -- Amendment; Termination; Break-Up Fee."

         In the event that the Merger Agreement is terminated by a party solely by reason of a material breach by the other party, then the non-breaching party is entitled to seek such remedies and relief as are available at law or in equity, including specific performance by the breaching party. Alternatively,
(i) if the Merger is not consummated as a result of certain actions by Haverfield, then Haverfield will be required to pay Charter One liquidated damages of $3,000,000 plus up to $200,000 in third-party expenses and (ii) in the event Charter One refuses to consummate the Merger or otherwise abandons the Merger in material breach of the Merger Agreement, then Charter One will be required to pay Haverfield liquidated damages of $3,200,000. See "THE MERGER -- Amendment; Termination; Break-Up Fee."

         Conduct of Business Pending the Merger. Haverfield and Home Bank have agreed to certain covenants with respect to the conduct of their businesses and other matters pending the closing of the Merger. See "THE MERGER -- Conduct of Business Pending the Merger."

         Accounting Treatment. It is intended that the Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles. Accordingly, upon consummation of the Merger, the assets and liabilities of Haverfield will be recorded on the books and records of Charter One at their respective fair values at the time of consummation of the Merger. See "THE MERGER -- Accounting Treatment."

         Federal Income Tax Consequences of the Merger. It is a condition to the obligations of Charter One and Haverfield to consummate the Merger that they have received an opinion of Silver, Freedman & Taff, L.L.P. to the effect, among other things, that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for federal income tax purposes no gain or loss will be recognized as a result of the Merger by Charter One or Haverfield or any Haverfield stockholder upon receipt solely of Charter One Common Stock in the Merger (except with respect to cash received by a Haverfield stockholder in lieu of a fractional share interest in Charter One Common Stock). Haverfield stockholders are urged to consult their tax advisors concerning the specific tax consequences to them of the Merger, including the applicability and effect of various state, local and foreign tax laws. See "THE MERGER - Federal Income Tax Consequences of the Merger" and "-- Conditions to the Merger."

         Effects of the Merger on Stockholders. As a result of the Merger, holders of Haverfield Common Stock who receive shares of Charter One Common Stock in the Merger will become stockholders of Charter One. For a comparison of applicable law and the corporate charters and bylaws of Charter One and Haverfield governing the rights of Charter One and Haverfield stockholders, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION." For information regarding the financial impact of the Merger to the respective stockholders of Charter One and Haverfield, see the combined financial condition of Charter One and Haverfield upon the consummation of the Merger, including unaudited pro forma per share data, under "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

         Charter One Common Stock and Haverfield Common Stock are traded on the Nasdaq National Market (symbols: COFI and HVFD, respectively). The following table sets forth the reported high and low sales prices of shares of Charter One Common Stock and Haverfield Common Stock, as reported on the Nasdaq National Market, and the quarterly cash dividends per share declared, for the periods indicated. The stock prices and dividend amounts have been restated to give effect to stock splits and stock dividends. The stock prices do not include retail mark-ups, mark-downs or commissions.

                                                     CHARTER ONE                           Haverfield
                                                    COMMON STOCK                          Common Stock
                                           -----------------------------------  -----------------------------------
                                             HIGH          LOW       DIVIDENDS      HIGH         LOW      DIVIDENDS
                                           --------       -----      ---------     ------       -----     ---------
1995 CALENDAR YEAR
  First Quarter........................     $21.08       $17.98         $.16      $ 14.32    $ 12.95        $ .127
  Second Quarter.......................      25.71        19.05          .18        13.64      11.82          .127
  Third Quarter........................      29.29        23.22          .18        14.75      12.27          .127
  Fourth Quarter.......................      31.79        26.79          .19        14.75      13.50          .135

1996 CALENDAR YEAR
  First Quarter........................      33.57        27.14          .19        15.00      13.50          .135
  Second Quarter.......................      36.19        29.34          .22        19.25      14.75          .135
  Third Quarter........................      40.56        32.03          .22        19.25      17.00          .135
  Fourth Quarter.......................      44.75        38.13          .23        19.75      18.25          .135

1997 CALENDAR YEAR
  First Quarter........................      50.13        41.13          .25        24.00      17.75          .14
  Second Quarter.......................      54.00        42.25          .25        26.25      21.25          .14
  Third Quarter........................
    (through _______ __, 1997).........

         Nothing contained in the Merger Agreement will preclude Haverfield from declaring and paying cash dividends on Haverfield Common Stock at a quarterly rate not to exceed $.14 per share in a manner, on dates and with respect to record dates consistent with past practice (except for the payment of the last dividend prior to consummation of the Merger which shall be coordinated with, and subject to the prior approval of, Charter One to preclude any duplication of dividends). Haverfield shall not declare or pay any other dividends or make any other the capital distribution with respect to capital without the prior written consent of Charter One. The Haverfield Board is under no obligation to pay dividends on Haverfield Common Stock.

         The timing and amount of the future dividends of Charter One will depend upon earnings, cash requirements, Charter One's financial condition and other factors deemed relevant by the Charter One Board. Dividends may also be limited by certain regulatory restrictions.

         The following table sets forth the last reported sale prices per share of Charter One Common Stock and Haverfield Common Stock and the equivalent per share price for Haverfield Common Stock giving effect to the Merger on (i) April 21, 1997, the last trading day preceding public announcement of the signing of the Merger Agreement; and (ii) _____ __, 1997, the last practicable date prior to the mailing of this Proxy Statement/Prospectus.

         The equivalent per share price of Haverfield Common Stock at April 21, 1997 represents the closing market price of a share of Charter One Common Stock on such date multiplied by .6571, an assumed Exchange Ratio determined using a Charter One Closing Price of between $41.09 and $55.60. The equivalent per share price of Haverfield Common Stock on _________, 1997 represents the closing market price of a share of Charter One Common Stock on such date multiplied by ______, an assumed Exchange Ratio determined using the average closing sales price of a share of Charter One Common Stock over the 20 consecutive full trading-day period ended on such date. See "THE MERGER -- Exchange Ratio."

                                        CHARTER ONE        HAVERFIELD        EQUIVALENT PRICE PER
                                       COMMON STOCK       COMMON STOCK         HAVERFIELD SHARE
                                      ---------------  -------------------  -----------------------

April 21, 1997.....................        $43.00             $23.75                  $28.26
______, 1997.......................

         As of _____ __, 1997, the _____ outstanding shares of Charter One Common Stock were held by approximately ____ record owners and the 1,906,349 outstanding shares of Haverfield Common Stock were held by approximately _____ record owners.

         Haverfield stockholders are advised to obtain current market quotations for Charter One Common Stock. The market price of Charter One Common Stock may fluctuate between the date of this Proxy Statement/Prospectus and the Effective Time. Fluctuations in the market price of Charter One Common Stock may result in an increase or decrease in the value of the merger consideration to be received by holders of Haverfield Common Stock in the Merger. An increase in the market value of Charter One Common Stock may increase the market value of the merger consideration to be received in the Merger. A decrease in the market value of Charter One Common Stock may have the opposite effect. The market value of the merger consideration at the time of the Merger will depend upon the market value of a share of Charter One Common Stock at such time. No assurance can be given concerning the market price of Charter One Common Stock before or after the Effective Time. See "THE MERGER -- Exchange Ratio."


       SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF CHARTER ONE FINANCIAL, INC.

                                                    AT AND FOR THE THREE
                                                   MONTHS ENDED MARCH 31,    AT AND FOR THE YEAR ENDED DECEMBER 31,(1)
                                                   ----------------------    ---------------------------------------
                                                      1997         1996         1996          1995        1994
                                                   -----------  ---------    -----------  -----------  -----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

OPERATING DATA:
  Interest income ...............................  $   255,793  $   243,048  $ 1,004,478  $ 1,087,410  $ 1,006,180
  Interest expense ..............................      158,267      151,046      621,086      769,594      694,207
                                                   -----------  -----------  -----------  -----------  -----------
    Net interest income .........................       97,526       92,002      383,392      317,816      311,973
  Provision for loan and lease losses ...........          220        1,000        4,001        1,032        2,948
                                                   -----------  -----------  -----------  -----------  -----------
    Net interest income after provision for loan
    and lease losses ............................       97,306       91,002      379,391      316,784      309,025
  Other income:
    Net (loss)(1) gain ..........................           87          577        1,893      (92,303)    (145,786)
    Other .......................................       15,094       11,262       55,245       44,467       35,397
  Administrative expenses(2) ....................       46,697       44,583      244,024      215,743      175,961
                                                   -----------  -----------  -----------  -----------  -----------
    Income before federal income taxes,
      extraordinary item and cumulative effect
      of change in accounting principle .........       65,790       58,258      192,505       53,205       22,675
  Federal income taxes ..........................       21,704       19,808       64,783       19,173        7,056
                                                   -----------  -----------  -----------  -----------  -----------
    Income before extraordinary item and
      cumulative effect of change in
      accounting principle ......................       44,086       38,450      127,722       34,032       15,619
  Extraordinary item - early extinguishment of
      debt, net of tax benefit of $6,361.........  $        --           --           --           --      (12,348)
  Cumulative effect of change in accounting
    principle(3) ................................           --           --           --           --           --
                                                   -----------  -----------  -----------  -----------  -----------
    Net income ..................................  $    44,806  $    38,450  $   127,722  $    34,032  $     3,271
                                                   ===========  ===========  ===========  ===========  ===========
PER SHARE DATA:
  Earnings per common and common
    equivalent share(4):
    Income before extraordinary item and
       cumulative effect of change in accounting
       principle ................................  $       .93  $       .80  $      2.67  $       .71  $       .32
  Extraordinary item ............................
    Early extinguishment of debt, net of tax
        benefit of $6,361 .......................           --           --           --           --         (.26)
    Cumulative effect of change in accounting
      principle .................................           --           --           --           --           --
                                                   -----------  -----------  -----------  -----------  -----------
    Net income ..................................  $       .93  $       .80  $      2.67  $       .71  $       .06
                                                   ===========  ===========  ===========  ===========  ===========
  Dividends declared and paid per common
    share(5) ....................................  $       .23  $       .19  $       .86  $       .71  $       .56

FINANCIAL CONDITION:
  Total assets ..................................  $14,031,588  $13,167,893  $13,893,841  $13,558,361  $14,522,180
  Mortgage-backed securities ....................    4,564,928    5,082,153    4,704,074    5,314,749    6,628,591
  Other investment securities ...................      281,448      236,489      243,632      407,427      467,247
  Loans and Leases, net .........................    8,472,041    7,053,473    8,100,342    6,678,600    6,592,975
  Deposits ......................................    7,839,479    7,010,797    7,841,197    7,012,491    7,089,153
  FHLB Advances and other borrowings ............    5,028,856    5,059,375    4,955,291    5,461,684    6,383,595
  Stockholders' equity ..........................      945,767      905,471      921,724      884,873      823,671

OTHER PERIOD-END DATA:
  Number of full service offices ................          174          155          172          155          157
  Number of loan origination offices ............            9            9            9            9            6



                                                    AT AND FOR THE YEAR ENDED
                                                          DECEMBER 31,(1)
                                                     ------------------------
                                                         1993        1992
                                                     -----------  -----------

OPERATING DATA:
  Interest income ...............................    $ 1,082,156  $ 1,131,758
  Interest expense ..............................        774,762      884,752
                                                     -----------  -----------
    Net interest income .........................        307,394      247,006
  Provision for loan and lease losses ...........          7,549       12,544
                                                     -----------  -----------
    Net interest income after provision for loan
    and lease losses .   ........................        299,845      234,462
  Other income:
    Net (loss)(1) gain ..........................          6,832       25,078
    Other .......................................         33,027       28,414
  Administrative expenses(2) ....................        178,889      167,516
                                                     -----------  -----------
    Income before federal income taxes,
      extraordinary item and cumulative effect
      of change in accounting principle .........        160,815      120,438
  Federal income taxes ..........................         56,415       42,270
                                                     -----------  -----------
    Income before extraordinary item and
      cumulative effect of change in
      accounting principle ......................        104,400       78,168
  Extraordinary item - early extinguishment of
      debt, net of tax benefit of $6,361.........             --           --
  Cumulative effect of change in accounting
    principle(3) ................................             --       14,825
                                                     -----------  -----------
    Net income ..................................    $   104,400   $   92,993
                                                     ===========  ===========
PER SHARE DATA:
  Earnings per common and common
    equivalent share(4):
    Income before extraordinary item and
       cumulative effect of change in accounting
       principle ................................    $      2.18  $      1.87
  Extraordinary item ............................
    Early extinguishment of debt, net of tax
        benefit of $6,361 .......................             --           --
    Cumulative effect of change in accounting
      principle .................................             --          .35
                                                     -----------  -----------
    Net income ..................................    $      2.18  $      2.22
                                                     ===========  ===========
  Dividends declared and paid per common
    share(5) ....................................    $       .40  $       .30

FINANCIAL CONDITION:
  Total assets ..................................    $14,447,508  $13,634,860
  Mortgage-backed securities ....................      6,718,615    5,946,949
  Other investment securities ...................        428,579      687,285
  Loans and Leases, net .........................      6,562,088    6,234,954
  Deposits ......................................      7,280,125    7,088,649
  FHLB Advances and other borrowings ............      6,009,255    5,478,732
  Stockholders' equity ..........................        902,239      733,851

OTHER PERIOD-END DATA:
  Number of full service offices ................            170          173
  Number of loan origination offices ............              3            4




                                                  AT AND FOR THE THREE
                                                 MONTHS ENDED MARCH 31,            AT AND FOR THE YEAR ENDED DECEMBER 31,(1)
                                               -------------------------  ----------------------------------------------------------
                                                    1997        1996        1996        1995        1994        1993        1992
                                                   ------      ------      ------      ------      ------      ------      ------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED RATIOS:
Net yield on average interest-earning assets
  for the period ............................       2.88%       2.92%       2.92%       2.23%       2.24%       2.18%       1.86%
Return on average stockholders' equity ......      18.67       17.18       13.89        3.93         .39       12.28       13.49
Return on average stockholders' equity (prior
  to SAIF assessment, restructuring, merger
  related charges and cumulative effect of
  change in accounting principle, net) ......      18.67       17.18       17.93       14.61       14.02       12.28       11.34
Return on average assets ....................       1.26        1.19         .94         .23         .02         .72         .68
Return on average assets (prior to SAIF
  assessment, restructuring, merger related
  charges and cumulative effect of change in
  accounting principle, net) ................       1.26        1.19        1.22         .86         .82         .72         .57
Average stockholders' equity to average
  assets ....................................       6.77        6.92        6.80        5.91        5.84        5.84        5.01

-------------------------------

(1)  1995 includes $101.8 million of merger-related costs, $66.1 million after tax. 1994 includes $152.8 million in restructuring charges, $100.9 million after tax.

(2)  1996 includes $56.3 million from special SAIF assessment. 1995 includes $37.5 million of merger expenses.

(3)  During 1992, Charter One changed its method of accounting for income taxes by adopting Statement of Financial Accounting
     Standards ("SFAS") No. 109, "Accounting for Income Taxes."

(4)  All historical earnings per share have been restated to reflect the 5% stock dividend issued on September 30, 1996. During 1995 and 1992, the Company completed mergers which were accounted for as pooling of interests.

(5)  The amounts presented herein are historical per share amounts declared and paid by Charter One, as adjusted for stock splits and stock dividend. No adjustment has been made for mergers accounted for as pooling of interests.


SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF HAVERFIELD CORPORATION

                                              AT AND FOR THE THREE
                                              MONTHS ENDED MARCH 31,          AT AND FOR THE YEAR ENDED DECEMBER 31,
                                             ----------------------  ---------------------------------------------------------
                                                1997        1996        1996       1995        1994        1993         1992
                                             ---------   ----------  ---------   ---------   ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

SUMMARY OF OPERATIONS:
Interest income ............................ $   6,803   $   6,869   $  27,292   $  26,505   $  21,784   $  22,964   $  25,156
Interest expenses ..........................     3,725       3,804      14,742      15,195      11,057      11,150      13,988
Provision for loan losses ..................        96          34         309         123          97         897         750
Noninterest income .........................       566         521       2,005       2,204       2,160       3,735       2,799
Noninterest expenses(1) ....................     2,318       2,585      11,962      10,376      10,421      11,321       9,928
Provision for income taxes .................       418         329         777       1,020         669       1,138       1,318
Extraordinary item, net of tax .............      --          --          --          --          --          --           (67)
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net Income ................................. $     812   $     638   $   1,507   $   1,995   $   1,700   $   2,193   $   1,904
                                             =========   =========   =========   =========   =========   =========   =========
PER SHARE DATA:
Net income
   Primary ................................. $     .43   $     .34   $     .79   $    1.06   $    1.03   $    1.45   $    1.35
   Fully-diluted ...........................       .43         .34         .79        1.06         .96        1.33        1.35
Stockholders' equity .......................     15.04       14.81       14.87       14.90       14.25       14.15       13.23
Tangible stockholders' equity ..............     15.04       14.76       14.86       14.82       13.73       13.11       11.43
Cash dividends declared and paid ...........       .14        .135         .54         .52         .51         .48         .44
Dividend payout ratio ......................     32.56%      39.71%      68.35%      49.06%      49.56%      33.30%      32.02%

FINANCIAL CONDITIONS:
Total Assets ............................... $ 341,664   $ 339,630   $ 346,856   $ 354,505   $ 316,768   $ 310,410   $ 317,640
Net loans ..................................   294,143     285,792     293,792     283,560     279,680     248,005     236,319
Cash and investments .......................    37,014      42,357      42,401      59,327      24,997      33,783      50,099
Mortgage-backed securities .................     1,965       2,603       2,010       2,754       3,101       5,961      13,138
Deposits ...................................   273,226     303,968     279,073     317,779     279,269     268,012     284,163
Borrowed money .............................    32,000        --        30,000        --         2,000       6,348       2,000
Stockholders' equity .......................    28,675      28,194      28,352      28,058      26,868      22,510      18,761
Amount of loans serviced for others ........   127,999     133,219     132,693     139,498     161,968     177,763     183,592
Number of offices ..........................        10          10          10          10          11          10          10

SELECTED RATIOS:
Return on average assets ...................       .96%        .75%        .44%        .58%        .55%        .73%        .65%
Return on average equity ...................     11.28        8.88        5.21        7.13        6.96       10.32       10.25
Average equity to average assets ...........      8.50        8.43        8.50        8.17        7.83        7.09        6.30
Weighted-average yield on interest earning
   assets ..................................      8.10        8.18        8.19        7.92        7.18        7.91        8.77
Weighted-average cost of interest bearing
   liabilities .............................      4.89        4.96        4.83        4.93        3.92        4.10        5.17
Interest rate spread .......................      3.21        3.22        3.36        2.99        3.26        3.81        3.60
Net interest margin ........................      3.71        3.67        3.76        3.38        3.54        4.07        3.90
Stockholders' equity to total assets .......      8.39        8.30        8.17        7.91        8.48        7.25        5.91



(1) The year 1996 was significantly affected by the one-time, nonrecurring charge associated with the recapitalization of the
Savings Association Insurance Fund ("SAIF"), which, after tax, totaled $1.3 million or $.68 per share. Excluding this nonrecurring
SAIF assessment, earnings for the year ended December 31, 1996 totaled $2.8 million or $1.47 per share. Excluding the nonrecurring
SAIF assessment, 1996 earnings produced a return on average assets of .82% and a return on average equity of 9.68%.


                               THE SPECIAL MEETING

         This Proxy Statement/Prospectus and the accompanying form of proxy are being furnished to the stockholders of Haverfield in connection with the solicitation of proxies by the Board of Directors of Haverfield for use at the Special Meeting and at any adjournment or postponement thereof.

TIME AND DATE; RECORD DATE

         The Special Meeting will be held in the English Oak Room, Tower City on the Avenue, 230 Huron Road, N.W., Cleveland, Ohio, on Wednesday, September 17, 1997 at 9:00 a.m., local time. This Proxy Statement/Prospectus is being sent to holders of record of Haverfield Common Stock as of the Record Date, and is accompanied by a form of proxy which the Haverfield Board requests that stockholders execute and return to Haverfield for use at the Special Meeting and at any and all adjournments or postponements thereof.

         The Haverfield Board has fixed the Record Date as of the close of business on ______, 1997 as the time for determining holders of Haverfield Common Stock who are entitled to notice of and to vote at the Special Meeting. Only holders of record of Haverfield Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were outstanding and entitled to vote at the Special Meeting ___________ shares of Haverfield Common Stock.

MATTERS TO BE CONSIDERED

         At the Special Meeting, holders of Haverfield Common Stock will be asked to consider and vote upon a proposal to adopt the Merger Agreement and the Merger. Holders of Haverfield Common Stock also may consider and vote upon such other matters as are properly brought before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Haverfield Board in the event there are not sufficient votes to adopt the Merger Agreement and the Merger at the time of the Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement and the Merger will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the Haverfield Board knows of no business that will be presented for consideration at the Special Meeting, other than the matters described in this Proxy Statement/Prospectus.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

VOTING RIGHTS; VOTE REQUIRED

         Each holder of record of Haverfield Common Stock on the Record Date will be entitled to cast one vote for each share registered in his, her, or its name on each matter presented for a vote of the stockholders at the Special Meeting. Such vote may be exercised in person or by a properly executed proxy. See "-- Proxies and Proxy Solicitation" below. Adoption of the Merger Agreement and the Merger at the Special Meeting will require the affirmative vote of the holders of two-thirds of the outstanding shares of Haverfield Common Stock entitled to vote at the Special Meeting. For purposes of counting votes on this proposal, failures to vote, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have the same effect as votes against the Merger Agreement and the Merger. Adoption of the Merger Agreement and the Merger by the stockholders of Haverfield is a condition to, and required for, consummation of the Merger. See "THE MERGER -- Conditions to the Merger."

         As of the Record Date, Haverfield directors and executive officers and their affiliates beneficially owned 343,105 shares (excluding options underlying 82,846 shares of Haverfield Common Stock) or 18.0 percent of the outstanding Haverfield Common Stock entitled to vote at the Special Meeting. In accordance with the Charter One Voting Agreements, the directors of Haverfield have agreed to vote the shares of Haverfield Common Stock owned or controlled by them for the Merger Agreement and the Merger. The executive officers of Haverfield have also indicated there intention to vote the shares of Haverfield Common Stock owned by them for the Merger Agreement and the

Merger. Accordingly, assuming such shares are so voted and the shares owned by the Haverfield Corporation Employee Stock Ownership Plan are voted in favor of adoption of the Merger Agreement and the Merger, adoption of the Merger Agreement and the Merger will require the affirmative vote of the holders of approximately an additional 45.5 percent of the outstanding shares of Haverfield Common Stock entitled to be voted at the Special Meeting. See "HAVERFIELD CORPORATION AND HOME BANK, F.S.B. -- Beneficial Ownership of Certain Persons."

         As of the Record Date, Charter One, Charter One's directors and executive officers and their affiliates did not own any shares of Haverfield Common Stock. No vote of the stockholders of Charter One is required to adopt the Merger Agreement.

PROXIES AND PROXY SOLICITATION

         If a Haverfield stockholder properly executes and returns a proxy in the form distributed by Haverfield, the proxies named will vote the shares represented by that proxy at the Special Meeting. Where a stockholder specifies a choice, the proxy will be voted in accordance with the stockholder's specification. If no specific direction is given, the proxies will vote the shares in favor of adoption of the Merger Agreement and the Merger. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         The affirmative vote of a majority of the shares represented at the Special Meeting may authorize the adjournment of the Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement and the Merger will be voted in favor of adjournment to solicit further proxies for such proposal.

        Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Assistant Secretary of Haverfield at Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2203, on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Haverfield Common Stock or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

         In addition to solicitation by mail, directors, officers, and employees of Haverfield, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Haverfield, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, Haverfield has engaged _____________ ("_____") to assist Haverfield in distributing proxy materials and contacting record and beneficial owners of Haverfield Common Stock. Haverfield has agreed to pay _____ a fee of $______plus out-of-pocket expenses for its services to be rendered on behalf of Haverfield. Haverfield will bear its own expenses in connection with the solicitation of proxies for the Haverfield Special Meeting, except that Charter One and Haverfield shall bear equally all third-party printing expenses associated with the Proxy Statement/Prospectus. See "THE MERGER--Expenses."

         HOLDERS OF HAVERFIELD COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND TO RETURN IT PROMPTLY TO HAVERFIELD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

DISSENTERS' RIGHTS

         Ohio General Corporation Law ("OGCL") provides that stockholders of Haverfield who are entitled to vote on the Merger may exercise certain rights as dissenting stockholders' under Section 1701.84 of the OGCL. Stockholders of Haverfield will not be entitled to such rights absent strict compliance with
Section 1701.85, and failure to take any one of the required steps may result in termination or waiver of the right of the stockholder under the OGCL. The obligation of Charter One to consummate the Merger is subject to a condition, among others, that dissenting shares of Haverfield Common Stock shall not exceed seven percent of the issued and outstanding Haverfield Common Stock. See "THE MERGER -- Conditions to the Merger."

         The following discussion is a summary of the principal steps a Haverfield stockholder must take to perfect dissenters' rights under the OGCL. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the OGCL, a copy of which is attached hereto as Appendix III. Any Haverfield stockholder contemplating the exercise of dissenters' rights is urged to review carefully those provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements of Section 1701.85 of the OGCL are not fully and precisely satisfied.

         Any holder of Haverfield Common Stock whose shares are not voted in favor of the adoption of the Merger Agreement may be entitled to be paid the "fair cash value" of such shares after the Effective Date. A vote in favor of the Merger at the Special Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will be deemed a waiver of dissenters' rights. A dissenting stockholder may revoke his, her, or its proxy at any time before its exercise by filing with Haverfield an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of a revocation of the proxy in an open meeting (although attendance at the Special Meeting will not itself constitute revocation of a proxy).

         To be entitled to payment of the "fair cash value," a dissenting stockholder must deliver a written demand no later than ten days following the Special Meeting and must otherwise comply with Section 1701.85 of the OGCL. Any written demand must specify the stockholder's name and address, the number and class of shares held by such stockholder on the Record Date, and the amount claimed as the "fair cash value" of said shares. Such written demand must be delivered to Haverfield at Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2203, Attention: Secretary. It is recommended, although not required, that such demand be sent by registered or certified mail, return receipt requested. Voting against the Merger will not itself constitute a demand. Haverfield will not send any notices to Haverfield stockholders as to the date on which the ten-day period expires.

         Because only stockholders of record may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the shares to satisfy the conditions set forth under Section 1701.85 of the OGCL. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in Section 1701.85 of the OGCL, the dissenters' rights for all of the shares held by that stockholder will be lost.

         If Haverfield requests, dissenting stockholders must submit their share certificates to Haverfield within 15 days from the date of the making of such request, for endorsement thereon by Haverfield that demand for the "fair cash value" of such shares has been made. Such certificates will be promptly returned to the dissenting stockholders by Haverfield. A dissenting stockholder's failure to deliver such certificates terminates his, her, or its rights as a dissenting stockholder, at the option of Haverfield, exercised by written notice sent to the dissenting stockholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs.

         In the event Haverfield and any dissenting stockholder have not reached an agreement on the "fair cash value" of the shares of Haverfield Common Stock within three months after service of the demand by the dissenting stockholder, either party may file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, or join or be joined in an action similarly brought by another dissenting Haverfield stockholder, for a judicial determination of the "fair cash value" of such shares. The Court of Common Pleas may appoint one or more appraisers to determine the "fair cash value," and if the court approves the appraisers' report, judgment will be entered against Haverfield for the payment thereof, with interest at such rate and from such date as the Court of Common Pleas considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Court of Common Pleas, are to be apportioned or assessed as the Court considers equitable.

         THE FOREGOING SUMMARY IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 1701.85 OF THE OGCL, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX III.

           CHARTER ONE FINANCIAL, INC., CHARTER MICHIGAN BANCORP, INC.
                          AND CHARTER ONE BANK, F.S.B.

         Charter One is a Delaware corporation organized in 1987 for the purpose of becoming a holding company and owning all of the outstanding common stock of Charter One Bank in connection with Charter One Bank's 1988 conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. In 1996, Charter One formed a new subsidiary, Charter Michigan, headquartered in Michigan. Charter One's ownership of Charter One Bank was transferred to Charter Michigan to facilitate Charter One's multistate operation. Charter One remains a unitary savings institution holding company which, under existing laws, has very few restrictions on permissible types of business activities. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The executive offices of Charter One are located at 1215 Superior Avenue, Cleveland, Ohio 44114, and the telephone number is (216) 566-5300.

         Charter One Bank, chartered in 1934 as The First Federal Savings and Loan Association of Cleveland, was the first federally chartered savings and loan association in Ohio. In 1982, Charter One Bank converted to a federally chartered savings bank, changing its name to The First Federal Savings Bank and, in 1992, changed its name once again, to Charter One Bank, F.S.B.

         On October 31, 1995, Charter One completed the most significant merger in its history when it combined with FirstFed Michigan Corporation ("FirstFed") in a merger of equals. The FirstFed merger was accounted for as a pooling of interests and, accordingly, the financial statements for Charter One for all periods prior to the FirstFed merger have been restated to include the results of FirstFed. FirstFed's principal subsidiary, First Federal of Michigan, a savings and loan association, was merged with and into Charter One Bank.

         Headquartered in Cleveland, Ohio, Charter One Bank operates through 174 banking offices: 94 in Ohio and 80 in Michigan. Offices in Ohio serve the Cleveland, Toledo, Youngstown, Portsmouth, Akron and Canton metropolitan areas. The Michigan franchise continues to operate under the First Federal of Michigan name and its markets include all of southeast Michigan, Lansing, Owosso and Kalamazoo. In addition to the banking offices, Charter One has nine loan production offices in Columbus, Dayton, Brimfield, Medina and Findlay, Ohio; Grand Rapids and Clarkston, Michigan; Indianapolis, Indiana; and Ashland, Kentucky.

         The business of Charter One Bank consists primarily of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make residential mortgage, multifamily, commercial real estate, consumer and business loans. Charter One Bank has traditionally focused its lending activities on origination, for its portfolio, of loans secured by conventional first mortgages on owner-occupied one-to-four family residences located in its primary market areas. Residential mortgage lending remains Charter One Bank's most significant lending activity. Charter One Bank also originates first mortgage loans on multifamily and commercial real estate located primarily in its local market areas, as well as construction, consumer and business loans. Through subsidiaries, Charter One Bank engages in real estate appraisal, sales of tax-deferred annuities, mutual funds, and property and casualty and life insurance and the development, operation and sale of real estate. Additionally, in 1995, the Bank acquired companies, now owned as subsidiaries, which engage in leasing of capital equipment and providing data processing services. None of the subsidiary activities is considered to constitute a business segment. Charter One Bank's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities.

         Charter One Bank is a member of the Federal Home Loan Bank ("FHLB") of Cincinnati, which is a member of the FHLB System, and its deposits are insured up to prescribed limits by the Federal Deposit Insurance Corporation ("FDIC"). Charter One Bank is subject to comprehensive examination, supervision and regulation by its primary regulator, the OTS, and the FDIC.

         For additional information, see "SUMMARY -- Selected Consolidated Financial and Other Data of Charter One Financial, Inc." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Additional information concerning Charter One, Charter Michigan and Charter One Bank also is included in the Charter One documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                  HAVERFIELD CORPORATION AND HOME BANK, F.S.B.

HAVERFIELD CORPORATION

         Haverfield Corporation is a unitary savings and loan holding company organized under the laws of the State of Ohio in 1989. Haverfield's principal operating subsidiary is Home Bank which was originally organized in 1911. Effective February 23, 1995, Haverfield's principal operating subsidiary changed its corporate name from "Home Federal Savings Bank, Northern Ohio" to Home Bank, F.S.B. Haverfield's principal executive offices are located in the Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2203. Haverfield's telephone number is (216) 348-2800. Haverfield's facsimile transmission number is (216) 348-8840.

         Haverfield's business currently is conducted through its corporate headquarters in Cleveland, Ohio and is currently limited to the holding of Home Bank's outstanding capital stock. Home Bank is Haverfield's only direct subsidiary and its primary investment. The net income of Haverfield is presently derived from the business of Home Bank.

         Home Bank is principally engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans secured by real estate and, to a lesser extent, various types of consumer loans and commercial loans in its market area. Home Bank's income is derived predominantly from interest on loans and investments and, to a lesser extent, noninterest income. Home Bank's principal expenses are interest paid on deposits and borrowings, and normal operating costs. Home Bank's operations are principally in the savings industry, which constitutes a single industry segment. Home Bank's subsidiaries engage in real estate development activities and investment counseling which are not material to its operations as a whole. Home Bank's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities.

         Home Bank is a member of the FHLB of Cincinnati, which is a member of the FHLB System, and its deposits are insured up to prescribed limits by the FDIC. Home Bank is subject to comprehensive examination, supervision and regulation by its primary regulator, the OTS, and the FDIC.

         See "SUMMARY -- Selected Consolidated Financial and Other Data of Haverfield Corporation," "HAVERFIELD CORPORATION AND HOME BANK, F.S.B." and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

         Additional information concerning Haverfield and Home Bank is included under Appendices IV and V to this Proxy Statement/Prospectus and in the Haverfield Corporation documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

         Persons and groups owning in excess of 5% of Haverfield Common Stock are required to file certain reports regarding such ownership with Haverfield and the Commission. Haverfield's directors and executive officers are also required to file certain reports regarding their ownership of Haverfield Common Stock with the Commission and the National Association of Securities Dealers, Inc. Copies of those reports must also be furnished to Haverfield. A person is considered the beneficial owner of Haverfield Common Stock with respect to which such person has or shares voting or investment power or has the right to acquire ownership at any time within 60 days, including, without limitation, through the exercise of a stock option, warrant or right, or the conversion of a security. The following table sets forth, as of the Record Date, the Haverfield Common Stock beneficially owned by (1) persons or groups owning in excess of 5% of the Haverfield Common Stock, (2) the directors of Haverfield, (3) certain executive officers of Haverfield for which such disclosure is required under the Exchange Act and (4) all directors and executive officers as a group (13 persons).




    NAME AND ADDRESS OF BENEFICIAL         NUMBER OF SHARES BENEFICIALLY                 PERCENT OF
                 OWNER                     OWNED AS OF THE RECORD DATE(1)               COMMON STOCK
    ------------------------------         ------------------------------               -------------

                    PERSONS AND GROUPS OWNING IN EXCESS OF 5% OF HAVERFIELD COMMON STOCK

Haverfield Corporation                                                109,732(2)            5.76%
Employee Stock Ownership Plan
Harry F. Brockman, Trustee
Terminal Tower
50 Public Square, Suite 444
Cleveland, Ohio 44113-2203

William A. and Diane C. Valerian                                      140,728(3)            7.22%
18 Lyman Circle
Shaker Heights, Ohio 44122

Peter E. and Patricia J. Shimrak                                      100,716(4)            5.28%
17897 Captain's Cove
Lakewood, Ohio 44107

                                  DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

William A. Valerian, Chairman,
  President and CEO                                                   140,728(3)            7.22%

Michael T. Gaul, Director                                               2,310               *

Mark R. Magnotto, Director                                             60,356(5)            3.21%

Robert M. Mooney, Director                                              6,800               *

David A. Nolan, Director                                                1,000               *

Jacques C. Pomeroy, Director                                           11,000               *

Peter E. Shimrak, Director                                            100,716(4)            5.28%

Richard C. Ebner, Executive Vice
   President, COO and CFO                                              49,229(6)            2.54%

Ennio F. Izzo, Vice President                                           3,880(7)            *

Directors and executive officers as
a group (13 individuals)                                              425,951(8)           21.41%

----------------------------
* Percentage of shares beneficially owned is less than one percent.

1. Information with respect to beneficial ownership is based on filings made pursuant to the Exchange Act. With respect to shares beneficially held by the Haverfield Corporation Employee Stock Ownership Plan ("ESOP"), including shares beneficially held by the ESOP for participants therein, the information provided is as of December 31, 1996.

2. Although the ESOP may be deemed to share dispositive power over the shares of Haverfield Common Stock which it holds, the trustee disclaims beneficial ownership of such shares. The ESOP provides that the shares of Haverfield Common Stock thereby are voted by the trustee at the direction of either the participants or the Committee, depending on whether or not the shares have been allocated to participant accounts.

3. Includes 85,547 shares held jointly by Mr. Valerian and his wife, Diane, and 185 shares held by Mr. Valerian as custodian for his son, Peter. Also includes 42,915 shares issuable upon the exercise of stock options and 12,079 shares beneficially held under the ESOP. Mr. and Mrs. Valerian disclaim beneficial ownership of any shares held by their two eldest sons (both of whom are over 21 years of age; one of which resides separately from his parents). Mr. Valerian is the Chairman, President and Chief Executive Officer of Haverfield.

4. Includes 85,067 shares held jointly by Mr. Shimrak and his wife, Patricia, and 15,649 shares beneficially held under the Haverfield ESOP. Mr. and Mrs. Shimrak disclaim beneficial ownership of any shares held by their children (all of whom are over 21 years of age and reside separately from their parents). Mr. Shimrak is a director of Haverfield.

5. Includes 60,062 shares held jointly by Mr. Magnotto and his wife, Pam, and 294 shares held solely in the name of Pam Magnotto. Mr. and Mrs. Magnotto disclaim beneficial ownership of any shares held by their children (all of whom are over 21 years of age and reside separately from their parents).

6. Includes 28,504 shares issuable upon the exercise of Haverfield Stock Options and 6,689 shares beneficially held under the ESOP.

7. Includes 3,718 shares issuable upon the exercise of Haverfield Stock Options and 162 shares beneficially held under the ESOP.

8. Includes 82,846 shares issuable upon the exercise of Haverfield Stock Options and 51,020 shares beneficially held under the ESOP.


                               RECENT DEVELOPMENTS

         On May 21, 1997, Charter One and RCSB entered into a definitive agreement (the "RCSB Merger Agreement") to enter into a strategic alliance through a tax-free stock-for-stock exchange. The RCSB Merger Agreement provides for, among other things, the RCSB Merger pursuant to which RCSB will be merged with and into Charter Michigan. Pursuant to the terms of the RCSB Merger Agreement, Rochester will be merged into Charter One Bank.

         Pursuant to the RCSB Merger Agreement and upon consummation of the RCSB Merger, all shares of common stock of RCSB issued and outstanding immediately prior to the "effective time" (as defined in the RCSB Merger Agreement) shall be converted into the right to receive .91 shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement.

         Consummation of the RCSB Merger is subject to certain customary conditions, including, among others, (i) adoption of the RCSB Merger Agreement at the meetings of the stockholders of Charter One and RCSB, respectively, held for such purpose and (ii) receipt of certain regulatory approvals.

         In connection with the RCSB Merger Agreement, Charter One and RCSB entered into a Stock Option Agreement, dated May 21, 1997 (the "RCSB Option Agreement"), pursuant to which RCSB granted Charter One an irrevocable option to purchase, under certain circumstances, shares equal to 19.9% of RCSB's currently outstanding common stock. The RCSB Option Agreement was granted by RCSB as a condition and inducement to Charter One's willingness to enter into the RCSB Merger Agreement.

         RCSB conducts virtually all of its operations through Rochester, its wholly-owned subsidiary, and certain of Rochester's subsidiaries. The consolidated group's primary lines of business are retail banking, mortgage banking and automobile lending. RCSB's retail banking operation is conducted primarily through 37 full service banking offices in western New York, while its mortgage origination activities encompass 57 offices located mainly in the eastern third of the United States. Automobile loans are originated through auto dealers located in most areas of New York and Florida and in parts of Connecticut, New Jersey and Pennsylvania.

         Rochester generates net interest income by accepting deposits from the general public and investing those deposits, together with funds from borrowings and ongoing operations, in a variety of residential mortgage, automobile and other consumer loans and mortgage-backed securities. Net interest income, representing the difference between interest earned on asset portfolios and interest paid on liabilities, is the most significant component of Rochester's revenue. Rochester also generates significant noninterest revenues primarily by providing retail banking services to its customers and by originating and servicing loans through Rochester's mortgage banking subsidiary. Rochester's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities.

         RCSB's principal executive offices are located at 235 East Main Street, Rochester, New York 14604. RCSB's telephone number is (716) 423-7270.

         SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS," "UNAUDITED PRO FORMA PER SHARE DATA" and "MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER."

                                   THE MERGER

         The information in this Proxy Statement/Prospectus concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto at Appendix I and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

GENERAL

         To implement the Merger, a newly formed Ohio business corporation and first-tier wholly-owned subsidiary of Charter One will be merged with and into Haverfield in a "stock-for-stock exchange" transaction. If the Merger is consummated, each share of Haverfield Common Stock issued and outstanding prior to the Effective Time, (other than Excluded Shares) will be converted into the right to receive shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. See "-- Exchange Ratio" and "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION -- Rights Agreement."

BACKGROUND OF AND REASONS FOR THE MERGER

         The Haverfield Board determined in 1994 that Haverfield should concentrate its efforts on expanding its commercial and consumer loan origination. This decision was prompted by Haverfield's difficulties in originating a significant volume of market rate first mortgage loans for sale in the secondary market. The Haverfield Board determined that the process of acquiring commercial and consumer loans could be accelerated by forming an alliance with a strategic partner with expertise in these areas. These discussions ultimately lead to Haverfield engaging Webb in May 1996 to render investment banking advice to the Haverfield Board with respect to enhancement of stockholder value. The scope of engagement included assistance in formulating the business plan of Haverfield and advice regarding possible strategic alliances of Haverfield.

         Webb's assignment was approached in three stages: the evaluation of Haverfield with the assumption of business as usual for the succeeding five years; the identification of the areas providing the best feasible opportunity for earnings enhancement; and the evaluation of Haverfield's stock assuming various strategic alliance scenarios.

         The initial evaluation of Haverfield indicated that significant earnings improvement would have to be made. The efficiency ratio and expenses in general became the focus. Haverfield hired a consulting firm to design a program to help increase earnings primarily through expense reduction. The results of the implementation of this program were positive, but did not raise the anticipated earnings performance of Haverfield to the desired level.

         The Acquisitions Committee (the "Committee") then instructed Webb to evaluate the enhancement of shareholder value by means of strategic affiliation alternatives of the following types: the acquisition of Haverfield by an institution in Haverfield's market area; the acquisition of Haverfield by an institution outside of Haverfield's market area; the merger of Haverfield with an institution of equivalent size; and the acquisition by Haverfield of a smaller institution. In addition, Webb was requested to evaluate the impact on shareholder value of Haverfield remaining independent. On behalf of Haverfield, Webb made limited inquiries for exploratory purposes to certain institutions that were considered potential candidates for strategic alliances in one of these four categories.

         At the invitation of Webb, Charter One submitted a non-binding indication of interest regarding a stock for stock acquisition of Haverfield on February 11, 1997. In addition, Webb solicited from other potential strategic alliance candidates indications of interest to acquire Haverfield on a stock for stock basis and indications of interest from several other potential candidates were received, reviewed and evaluated by Webb, which communicated such indications of interest to the Committee of Haverfield.

         Senior executives of Charter One and Haverfield then met to discuss the possibility of a merger of the two companies and their respective subsidiary savings institutions on March 4, 1997. Modifications were negotiated to the initial indication of interest of Charter One, and subsequent non-binding indications of interest were submitted by Charter One for Haverfield's consideration. In connection with these indications of interest, the Chief Executive Officer of Charter One and the Haverfield Board met again on March 5, 1997, to discuss the possibility of a merger of the two companies and their respective subsidiary savings institutions. These discussions focused on the benefits to Haverfield's stockholders of Charter One's stronger relative market presence and the more liquid market for Charter One Common Stock, as well as the greater potential for long-term growth of Charter One. These discussions also reviewed the benefits to Home Bank's customers from expanding lending and retail banking products and services and convenient access to the combined offices of Charter One Bank and Home Bank. Further, the benefits to Haverfield of the capital, administrative and technological resources which would support the Home Bank retail banking system were discussed.

         On March 14, 1997, a revised indication of interest was submitted by Charter One which expired on March 24, 1997 if not accepted by Haverfield. A meeting of the Committee of the Haverfield Board was held on March 19, 1997, at which representatives of Webb and counsel to Haverfield were present. Webb reviewed with the Committee the affiliation alternatives available to Haverfield. The Committee gave serious consideration to seeking a strategic alliance by means of a stock for stock acquisition of Haverfield by an "in-market" institution. In this connection, the Committee reviewed the proposal of Charter One set forth in the March 14, 1997 non-binding indication of interest. In addition, the Committee gave serious consideration to other proposals for an "out-of-market" stock for stock acquisition and a "merger of equals" business combination.

         Webb then discussed with the Committee in detail the effects of the possible alternative strategic alliance proposals on the various constituencies of Haverfield, including the stockholders, the customers of Home Bank and employees of Haverfield and its subsidiaries. At the conclusion of this discussion, the Committee directed Webb to prepare additional analyses with respect to these various alternatives and to present the results at the next Committee meeting scheduled for March 21, 1997.

         A meeting of the Committee was held on March 21, 1997, which was followed immediately thereafter by a meeting of the Haverfield Board. At the meeting of the Committee, the follow-up analyses prepared by Webb were discussed. After additional discussion of the positives and negatives of the various alternatives, including that of remaining independent, the Committee resolved to recommend to the Board of Directors that the Board authorize the Chief Executive Officer of Haverfield to pursue negotiations with Charter One with respect to a strategic alliance in accordance with the terms of Charter One's non-binding indication of interest dated March 14, 1997.

         At the Board meeting on March 21, 1997, the Committee made its recommendation to the Haverfield Board with respect to the strategic affiliation proposal of Charter One. The representatives of Webb conducted a presentation to the Board during which they reviewed the information and analyses previously discussed with the Committee at the March 19 and March 21 meetings regarding the various strategic affiliation alternatives. The Webb representatives pointed out that the Charter One proposal was based on a fixed exchange ratio of 0.58 shares of Charter One Common Stock for each share of Haverfield stock. The Webb representatives pointed out that during the period from the date of the initial indication of interest of Charter One, February 11, 1997 through March 20, 1997, the daily closing price of the Charter One Common Stock had fluctuated between a low of $44.62 and a high of $49.50, which would translate into values ranging from $25.88 to $28.71 per share of Haverfield Common Stock at the fixed exchange ratio of 0.58 referenced in the Charter One proposal. The value to Haverfield stockholders offered by the Charter One proposal was higher than the values per Haverfield share of the other proposals entertained at that time.

         After consideration of the other potential strategic alliance alternatives considered by the Committee prior to making its recommendation, the Haverfield Board resolved to accept the recommendation of the Committee and authorize the Chief Executive Officer to pursue negotiations with Charter One regarding a strategic alliance in accordance with the terms outlined in Charter One's non-binding indication of interest dated March 14, 1997 and to execute and deliver to Charter One the non-binding indication of interest on behalf of Haverfield. The executed non-binding indication of interest provided for negotiation of a definitive merger agreement within forty days after the date of acceptance of the non-binding indication of interest. From March 21, 1997 through the date of the execution of the Merger Agreement, April 22, 1997, numerous conversations and negotiations between the parties, including their respective financial advisors and legal counsel, were conducted. The parties determined to substitute a floating exchange ratio for the fixed exchange ratio initially proposed. See "--Exchange Ratio." Also during this period, the parties negotiated a number of specific provisions of the Merger Agreement. On April 21 and 22, 1997, the Boards of Haverfield and Home Bank, respectively, met and approved and authorized the execution of the Merger Agreement.

The Merger Agreement was executed by duly authorized officers of Charter One, Charter Michigan, Charter One Bank, Haverfield and Home Bank as of April 22, 1997.

         The Haverfield Board considered the Merger and the terms of the Merger Agreement, including the Exchange Ratio, in light of economic, financial, legal and market factors and concluded that the Merger is in the best interest of Haverfield, its stockholders, employees and customers. The terms of the Merger Agreement are the result of arms' length negotiations between representatives of Charter One and Haverfield. Among the factors considered by Haverfield's Board were the historical operating results, current financial condition, business and management and future financial and other prospects of Charter One and Haverfield, respectively and combined, the Exchange Ratio in relation to the historical trading prices of Haverfield's common stock and the advice of its financial adviser as to the fairness to Haverfield stockholders, from a financial point of view, of the Exchange Ratio. Also considered were the operating philosophies, relative size, competitive position and geographic market areas of Home Bank and Charter One Bank. Haverfield's Board also considered the constraints imposed upon Haverfield's growth, operations and ability to pay dividends due to Haverfield's size and its ability as a small, independent institution to attract qualified management personnel. The Haverfield Board believes that the Merger will afford Haverfield stockholders the benefit of Charter One's stronger relative market presence and the more liquid market for Charter One Common Stock, as well as the greater potential for long-term growth and will offer enhanced abilities to meet the needs of the Cleveland area communities served by Home Bank.

         Based on the foregoing, the Haverfield Board unanimously recommends that its stockholders vote FOR adoption of the Merger Agreement and the Merger.

RECOMMENDATION OF THE HAVERFIELD BOARD OF DIRECTORS

         The Haverfield Board has unanimously approved and adopted (with six directors present and one director absent, with the absent director subsequently approving and adopting such action) the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, Haverfield and its stockholders. THE HAVERFIELD BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

OPINION OF FINANCIAL ADVISOR

         General. In May, 1996, Webb was retained by Haverfield to evaluate Haverfield's strategic alternatives as part of a stockholder enhancement program and to evaluate any specific proposals that might be received regarding an acquisition of Haverfield. Webb, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. Webb is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. The Haverfield Board selected Webb on the basis of the firm's reputation and its experience and expertise in transactions similar to the Merger and its prior work for and relationship with Haverfield.

         Pursuant to its engagement, Webb was asked to render an opinion as to the fairness, from a financial point of view, of the consideration to stockholders of Haverfield in the Merger (the "Merger Consideration"). The Exchange Ratio, upon which the Merger Consideration will be based, was determined through arm's-length negotiations between Charter One and Haverfield, although Haverfield was advised during such negotiations by Webb. Webb delivered its opinion to the Haverfield Board that, as of April 21, 1997, and confirmed as of the date of this Proxy Statement/Prospectus, the Exchange Ratio is fair, from a financial point of view, to the Haverfield stockholders. No limitations were imposed by the Haverfield Board upon Webb with respect to the investigations made or procedures followed by it in rendering its opinion. Webb has consented to the inclusion herein of the summary of its opinion to the Haverfield Board and to the reference to the entire opinion attached hereto as Appendix II.

         THE FULL TEXT OF THE OPINION OF WEBB, WHICH IS ATTACHED AS APPENDIX II TO THIS PROXY STATEMENT/PROSPECTUS AND CONFIRMED BY WEBB AS OF THE DATE OF THIS PROXY STATEMENT\PROSPECTUS, SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY WEBB, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF WEBB SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION.

         In rendering its opinion, Webb (i) reviewed the Merger Agreement, (ii) reviewed Haverfield's and Charter One's Annual Reports, Proxy Statements and Form 10-K's for the years ended December 31, 1996, 1995, 1994 and certain other internal financial analysis considered relevant, (iii) discussed with senior management and the Boards of Directors of Haverfield and Home Bank the current position and prospective outlook for Haverfield, (iv) discussed with senior management of Charter One its operations, financial performance and future plans and prospects, (v) considered historical quotations, levels of activity and prices of recorded transactions in Haverfield Common Stock and Charter One Common Stock, (vi) reviewed financial and stock market data of other thrifts in a comparable asset range to Haverfield, (vii) reviewed financial and stock market data of other thrifts in a comparable asset range to Charter One, (viii) reviewed certain recent business combinations with thrifts as the acquired company, which Webb deemed comparable in whole or in part, (ix) performed other analyses which Webb considered appropriate.

         In rendering its opinion, Webb assumed and relied upon the accuracy and completeness of the financial information provided to it by Haverfield and Charter One. In its review, with the consent of the Haverfield Board, Webb did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities of Haverfield or Charter One, and potential or contingent liabilities of Haverfield or Charter One.

         Analysis of Recent Comparable Acquisition Transactions. In rendering its opinion, Webb analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve month ("LTM") earnings, total assets, total deposits, and premium to core deposits. The analysis included a comparison of the median of the above ratios for completed and pending acquisitions, based on the following five comparable groups: (i) all thrift acquisitions since March 31, 1996 ("Recent Transactions"); (ii) all thrift acquisitions with the target thrift having assets between $200 million and $500 million ("Comparable Asset Size"); (iii) all acquisitions since March 31, 1996 with the selling thrift having equity to total assets of between 7.0% and 9.0% ("Comparable Equity Ratio"); (iv) all thrift acquisitions since March 31, 1996 with the selling thrift having a return on average equity between 4.0% and 6.0% ("Comparable Earnings Ratio"); and (v) all thrift acquisitions since March 31, 1996 located in the Midwest ("Comparable Regional Deals").

         The information in the following table summarizes the material information analyzed by Webb with respect to the Merger. The summary does not purport to be a complete description of the analysis performed by Webb and should not be construed independently of the other information considered by Webb in rendering its opinion. Selecting portions of Webb's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.




                                                                                 Price to
                                                      -----------------------------------------------------------
                                                      Tangible        LTM EPS(2)         Deposits        Assets        Core
                                                       Book(1)            (x)               (%)           (%)         Deposit
                                                         (%)                                                        Premium(3)
CONSIDERATION - $27.00 PER SHARE                        185.9             34.9              18.9          15.2          8.7

RECENT TRANSACTIONS                          Number                  Median for all deals since March 31, 1996
  Completed                                    101      145.9             19.6              17.0          13.4          6.5
  Pending                                       36      165.9             25.3              23.3          16.7         10.9

COMPARABLE ASSET SIZE
  Competed                                      12       133.9             21.9             22.6          14.8          5.5
  Pending                                        8       173.4             23.9             28.0          20.6         16.7

COMPARABLE EQUITY RATIO
  Completed                                     29       158.3             19.4             16.2          12.9          6.6
  Pending                                       10       187.4             19.0             22.5          15.9         12.3

COMPARABLE EARNINGS RATIO
  Completed                                     25       130.0             27.6             18.0          14.4          6.3
  Pending                                        9       151.9             26.5             24.4          17.6         10.0

COMPARABLE REGIONAL DEALS
  Completed                                     27       126.7             23.2             23.0          17.8          5.0
  Pending                                       13       151.9             28.4             24.6          17.6         12.8

---------------------------
(1) Based on total deal value of $52.7 million and Haverfield equity of $28.4 million at December 31, 1996.

(2)      LTM earnings per share based on 1996 earnings.

(3) Based on total deal value of $52.7 million less equity of $28.4 million, divided by deposits of $279 million at December 31, 1996.

         Based on the above information Webb concluded that the multiples implied by the $27.00 per share price and the implied Exchange Ratio were in the ranges of each mentioned comparable group, and relative to price to tangible book and price to LTM earnings per share exceeded significantly all of the comparable groups.

         In preparing its analysis, Webb made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Webb and Haverfield. The analyses performed by Webb are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

         Fees. Haverfield has paid Webb $23,000 for advisory services rendered by Webb over the prior year. In connection with the Merger, Webb will receive a fee of $526,000 for services rendered in connection with advising and issuing a fairness opinion regarding the Merger. As of the date of this Proxy Statement/Prospectus, Webb has received $50,000 of such fee and will receive $25,000 upon the mailing of this Proxy Statement/Prospectus. The remainder of the fee is due at the Effective Time.

EXCHANGE RATIO

         The Merger Agreement provides that at the Effective Time all of the issued and outstanding shares of Haverfield Common Stock (other than Excluded Shares) will be cancelled and converted into the number of shares of Charter One Common Stock (including the corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement) determined by multiplying the number of shares of such Haverfield Common Stock by the Exchange Ratio. The Exchange Ratio will be (i) equal to $27.00 divided by the Charter One Closing Price if the Charter One Closing Price is equal to or greater than $41.09 and less than or equal to $55.60; (ii) .4856 if the Charter One Closing Price is greater than $55.60; (iii) .6571 if the Charter One Closing Price is less than $41.09 but equal to or greater than $38.05; (iv) equal to $25.00 divided by the Charter One Closing Price if the Charter One Closing Price is less than $38.05 but equal to or greater than $36.55; and (v) .6840 if the Charter One Closing Price is less than $36.55, subject to Haverfield's right to terminate the Merger Agreement. If Haverfield elects to terminate the Merger Agreement as a result of a Charter One Closing Price below $36.55, such termination shall only occur if Haverfield gives Charter One timely written notice of its election to terminate and Charter One fails to agree to an Exchange Ratio of $25.00 divided by the Charter One Closing Price. For a discussion on the Rights Agreement, see "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION -- Rights Agreement."

         The Haverfield Board currently intends to exercise its Termination Right if the Charter One Closing Price is less than $36.55. In the event the Haverfield Board does not exercise its Termination Right, the Haverfield Board will take such actions as are consistent with its fiduciary duties, including receipt of a new fairness opinion and the resolicitation of Haverfield stockholders.

         The average closing sales price of Charter One Common Stock over the 20 consecutive full trading-day period as of the date of this Proxy Statement/Prospectus was $______, which would result in an Exchange Ratio of _____ shares of Charter One Common Stock for each share of Haverfield Common Stock issued and outstanding as of the Effective Time (excluding any shares owned by Charter One and its affiliates) and would also result in the issuance of __________ shares of Charter One Common Stock in the Merger (assuming all options for Haverfield Common Stock were exercised). There can be no assurance that the Exchange Ratio will equal _____ at the time it is to be calculated pursuant to the Merger Agreement, and Haverfield's stockholders are urged to obtain current market price quotations for the shares of Haverfield Common Stock and Charter One Common Stock. The maximum number of shares of Charter One Common Stock (assuming all options for Haverfield Common Stock are exercised) which may be issued in connection with the Merger (based upon the highest Exchange Ratio available prior to Haverfield's Termination Right) is 1,360,609. See "SUMMARY -- Comparative Stock Prices and Dividend Information."

         Fluctuations in the market price of Charter One Common Stock could result in an increase or decrease in the value of the Merger Consideration to be received by Haverfield stockholders in the Merger. An increase in the market value of Charter One Common Stock could increase the market value of the Merger Consideration to be paid in the Merger. A decrease in the market value of Charter One Common Stock could have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Charter One Common Stock at such time. The Exchange Ratio was determined through arm's-length negotiations between Charter One and Haverfield, and Haverfield was advised during such negotiations by its financial advisor. See "-- Background of and Reasons for the Merger."

FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Charter One Common Stock will be issued upon the surrender for exchange of certificates representing Haverfield Common Stock, no dividend or distribution of Charter One will relate to any fractional shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Charter One. Each stockholder of Haverfield who would be entitled to a fractional share in the Merger will receive a cash payment (without interest) in an amount determined by multiplying (i) the closing price of one share of Charter One Common Stock as reported on the Nasdaq National Market on the trading day immediately preceding the Effective Time by (ii) the fractional share interest to which the holder would otherwise be entitled pursuant to the terms of the Merger Agreement.

TREATMENT OF HAVERFIELD STOCK OPTIONS

         At the Record Date, there were Haverfield Stock Options outstanding with respect to 82,846 shares of Haverfield Common Stock. At the Effective Time, each Haverfield Stock Option shall be assumed by Charter One and shall automatically be converted into an option to purchase shares of Charter One Common Stock. The number of shares of Charter One Common Stock subject to such converted option shall be equal to the number of shares of Haverfield Common Stock subject to the Haverfield Stock Option multiplied by the Exchange Ratio, with fractional shares rounded down. The exercise price per share of such converted option shall be equal to the exercise price of the Haverfield Stock Option divided by the Exchange Ratio, with the exercise price being rounded down to the nearest cent. The duration and other terms and conditions under the converted option will remain the same as they existed under the Haverfield Stock Option.

EFFECTIVE TIME.

         As soon as possible after the conditions to consummation of the Merger have been satisfied or waived, and after the receipt of all requisite regulatory approvals relating to the transactions contemplated by the Merger Agreement and the adoption of the Merger Agreement and the Merger by the requisite vote of Haverfield's stockholders, unless the Merger Agreement and Merger have been terminated, a certificate of merger relating to the Merger will be filed with the Secretary of State of Ohio. The Merger will become effective (i.e., the Effective Time) upon the date and filing of the certificate of merger with the Secretary of the State of Ohio.

EXCHANGE OF CERTIFICATES; LOST CERTIFICATES

         Exchange of Certificates. As soon as reasonably practicable after the Effective Time, an exchange agent designated by Charter One (the "Exchange Agent") or Charter One, will deliver to each Haverfield holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Haverfield Common Stock (the "Certificates"), a transmittal letter and instructions to be used in surrendering such Certificates in exchange for (i) certificates representing the number of shares of Charter One Common Stock into which their shares of Haverfield Common Stock were converted pursuant to the Merger Agreement, and (ii) a check representing the amount of cash in lieu of a fractional share, if any, which such stockholder has the right to receive in respect of the Certificates surrendered in connection with the Merger. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of Haverfield Common Stock. CERTIFICATES FOR SHARES OF HAVERFIELD COMMON STOCK SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO HAVERFIELD WITH THE ENCLOSED PROXY.

         As of the Effective Time, holders of Certificates who do not surrender and exchange such Certificates will not be entitled to receive dividends or any other distributions declared by Charter One until the Certificates are so surrendered. Following surrender of such Certificates in accordance with the terms of the Merger Agreement, the holders of newly issued Charter One certificates will be paid, without interest, any dividends or other distributions with respect to the shares of Charter One Common Stock the record date for which is after the Effective Time (less any taxes that may have been imposed thereon).

         Any certificate representing shares of Charter One Common Stock to be issued in a name other than that in which the Certificate is registered must be properly endorsed or otherwise in proper form for transfer, and the holder requesting such exchange must pay to the Exchange Agent in advance any transfer or other taxes in connection therewith or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         After the Effective Time, there will be no further transfers on the records of Haverfield of the Certificates, and, if such Certificates are presented to Charter One for transfer, they will be cancelled against delivery of certificates for Charter One Common Stock.

         Lost Certificates. In the event any Certificate has been lost, stolen or destroyed, upon the mailing of an affidavit of that fact by the holder of such Certificate and the posting of any bond required by Charter One or the Exchange Agent, Charter One or the Exchange Agent will issue for such lost, stolen or destroyed Certificate, a certificate for the shares of Charter One Common Stock to the holder of such Certificate under the terms of the Merger Agreement and any applicable cash in lieu of a fractional share interest.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Haverfield's management and the Haverfield Board may be deemed to have certain interests in the Merger in addition to their interests as stockholders of Haverfield, generally. The Haverfield Board was aware of these interests and considered them in adopting the Merger Agreement and the transactions contemplated thereby. Set forth below are descriptions of interests of directors and executive officers of Haverfield in the Merger in addition to their interests as stockholders of Haverfield generally.

         Employment Agreements. Charter One Investments, Inc. ("COI"), a wholly-owned second-tier subsidiary of Charter One, has entered into an employment agreement with Mr. William A. Valerian, effective as of the Effective Time. The employment agreement is for a term of three years and a base salary of $225,000 per year. Mr. Valerian will also be entitled to certain perquisites and other benefits under such benefit plans as are applicable to officers of COI.

         In August 1996, Haverfield and Home Bank entered into an employment agreement (the "Haverfield Employment Agreement" or "Agreement") with William A. Valerian pursuant to which he serves as president and chief executive officer of Home Bank and, if he continues to be elected as a director of Haverfield, as an officer and director of Haverfield. The initial term of the Agreement is three years, but the term of the Agreement may be extended upon the first and each subsequent anniversary date of the Agreement for an additional year by the Board of Directors of Home Bank. Mr. Valerian's minimum base salary under the Agreement is $175,000. The Agreement provides for, among other things, participation in stock options, executive incentive compensation plans, group life insurance, medical coverage, education and other retirement or employee benefits applicable to executive personnel.

         The Haverfield Employment Agreement provides for termination upon the occurrence of certain events that constitute cause and in certain events specified by federal regulations. The Agreement is also terminable by Home Bank without cause whereupon Mr. Valerian would be entitled to the full amount of salary remaining under the term of the Agreement. The Agreement provides for payments to Mr. Valerian upon the occurrence of certain events constituting a "change in control" of Haverfield or Home Bank if employment is terminated involuntarily in connection with such change in control other than for cause. The amount of these change in control payments equals 2.99 times the average annual compensation which was includable in Mr. Valerian's gross income for federal income tax purposes with respect to the five most recent tax years ending prior to the change in control.

         Upon a change in control resulting in the termination of Mr. Valerian, Mr. Valerian shall also be entitled to continue to receive life, medical, dental and disability coverage substantially identical to the coverage maintained by Home Bank for Mr. Valerian prior to the change in control. In addition, Mr. Valerian shall be entitled to receive the value of employer contributions that would have been made on his behalf over the remaining term of the Agreement to any tax-qualified retirement plan sponsored by Home Bank as of the date of his termination. Such coverage and payments shall cease upon the expiration of thirty-six (36) months from the date of his termination. Finally, Mr. Valerian will be entitled to receive benefits due him under, or contributed by Haverfield or Home Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by Haverfield or Home Bank to the extent that such benefits are not otherwise paid to Mr. Valerian upon a change in control.

         For purposes of Mr. Valerian's Agreement, a change in control shall be deemed to occur if and when stockholders of Haverfield or Home Bank approve a merger, consolidation, sale or disposition of all or substantially all of Haverfield's or Home Bank's assets, or a plan of partial or complete liquidation, as well as upon certain other events. Under the terms of the Agreement he is entitled to the same benefits as if he were involuntarily terminated in connection with a change in control if after a change in control he voluntarily terminates his employment following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control.

         Upon consummation of the Merger Mr. Valerian will not be an executive officer or otherwise employed by Charter One or Charter One Bank. Rather, Mr. Valerian will be assuming a position with COI, which position represents a significant adverse change from his responsibilities with Haverfield and Home Bank. Haverfield and Mr. Valerian have determined that this change in status will constitute an effective termination of Mr. Valerian's employment under his Agreement. As a consequence thereof Mr. Valerian will be entitled to receive approximately $670,000 pursuant to the terms of the Agreement. Charter One has agreed to honor this obligation.

         Severance Agreements. In August 1996, Haverfield and Home Bank entered into severance agreements with five executive officers of Haverfield and Home Bank which provide for payments in the event of termination of employment following a change in control. The severance agreements also provide for benefits if the officer resigns following a change in control for good reason, which includes a reduction in compensation, benefits or responsibilities, or relocation more than 30 miles from the primary worksite of the officer. Benefits under the severance agreements are equal to the officer's salary and bonus in effect for the immediate fiscal year of Home Bank preceding the change in control. The severance agreements provide for no benefits in the event the officer is terminated for cause, in certain events specified under federal regulations, or if the officer is terminated without cause, dies, or becomes permanently disabled prior to a change in control. The initial term of the severance agreements is a one-year period, which may be extended upon each subsequent anniversary of the severance agreements for an additional year by the Board of Directors of Home Bank. Upon consummation of the Merger the five executive officers may assume a position with Charter One or Charter One Bank; however, such employment is expected to be at reduced compensation levels and with significant adverse changes from their responsibilities with Haverfield and Home Bank. As of the date of this Proxy Statement/Prospectus only one of such executive officers, Richard C. Ebner (the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Haverfield and Home Bank), has been offered employment by Charter One Bank. Mr. Ebner has been offered employment with Charter One Bank in its accounting department at an annual base salary of $75,000, which represents a significant adverse change from his current compensation and responsibilities with Haverfield and Home Bank. As a consequence thereof, even if Mr. Ebner accepts employment with Charter One Bank, he will be entitled to receive approximately $142,000 pursuant to the terms of his severance agreement. Similarly, the four other executive officers, even if they are offered and accept employment with Charter One Bank, will be entitled to receive approximately $1,134,000 in the aggregate pursuant to their severance agreements. Charter One has agreed to honor these obligations.

         Stock Option Plans. Haverfield also maintains the Haverfield Option Plans. At the Record Date, directors and executive officers (13 persons) of Haverfield held in the aggregate 82,846 Haverfield Stock Options which will be converted into options to purchase Charter One Common Stock. See "THE MERGER -- Treatment of Haverfield Stock Options."

         Indemnification; Insurance. Pursuant to the Merger Agreement, Charter One has agreed that from and after the Effective Time, all provisions for indemnification and limitation on liability now existing in favor of employees, agents, directors or officers of Haverfield, Home Bank or their subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Code of Regulations prior to the Effective Time shall be assumed by Charter One and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter. Charter One or Charter One Bank, respectively, shall also purchase and keep in force for such three year period director's and officer's liability insurance and fiduciary liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Haverfield's existing directors and officers liability insurance and fiduciary liability for acts and omissions occurring prior to the Effective Time, to the extent commercially reasonable.

MANAGEMENT AFTER THE MERGER

         The Merger will not result in a change in Charter One's directors and executive officers. For information with respect to the management of Charter One, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER."

REPRESENTATIONS AND WARRANTIES

         In the Merger Agreement, each of Haverfield and Home Bank, on the one hand, and Charter One and Charter One Bank, on the other hand, has made representations and warranties relating to, among other things, the party's respective organization, capitalization, ownership of subsidiaries, accuracy of financial statements, the absence of material adverse changes in its business, financial condition, operations or properties, the truth and accuracy of information prepared and provided by them in connection with this Proxy Statement/Prospectus, the absence of certain legal proceedings, compliance with laws, regulations, filing requirements and other requirements, corporate actions in connection with the adoption and execution of the Merger Agreement, and related documents, authority relative to the Merger Agreement, employment arrangements, employee benefit plans, the accuracy of information furnished to the other party, their respective property and assets, liabilities, material agreements and contracts, tax and accounting matters, environmental matters, loan portfolio, real estate loans, investments, inapplicability of anti-trust provisions, insider interests and other customary representations and warranties. For detailed information on such representations and warranties, see the Merger Agreement attached hereto at Appendix I.

CONDITIONS TO THE MERGER

         Conditions to the Obligations of the Parties. Notwithstanding any other provision of the Merger Agreement, the obligations of Charter One, Charter Michigan and Charter One Bank on the one hand, and Haverfield and Home Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which Charter One or Haverfield may chose to waive): (i) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger; (ii) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in the Merger Agreement and all required waiting periods shall have expired; (iii) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the Commission and, if the offering for sale of the Charter One Common Stock in the Merger pursuant to the Merger Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority; (iv) each party shall have received a tax opinion that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and (v) the Charter One Common Stock to be issued to holders of Haverfield Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

         Conditions to the Obligations of Charter One, Charter Michigan and Charter One Bank. Notwithstanding any other provision of the Merger Agreement, the obligations of Charter One, Charter Michigan and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which Charter One may choose to waive): (i) all of the representations and warranties made by Haverfield and Home Bank in the Merger Agreement and in any documents or certificates provided by Haverfield and Home Bank shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time, subject to the cure provisions contained in the Merger Agreement; (ii) Haverfield and Home Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, subject to the cure provisions contained in the Merger Agreement; (iii) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of Haverfield or any Haverfield subsidiary by Charter One, Charter Michigan or Charter One Bank, or would compel Charter One, Charter Michigan or Charter One Bank to dispose of all or a portion of the business or assets of Haverfield or any Haverfield subsidiary, as a result of the Merger Agreement, or which would render any party thereto unable to consummate the transactions contemplated by the Merger Agreement; (iv) Haverfield shall not have suffered a Material Adverse Effect (as defined in the Merger Agreement) after the execution of the Merger Agreement; (v) no regulatory authority shall have imposed any non-standard or unduly burdensome condition relating to the transactions contemplated by the Merger Agreement such that it would substantially deprive Charter One of the economic benefits of any of the transactions contemplated by the Merger Agreement, as determined in the reasonable judgment of Charter One; (vi) Charter One shall have received the opinion of Hahn Loeser Parks, L.L.P., counsel to Haverfield, in the form acceptable to Charter One; (vii) Charter One shall have received a certificate signed by the President and Chief Executive Officer of Haverfield and Home Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in items (i), (ii) and (iv) of this paragraph have been satisfied; (viii) the directors of Haverfield who are stockholders of Haverfield shall have executed and delivered to Charter One Voting Agreements in the form acceptable to Charter One; (ix) Charter One shall have received the written affiliates' agreements; and (x) Dissenters' shares shall not exceed seven percent of the issued and outstanding Haverfield Common Stock.

         Conditions to the Obligations of Haverfield and Home Bank. Notwithstanding any other provision of the Merger Agreement, the obligations of Haverfield and Home Bank to consummate the Merger are subject to the following conditions precedent (except as to those which Haverfield may chose to waive):
(i) all of the representations and warranties made by Charter One in the Merger Agreement and in any documents or certificates provided by Charter One shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time, subject to the cure provisions contained in the Merger Agreement; (ii) Charter One shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time, subject to the cure provisions contained in the Merger Agreement; (iii) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or record, which would prohibit ownership or operation of all or a portion of the business or assets of Haverfield or any Haverfield subsidiary by Charter One, Charter Michigan or Charter One Bank, or which would render any party hereto unable to consummate the transactions contemplated by the Merger Agreement; (iv) no regulatory authority shall have imposed any nonstandard or unduly burdensome condition relating to the Merger, such that it would substantially deprive Haverfield of the economic benefits of the Merger, as determined in the reasonable judgment of Haverfield; (v) Charter One shall not have suffered a Material Adverse Effect after the execution of the Merger Agreement; (vi) Haverfield shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to Charter One, in the form acceptable to Haverfield; and
(vii) Haverfield shall have received a certificate signed by the President and Chief Executive Officer of Charter One, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in items (i), (ii) and
(v) of this paragraph have been satisfied.

         There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. In the event the conditions to either party's obligations become impossible of satisfaction in any material respect, the other party may elect to terminate the Merger Agreement. See " -- Amendment; Termination; Break-Up Fee."

REGULATORY APPROVALS

         Consummation of the Merger is subject to the approval of the OTS. The Merger may not be consummated for a period of 30 days after receipt of the OTS's final approval, unless the OTS has not received any adverse comment from the Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the OTS. Charter One filed an application for approval of the Merger with the OTS on May 29, 1997 and received OTS approval on July 23, 1997.

         It is a condition to the consummation of the Merger that all requisite regulatory approvals be obtained without any nonstandard or unduly burdensome condition relating to any of the transactions contemplated by the Merger Agreement such that it would substantially deprive Charter One of the economic benefits of any of the transactions contemplated by the Merger Agreement as determined in Charter One's reasonable judgment. The OTS approval did not contain any such condition or restriction. See "-- Conditions to the Merger."

AMENDMENT; TERMINATION; BREAK-UP FEE

         Amendment. The Merger Agreement may be amended by the parties thereto by action taken by their respective Boards of Directors at any time before or after adoption by the stockholders of Haverfield but, after such adoption, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of Haverfield without the approval of the stockholders of Haverfield.

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by the mutual written consent of the Boards of Directors of Charter One and Haverfield; (ii) by Charter One or Haverfield if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of the Merger Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder; (iii) at any time on or before December 31, 1997, by Charter One or Haverfield in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled December 31, 1997 (other than by reason of a breach by the party seeking to terminate); (iv) by Charter One or Haverfield at any time after the stockholders of Haverfield fail to approve the Merger Agreement by the required vote at the Special Meeting; (v) by Charter One or Haverfield, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement or in any schedule or document delivered pursuant thereto, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach; (vi) by Charter One or Haverfield on or after December 31, 1997, in the event the Merger has not been consummated by such date (provided, however, that the right to terminate under this section shall not be available to any party whose failure to perform an obligation under the Merger Agreement has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date); or (vii) by Haverfield, if the Charter One Closing Price is less than $36.55 and both of the following conditions are satisfied: (a) written notice of its election to terminate is delivered by Haverfield to Charter One within one business day after the first date upon which the Charter One Closing Price can be determined; and (b) Charter One, within one business day after its receipt of such written notice of election to terminate, fails to agree in writing to an Exchange Ratio determined by dividing the Charter One Closing Price into $25.00.

         Remedies for Breach and Break-Up Fee. In the event that the Merger Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained in the Merger Agreement then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity, including specific performance, but subject to the limitations hereinafter discussed.

         In the event that the Special Meeting does not take place, the Haverfield Board fails to recommend adoption of the Merger Agreement and the Merger to the stockholders of Haverfield, or Haverfield's Board of Directors adversely alters or modifies its favorable recommendation of the Merger Agreement and the Merger to the stockholders of Haverfield, and the Merger Agreement and the Merger are not adopted by the stockholders of Haverfield by the required vote, and Charter One is not, as of the date of such event, in material breach of the Merger Agreement, then, upon termination of the Merger Agreement, Haverfield and/or Home Bank shall reimburse Charter One for its third party expenses relating to the Merger Agreement and the transactions contemplated thereby in an amount up to Two Hundred Thousand Dollars ($200,000) and pay Charter One an additional amount of Three Million Dollars ($3,000,000) as an agreed upon break-up fee and as the sole and exclusive remedy of Charter One. In order to obtain the benefit of this expense reimbursement and break-up fee, Charter One shall be required to execute a waiver of its rights to any other form of relief against Haverfield and Home Bank, and shall not have taken any action to enforce any other rights that it might have.

         In the event that (i) an Acquisition Proposal (as defined in the Merger Agreement) occurs prior to the time of the Special Meeting, (ii) the stockholders of Haverfield fail to adopt the Merger Agreement and the Merger under circumstances where the Board of Directors of Haverfield continuously maintained its favorable recommendation of the Merger Agreement and the Merger and (iii) Charter One was not, as of the date of such action, in material breach of the Merger Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by Haverfield or an Acquisition Proposal is consummated, in either case within nine months after the termination of the Merger Agreement, upon the happening of such event Haverfield and/or Home Bank shall be obligated to pay Charter One a cash amount of Three Million Dollars ($3,000,000) as an agreed upon break-up fee and as the sole and exclusive remedy of Charter One. In order to obtain the benefit of this break-up fee, Charter One shall be required to execute a waiver of its rights to any other form of relief against Haverfield and Home Bank, and shall not have taken any action to enforce any other rights that it might have. Notwithstanding the foregoing, if the average (rounded down to the nearest whole cent) of the closing sale price of one share of Charter One Common Stock on the Nasdaq National Market for the 20 full consecutive trading days ending on the day of the Special Meeting is less than $36.55, Haverfield shall not be obligated to pay Charter One the break-up fee discussed in this paragraph upon the termination of the Merger Agreement.

         In the event that all of the conditions precedent to the consummation of the Merger have been satisfied or would be satisfied by the delivery of documents which are under the control of Charter One, and Charter One in material breach of the Merger Agreement refuses to consummate the Merger or otherwise willfully abandons the Merger in material breach of the Merger Agreement, then in either case, Charter One shall pay Haverfield liquidated damages in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) as its sole and exclusive remedy against Charter One. In order to pursue this liquidated damage remedy, Haverfield and Home Bank shall be required to execute a waiver of their rights to any other form of relief against Charter One, Charter Michigan and Charter One Bank, and they shall have not have taken any action to enforce any other rights that they might have.

CONDUCT OF BUSINESS PENDING THE MERGER

         The Merger Agreement contains covenants of Haverfield concerning the conduct of its business. The covenants remain in effect until the Effective Time or until the Merger has been terminated. They include, among other things, that Haverfield and its subsidiaries shall continue to carry on their respective businesses and discharge or incur obligations and liabilities, only in the usual, regular and ordinary course of business, and Haverfield shall not, among other things, without the prior written consent of Charter One: (i) issue any capital stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the Haverfield Stock Options outstanding on the date of the Merger Agreement; (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of Haverfield; (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; (iv) change its charter, articles of incorporation, code of regulations or bylaws; (v) enter into or modify any employment agreement, severance agreement, change in control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law; (vi) except for the short-term renewal of FHLB advances outstanding as of the date of the Merger Agreement, raising short-term funds against its existing line of credit with the FHLB and deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others; (vii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit, subject to certain limits; (viii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value; (ix) knowingly or wilfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment; (x) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefore is in excess of twenty-five thousand dollars ($25,000), except for outstanding commitments previously disclosed; (xi) engage in any activity or transaction outside the ordinary course of business; or (xii) take any action that would (a) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement or (b) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code. FOR A MORE DETAILED AND COMPREHENSIVE LIST OF THE RESTRICTIONS ON THE CONDUCT OF HAVERFIELD'S OPERATIONS PENDING THE MERGER, SEE THE MERGER AGREEMENT ATTACHED HERETO AT APPENDIX I.

         Haverfield may not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of the Merger Agreement without the written consent of Charter One, except that nothing contained in the Merger Agreement will preclude Haverfield from declaring and paying cash dividends on Haverfield Common Stock at a quarterly rate not to exceed $.14 per share in a manner, on dates and with respect to record dates consistent with past practice (except for the payment of the last dividend prior to consummation of the Merger which shall be coordinated with, and subject to the approval of, Charter One to preclude duplication of dividends). The Haverfield Board is under no obligation to pay dividends on Haverfield Common Stock.

CONSOLIDATION OF HAVERFIELD AND HOME BANK

         Immediately following the Merger Haverfield will be merged (the "Michigan Merger") with and into Charter Michigan, a Michigan corporation and a wholly-owned first-tier subsidiary of Charter One and then Home Bank will be merged (the "Bank Merger") with and into Charter One Bank, a federally chartered savings bank and a wholly-owned subsidiary of Charter Michigan as contemplated by the Merger Agreement.

         The Michigan Merger and the Bank Merger shall become effective at the time and on the date of the filing of certificates of merger with the appropriate authorities of Michigan and Ohio and the articles of combination with the OTS. Such filings will occur only after the Effective Time.

EXPENSES

         All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses, except that Charter One and Haverfield shall bear equally all third party printing expenses associated with this Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

         The Merger is intended to be treated as a purchase for accounting purposes. Accordingly, the assets and liabilities of Haverfield will be recorded on the books and records of Charter One at their respective fair values at the time of consummation of the Merger.

         The unaudited pro forma combined financial information contained in this Proxy Statement/Prospectus has been prepared treating the Merger as a purchase for accounting purposes and using the pooling of interests accounting method for the RCSB Merger. See "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Representatives of Deloitte & Touche LLP, Haverfield's independent accountants, are expected to be present at the Special Meeting. They will be afforded the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RESALE OF CHARTER ONE COMMON STOCK BY AFFILIATES

         The shares of Charter One Common Stock to be issued to stockholders of Haverfield in connection with the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act, but generally including directors, certain executive officers and ten percent or more stockholders) of Haverfield or Charter One at the time of the Special Meeting.

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of Charter One Common Stock received in the Merger by affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, affiliates of Charter One and Haverfield may not resell publicly the Charter One Common Stock received by them in connection with the Merger except in compliance with certain limitations as to the amount of Charter One Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such affiliates of Haverfield who are not affiliates of Charter One may resell their shares without restriction. The ability of affiliates to resell shares of Charter One Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Charter One having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Charter One Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act covering such shares or an available exemption from the Securities Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of Charter One Common Stock received by persons who may be deemed to be affiliates of Charter One or Haverfield.

         The Merger Agreement provides that Haverfield will use its best efforts to cause each director, executive officer and other person who is deemed by Haverfield to be an affiliate (for purposes of Rule 145) of Haverfield to execute and deliver a written agreement with Charter One intended to ensure compliance with the Securities Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion is a summary description of the anticipated material federal income tax consequences of the Merger to Charter One, Haverfield and Haverfield stockholders who are citizens or residents of the United States. The following discussion does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of adoption of the Merger Agreement and the Merger. Further, the discussion does not address the tax consequences that may be relevant to a particular Haverfield stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired their shares as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

         HOLDERS OF HAVERFIELD COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO AS TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAX LAWS.

         Under current federal income tax law, and based upon assumptions and representations to be made by Charter One and Haverfield, and assuming that the Merger is consummated in the manner set forth in the Merger Agreement, it is anticipated that the following federal income tax consequences would result: (i) the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code and neither Charter One nor Charter Michigan nor Haverfield will recognize any gain or loss as a direct consequence of consummating the Merger; (ii) no gain or loss will be recognized by any Haverfield stockholder upon the exchange of Haverfield Common Stock solely for Charter One Common Stock pursuant to the Merger, and the tax basis of the Charter One Common Stock received by each stockholder of Haverfield who exchanges Haverfield Common Stock for Charter One Common Stock in the Merger will be the same as the aggregate tax basis of the Haverfield Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in Charter One Common Stock); (iii) the holding period of the shares of Charter One Common Stock received by a Haverfield stockholder in the Merger will include the holding period of the Haverfield Common Stock surrendered in exchange therefor, provided that such shares of Haverfield Common Stock were held as a capital asset by such stockholder at the Effective Time; and (iv) cash received in the Merger by a Haverfield stockholder in lieu of a fractional share interest of Charter One Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Charter One Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the Haverfield Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time).

         Silver Freedman & Taff, L.L.P., counsel to Charter One, will render an opinion, dated as of the Effective Time, that the Merger will qualify as a reorganization under the Code with the consequences set forth above. The Silver, Freedman & Taff, L.L.P. opinion will be based entirely upon the Code, regulations then in effect or proposed thereunder, then-current administrative rulings and practice and judicial authority, all of which would be subject to change, possibly with retroactive effect. Subject to waiver by both Charter One and Haverfield, which waiver is not expected to be made, consummation of the Merger is conditioned upon the receipt by Charter One and Haverfield of the opinion of Silver, Freedman & Taff, L.L.P. See "-- Conditions to the Merger."

         In the event that Silver, Freedman & Taff, L.L.P. is unable to furnish the opinion as described herein, the tax consequences of the Merger are materially different than described above, and both Charter One and Haverfield waive the condition of receipt of the opinion of Silver, Freedman & Taff, L.L.P., Haverfield stockholders will be resolicited and provided updated information regarding the material federal income tax consequences of the Merger prior to consummation of the Merger.

         No ruling has been or will be requested from the Internal Revenue Service ("IRS"), including any ruling as to federal income tax consequences of the Merger to Charter One, Haverfield or Haverfield stockholders. Unlike a ruling from the IRS, the opinions of counsel are not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinions or that such opinions would be upheld by the courts if challenged.

NASDAQ LISTING

         Both Charter One Common Stock and Haverfield Common Stock currently are quoted on the Nasdaq National Market. It is a condition to consummation of the Merger that the Charter One Common Stock to be issued to the stockholders of Haverfield pursuant to the Merger Agreement will be quoted on the Nasdaq National Market. See "-- Conditions to the Merger."

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Combined Statement of Financial Condition as of March 31, 1997 combines the historical consolidated statements of financial condition of Charter One and its subsidiaries with Haverfield and its subsidiaries and RCSB and its subsidiaries as if Charter One had consummated the Merger and the RCSB Merger on March 31, 1997, after giving effect to certain pro forma adjustments described in the accompanying notes. The following Unaudited Pro Forma Combined Statements of Income for the three-month periods ended March 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1996 present the combined historical results of operations of Charter One and its subsidiaries with Haverfield and its subsidiaries and RCSB and its subsidiaries as if Charter One had consummated the Merger and the RCSB Merger on January 1, 1994. Both Charter One's and Haverfield's fiscal years end December 31. Since RCSB has a fiscal year end as of November 30, all financial information for RCSB is stated as of the respective quarter ended May 31, 1997 and 1996 or year ended November 30, 1996, 1995 and 1994. Pro forma per share amounts are based on the Exchange Ratio (based on the market price of Charter One Common Stock as of March 31, 1997 of $44.00 per share) of .6136 shares of Charter One Common Stock for each share of Haverfield Common Stock and an exchange ratio of .91 shares of Charter One Common Stock for each share of RCSB Common Stock. See "RECENT DEVELOPMENTS" and "THE MERGER - Exchange Ratio." The Merger and the RCSB Merger are expected to close in the late third quarter or early fourth quarter of 1997.

         The Unaudited Pro Forma Combined Financial Statements and related footnotes account for the Merger as a purchase for accounting purposes and the RCSB Merger using the pooling of interests method of accounting. Under the pooling of interests method of accounting, the recorded assets, liabilities, stockholders' equity, income and expenses of Charter One and RCSB are combined and recorded at their historical cost-based amounts, except as noted below and in the footnotes.

         The Unaudited Pro Forma Combined Financial Statements are intended for informational purposes and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity or the consolidated financial position or results of operations of the combined entity that would have been achieved had the Merger and the RCSB Merger been consummated as of the date or at the beginning of the periods presented. The Unaudited Pro Forma Combined Statements of Income do not reflect the cost to effect the Merger, the RCSB Merger and to combine operations, or any expected cost savings therefrom. These Unaudited Pro Forma Combined Financial Statements should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of Charter One and Haverfield, which are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." See also "MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER -- Consolidation of Operations."


                                       UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION

                                                                                  AT MARCH 31, 1997
                                     ---------------------------------------------------------------------------------------
                                                                                                              COMBINED
                                                                                      HAVERFIELD           PRO FORMA FOR
                                                 CHARTER ONE        HAVERFIELD         PRO FORMA           CHARTER ONE/
                                                 AS REPORTED       AS REPORTED        ADJUSTMENTS           HAVERFIELD
                                                ------------       ------------       ------------          ------------
                                                                               (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents ................       $   168,357           $  5,302           --            $    173,659
Mortgage-backed securities:
    Available for sale ...................         1,069,830              1,965           --               1,071,795
    Held to maturity .....................         3,495,098               --             --               3,495,098
Investment securities:
  Available for sale .....................           281,448             28,863           --                 310,311
    Held to maturity .....................              --                 --             --                    --
Loans and leases, net ....................         8,472,041            294,143       $    273 (1)         8,766,457
Federal Home Loan Bank stock .............           217,917              2,849           --                 220,766
Premises and equipment ...................           115,167              4,324           --                 119,491
Accrued interest receivable ..............            76,962              2,548           --                  79,510
Equipment on operating leases ............            19,979               --             --                  19,979
Real estate owned ........................             6,330               --             --                   6,330
Loan servicing assets ....................             2,605               --            1,627 (2)             4,232
Goodwill .................................            63,330               --           24,372 (3)            87,702
Other assets .............................            42,524              1,670           --                  44,194
                                                 -----------           --------       --------          ------------
  Total assets ...........................       $14,031,588           $341,664       $ 26,272          $ 14,399,524
                                                 ===========           ========       ========          ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
LIABILITIES: .............................
  Deposits ...............................       $ 7,839,479           $273,226       $  2,393 (4)         8,115,098
  Federal Home Loan Bank Advances ........         3,081,274             32,000          1,086 (5)         3,114,360
  Reverse repurchase agreements ..........         1,735,966               --             --               1,735,966
  Other borrowings .......................           211,616               --             --                 211,616
  Advance payments by  borrowers for
     taxes and insurance .................            40,303              3,531           --                  43,834
  Accrued interest payable ...............            40,777              1,995           --                  42,772
  Accrued expenses and other liabilities .           136,406              2,237           --                 138,643
                                                 -----------           --------       --------          ------------
       Total liabilities .................        13,085,821            312,989          3,479            13,402,289
                                                 -----------           --------       --------          ------------
STOCKHOLDERS' EQUITY:
  Common stock and paid-in capital .......           322,466             16,529        (16,529)(7)           373,934
                                                                                        51,468 (6)
  Retained earnings ......................           666,703             12,692        (12,692)(7)           666,703
  Loans to employee stock plan ...........              --                 --             --                    --
  Treasury stock .........................           (44,560)              (122)           122 (7)           (44,560)
  Net unrealized gain (loss) on securities             1,158               (424)           424 (7)             1,158
                                                 -----------           --------       --------          ------------
      Total stockholders' equity .........           945,767             28,675         22,793               997,235
                                                 -----------           --------       --------          ------------
      Total liabilities and
          stockholders' equity ...........       $14,031,588           $341,664       $ 26,272          $ 14,399,524
                                                 ===========           ========       ========          ============



                                                  UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION

                                                                           AT MARCH 31, 1997
                                                  -------------------------------------------------------------

                                                                           RCSB            COMBINED PRO FORMA
                                                       RCSB AS          PRO FORMA            FOR CHARTER ONE
                                                      REPORTED         ADJUSTMENTS          /HAVERFIELD/RCSB
                                                    ------------       ------------           ------------

ASSETS:
Cash and cash equivalents ................          $     75,916       $    (52,500)(8)       $    197,075
Mortgage-backed securities:
    Available for sale ...................                15,808               --                1,087,603
    Held to maturity .....................             1,544,536               --                5,039,634
Investment securities:
  Available for sale .....................                 6,131               --                  316,442
    Held to maturity .....................                    76               --                       76
Loans and leases, net ....................             2,196,707               --               10,963,164
Federal Home Loan Bank stock .............                41,568               --                  262,334
Premises and equipment ...................                39,528            (26,500)(8)            132,519
Accrued interest receivable ..............                22,289               --                  101,799
Equipment on operating leases ............                  --                 --                   19,979
Real estate owned ........................                 6,111               --                   12,441
Loan servicing assets ....................                93,206               --                   97,438
Goodwill .................................                 7,545               --                   95,247
Other assets .............................                54,946             24,000 (9)            123,140
                                                    ------------       ------------           ------------
  Total assets ...........................          $  4,104,367       $    (55,000)          $ 18,448,891
                                                    ============       ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
LIABILITIES: .............................
  Deposits ...............................          $  2,342,879               --             $ 10,457,977
  Federal Home Loan Bank Advances ........               112,150               --                3,226,510
  Reverse repurchase agreements ..........             1,113,468               --                2,849,434
  Other borrowings .......................                   479               --                  212,095
  Advance payments by  borrowers for
     taxes and insurance .................                92,061               --                  135,895
  Accrued interest payable ...............                 5,087               --                   47,859
  Accrued expenses and other liabilities .               125,666               --                  264,309
                                                    ------------       ------------           ------------
       Total liabilities .................             3,791,790               --               17,194,079
                                                    ------------       ------------           ------------
STOCKHOLDERS' EQUITY:
  Common stock and paid-in capital .......               176,562       $    (28,912)(10)           521,584

  Retained earnings ......................               171,485            (55,000)(11)           783,188
  Loans to employee stock plan ...........                (2,805)              --                   (2,805)
  Treasury stock(18)......................               (28,912)            28,912 (11)           (44,560)
  Net unrealized gain (loss) on securities                (3,753)              --                   (2,595)
                                                    ------------       ------------           ------------
      Total stockholders' equity .........               312,577            (55,000)             1,254,812
                                                    ------------       ------------           ------------
      Total liabilities and
          stockholders' equity ...........          $  4,104,367       $    (55,000)          $ 18,448,891
                                                    ============       ============           ============


        See "Notes to Unaudited Pro Forma Combined Financial Statements."



                                              UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                                                                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                           ----------------------------------------------------------------------------------
                                                                                                Combined
                                                                                               Pro Forma
                                                                                              for Charter
                                            Charter One       Haverfield       Pro Forma           One/          RCSB as
                                            as Reported       as Reported     Adjustments       Haverfield       Reported
                                            -----------       -----------     -----------       ----------       --------

                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.........................     $    255,793      $      6,803       ($6)(12)   $     262,590     $     76,158
Interest expense........................          158,267             3,725      (225)(13)         161,767           42,786
                                             ------------      ------------      ----          -----------     -------------
  Net interest income...................           97,526             3,078       219              100,823           33,372
Provision for loan and lease losses.....              220                96       ---                  316            4,092
                                           --------------     -------------     ------        -------------    -------------
Net interest income after provision for
   loan and lease losses................           97,306             2,982        219              100,507          29,280
Net gain on sales.......................               87               ---        ---                   87               0
Other income............................           15,094               566        (36)(14)          15,624          15,790
Other expenses..........................           46,697             2,318        406 (15)          49,421          32,502
                                            -------------      ------------        ---           ----------    -------------
Income before income taxes..............           65,790             1,230       (223)              66,797          12,568
Provision for income taxes..............           21,704               418        ---               22,122           4,332
                                             ------------      ------------     ------          -----------   --------------
Net income..............................     $     44,086      $        812      ($223)         $    44,675    $      8,236
                                             ============      ============      =====          ===========    =============
Earnings per common and common
equivalent share(16):

   Primary..............................    $         .93     $         .43                  $        0.92      $      0.55
                                            =============     =============                  =============      ============
   Fully diluted........................    $         .93     $         .43                  $        0.92      $      0.55
                                            =============     =============                  =============      ============

Weighted average common and
common equivalent shares(16):
   Primary..............................       47,625,723         1,906,349                     48,795,459      14,941,966
                                               ==========         =========                     ==========      ==========
   Fully diluted........................       47,627,721         1,906,349                     48,797,457      14,998,306
                                               ==========         =========                     ==========      ==========



                                           FOR THE THREE MONTHS
                                            ENDED MARCH 31, 1997
                                           ----------------------

                                              Combined
                                              Pro Forma
                                            for Charter One
                                           /Haverfield/RCSB
                                           ----------------

Interest income.........................        $     338,748
Interest expense........................              204,553
                                                -------------
  Net interest income...................              134,195
Provision for loan and lease losses.....                4,408
                                                -------------
Net interest income after provision for
   loan and lease losses................              129,787
Net gain on sales.......................                   87
Other income............................               31,414
Other expenses..........................               81,923
                                                -------------
Income before income taxes..............               79,365
Provision for income taxes..............               26,454
                                                -------------
Net income..............................        $      52,911
                                                =============
Earnings per common and common
equivalent share(16):

   Primary..............................         $       0.85
                                                 ============
   Fully diluted........................         $       0.85
                                                 ============

Weighted average common and
common equivalent shares(16):
   Primary..............................           62,392,648
                                                 ============
   Fully diluted........................           62,445,915
                                                 ============

        See "Notes to Unaudited Pro Forma Combined Financial Statements."



                                             UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

                                                                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                         -------------------------------------------------------------------------------
                                                                                           COMBINED
                                                                                          PRO FORMA
                                                                                         FOR CHARTER
                                         CHARTER ONE     HAVERFIELD      PRO FORMA           ONE/           RCSB AS
                                         AS REPORTED    AS REPORTED     ADJUSTMENTS       HAVERFIELD        REPORTED
                                         -----------    -----------     -----------       ----------        --------

                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.......................      $1,004,478    $    27,292        ($ 25)       $ 1,031,745    $   293,618
Interest expense......................         621,086         14,742       (1,677)           634,151        164,237
                                           -----------    -----------       ------       ------------    -----------
  Net interest income.................         383,392         12,550        1,652            397,594        129,381
Provision for loan and lease losses...           4,001            309          ---              4,310         13,548
                                          ------------  -------------       ------      -------------    -----------
Net interest income after provision
   for loan and lease losses..........         379,391         12,241        1,652            393,284        115,833
Net gain on sales.....................           1,893            ---          ---              1,893          1,900
Other income..........................          55,245          2,005         (149)            57,101         63,259
Federal deposit insurance special
  assessment..........................          56,258          1,962          ---             58,220            ---
Other administrative expenses.........         187,766         10,000        1,625            199,391        123,442
                                            ----------    -----------       ------       ------------    -----------
Income before income taxes............         192,505          2,284         (122)           194,667         57,550
Provision for income taxes............          64,783            777          ---             65,560         17,845
                                            ----------    -----------       ------       ------------     ----------
Net income............................      $  127,722    $     1,507        ($122)      $    129,107     $   39,705
                                            ==========    ===========        =====       ============     ==========
Earnings per common and common
  equivalent share (16):

   Primary............................     $      2.67     $      .79                    $       2.63     $     2.67
                                           ===========     ==========                    ============     ==========
   Fully diluted......................     $      2.64     $      .79                    $       2.61     $     2.36
                                           ===========     ==========                    ============     ==========
Weighted average common and
  common equivalent shares (16):

   Primary............................      47,916,192      1,901,094                      49,082,703     13,920,621
                                           ===========     ==========                      ==========     ==========
   Fully diluted......................      48,297,472      1,901,094                      49,463,983     16,811,699
                                           ===========     ==========                      ==========     ==========





                                         UNAUDITED PRO FORMA COMBINED
                                             STATEMENTS OF INCOME

                                             FOR THE YEAR ENDED
                                              DECEMBER 31, 1996
                                             --------------------
                                                  COMBINED
                                                  PRO FORMA
                                               FOR CHARTER ONE
                                              /HAVERFIELD/RCSB
                                              ----------------



Interest income.......................             $1,325,363
Interest expense......................                798,388
                                                   ----------
  Net interest income.................                526,975
Provision for loan and lease losses...                 17,858
                                                   ----------
Net interest income after provision
   for loan and lease losses..........                509,117
Net gain on sales.....................                  3,793
Other income..........................                120,360
Federal deposit insurance special
  assessment..........................                 58,220
Other administrative expenses.........                322,833
                                                   ----------
Income before income taxes............                252,217
Provision for income taxes............                 83,405
                                                   ----------
Net income............................             $  168,812
                                                   ==========
Earnings per common and common
  equivalent share (16):

   Primary............................             $     2.69
                                                   ==========
   Fully diluted......................             $     2.61
                                                   ==========
Weighted average common and common
 equivalent shares (16):

   Primary............................             61,750,468
                                                   ==========
   Fully diluted......................             64,762,629
                                                   ==========

        See "Notes to Unaudited Pro Forma Combined Financial Statements."

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         Pursuant to the Merger Agreement and consistent with generally accepted accounting principles, Charter One, Haverfield and RCSB expect that costs incurred to effect the Merger and the RCSB Merger, which would include transaction costs of the Merger, the RCSB Merger and costs to combine operations, will be deducted in determining net income in the period in which they are incurred. The pro forma financial statements do not give effect to any cost savings which may be realized in connection with the consolidation of the respective operations of Charter One, Haverfield and RCSB.

(1)      Adjustment of loan portfolio to estimated fair value.

(2)      To record estimated fair value of loan servicing portfolio.

(3)      To record cost in excess of fair value of assets acquired.

(4)      Adjustment of savings deposit accounts to fair value.

(5)      Adjustment of FHLB advances to fair value.

(6) To reflect the issuance of 1,169,736 shares of Charter One Financial common stock at $44.00 per share.

(7)      Elimination of Haverfield equity accounts.

(8) Transaction costs of the Merger and the RCSB Merger (primarily investment banker and other professional fees) and costs to combine operations are expected to be in the range of $73 million to $85 million pre-tax (the "Expected Range") or $50 million to $60 million after-tax. The Unaudited Pro Forma Combined Statements of Income do not reflect these charges. The Unaudited Pro Forma Combined Statement of Financial Condition reflects these charges at the mid-point of the Expected Range ($79 million). It is anticipated that these charges will be incurred and recognized by Charter One, Haverfield, and RCSB and substantially paid by the end of 1997. The following table provides details of the estimated charges by type of cost:

                                                                    EXPECTED RANGE OF           EXPECTED RANGE OF
                         TYPE OF COST                                  PRE-TAX COST               AFTER-TAX COST

Transaction costs                                                    $7 to $9 million          $7 to $9 million

Costs to combined operations:
  Severance and other employee termination costs                    $31 to $37 million          $20 to $24 million
  Duplicative systems, facilities costs, and related intangibles    $25 to $28 million          $16 to $18 million
  Other costs incidental to the Merger and the RCSB Merger          $10 to $11 million          $7 to $9 million

    Total transaction costs and costs to combine operations         $73 to $85 million          $50 to $60 million

(9) Represents the expected income tax benefit associated with the pro forma adjustments.

(10) Adjustments to eliminate the Haverfield and RCSB treasury stock accounts.

(11) Represents the expected after-tax effect of the pro forma adjustments, as described in note (1) above, assuming a federal income tax rate of 35%.

(12)     Pro forma amortization of purchase accounting premiums of loans.

(13) Pro forma amortization of the purchase accounting premiums on interest-bearing liabilities.

(14) Pro forma amortization of the purchase accounting premium relating to loan servicing assets.

(15)     Pro forma amortization of goodwill.

(16) The pro forma combined per share data has been computed based on the combined historical income before extraordinary items and on the combined historical weighted average common and common equivalent shares outstanding assuming the issuance of .6136 shares of Charter One Common Stock for each share of Haverfield Common Stock based on the Exchange Ratio (based on the market price of Charter One Stock as of March 31, 1997) and .91 shares of Charter One Common Stock for each share of RCSB Common Stock. See "THE MERGER -- Exchange Ratio."

(17) The estimated pro forma effect on future periods' results of operations of the amortization of purchase accounting valuation adjustments in connection with Charter One Financial's acquisition of Haverfield on the basis of assumptions explained herein would be as follows:

(18)     On August 8, 1997 Charter One terminated its stock repurchase program.


                                                                                       ACCRETION
                                                                                       OF PREMIUM
                                               ACCRETION OF    ACCRETION OF        ON INTEREST-   AMORTIZATION OF    NET EFFECT
                                                PREMIUM ON    PREMIUM ON LOAN         BEARING       INTANGIBLE     ON RESULTS OF
                   PERIOD                          LOANS      SERVICING ASSET       LIABILITIES   ASSETS ACQUIRED    OPERATIONS
-------------------------------------------    ------------   ----------------    -------------  ----------------- --------------
Pro forma Historical:
  Year ended December 31, 1996                       $ (25)         $  (149)          $1,677          $ (1,625)       $  (122)
  Three months ended March 31, 1997                     (6)             (36)             225              (406)          (223)
                                                  --------        ---------         --------        ----------      ---------
    Total                                              (31)            (185)           1,902            (2,031)          (345)
                                                   -------         --------          -------         ---------      ---------
Pro forma Projected:
  Nine months ended December 31, 1997                  (15)             (89)             650            (1,219)          (673)
  Year ended December 31, 1998                         (19)            (113)             449            (1,625)        (1,308)
  Year ended December 31, 1999                         (17)            (101)             191            (1,625)        (1,552)
  Year ended December 31, 2000                         (15)             (89)             168            (1,625)        (1,561)
  Year ended December 31, 2001                         (14)             (83)              72            (1,625)        (1,650)
  Year ended December 31, 2002                         (13)             (77)              47            (1,625)        (1,668)
  Year ended December 31, 2003-                       (149)            (890)               0           (12,997)       (14,036)
                                                    ------        ---------       ----------         ---------      ---------
   Total                                              (242)          (1,442)           1,577           (22,341)       (22,448)
                                                    ------         --------          -------         ---------      ---------
     Total                                           $(273)         $(1,627)          $3,479          $(24,372)      $(22,793)
                                                     ======         ========          ======          =========      =========


Premiums on acquired interest earning assets and interest-bearing liabilities are expected to be amortized using the level- yield method over the contractual lives adjusted for estimated prepayments. The cores deposit intangible will be amortized over the estimated life of the related deposits. Goodwill will be amortized straight line over 15 years.

                       UNAUDITED PRO FORMA PER SHARE DATA

         The following table presents selected per share data for Charter One, Haverfield and RCSB on an historical and a pro forma basis as if Charter One had consummated the Merger and the RCSB Merger as of the dates or at the beginning of each of the periods indicated. The Merger is expected to be treated as a purchase for accounting purposes, the RCSB Merger is expected to be accounted for under the pooling of interests method of accounting, and the unaudited pro forma financial data is derived in accordance with such methods.

         The information shown below should be read in conjunction with the historical consolidated financial statements of Charter One, Haverfield and RCSB and related notes thereto, which are incorporated by reference herein, and the unaudited pro forma financial data included herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS-- Notes to Unaudited Pro Forma Combined Financial Statements" for a description of assumptions and adjustments used in preparing the unaudited pro forma financial data. Both Charter One's and Haverfield's fiscal years end December 31. Since RCSB has a fiscal year end as of November 30, all financial information for RCSB is stated as of the respective quarter ended May 31, 1997 and 1996 or year ended November 30, 1996, 1995 and 1994. The pro forma per share data has been included for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Merger had been effected at the beginning of the periods or on the dates indicated, as applicable, or of those results that may be obtained in the future.

                                                                               COMBINED                                  COMBINED
                                                                              PRO FORMA      PRO FORMA                  PRO FORMA
                                                                             FOR CHARTER    HAVERFIELD                 FOR CHARTER
                                                 CHARTER ONE   HAVERFIELD        ONE/       EQUIVALENT     RCSB AS    ONE/HAVERFIELD
                                                 AS REPORTED   AS REPORTED    HAVERFIELD      SHARES       REPORTED       /RCSB
                                                 -----------   -----------    ----------      ------       --------       -----

Book value per common share at(1):
  March  31, 1997...............................   $20.41       $15.04          $20.51       $12.58       $21.42          $21.17
  December 31, 1996.............................    19.85        14.87           19.95        12.24        21.12           20.69

Shares outstanding at:
  March 31, 1997................................  46,338,721    1,906,349     47,508,457        ---       14,590,975    60,786,244
  December 31, 1996.............................  46,442,723    1,906,349     47,612,459        ---       15,331,282    61,563,925

Cash dividends declared per common share for
the period ended(2):
  March 31, 1997................................    0.23         0.14            0.23         0.14         0.15            0.21
  December 31, 1996.............................    0.86         0.54            0.86         0.53         0.51            0.86

Income per common and common equivalent
share before extraordinary item
(primary) for the period ended(3):
  March 31, 1997................................    0.93         0.43            0.92         0.56         0.55            0.85
  December 31, 1996.............................    2.67         0.79            2.63         1.61         2.67            2.69

Income per common and common equivalent
share before extraordinary item (fully
diluted) for the period ended(3):
  March 31, 1997................................    0.93         0.43            0.92         0.56         0.55            0.85
  December 31, 1996.............................    2.64         0.79            2.61         1.60         2.36            2.61


------------------------

(1) The pro forma combined book value per common share represents the historical combined stockholders' equity for Charter One, Haverfield and RCSB divided by the pro forma outstanding common shares of the combined entity (based on the number of shares of Charter One Common Stock outstanding at the dates indicated plus the product of the number of shares of Haverfield Common Stock outstanding at the dates indicated and the Exchange Ratio of .6136 plus the product of the number of shares of RCSB common stock outstanding at the dates indicated and the exchange ratio of .91). The Haverfield pro forma equivalent book value per common share represents the pro forma combined book value per common share multiplied by the Exchange Ratio of .6136. See "THE MERGER -- Exchange Ratio."

(2) The pro forma combined cash dividends declared per common share represent the historical cash dividends declared per share of Charter One Common Stock. The Haverfield pro forma equivalent cash dividends declared per share represent the cash dividends declared on one share of Charter One Common Stock multiplied by the Exchange Ratio of .6136. No assurance can be made that equivalent dividends will be paid in the future. The amount of dividends payable will be dependent upon, among other things, the earnings and financial condition of the combined company. See also "MANAGEMENT AND OPERATIONS AFTER THE MERGER -- Post-merger Dividend Policy" and "THE MERGER -- Exchange Ratio."

(3) The pro forma combined per share income amounts are based upon the combined historical income amounts before extraordinary items for Charter One, Haverfield and RCSB and pro forma combined weighted average common and common equivalent shares outstanding. The pro forma weighted average common and common equivalent shares outstanding represent the weighted average number of common and common equivalent shares of Charter One Common Stock outstanding for the periods indicated plus the product of weighted average number of common and common equivalent shares of Haverfield Common Stock outstanding for the periods indicated and the Exchange Ratio of .6136 plus the product of the weighted average number of common and common equivalent shares of RCSB common stock outstanding for the periods indicated and the exchange ratio of .91. The Haverfield pro forma equivalent per share income amounts represent the pro forma combined per share income amounts multiplied by the Exchange Ratio of .6136. See "THE MERGER -- Exchange Ratio."

                 MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER

DIRECTORS AFTER THE MERGERS

         The Charter One Board will not change as a result of the Merger. However, immediately following consummation of the RCSB Merger (which is subject to adoption by Charter One stockholders and RCSB stockholders, as well as receipt of certain regulatory approvals) Leonard S. Simon, the current Chairman, President and Chief Executive Officer of RCSB and Rochester will be appointed to the Charter One Board to serve for a term expiring at Charter One's annual meeting held in the year 2000. Mr. Simon will serve as a Vice Chairman of the Charter One Board. Furthermore, subject to adoption of an amendment to Charter One's Certificate of Incorporation by Charter One stockholders, the size of the Charter One Board will be increased to 19 members and Messrs. Michael P. Morley, Ronald F. Poe and John P. Tierney, each of whom is currently serving as a director of RCSB, will be appointed to the Charter One Board. Messrs. Morley, Poe and Tierney will be appointed to such classes of directors of Charter One as the Charter One Board shall designate. Messrs. Simon, Morley, Poe and Tierney will each be appointed to the Board of Directors of Charter Michigan and, subject to regulatory approval, to the Charter One Bank Board, to serve for the same term as his term as a director of Charter One.

         Set forth below is certain information, as of the date of this Proxy Statement/Prospectus, with respect to each individual who currently is, or is expected to become, a member of the Charter One Board and the Charter One Bank Board upon consummation of Merger and RCSB Merger.

                                   YEAR BECAME A
                                DIRECTOR OF CHARTER                               PRINCIPAL OCCUPATION
           NAME                  ONE(C) OR RCSB(R)          AGE                  DURING PAST FIVE YEARS
           ----                  -----------------          ---                  ----------------------
Eugene B. Carroll, Sr.                1987(C)               72    President of Employer Sponsored Plans, Inc. (third-
                                                                  party health plan administrator); agent for New
                                                                  England Mutual Life Insurance Co.

Phillip W. Fisher                     1997(C)               46    Chairman of Durakon Industries, Principal of the
                                                                  Fisher Group, Partner in the Chase Company and
                                                                  General Partner in Edcor Data Services

Denise M. Fugo                        1993(C)               43    President of City Life Inc. (restaurant, banquet and
                                                                  catering company)

Mark D. Grossi                        1992(C)               42    Executive Vice President of Charter One and
                                                                  Executive Vice President/Retail Banking of Charter
                                                                  One Bank since September 1992; President and
                                                                  Chief Executive Officer of First American Savings
                                                                  Bank from December 1989 through September 1992

Charles M. Heidel                     1980(C)(1)            71    Retired President, Chief Operating Officer and
                                                                  Director of The Detroit Edison Company (public
                                                                  utility)

Charles F. Ipavec                     1987(C)               74    General counsel to Charter One Bank; President of
                                                                  LaPorte and Ipavec Co., L.P.A.

Charles John Koch (2)                 1987(C)               51    Chairman of the Board, President and Chief
                                                                  Executive Officer of Charter One and Charter One
                                                                  Bank

John D. Koch (2)                      1995(C)               45    Executive Vice President of Charter One; Executive
                                                                  Vice President/Chief Lending and Credit Officer of
                                                                  Charter One Bank

Philip J. Meathe                      1976(C)(1)            70    Retired Chairman of the Board and Chief Executive
                                                                  Officer of Smith, Hinchman & Grylls Associates,
                                                                  Inc. (firm composed of architects, engineers and
                                                                  planners)

Michael P. Morely                     1995(R)(3)            54    Senior Vice President and Director of Human
                                                                  Resources of Eastman Kodak Company of
                                                                  Rochester, New York

Richard W. Neu                        1992(C)(1)            41    Executive Vice President and Chief Financial
                                                                  Officer of Charter One and Executive Vice
                                                                  President/Chief Financial Officer of Charter One
                                                                  Bank since October 1995; Treasurer of FirstFed
                                                                  prior to the FirstFed Merger

Henry R. Nolte, Jr.                   1983(C)(1)            72    Of Counsel to Miller, Canfield, Paddock and Stone,
                                                                  Attorneys at Law, and was senior partner
                                                                  from 1989 to 1993; retired as Vice President/General
                                                                  Counsel of Ford Motor Company in 1989

Ronald F. Poe                         1988(R)(3)            58    Chairman and Chief Executive Officer of Dorman
                                                                  &Wilson, Inc., a real estate investment banking
                                                                  firm;  Director of the Federal Home Loan Mortgage
                                                                  Corporation

Victor A. Ptak                        1989(C)               64    General partner and manager of J.C. Bradford & Co.
                                                                  office (investment firm)

                                   YEAR BECAME A
                                DIRECTOR OF CHARTER                               PRINCIPAL OCCUPATION
           NAME                  ONE(C) OR RCSB(R)          AGE                  DURING PAST FIVE YEARS
           ----                  -----------------          ---                  ----------------------

Jerome L. Schostak                     1985(C)(1)            63   Chairman of the Board of Schostak Brothers &
                                                                  Company, Inc. (full service real estate company),
                                                                  and served as President until 1994

Mark Shaevsky                          1985(C)(1)            61   Partner in Honigman Miller Schwartz and Cohn,
                                                                  Attorneys at Law

Leonard S. Simon                       1984(R)(2)            60   Chairman of the Board and Chief Executive
                                                                  Officer of RCSB and Rochester since July 1983;
                                                                  President of RCSB and Rochester since
                                                                  September 1993

John P. Tierney                       1996(R)(3)             65   Retired Chairman and Chief Executive Officer of
                                                                  Chrysler Financial Corporation; Director of
                                                                  ContiFinancial Corporation

Eresteen R. Williams                  1979(C)(1)             70   Retired Medical Office Manager for D.G. Williams,
                                                                  Jr., M.D., P.C.

--------------------------------------

(1) These directors were previously directors of FirstFed who became directors in connection with Charter One's acquisition of FirstFed in October 1995. With respect to such directors, includes service as a member of the Board of Directors of First Federal prior to the formation of FirstFed.

(2)      Messrs. Charles John Koch and John D. Koch are brothers.

(3) Includes service as a member of the Board of Directors of Rochester prior to the formation of RCSB.

         Charter One has agreed to take all necessary corporate action to effectuate the foregoing which includes the Director Amendment. The amendments to the charter of Charter One Bank are subject to the prior approval of the OTS.

OFFICERS AFTER THE MERGERS

         The executive officers of Charter One and Charter One Bank will not change as a result of the Merger. However, upon consummation of the RCSB Merger (which is subject to approval of Charter One stockholders and RCSB stockholders, as well as receipt of certain regulatory approvals) the executive officers of Charter One and Charter One Bank will be as follows: Charles John Koch - Chairman of the Board, President and Chief Executive Officer of Charter One and Charter One Bank; Richard W. Neu - Executive Vice President and Chief Financial Officer of Charter One and Executive Vice President/Chief Financial Officer of Charter One Bank; John D. Koch - Executive Vice President of Charter One and Executive Vice President/Chief Lending and Credit Officer of Charter One Bank; Mark D. Grossi - Executive Vice President of Charter One and Executive Vice President/Retail Banking of Charter One Bank; Leonard S. Simon - Vice Chairman of the Charter One Board; Edward J. Pettinella - Executive Vice President of Business Development of Charter One and Charter One Bank; and Robert J. Vana - Chief Corporate Counsel and Secretary of Charter One and Charter One Bank. All of the foregoing officers, except for Messrs. Simon and Pettinella, currently serve in such capacities with Charter One and/or Charter One Bank. Mr. Simon currently serves as Chairman of the Board, President and Chief Executive Officer of RCSB and Rochester. Mr. Pettinella currently serves as an Executive Vice President of RCSB and Rochester.

CONSOLIDATION OF OPERATIONS

         Upon consummation of the Merger and, subject to consummation of the RCSB Merger, the combined company will be headquartered in Cleveland. The combined institution will have 218 full service offices located in Ohio, Michigan and New York, with approximately $10 billion in total deposits. After consummation of the Merger and the RCSB Merger, Charter One will remain a well capitalized institution under current regulatory requirements.

POST-MERGER DIVIDEND POLICY

         Charter One is a legal entity, separate and distinct from Charter One Bank and its subsidiaries. As a holding company with no significant operations of its own, Charter One's principal sources of funds are its net earnings and any dividends paid to it by Charter One Bank, which are subject to certain federal regulatory limitations. The Charter One Board after the consummation of the Merger and the RCSB Merger will consider the payment and level of dividends on Charter One Common Stock as it deems appropriate to do so, taking into account federal regulatory restrictions, Charter One's level of net income and financial condition, its future prospects, economic conditions, industry practices and other factors. Any dividend declared by the Charter One Board will be consistent with its analysis of the factors detailed above, and there can be no assurance as to any future dividends. See also "Comparative Stock Prices and Dividend Information."

            DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK

         The following information does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Charter One Certificate of Incorporation (the "Charter One Certificate").

GENERAL

         The Charter One Certificate authorizes the issuance by Charter One of up to 200,000,000 shares of its capital stock consisting of 180,000,000 shares of Charter One Common Stock (par value $.01 per share) and 20,000,000 shares of Charter One Preferred Stock (par value $.01 per share). As of the Record Date _________ shares of Charter One Common Stock and no shares of Charter One Preferred Stock were issued and outstanding. The Charter One Common Stock is traded on the Nasdaq National Market under the symbol "COFI." See "SUMMARY -- Comparative Stock Prices and Dividend Information." The stock transfer agent and registrar for the Charter One Common Stock is The First National Bank of Boston.

COMMON STOCK

         Each share of the Charter One Common Stock has the same relative rights and is identical in all respects with each other share of the Charter One Common Stock. The Charter One Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

         Subject to any prior rights of the holders of any Charter One Preferred Stock then outstanding, holders of the Charter One Common Stock are entitled to receive such dividends as are declared by the Charter One Board out of funds legally available therefor. Full voting rights are vested in the holders of Charter One Common Stock, each share being entitled to one vote. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION -- Restrictions on Voting Rights; Quorum" and "Rights Agreement." Subject to any prior rights of the holders of any Charter One Preferred Stock then outstanding, in the event of liquidation, dissolution or winding up of Charter One, holders of shares of Charter One Common Stock are entitled to receive pro rata, any assets distributable to stockholders in respect of shares held by them. Holders of shares of Charter One Common Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Charter One or cumulative voting rights. The outstanding shares of Charter One Common Stock are fully paid and non-assessable.

         Certain provisions of the Charter One Certificate may have the effect of delaying, deferring or preventing a change in control of Charter One pursuant to an extraordinary corporate transaction involving Charter One, including a merger, reorganization, tender offer, transfer of substantially all of its assets or a liquidation. Attached to each share of Charter One Common Stock is a "Right" entitling the holder thereof to purchase shares of Series A Participating Preferred Stock of Charter One upon the occurrence of certain events as more fully described in the Rights Agreement. See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION."

         The foregoing discussion of the Charter One Common Stock is qualified in its entirety be reference to the description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A (as amended) with respect thereto, which is incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

PREFERRED STOCK

         The Charter One Certificate authorizes the issuance by Charter One of up to 20,000,000 shares of Charter One Preferred Stock (par value $.01 per share), none of which was issued and outstanding as of the Record Date 1997.

         The Charter One Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Charter One Board may determine. The Charter One Board is expressly authorized at any time, and from time to time, to provide for the issuance of Charter One Preferred Stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Charter One Board resolution providing for the issuance thereof. The Charter One Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights. The ability of the Charter One Board to issue Charter One Preferred Stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in Charter One more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Charter One.

         Shares of Charter One Preferred Stock redeemed or acquired by Charter One may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by the Charter One Board.

         See also "COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION -- Rights Agreement."

                     COMPARISON OF RIGHTS OF STOCKHOLDERS OF
             CHARTER ONE FINANCIAL, INC. AND HAVERFIELD CORPORATION

INTRODUCTION

         Upon the consummation of the Merger, holders of Haverfield's Common Stock, whose rights are presently governed by Ohio law and Haverfield's articles of incorporation and Code of Regulations (the "Haverfield Articles" and "Haverfield Regulations," respectively) and, indirectly, Home Bank's charter and bylaws, will become stockholders of Charter One, a Delaware corporation. Accordingly, their rights will be governed by the Delaware General Corporation Law ("DGCL") and the Charter One Certificate and bylaws of Charter One (the "Charter One Bylaws") and, indirectly, Charter Michigan's articles of incorporation (the "Charter Michigan Articles") and bylaws (the "Charter Michigan Bylaws") and Charter One Bank's charter and bylaws. Certain differences arise from the change in governing law, as well as from differences between the Haverfield Articles and Haverfield Regulations and the Charter One Certificate and Charter One Bylaws and between the charter and bylaws of Home Bank and Charter One Bank. The following discussion summarizes material differences affecting the rights of stockholders but is not intended to be a complete statement of all differences and is qualified in its entirety by reference to the OGCL, the DGCL, the Charter One Certificate and the Charter One Bylaws, the Haverfield Articles and the Haverfield Bylaws, the Charter Michigan Articles and the Charter Michigan Bylaws, and the respective charters and bylaws of Home Bank and Charter One Bank.

ISSUANCE OF CAPITAL STOCK

         The Haverfield Articles authorize the issuance of 5,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. The Charter One Certificate currently authorizes the issuance of 180,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of serial preferred stock, par value $.01 per share. As of the Record Date, ________ and ____________ shares of common stock (and no shares of preferred stock) of Haverfield and Charter One, respectively, were issued and outstanding. For information regarding the number of shares of Charter One's Common Stock that would have been issued on a pro forma basis upon the consummation of the Merger as of that date, see "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS." Haverfield and Charter One are each authorized to issue additional shares of capital stock without stockholder approval up to the amount authorized.

PAYMENT OF DIVIDENDS

         The ability of Charter One and Haverfield to pay dividends on their common stock is governed by Delaware and Ohio corporate law, respectively. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the corporation is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         Section 1701.33 of the OGCL provides that dividends may be paid out of surplus in cash, property or shares of the corporation's capital stock. The dividend may not exceed the combination of the surplus of the corporation and the difference between (i) the reduction in surplus resulting from recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 ("SFAS No. 106") issued by the Financial Accounting Standards Board and;
(ii) the aggregate of the transition obligation that would have been recognized at the date of the declaration of dividend if the corporation had elected to amortize its recognition of the transition obligation under SFAS No. 106. The OGCL further provides that a corporation must notify its stockholders if a dividend is paid out of capital surplus.

         The ability of Haverfield and Charter One to pay dividends on their common stock also is affected by restrictions upon their receipt of dividends from their respective subsidiary savings institutions. See "SUMMARY -- Comparative Stock Prices and Dividend Information" for additional information.

ADVANCE NOTICE REQUIREMENTS FOR NOMINATIONS OF DIRECTORS AND PRESENTATION OF NEW BUSINESS AT ANNUAL MEETINGS OF STOCKHOLDERS

         The Haverfield Regulations generally provide that any stockholder desiring to bring a proposal for new business before any annual meeting of stockholders must submit written notice to Haverfield at least five days in advance of the meeting, together with certain information. In order to make a nomination for the election of a director under the Haverfield Regulations, a stockholder must provide Haverfield with written notice of such nomination, in prescribed form, not less than 45 days nor more than 90 days prior to a meeting where directors are to be elected; provided that if less than 60 days notice of the meeting is given, notice must be received by Haverfield not more than 15 days following the date on which notice of the meeting was mailed or made publicly available.

         The Charter One Bylaws specify that notice of any stockholder nomination or proposal for new business must be received by Charter One at least 60 but no more than 90 days in advance of the annual meeting; however, in the event that fewer than 70 days' notice or prior public disclosure of the date of the meeting is given or made, written notice must be submitted no later than the tenth day following the earlier of the date such notice is given or public disclosure made.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

         Both the Haverfield Articles and the Charter One Certificate provide that stockholders are not permitted to cumulate their votes in the election of directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders may, if they so choose, elect all directors of Charter One to be selected at that meeting, thus precluding minority stockholder representation on the Charter One Board.

RESTRICTIONS ON VOTING RIGHTS; QUORUM

         The Haverfield Articles do not contain any restrictions on voting rights. The Charter One Certificate currently restricts the voting rights of any Related Person (as defined in the Charter One Certificate) with respect to each vote in excess of 20% of the voting power of the outstanding shares to 1/100 of a vote.

         The Haverfield Regulations provide that the holders of a majority of shares of common stock entitled to vote present in person or by proxy at a meeting of stockholders constitutes a quorum at any such meeting. The Charter One Bylaws also provide that the holders of a majority of shares entitled to vote at a meeting constitutes a quorum. Pursuant to the Charter One Certificate, however, to the extent the voting rights of any Related Person are reduced, such reduced voting power will be considered for purposes of determining a quorum.

NUMBER AND TERM OF DIRECTORS

         Pursuant to the Haverfield Regulations, the Board of Directors shall consist of not less than 7 nor more than 15 members. The Haverfield Regulations provide that the Board of Directors shall consist of 7 directors unless the Board of Directors determines otherwise. The Haverfield Regulations further provide that the Board of Directors will be divided into two classes each of which will have at least three directors with the term of office of each class lasting three years.

         The Charter One Certificate provides that its Board may consist of between seven and 16 directors, as fixed by a resolution adopted by the affirmative vote of a majority of Charter One's continuing directors as set forth in the Charter One Bylaws. As of April 24, 1997, Charter One's directors resolved that the Board of Directors shall consist of 15 members. The Charter One Certificate also provides that the Board of Directors shall be divided into three classes with the term of office of one class expiring each year. See "MANAGEMENT AND OPERATIONS AFTER THE RCSB MERGER" and "-- Special Provisions to Charter One's Bylaws."

REMOVAL OF DIRECTORS

         The Haverfield Regulations provide that directors may be removed (i) for cause by the vote of the majority of the shares entitled to vote and (ii) without cause by the vote of at least two-thirds of the shares entitled to vote, cast at a meeting of stockholders called for such purpose.

         Charter One's Certificate provides that directors may be removed only for cause by a vote of a majority of the shares entitled to be cast in the election of directors. The Charter One Certificate provides that a vote to remove a director may only occur at an annual meeting of stockholders or at a meeting of stockholders called expressly for that purpose. The Charter One Certificate limits what will constitute cause for removal to conviction of a felony by a court of competent jurisdiction, an adjudication by a court of competent jurisdiction of gross negligence on the part of a director or misconduct in the performance of such director's duty to Charter One.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Both the Haverfield Regulations and the Charter One Certificate provide that any vacancy that occurs on the Board of Directors may be filled by a majority vote of the Board of Directors and that any director so chosen shall hold office for a term expiring at the meeting of stockholders at which the term of the class to which they have been elected expires.

AMENDMENT OF CHARTER DOCUMENTS

         To amend an Ohio corporation's articles of incorporation, Section 1701.71 of the OGCL requires the approval of stockholders holding two-thirds of the voting power of the corporation or, in cases when class voting is required, of stockholders holding two-thirds of the voting power of each such class, unless otherwise specified in such corporation's articles of incorporation. The Haverfield Articles require that amendments be approved by the affirmative vote of the holders of a majority of the voting power entitled to vote on such matter, except that the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to such matters are required to amend, change or adopt any provisions inconsistent with, or to repeal the provisions of the Haverfield Articles dealing with, control share acquisitions and business combinations.

         Section 242 of the DGCL requires approval of stockholders holding in majority of the voting power of a corporation's voting stock in order to amend a corporation's certificate of incorporation. The Charter One Certificate generally may be amended by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; however, approval of 90% of the outstanding voting stock is required to amend the provision of the Charter One Certificate providing for approval by 90% of the stockholders of certain business combinations with a 10% or greater stockholder and approval of 75% of the outstanding voting stock is generally required to amend certain other provisions (including provisions relating to the number, classification, election and removal of directors; the call of special stockholder meetings; criteria for evaluating certain offers; certain business combinations; limitations on payment of greenmail; stockholder action without a meeting; indemnification of directors; limitation of directors' liability; and amendments to the Charter One Certificate and Bylaws). In addition, the provisions regarding certain business combinations and greenmail that call for approval by a "super-majority" of the outstanding voting stock, excluding the vote of the 10% or greater or 5% or greater stockholder, respectively, may be amended only by the same "super-majority" called for by those provisions.

AMENDMENT AND REPEAL OF REGULATIONS AND BYLAWS

         Section 1701.11 of the OGCL provides that only the stockholders of a corporation have the power to adopt, amend and repeal the corporation's Code of Regulations. Haverfield's Regulations may be changed, amended, or repealed in whole or in part and a new Code of Regulation may be adopted by a majority of Haverfield's shares entitled to vote at any annual or special meeting at which proper notice of the proposed amendment was given.

         Section 109 of the DGCL places the power to adopt, amend or repeal by-laws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, to vest such power with the board of directors also. Charter One's Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of shares of at least 75% of the total votes eligible to be cast at a meeting duly called and held or by a resolution adopted by a majority of the Charter One Board.

CONTROL SHARE ACQUISITIONS

         Ohio Control Share Acquisitions Statue. Under Section 1701.831 of the OGCL, unless the articles of incorporation or regulations of a corporation otherwise provide, any "control share acquisition" of an issuing public corporation can only be made with the affirmative vote of a majority of the voting power of the corporation and a majority of the voting power of the corporation, excluding the voting power of the interested shares. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, or in respect to which that person may exercise or direct the voting power, would entitle that person to exercise levels of voting power in the following ranges; at least 20% but less than 33 1/3%, at least 33 1/3% but less than a majority, or a majority or more.

           Neither Delaware law nor the Charter One Certificate contains a control share acquisition statute or provision. See " -- Business Combinations with Certain Persons" for certain restrictions imposed by Ohio and Delaware law and the Charter One Certificate.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

         Ohio Business Combination Statute. Chapter 1704 of the OGCL prohibits an interested stockholder from engaging in a wide range of business combinations similar to those prohibited by Section 203 of the DGCL. Under Chapter 1704 of the OGCL an interested stockholder includes a stockholder who directly or indirectly exercises or directs the exercise of 10% or more of the voting power of the corporation. Chapter 1704 restrictions do not apply under certain circumstances including, but not limited to, the following: (a) if the directors of the corporation have approved the transaction or the interested stockholder's acquisition of shares of the corporation prior to the date the interested stockholder became an interested stockholder, and (b) if the corporation, by action of its stockholders holding 66 2/3% of the voting power of the corporation, adopts an amendment to its articles of incorporation specifying that Chapter 1704 shall not be applicable to the corporation. Haverfield's Articles provide that such a transaction must be approved by the affirmative vote of the holders of at least 75% of the voting shares and at least a majority of the voting shares not held by an interested stockholder.

         Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203"), which applies to Charter One, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply in certain circumstances, including those in which (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock plans; (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approved the business combination; or (d) certain competitive bidding circumstances were present.

         Additionally, the Charter One Certificate sets forth stockholder approval requirements for mergers and other similarly important corporate transactions involving substantial stockholders. The Charter One Certificate generally would prohibit a merger or consolidation, sale of $5 million or more of assets, issuance or transfer of $5 million or more of securities of Charter One, the adoption of a plan or proposal calling for the liquidation or dissolution of Charter One or a subsidiary, the reclassification of Charter One's securities or any agreement, contract or other arrangement providing, directly or indirectly for any of the foregoing (a "Business Transaction"), involving a "related person" (generally, a beneficial owner of 10% or more of Charter One's outstanding voting stock), unless, during the five years following the related person's acquisition of 10% of Charter One's voting power, the Business Transaction is approved by 90% of the holders of Charter One's voting stock unless the Business Transaction or the transaction by which the related person acquires such status is first approved by a majority of Charter One's Continuing Directors (as defined in the Charter One Certificate). Business Transactions with related persons after five years from the date the related person achieves such status require the approval of at least 75% of the holders of Charter One's voting stock not owned by the related person (at a meeting held no earlier than five years after the date the related person acquires such status) unless the proposed transaction either is approved by a majority of the Continuing Directors, is solely between Charter One and any subsidiary thereof or the Business Combination satisfies certain fair price criteria and various procedural requirements designed to ensure that Charter One's stockholders receive a fair price for their shares.

PREVENTION OF GREENMAIL

         The Charter One Certificate generally would prohibit Charter One from acquiring, directly or indirectly, from an "interested person" (generally, a beneficial owner of 5% or more of Charter One's voting stock) any of its equity securities of any class, unless (i) the acquisition is approved by the holders of at least 75% of Charter One's voting stock not owned by the interested person, (ii) the acquisition is made as part of a tender or exchange offer by Charter One or a subsidiary thereof to purchase securities of the same class on the same terms to all holders of such securities and in compliance with the Exchange Act and the rules and regulations thereunder; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Continuing Directors; or (iv) the acquisition is at or below the market price (generally, the highest sale price for the stock on the acquisition date on the Nasdaq National Market) and is approved by a majority of the Board of Directors, including a majority of the Continuing Directors (as defined in the Charter One Certificate). The Haverfield Articles do not contain a similar restriction.

LIMITATIONS ON DIRECTORS' LIABILITY

         Under Delaware law, a Delaware corporation may include in its certificate of incorporation a provision that eliminates or limits a director's personal liability for monetary damages for breach of his or her fiduciary duty, subject to certain limitations. The Charter One Certificate provides that a director shall not be personally liable to Charter One or its stockholders for monetary damages arising out of the director's breach of his or her duty of care, except (i) for any breach of a director's duty of loyalty to Charter One or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL which imposes liability on directors for unlawful payment of dividends or unlawful stock repurchases; or (iv) for any transactions from which the director derived any improper personal benefit. Further, the Charter One Certificate provides that if Delaware law is subsequently amended to eliminate or limit director liability with respect to these actions, then the liability of the directors shall be eliminated or limited to the fullest extent of the law. These provisions do not, however, relieve directors of their duty to act with due care. In addition, these provisions do not prevent a stockholder from seeking equitable remedies, including an injunction prohibiting a proposed action or transaction or rescission of a consummated action or transaction. Neither Ohio law nor the Haverfield Articles contain a similar provision. Ohio law, however, does limit generally a directors' liability to only those situations where it is determined by a court of competent jurisdiction that such director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

         Under federal regulations, there is no provision for limitation of directors' liability to Home Bank and Charter One Bank, and neither Home Bank nor Charter One Bank's charter or bylaws contains any limitation on the liability of directors of Home Bank and Charter One Bank for conduct in their official capacities.

INDEMNIFICATION

         Under Section 1701.13 of the OGCL, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Generally, if it is determined that a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, indemnification is discretionary except as otherwise provided by a corporation's articles of incorporation, code of regulations, or by contract, and except with respect to the advancement of expenses of directors (as discussed in the next paragraph). The OGCL does not authorize indemnification by a corporation (i) of a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order or (ii) of a director in an action involving the unlawful distribution of loans, dividends or assets. Indemnification with respect to expenses is required, however, to the extent such person succeeds on the merits or otherwise. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons.

         The OGCL provides that a director (but not an officer, employee, or agent), subject to certain exceptions, is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Haverfield's Regulations provide that Haverfield shall indemnify each director and officer, each former director and officer, and each person who is serving or has served at its request as a director, trustee or officer of another enterprise (and the heirs and personal representatives of each such director, trustee and officer) and may indemnify any employee or agent, any former employee or agent, and any person who is serving or has served at its request as an employee or agent of any other enterprise (and the heirs and personal representatives of each such employee or agent) to the fullest extent permitted by the laws of the State of Ohio in the event any of such persons shall be made, or be threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative. The Haverfield Articles further provide that this indemnification is treated as a contract between Haverfield and the indemnified individual and thus continues beyond the date on which the individual terminates his or her service as a

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



director, officer, employee or agent of Haverfield and continues in affect despite repeal or modification of the indemnification provisions of the Haverfield Articles. To the extent a party is entitled to indemnification after ceasing service, such indemnification shall inure to the benefit of heirs, executors and administrators of such person. All directors and officers of Home Bank are deemed to be serving as such at the request of Haverfield.

         Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. In the case of derivative actions, the DGCL requires court approval before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits or otherwise of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is made mandatory by the DGCL.

         In addition to the indemnification provisions contained in the DGCL, the Charter One Certificate also permits the payment of expenses in advance of the final disposition of an action, to the extent permitted by law. Additionally, Charter One's provision specifies that any indemnification payment to which an individual is entitled must be made within 60 days of receipt of a written request from the individual. Any advancement of expenses must be made within 20 days of the receipt of a written request. The Charter One Certificate also provides for the continuation of indemnification after the termination of the person's association with the company.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

         Section 1701.78 of the OGCL generally requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation's assets, and majority share acquisitions and combinations involving issuance of shares with one-sixth or more of the voting power of the corporation, by two-thirds of the voting power of the corporation, unless the articles of incorporation specify a different proportion (not less than a majority). The Haverfield Articles provide that certain "Business Combinations" with "Interested Shareholders" must be approved by the vote of holders of at least 75% of the voting power of Haverfield and by an "Independent Majority of Shareholders" (as those terms are defined in the Haverfield Articles).

         Section 1701.59 of the OGCL permits a director, in determining what he reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's stockholders, any of the following: (i) the interests of the corporation's employees, suppliers, creditors, and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. The DGCL does not contain a statutory provision permitting a director to consider outside interests in determining a course of action, however, Charter One's Certificate of Incorporation does.

         Section 252 of the DGCL requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets by a majority of the voting power of the corporation (other than in so-called parent-subsidiary mergers), unless the certificate of incorporation specifies a different percentage. The DGCL does not require stockholder approval for majority share acquisitions or for combinations involving the issuance of less than 20% of the voting power of the corporations, except for "business combinations" subject to Section 203 of the DGCL.

ACTION WITHOUT A MEETING

         Under Section 1701.54 of the OGCL, any action that may be taken by stockholders at a meeting may be taken without a meeting with the unanimous written consent of all stockholders entitled to vote thereat unless otherwise provided in the company's articles or regulations.

         Section 228 of the DGCL permits any action required or permitted to be taken at a stockholder's meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or prohibit stockholders' actions without a meeting. The Charter One Certificate prohibits stockholders' action without a meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

         Under Section 1701.40 of the OGCL, the holders of at least 25% of the outstanding shares of a corporation, unless the corporation's regulations specify another percentage, which may in no case be greater than 50%, the directors by action at a meeting or a majority of the directors acting without a meeting, the chairman of the board, the president, or in case of the president's death or disability, the vice president authorized to exercise the authority of the president, and such other officers or persons as the articles or the regulations authorize to call such meetings, have the authority to call special meetings of stockholders. Haverfield's Regulations provide that a special meeting can be called at any time by any of the following: the Chairman of the Board, the President, or in the case of the President's absence, death or disability, the Vice President entitled to exercise the President's authority, the majority of the Board of Directors or by written request of persons holding at least 40% of all outstanding voting shares.

         Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation's certificate of incorporation or by-laws may call a special meeting of the corporation's stockholders. The Charter One Certificate provides that a special meeting may only be called by a majority of the board of directors, including a majority of Continuing Directors (as defined in the Charter One Certificate).

PREEMPTIVE RIGHTS

         Section 1701.15 of the OGCL provides that, subject to certain limitations and conditions contained in the OGCL and unless the articles of incorporation provide otherwise, stockholders shall have preemptive rights to purchase additional securities of the corporation. Haverfield's Articles expressly eliminate preemptive rights.

         Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. Charter One's Certificate does not provide for preemptive rights.

LOANS TO INTERESTED PARTIES

         Under 1701.95 of the OGCL, directors of an Ohio corporation who vote for or assent to the making of loans (other than in the usual course of business) to an officer, director, or stockholder of a corporation are jointly and severally liable to the corporation for the amount of the loan, with interest thereon at the rate of six percent per annum, until the loan has been paid unless at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation or if the corporation is engaged in banking or in the making of loans generally.

         Section 143 of the DGCL permits a corporation to lend money to, guarantee an obligation of, or otherwise assist an Officer or other employee of the corporation or any subsidiary thereof, including an officer or employee who is also a director of the corporation or of any of its subsidiaries, whenever that loan or guarantee may, in the judgment of the directors, reasonably be expected to benefit the corporation. The DGCL generally does not impose liability on the directors who vote for or assent to the making of a loan to an officer, director or stockholder.

RIGHTS OF DISSENTING STOCKHOLDER

         Under Section 1701.84 of the OGCL, dissenting stockholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer, or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to the corporation's articles of incorporation. Stockholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. Under the DGCL, among other procedural requirements, a stockholder's written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights. Under the OGCL, a stockholder's written demand must be delivered to the corporation not later than ten days after the taking of the vote on the matter giving rise to appraisal rights. See "MERGER -- Appraisal and Dissenters' Rights."

         Under Section 262 of the DGCL, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides, Section 262 does not provide for appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or designated as a national market systems security on an inter-dealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market systems security on an inter-dealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders) or
(ii) if the corporation is the surviving corporation and no vote of its stockholders is required on the merger. The DGCL does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of a corporation's assets or from an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide. Charter One's Certificate does not provide appraisal rights beyond those specifically provided under the DGCL.

SPECIAL PROVISIONS TO CHARTER ONE'S BYLAWS

         In accordance with the Agreement and Plan of Merger by and between Charter One and FirstFed, dated May 30, 1995, Charter One adopted certain provisions to its Bylaws to govern directors, executive officers and committees to the exclusion of any other provision in the Bylaws.

         The provisions provide that the Board of Directors of Charter One shall consist of 16 directors (subsequently reduced to 15), one-half of whom were selected by Charter One and one-half of whom were selected by FirstFed. For a period of four years following the effective date of the merger with FirstFed, Charles J. Koch and Jerome L. Schostak shall serve as Chairman and Vice Chairman, respectively, of the Board of Directors. The Charter One Bylaws also provide that for four years following the effective date of the merger with FirstFed, if any person leaves the Board of Directors, their successor will be the person recommended by the directors who were directors of Charter One prior to the merger with FirstFed, or their successors, if such departing director was a director of Charter One prior to the merger with FirstFed, or by the directors who were directors of FirstFed prior to its merger with Charter One, or their successors, if the departing director was a director of FirstFed prior to its merger with Charter One.

         The Charter One Bylaws also provide that for a period of four years following the effective date of the merger, a vote of two-thirds of the entire Board of Directors of Charter One shall be necessary to approve (i) any amendment to the Certificate of Incorporation or Bylaws of Charter One, (ii) any merger, acquisition, sale of substantially all of its assets or other extraordinary corporate transaction involving Charter One, Charter One Bank or any other significant financial institution subsidiary of Charter One or (iii) the dismissal or replacement of any of the executive officers of Charter One or Charter One Bank or other significant financial institution subsidiary.

         The Charter One Bylaws also provide that for a period of at least four years following the merger with FirstFed, the Board of Directors of Charter One as the Surviving Corporation shall have a five person Executive Committee and such other committees as the Board shall establish in accordance with Section 141 of the DGCL, the Charter One Certificate and the Charter One Bylaws.

RIGHTS AGREEMENT

         On November 20, 1989, the Charter One Board declared a dividend distribution of one Right for each outstanding share of common stock of Charter One to stockholders of record at the close of business on December 1, 1989 (the "Rights Record Date"). As long as the Rights are attached to the common stock, Charter One will issue one Right with each new share of common stock so that each outstanding share will have an attached Right. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from Charter One 1/100 share of preferred stock designated as Series A Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a price of $40.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between Charter One and The First National Bank of Boston, as Rights Agent. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The Rights are attached to all certificates representing shares of Charter One's outstanding common stock, and no separate Rights Certificates (as defined below) have been distributed. Until the earlier to occur of (i) a public announcement that, without the prior consent of Charter One, a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities having 20% or more of the voting power of all outstanding voting securities of Charter One (an "Acquiring Person") or (ii) ten days (unless such date is extended by the Charter One Board) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of Charter One (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the common stock certificates outstanding as of the Distribution Date, by such common stock certificate. Until the Distribution Date, the Rights will be transferred with, and only with, common stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock outstanding as of the Distribution Date will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of common stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) December 1, 1999, (ii) consummation of a merger transaction with a person or group who acquired Charter One Common Stock pursuant to a Permitted Offer (generally, a tender offer or exchange offer for all outstanding shares of Charter One Common Stock at a price and on terms determined by at least a majority of the members of the Charter One Board to be both adequate and otherwise in the best interests of Charter One and its stockholders) and also is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption by Charter One as described below.

         The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for Series A Preferred Stock, or certain convertible securities having the same or more favorable rights, privileges and preferences as the Series A Preferred Stock at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

         In the event that a person becomes an Acquiring Person (unless pursuant to a Permitted Offer), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) will for a 60-day period thereafter have the right to receive upon exercise that number of 1/100 share of Series A Preferred Stock equal to the number of shares of Charter One Common Stock having a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Series A Preferred Stock have been issued) an equal number of an equivalent security (such as another equity security with at least the same economic value as 1/100 share of Series A Preferred Stock) (such right being called the "Flip-In Right"). In addition, Charter One shall be entitled (but not required) to deliver, upon exercise of the Flip-In Right, in lieu of 1/100 share of Series A Preferred Stock, an equal number of shares of common stock, to the extent they are available. For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock with a market value immediately prior to the triggering of the Right of $80.00 for $40.00.

         In the event that, after the first date of public announcement by Charter One or an Acquiring Person that an Acquiring Person has become such, Charter One is involved in a merger or other business combination transaction in which its common stock is exchanged or changed, or 50% or more of Charter One's assets or earning power is sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right (such Right being called the "Flip-Over Right"). For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock of the acquiring company with a market value immediately prior to the triggering of the Right of $80.00 (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) for $40.00.

         The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right. Upon the occurrence of any of the events giving rise to the exercisability of the Flip-Over Right or the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person becomes such shall become void insofar as they related to the Flip-Over Right or the Flip-In Right.

         With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, Charter One may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Charter One Board. Additionally, Charter One may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving Charter One but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Flip-In Right if and for as long as no Acquiring Person beneficially owns securities representing 20% or more of the voting power of Charter One's voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Flip-In Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Series A Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Series A Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock, but in no event less than $1.00. In the event of liquidation, the holders of Series A Preferred Stock will receive a preferred liquidation payment per 1/100 share thereof equal to the greater of the issuance price thereof or the payment made per each share of Charter One Common Stock.

         Each share of Series A Preferred Stock will have 100 votes, voting together with the shares of Charter One Common Stock.

         In the event of any merger, consolidation or other transaction in which shares of Charter One Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Series A Preferred Stock will be issuable; however, Charter One may elect to distribute depository receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of 1/100 share, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Charter One, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Charter One, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         Charter One and the Rights Agent may from time to time supplement or amend the Rights Agreement without the consent of the holders of the Rights in order to cure any ambiguity or to correct any defect or inconsistency contained therein. In addition, prior to the Distribution Date, Charter One and the Rights Agent may make such changes to the provisions of the Rights Agreement as Charter One deems necessary or desirable. Following the Distribution Date, Charter One and the Rights Agent may change or supplement the provisions of the Rights Agreement in any manner which Charter One deems necessary or desirable and which will not adversely affect the interests of the holders of the Rights.

         Charter One currently has reserved 600,000 shares of Preferred Stock for issuance upon exercise of the Rights. As of July 25, 1997, there were 46,216,386 shares of Charter One Common Stock, and therefore 46,216,386 Rights, outstanding. For information regarding the number of shares of Charter One Common Stock, and therefore Rights, expected to be outstanding upon the consummation of the Merger, see "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS."

         The Rights have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire Charter One (other than pursuant to a Permitted Offer or with Charter One's prior approval) without conditioning the offer on the Rights being redeemed or substantially all of the Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by Charter One with a person other than an Acquiring Person because the Rights are redeemable under those circumstances.

         Haverfield has not issued any similar rights or entered into any similar agreement with respect to its common stock.

                                  LEGAL MATTERS

         The validity of the shares of Charter One Common Stock offered hereby will be passed upon for Charter One by Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), Washington, D.C. Certain other legal matters in connection with the Merger will be passed upon for Charter One by Silver, Freedman & Taff, L.L.P., and for Haverfield by Hahn Loeser Parks, LLP, Cleveland, Ohio.

                                     EXPERTS

        The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference from the 1996 Charter One 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Haverfield and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, attached hereto in Appendix IV and incorporated by reference herein in this Proxy Statement/Prospectus, have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their report incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of RCSB Financial, Inc. and its subsidiaries as of November 30, 1996 and 1995 and for each of the years in the three-year period ended November 30, 1996, included in RCSB's 1996 Form 10-K and incorporated by reference into this Proxy Statement/Prospectus, have been incorporated by reference herein and in the Registration Statement on Form S-4 of which this Proxy Statement/Prospectus is a part, in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in RCSB's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              STOCKHOLDER PROPOSALS

         Haverfield will hold a 1998 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting, which it is presently expected to be held on or about April 22, 1998. In such event, as disclosed in the proxy materials for Haverfield's 1997 Annual Meeting of Stockholders, in order to be eligible for inclusion in Haverfield's proxy materials for the 1998 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the main office of Haverfield, Terminal Tower, 50 Public Square, Suite 444, Cleveland, Ohio 44113-2203, no later than November 18, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

         The Board of Directors of Haverfield is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                                                    APPENDIX I



                 -----------------------------------------------

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER MICHIGAN BANCORP, INC.

                             CHARTER ONE BANK F.S.B.

                             HAVERFIELD CORPORATION

                                       AND

                                HOME BANK, F.S.B.

                 -----------------------------------------------



                                ----------------

                                 April 22, 1997

                                ----------------

                                TABLE OF CONTENTS

                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

1.1      Merger; Surviving Corporations and Resulting Institution...........2
1.2      Effective Time of the Merger.......................................2
1.3      Company Merger.....................................................3
1.4      Michigan Merger....................................................8
1.5      Bank Merger........................................................9
1.6      Closing............................................................9
1.7      Reservation of Right to Revise Transaction.........................9

                                   ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

2.1      Organization......................................................10
2.2      Authorization.....................................................11
2.3      Conflicts.........................................................11
2.4      Anti-takeover Provisions Inapplicable.............................12
2.5      Capitalization....................................................12
2.6      COFI Financial Statements; Material Changes.......................12
2.7      COFI Subsidiaries.................................................13
2.8      COFI Filings......................................................14
2.9      COFI Reports......................................................14
2.10     Compliance with Laws..............................................14
2.11     Registration Statement; Proxy  Statement..........................15
2.12     Litigation........................................................16
2.13     Licenses..........................................................16
2.14     Taxes.............................................................16
2.15     Insurance.........................................................17
2.16     Loans; Investments................................................18
2.17     Allowance for Possible Loan Losses................................19
2.18     COFI Benefit Plans................................................19
2.19     Compliance With Environmental Laws................................21
2.20     Contracts and Commitments.........................................22
2.21     Defaults..........................................................23
2.22     Operations Since December 31, 1996................................23
2.23     Undisclosed Liabilities...........................................23
2.24     Assets............................................................24
2.25     Indemnification...................................................24
2.26     Insider Interests.................................................24
2.27     Brokers and Finders...............................................25
2.28     Accuracy of Information...........................................25
2.29     Governmental Approvals and Other Conditions.......................25

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                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF HAVERFIELD AND HOME BANK

3.1      Organization. ......................................................25
3.2      Authorization.......................................................26
3.3      Conflicts...........................................................26
3.4      Anti-takeover Provisions Inapplicable...............................26
3.5      Capitalization and Stockholders.....................................26
3.6      Haverfield Financial Statements; Material Changes...................27
3.7      Haverfield Subsidiaries.............................................28
3.8      Haverfield Filings..................................................29
3.9      Haverfield Reports..................................................29
3.10     Compliance With Laws................................................29
3.11     Registration Statement: Proxy Statement.............................30
3.12     Litigation..........................................................31
3.13     Licenses.  .........................................................31
3.14     Taxes...............................................................31
3.15     Insurance...........................................................32
3.16     Loans; Investments..................................................33
3.17     Allowance for Possible Loan Losses..................................34
3.18     Haverfield Benefit Plans............................................35
3.19     Compliance with Environmental Laws..................................38
3.20     Contracts and Commitments...........................................39
3.21     Defaults............................................................42
3.22     Operations Since December 31, 1996..................................42
3.23     Corporate Records...................................................44
3.24     Undisclosed Liabilities.............................................45
3.25     Assets..............................................................45
3.26     Indemnification.....................................................46
3.27     Insider Interests...................................................46
3.28     Registration Obligations............................................46
3.29     Regulatory, Tax and Accounting Matters..............................46
3.30     Brokers and Finders.................................................46
3.31     Accuracy of Information.............................................47
3.32     Fairness Opinion....................................................47
3.33     Governmental Approvals and Other Conditions.........................47

                                   ARTICLE IV
                             COVENANTS OF HAVERFIELD

4.1      Business in Ordinary Course.........................................47
4.2      Conforming Accounting and Reserve Policies; Restructuring Expenses..51
4.3      Certain Actions.....................................................51

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1      Inspection of Records; Confidentiality..............................53

5.2      Registration Statement; Stockholder Approval........................53
5.3      Agreements of Affiliates............................................54
5.4      Expenses............................................................54
5.5      Cooperation.........................................................54
5.6      Regulatory Applications.............................................55
5.7      Financial Statements and Reports....................................55
5.8      Notice..............................................................55
5.9      Press Release.......................................................56
5.10     Delivery of Supplements to Disclosure Schedules.....................56
5.11     Litigation Matters..................................................56
5.12     Tax Opinion.  ......................................................56
5.13     Written Agreements with Employees; Benefits and Related Matters.....57
5.14     Reservation of Shares to Satisfy Haverfield Stock Options...........58
5.15     Nasdaq Listing.  ...................................................58
5.16     Directors' and Officers' Indemnification Insurance..................58
5.17     Reports to the SEC..................................................59

                                   ARTICLE VI
                                   CONDITIONS

6.1      Conditions to the Obligations of COFI, Charter Michigan and
         Charter One Bank....................................................59
6.2      Conditions to the Obligations of Haverfield and Home Bank...........60
6.3      Conditions to the Obligations of the Parties........................61

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

7.1      Termination.........................................................62
7.2      Liabilities and Remedies; Break-Up Fee..............................63
7.3      Survival of Agreements..............................................65
7.4      Amendment...........................................................65
7.5      Waiver..............................................................65

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1      Survival............................................................66
8.2      Notices.............................................................66
8.3      Applicable Law......................................................67
8.4      Headings, Etc.......................................................67
8.5      Severability........................................................67
8.6      Entire Agreement; Binding Effect; Non-Assignment; Counterparts......67
8.7      No Employment Solicitation..........................................68
8.8      Additional Party....................................................68






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                                  EXHIBIT LIST

Exhibit A - Form of Voting Agreement

Exhibit B - Directors of Resulting Institution

Exhibit C - Home and Other Offices of Resulting Institution

Exhibit D - Form of Affiliate Agreement

Exhibit E - Form of Hahn Loeser Parks L.L.P. Legal Opinion

Exhibit F - Form of Silver, Freedman & Taff, L.L.P. Legal Opinion

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated April 22, 1997, is by and among Charter One Financial, Inc., a Delaware corporation ("COFI"), Charter Michigan Bancorp, Inc., a Michigan corporation and a wholly owned first-tier subsidiary of COFI ("Charter Michigan"), Charter One Bank F.S.B., a federally chartered savings bank and a wholly owned subsidiary of Charter Michigan ("Charter One Bank"), Haverfield Corporation, an Ohio corporation ("Haverfield"), and Home Bank, F.S.B., a federally chartered savings bank and a wholly owned first-tier subsidiary of Haverfield ("Home Bank").

         A. COFI , Charter One Bank, Charter Michigan, Haverfield and Home Bank wish to provide for the terms and conditions of the following described business combinations in which a newly formed Ohio business corporation and first-tier subsidiary of COFI ("Merger Sub") will be merged (the "Company Merger") with and into Haverfield, followed immediately by the merger (the "Michigan Merger") of Haverfield into Charter Michigan and the merger (the "Bank Merger") of Home Bank with and into Charter One Bank. The Company Merger, the Michigan Merger and the Bank Merger are collectively referred to herein as the "Merger."

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

         C. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

         D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         E. Concurrently with the execution and delivery of this Agreement, and as a condition to and inducement for COFI and Charter One Bank to enter into this Agreement, COFI and each of the directors of Haverfield have entered into voting agreements in the form attached hereto as Exhibit A ("Voting Agreements").

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 MERGER; SURVIVING CORPORATIONS AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Michigan Business Corporation Act ("MBCA"), the Ohio General Corporation Law ("OGCL"), the Federal Deposit Insurance Act ("FDIA"), the Home Owners' Loan Act ("HOLA") and the rules and regulations promulgated under HOLA ("Thrift Regulations"), (a) at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into Haverfield pursuant to the terms and conditions set forth herein, (b) immediately after the Effective Time, Haverfield shall be merged with and into Charter Michigan pursuant to the terms and conditions set forth herein and (c) thereafter at the Bank Merger Effective Time (as defined in Section 1.2 hereof), Home Bank shall be merged with and into Charter One Bank pursuant to the terms and conditions set forth herein. Upon the consummation of the Company Merger, the separate corporate existence of Merger Sub shall cease and Haverfield shall continue as the surviving corporation under the laws of the State of Ohio. Upon consummation of the Michigan Merger, the separate corporate existence of Haverfield shall cease and Charter Michigan shall continue as the surviving corporation under the laws of the State of Michigan. Upon consummation of the Bank Merger, the separate corporate existence of Home Bank shall cease and Charter One Bank shall continue as the resulting institution under the laws of the United States of America. The name of Haverfield as the surviving corporation of the Company Merger shall remain "Haverfield Corporation". From and after the Effective Time, Haverfield, as the surviving corporation of the Company Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Merger Sub and Haverfield, all as more fully described in the OGCL. The name of Charter Michigan as the surviving corporation of the Michigan Merger shall remain "Charter Michigan Bancorp, Inc." From and after the effective time of the Michigan Merger, Charter Michigan, as the surviving corporation of the Michigan Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter Michigan and Haverfield, all as more fully described in the MBCA and OGCL. The name of Charter One Bank, as the resulting institution of the Bank Merger, shall remain "Charter One Bank F.S.B.". From and after the Bank Merger Effective Time, Charter One Bank, as the resulting institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter One Bank and Home Bank (including any liquidation account of Home Bank established in connection with its conversion from mutual to stock form), all as more fully described in the Thrift Regulations.

         1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the Ohio Secretary of State and the Michigan Department of Commerce and the Office of Thrift Supervision ("OTS") such certificates of merger, articles of combination and other documents as they may deem necessary or appropriate for the Company Merger, the Michigan Merger and the Bank Merger, which certificates of merger, articles of combination and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the OGCL, MCBA and the Thrift Regulations, respectively. The Company Merger shall become effective at the time the certificate of merger for such merger is filed with the Ohio Secretary of State ("Effective Time"). The Michigan Merger shall become effective at the time the certificate(s) of merger for such merger are filed with the Ohio Secretary of State and the Michigan Department of Commerce. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the Secretary of the OTS pursuant to the Thrift Regulations ("Bank Merger Effective Time"). The parties shall cause the Company Merger to become effective immediately prior to the Michigan Merger, and the Michigan Merger to become effective immediately prior to the Bank Merger.

         1.3      COMPANY MERGER.

                  (a)      CONVERSION OF HAVERFIELD STOCK.  At the Effective
                           Time:

                           (i) Each share of common stock of Haverfield, $.01
                  par value per share (the "Haverfield Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, if applicable, as defined in Section 1.3(d) hereof) shall, by virtue of the Company Merger and without any action on the part of the holder thereof, but subject to
                  Section 1.3(f) hereof, be converted into the right to receive shares common stock of COFI, par value $.01 per share ("COFI Common Stock") at the Exchange Ratio (as defined in Section 1.3(b)), including the corresponding number of rights associated with the COFI Common Stock pursuant to the Rights Agreement dated November 20, 1989, as amended on May 26, 1995, between COFI and The First National Bank of Boston as Rights Agent.

                           Notwithstanding any other provision of this
                  Agreement, any shares of Haverfield Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by COFI, Charter One Bank, Haverfield, Home Bank or by any direct or indirect Subsidiary (as hereinafter defined) of any of them or held in the treasury of Haverfield (other than any shares of Haverfield Common Stock held (A) directly or indirectly in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties or (B) in respect of a debt previously contracted) shall, by virtue of the Company Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                           (ii) Each share of Merger Sub common stock issued and
                  outstanding immediately prior to the Effective Time shall be automatically converted into an identical number of issued and outstanding shares of Haverfield common stock after the Effective Time.

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




                           (iii) The holders of certificates formerly
                  representing shares of Haverfield Common Stock shall cease to have any rights as stockholders of Haverfield, except such rights, if any, as they may have pursuant to the OGCL. Except as provided above, until certificates representing shares of Haverfield Common Stock are surrendered for exchange, the certificates shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of COFI Common Stock into which such shares of Haverfield Common Stock shall have been converted by the Company Merger as provided above and the right to receive the cash value of any fraction of a share of COFI Common Stock as provided below (collectively, the "Merger Consideration").

                  (b)      EXCHANGE RATIO.

                           (i) If the Average COFI Stock Price (as hereinafter
                  defined) is equal to or greater than $41.09 and less than or equal to $55.60, then the Exchange Ratio shall be (rounded to the fourth decimal place) (A) $27.00, divided by (B) the Average COFI Stock Price. The "Average COFI Stock Price" means the average (rounded down to the nearest whole cent) of the closing sale price of one share of COFI Common Stock on the Nasdaq National Market for the 20 consecutive full trading days ending on the fifth business day immediately prior to the Closing Date.

                           (ii) If the Average COFI Stock Price is less than
                  $41.09 but equal to or greater than $38.05, then the Exchange Ratio shall be .6571.

                           (iii) If the Average COFI Stock Price is less than
                  $38.05 but equal to or greater than $36.55, then the Exchange Ratio shall be (rounded to the fourth decimal place) (A) $25.00, divided by (B) the Average COFI Stock Price.

                           (iv) If the Average COFI Stock Price is less than
                  $36.55, then subject to the provisions of Section 7.1(g), the Exchange Ratio shall be .6840.

                           (v) If the Average COFI Stock Price is greater than
                  $55.60, then the Exchange Ratio shall be .4856.

                           (vi) If, subsequent to the date of this Agreement but
                  prior to the Effective Time, the outstanding shares of COFI Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Exchange Ratio.

                  (c) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of COFI shall reserve for issuance a sufficient number of shares of COFI

         Common Stock for the purpose of issuing its shares to the stockholders of Haverfield in accordance herewith.

                  (d) DISSENTING SHARES. Any shares of Haverfield Common Stock held by a holder who dissents from the Company Merger in accordance with Section 1701.85 of the OGCL shall be herein called "Dissenting Shares". Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

                  (e)      EXCHANGE OF HAVERFIELD COMMON STOCK.

                           (i) As soon as reasonably practirable after the
                  Effective Time, holders of record of certificates formerly representing shares of Haverfield Common Stock ("Certificates") shall be instructed to tender such Certificates to an independent exchange agent to be selected by COFI (the "Exchange Agent") pursuant to a letter of transmittal that COFI shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by COFI or the Exchange Agent.

                           (ii) After the Effective Time, each holder of a
                  Certificate that surrenders such Certificate to COFI or the Exchange Agent will, upon acceptance thereof by COFI or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby.

                           (iii) COFI or the Exchange Agent shall accept
                  Certificates upon compliance with such reasonable terms and conditions as COFI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as COFI or the Exchange Agent may reasonably require.

                           (iv) Each outstanding Certificate, other than those
                  representing Dissenting Shares, shall until duly surrendered to COFI or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

                           (v) After the Effective Time, holders of Certificates
                  shall cease to have rights with respect to the Haverfield Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration. At the Effective Time, Haverfield shall deliver a certified copy of a list of its stockholders to COFI or the

                  Exchange Agent. After the Effective Time, there shall be no further transfer on the records of Haverfield of Certificates, and if such Certificates are presented to Haverfield for transfer, they shall be canceled against delivery of the Merger Consideration. COFI shall not be obligated to deliver the Merger Consideration to any holder of Haverfield Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive COFI Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such COFI Common Stock, at which time such dividends on whole shares of COFI Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Haverfield for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing COFI Common Stock until COFI has received a written agreement from such person as specified in Section
                  5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Haverfield Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of Haverfield to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                           (vi) If the Merger Consideration is to be issued to a
                  person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to COFI or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of COFI or the Exchange Agent that such tax has been paid or is not applicable.

                           (vii) In the event any Certificate shall have been
                  lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to COFI or the Exchange Agent an affidavit stating such fact, in form satisfactory to COFI, and, at COFI's discretion, a bond in such reasonable sum as COFI or the Exchange Agent may direct as indemnity against any claim that may be made against COFI or Haverfield or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon

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



                  such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

                  (f) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of COFI Common Stock shall be issued in the Company Merger. Each holder who otherwise would have been entitled to a fraction of a share of COFI Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the COFI Share Price on the last business day preceding the Effective Time. The "COFI Share Price" shall mean the closing sale price (rounded down to the nearest whole cent) of one share of COFI Common Stock as reported on the Nasdaq National Market. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

                  (g) STOCK OPTIONS. The Home Bank Stock Compensation Plan including Plans I and II thereto ("1985 Option Plan") and the Haverfield 1995 Stock Option Plan ("1995 Option Plan") and each option granted thereunder outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such option shall be converted automatically into an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1985 Option Plan or 1995 Option Plan, whichever is applicable):

                           (i) the number of shares of COFI Common Stock to be
                  subject to the new option shall be equal to the product of the number of shares of Haverfield Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                           (ii) the exercise price per share of COFI Common
                  Stock under the new option shall be equal to the exercise price per share of Haverfield Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Haverfield shall be deemed to be references to COFI.

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




                  (h) ARTICLES OF INCORPORATION AND CODE OF REGULATIONS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Code of Regulations of Haverfield, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Code of Regulations of Haverfield, as the surviving corporation of the Company Merger, until either is thereafter amended in accordance with applicable law.

                  (i) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of Haverfield, as the surviving corporation of the Company Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

         1.4      MICHIGAN MERGER.

                  (a) CANCELLATION OF HAVERFIELD COMMON STOCK. At the effective time of the Michigan Merger, each share of common stock of Haverfield issued and outstanding immediately prior thereto shall, by virtue of the Michigan Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter Michigan shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Haverfield common stock shall not be converted into capital stock or other securities or obligations of Charter Michigan.

                  (b) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of Charter Michigan, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Charter Michigan, as the surviving corporation of the Michigan Merger, until either is thereafter amended in accordance with applicable law.

                  (c) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Charter Michigan immediately prior to the Effective Time shall be the directors and officers of Charter Michigan, as the surviving corporation of the Michigan Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

                  (d) SERVICE OF PROCESS. At the effective time of the Michigan Merger, Charter Michigan, as the surviving corporation of the Michigan Merger, consents to be sued and served with process in the State of Ohio and irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against it any obligation of Haverfield or to enforce the right of the holders of Dissenting Shares.

                  (e) ADDITIONAL FILING REQUIREMENTS. Charter Michigan, as the surviving corporation of the Michigan Merger, does not intend to transact business in the State of Ohio and does not desire to be licensed to transact business in the State of Ohio.

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



         Accordingly, at the time a certificate of merger relating to the Michigan Merger is filed with the Secretary of State of the State of Ohio, it shall be accompanied by the affidavits, receipts, certificates or other evidence required by Division (H) of Section 1701.86 of the OGCL with respect to Haverfield.

                  (f) PRINCIPAL OFFICE. The location of the principal office of Charter Michigan, as the surviving corporation of the Michigan Merger, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126.

         1.5      BANK MERGER.

                  (a) CANCELLATION OF HOME BANK COMMON STOCK. At the Bank Merger Effective Time, each share of common stock of Home Bank ("Home Bank Common Stock") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter One Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Home Bank Common Stock shall not be converted into capital stock or other securities or obligations of Charter One Bank.

                  (b) CHARTER AND BYLAWS OF THE RESULTING INSTITUTION. The charter and bylaws of Charter One Bank, as in effect immediately prior to the Bank Merger Effective Time, shall, without any change, be the charter and bylaws of Charter One Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

                  (c) DIRECTORS OF THE RESULTING INSTITUTION. The directors of Charter One Bank, as the resulting institution of the Bank Merger, shall be those persons listed in Exhibit B to this Agreement. Such directors shall continue in office until their successors are duly elected and qualified or otherwise duly selected.

                  (d) OFFICES OF THE RESULTING INSTITUTION. The home and other offices of Charter One Bank, as the resulting institution of the Bank Merger, shall be as listed in Exhibit C to this Agreement.

         1.6 CLOSING. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be at 10:00 a.m. on the first business day of the first calendar month following the satisfaction of all of the conditions to Closing, at the executive offices of COFI or at such other date, time and location as is mutually agreed to by COFI and Haverfield, but in no event prior to September 1, 1997. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

         1.7 RESERVATION OF RIGHT TO REVISE TRANSACTION. After consultation with Haverfield,

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COFI shall have the unilateral right to change the method of effecting the
Merger (including without limitation the provisions of this Article I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration or the treatment of stock options as set forth in Section 1.3(g) hereof, (b) diminish the benefits to be received by the directors, officers or employees of Haverfield and Home Bank as set forth in this Agreement or in any other agreements between the parties made in connection with this Agreement, (c) materially impede or delay the consummation of the Company Merger or (d) adversely affect the tax treatment of Haverfield stockholders as a result of receiving the Merger Consideration. COFI may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

         COFI and Charter One Bank jointly and severally represent and warrant to Haverfield and Home Bank that:

         2.1      ORGANIZATION.

                  (a) COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. COFI is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.1(b) hereof)) on COFI or its ability to consummate the transactions contemplated herein. COFI has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby. COFI is duly registered as a savings and loan holding company under HOLA.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to COFI or Haverfield means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets or deposit liabilities of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a

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



         consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) in the case of Haverfield, any financial change resulting from adjustments taken pursuant to Section
         4.2 hereof.

         2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of COFI, Charter Michigan and Charter One Bank, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by COFI, Charter Michigan and Charter One Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         2.3 CONFLICTS. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of COFI or similar documents of any COFI Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COFI or any COFI Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of COFI or any COFI Subsidiary; or (iii) are disclosed in
Section 2.3 of that certain confidential writing delivered by COFI to Haverfield within two business days prior to the date hereof (the "COFI Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to COFI, Charter Michigan or Charter One Bank, in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby except for: (a) the filing of all required regulatory applications by COFI, Haverfield and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement;
(b) the filing by COFI of the registration statement relating to the COFI Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement ("Proxy Statement") for use in connection with the Haverfield stockholders' meeting to approve the Company Merger ("Haverfield Stockholders' Meeting"); (c) the filing of certificates of merger with respect to the Company Merger and the Michigan

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



Merger with the Ohio Secretary of State and the Michigan Department of Commerce and the filing of additional documents with the State of Ohio as described in
Section 1.4(e); (d) the filing of the articles of combination with the OTS relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

         2.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. To the best knowledge of COFI and Charter One Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation (i) applies to the Company Merger, (ii) prohibits or restricts the ability of COFI, Merger Sub, Charter Michigan or Charter One Bank to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby,
(iii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iv) would subject Haverfield or Home Bank to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         2.5      CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of COFI consists of (i) 180,000,000 shares of COFI Common Stock, $0.01 par value per share, of which, as of February 28, 1997, 46,330,703 shares were issued and outstanding and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of COFI Common Stock have been, and all of the shares of COFI Common Stock to be issued in the Company Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of COFI Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of COFI and none of the outstanding shares of COFI Common Stock is or will be entitled to any preemptive rights in respect of the Company Merger or any of the other transactions contemplated by this Agreement.

                  (b) As of March 31, 1997, COFI does not have outstanding any securities or rights convertible into or exchangeable for COFI Common Stock or any commitments, contracts, understandings or arrangements by which COFI is or may be bound to issue additional shares of COFI Common Stock, except pursuant to employee and director stock options or as otherwise set forth in Section 2.5 of the COFI Disclosure Schedule.

         2.6 COFI FINANCIAL STATEMENTS; MATERIAL CHANGES. COFI has heretofore delivered to Haverfield its audited consolidated financial statements for calendar years ended December 31, 1996 and December 31, 1995 (together the "COFI Financial Statements"). The COFI Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly

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



present the consolidated financial position of COFI as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1996 to the date hereof, COFI and the COFI Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to COFI on a consolidated basis except as disclosed in Section 2.6 of the COFI Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that COFI will suffer or experience a Material Adverse Effect.

         2.7      COFI SUBSIDIARIES.

                  (a) All of the COFI Subsidiaries as of the date of this Agreement are listed in Section 2.7 of the COFI Disclosure Schedule. COFI owns directly or indirectly all of the issued and outstanding shares of capital stock of the COFI Subsidiaries. No capital stock of any of the COFI Subsidiaries is, or may become required to be, issued (other than to COFI or another COFI Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any COFI Subsidiary. All of the shares of capital stock of each COFI Subsidiary held by COFI or a COFI Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.7 of the COFI Disclosure Schedule.

                  (b) Each COFI Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on COFI or the ability of COFI, Merger Sub, Charter Michigan or Charter One Bank to consummate the transactions contemplated herein. Each COFI Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "COFI Subsidiary" or a "Subsidiary" of COFI shall mean each corporation, savings bank and other entity in which COFI owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Charter One Bank is a member in good standing of the Federal Home

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



         Loan Bank System. All eligible deposit accounts issued by Charter One Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the full extent permitted under applicable law. Charter One Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA.

         2.8 COFI FILINGS. COFI has previously made available, or will make available prior to the Effective Time, to Haverfield true and correct copies of its (i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1995, 1996, and 1997 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities and Exchange Act of 1934, as amended (the "Securities Exchange Act") by COFI with the SEC since January 1, 1995 including without limitation on Forms 10-K, 10-Q and 8-K.

         2.9 COFI REPORTS. Each of COFI and the COFI Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the OTS, the National Association of Securities Dealers ("NASD") and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of COFI or the COFI Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of COFI and Charter One Bank, investigation into the business or operations of COFI or the COFI Subsidiaries within the past two (2) years except as set forth in Section 2.9 of the COFI Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to COFI or any COFI Subsidiary on a consolidated basis.

         2.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, the businesses of COFI and the COFI Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of

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



         interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by COFI or any COFI Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on COFI.

                  (b) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, no investigation or review by any governmental entity with respect to COFI or any COFI Subsidiary is pending or, to the best knowledge of COFI and Charter One Bank, threatened, nor has any governmental entity indicated to COFI or any COFI Subsidiary an intention to conduct the same, other than normal thrift regulatory examinations and those the outcome of which will not have a Material Adverse Effect on COFI.

                  (c) COFI and each of the COFI Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither COFI nor Charter One Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause COFI or any of the COFI Subsidiaries to fail to be in substantial compliance with such provisions. No COFI Subsidiary that is a financial institution has received a rating from an applicable regulatory authority which is less than "satisfactory."

         2.11 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by COFI for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by COFI for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Haverfield's stockholders, at the time of the Haverfield Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Haverfield Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event relating to COFI or any of its affiliates, officers, or directors is discovered by COFI that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, COFI will promptly inform Haverfield and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Haverfield. Notwithstanding the foregoing, COFI makes

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no representation or warranty with respect to any information supplied by
Haverfield that is contained in any of the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to COFI) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

         2.12 LITIGATION. Except as disclosed in Section 2.12 of the COFI Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of COFI and Charter One Bank threatened, against or affecting COFI or any COFI Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on COFI or which would materially affect the ability of COFI, Merger Sub, Charter Michigan or Charter One Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against COFI or any COFI Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         2.13 LICENSES. COFI and the COFI Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         2.14     TAXES.

                  (a) Except as disclosed in Section 2.14 of the COFI Disclosure Schedule, COFI and the COFI Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or COFI has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither COFI nor any COFI Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against COFI or any COFI Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.14 of the COFI Disclosure Schedule, neither COFI nor any COFI Subsidiary is currently subject to

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



         audit or examination of any of its income tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Neither COFI nor any COFI Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of COFI and the COFI Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) COFI has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where COFI was not the common parent of the group. Neither COFI nor any COFI Subsidiary is, or has been a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than COFI or a COFI Subsidiary.

                  (c) COFI and the COFI Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Section 2.14 of the COFI Disclosure Schedule have notified all employees, stockholders, and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

                  (d) For the purposes of this Agreement, the terms "tax" and "taxes" include without limitation, any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

         2.15 INSURANCE. COFI and the COFI Subsidiaries maintain insurance with insurers which in the best judgment of management of COFI are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. COFI and the COFI Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by COFI and the COFI Subsidiaries have been filed in due and timely fashion.

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         2.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 2.16 of the COFI Disclosure Schedule, each material loan reflected as an asset on the COFI Financial Statements dated as of December 31, 1996 is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of COFI and Charter One Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the COFI Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge.

                  (b) All guarantees of indebtedness owed to COFI or any COFI Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of COFI and Charter One Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on COFI.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which COFI or any COFI Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of COFI and Charter One Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. COFI and the COFI Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of COFI and Charter One Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require COFI or any COFI Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 2.16 of the COFI Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the COFI Financial Statements dated as of December 31, 1996 under the heading "Investment Securities," and none of the investments made by COFI and the COFI

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         Subsidiaries since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of COFI or any COFI Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which COFI or any COFI Subsidiary is a party, COFI or such Subsidiary has a valid, perfected first lien, or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the COFI Financial Statements as of December 31, 1996, (and as shown on any financial statements to be delivered by COFI to Haverfield pursuant to Section 5.7 hereof), to the best knowledge of COFI and Charter One Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles applicable to Charter One Bank. To the best knowledge of COFI and Charter One Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of COFI and the COFI Subsidiaries as of December 31, 1996 (and as of the dates of any financial statements to be delivered by COFI to Haverfield pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

         2.18     COFI BENEFIT PLANS.

                  (a) The term "COFI Benefit Plans" as used herein refers to each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of COFI or any COFI Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Acts of 1974, as amended ("ERISA"), which COFI or any COFI Subsidiary maintains, to which COFI or any COFI Subsidiary contributes, or under which any employee, former employee, director or former director of COFI or any COFI Subsidiary is covered or has benefit rights and pursuant to which any liability of COFI or any COFI Subsidiary exists or is reasonably likely to occur, provided that the term "Plan or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a

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



         particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No COFI Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the COFI Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("COFI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of COFI's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such COFI Qualified Plan. All such COFI Qualified Plans established or maintained by COFI or any of the COFI Subsidiaries or to which COFI or any of the COFI Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such COFI Qualified Plans. Neither COFI nor any COFI Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by COFI or any COFI Subsidiary to any COFI Benefit Plan through December 31, 1996, have been made or reserves adequate for such purposes as of December 31, 1996 have been set aside therefor and reflected in the COFI Financial Statements dated as of December 31, 1996. Neither COFI nor any COFI Subsidiary is in material default in performing any of its respective contractual obligations under any of the COFI Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of COFI and Charter One Bank, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the COFI Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by COFI or any COFI Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of COFI or any COFI Subsidiary or any such Plan.

                  (d) COFI and the COFI Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any COFI Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the

                                    I-25


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         Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC")
         and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any COFI Qualified Plan. Neither COFI, any COFI Subsidiary nor any COFI Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975(a) of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code.

                  (e) COFI and the COFI Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each COFI Benefit Plan with the Internal Revenue Service, the PBGC, the Department of Labor, and as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of COFI on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         2.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 2.19 of the COFI Disclosure
         Schedule: (i) to the best knowledge of COFI and Charter One Bank, the operations of COFI and each of the COFI Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) to the best knowledge of COFI and Charter One Bank, none of the operations of COFI or any COFI Subsidiary, no assets presently or formerly owned or leased by COFI or any COFI Subsidiary and no Mortgaged Premises or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which COFI, any COFI Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of COFI or any COFI Subsidiary, no assets presently owned or, to the best knowledge of COFI and Charter One Bank, formerly owned by COFI or any COFI Subsidiary, and, to the best knowledge of COFI and Charter One Bank, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has COFI or any COFI Subsidiary, or, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv)

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



         neither COFI or any COFI Subsidiary, nor, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one- to four-unit, single-family residences, and in the case of COFI and the COFI Subsidiaries, any real property interest securing a loan with a principal balance of less than one million dollars. For purposes of this Section, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance;
         (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         2.20 CONTRACTS AND COMMITMENTS. Section 2.20 of the COFI Disclosure Schedule contains, and shall be supplemented by COFI and Charter One Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of COFI to be true and correct copies of such documents on the dates of such certificates.

                  (a) The Certificate or Articles of Incorporation, Charters and Bylaws of COFI and each COFI Subsidiary.

                  (b) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of COFI or any COFI Subsidiary which, by their terms, continue to bind or affect COFI or any COFI Subsidiary.

                  (c) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of COFI or any COFI Subsidiary or any of their directors or officers in their capacities as such.

         2.21 DEFAULTS. There has not been any default in any material obligation to be performed by COFI or any COFI Subsidiary under any material contract or commitment, and neither COFI nor any COFI Subsidiary has waived, any material right under any material contract or commitment. To the best knowledge of COFI and Charter One Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         2.22 OPERATIONS SINCE DECEMBER 31, 1996. Between December 31, 1996 and the date hereof, except as set forth in Section 2.22 of the COFI Disclosure Schedule, there has not been:

                  (a) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by COFI or any COFI Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (b) any change in COFI's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate; or

                  (c) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to COFI or any COFI Subsidiary) materially adversely affecting the business, operations or financial condition of COFI on a consolidated basis.

         2.23 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with generally accepted accounting principles ("Liabilities") have, in the case of COFI and the COFI Subsidiaries, been so reflected, disclosed or reserved against in the COFI Financial Statements dated as of December 31, 1996 or in the notes thereto, and COFI and the COFI Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business or (b) as disclosed in Section 2.23 of the COFI Disclosure Schedule.

         2.24     ASSETS.

                  (a) COFI and the COFI Subsidiaries have good, and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by COFI or any COFI Subsidiary in the COFI Financial Statements dated as of December 31, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens, none of which, in the aggregate, except as set forth in the COFI Financial Statements dated as of December 31, 1996 or in Section 2.24 of the COFI Disclosure Schedule, are material to the assets of COFI on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of COFI and the COFI Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by COFI and the COFI Subsidiaries is held in fee simple, except as otherwise noted in the COFI Financial Statements as of December 31, 1996 or as set forth in Section 2.24 of the COFI Disclosure Schedule. COFI and the COFI Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the COFI Financial Statements dated as of December 31, 1996, or in Section 2.24 of the COFI Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to COFI or any COFI Subsidiary.

                  (b) All leases pursuant to which COFI or any COFI Subsidiary, as lessee, leases real or personal property which are material to the business of COFI on a consolidated basis are, to the best knowledge of COFI and Charter One Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to COFI or any COFI Subsidiary, or to the best knowledge of COFI and Charter One Bank, the other party.

         2.25 INDEMNIFICATION. To the best knowledge of COFI and Charter One Bank, except as set forth in Section 2.25 of the COFI Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of COFI or any COFI Subsidiary has occurred which would give rise to a claim by any such person for indemnification from COFI or any COFI Subsidiary under the corporate indemnification provisions of such entity in effect on the date of this Agreement.

         2.26 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between COFI or any COFI Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.26 of the COFI

Disclosure Schedule, no officer, director or employee of COFI or any COFI Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of COFI or any COFI Subsidiary.

         2.27 BROKERS AND FINDERS. Neither COFI nor any COFI Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for COFI or any COFI Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

         2.28 ACCURACY OF INFORMATION. The statements of COFI and Charter One Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of COFI or Charter One Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         2.29 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of COFI and Charter One Bank, there is no reason relating specifically to COFI or any COFI Subsidiary why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF HAVERFIELD AND HOME BANK

         Haverfield and Home Bank jointly and severally represent and warrant to COFI and Charter One Bank that:

         3.1 ORGANIZATION. Haverfield is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. Haverfield is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Haverfield or its ability to consummate the transactions contemplated herein. Haverfield has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. Haverfield is duly registered as a savings and loan holding company under HOLA.

         3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of Haverfield and Home Bank, and all necessary corporate action on the part of Haverfield and Home Bank has been taken, subject to the approval of this Agreement and the Company Merger by the holders of 2/3 of the issued and outstanding Haverfield Common Stock ("Required Vote"). This Agreement has been duly executed and delivered by Haverfield and Home Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         3.3 CONFLICTS. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Code of Regulations of Haverfield or similar documents of any Haverfield Subsidiary (as defined in Section 3.7 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Haverfield or any Haverfield Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time or (ii) are disclosed in Section 3.3 of that certain confidential writing delivered by Haverfield to COFI within two business days prior to the date hereof (the "Haverfield Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Haverfield or Home Bank in connection with the execution and delivery of this Agreement or the consummation by Haverfield or Home Bank of the transactions contemplated hereby except for the filings, approvals or waivers contemplated by Section 2.3 hereof.

         3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. To the best knowledge of Haverfield and Home Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) applies to the Company Merger or to the Voting Agreements, (ii) prohibits or restricts the ability of Haverfield or Home Bank to perform its obligations under this Agreement, or the ability of Haverfield to consummate the Company Merger or the ability of Home Bank to consummate the Bank Merger, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements, or any provision hereof or thereof, or (iv) would subject COFI, Charter Michigan or Charter One Bank to any material impediment or condition in connection with the exercise of any of its right under this Agreement with respect to the Company Merger or any of the Voting Agreements.

         3.5 CAPITALIZATION AND STOCKHOLDERS.

                  (a) As of the date hereof, the authorized capital stock of Haverfield consists of (i) 5,000,000 shares of Haverfield Common Stock, $0.01 par value, of which 1,915,892 shares are issued and outstanding and 9,543 shares are held as treasury shares and (ii) 1,000,000 shares of preferred stock, of which none are issued and outstanding. All of the issued and outstanding shares of Haverfield Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Haverfield Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of Haverfield. All of the issued and outstanding shares of Haverfield Common Stock will be entitled to vote to approve this Agreement and the Company Merger.

                  (b) As of the date hereof, Haverfield had 189,127.6 shares of Haverfield Common Stock reserved for issuance under the 1985 Option Plan and 1995 Option Plan for the benefit of employees and directors of Haverfield and the Haverfield Subsidiaries, pursuant to which options covering 82,845.6 shares of Haverfield Common Stock are outstanding (the "Haverfield Stock Options"). Except as set forth in this Section, there are no shares of capital stock or other equity securities of Haverfield outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Haverfield, or contracts, commitments, understandings, or arrangements by which Haverfield is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Section 3.5 of the Haverfield Disclosure Schedule sets forth the name of the holder of each Haverfield Stock Option and the date of grant of, number of shares represented by exercise price and expiration of, each Haverfield Stock Option.

         3.6 HAVERFIELD FINANCIAL STATEMENTS; MATERIAL CHANGES. Haverfield has heretofore delivered to COFI its audited consolidated financial statements for calendar years ended December 31, 1996 and December 31, 1995 (together the "Haverfield Financial Statements"). The Haverfield Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of Haverfield as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1996 to the date hereof, Haverfield and the Haverfield Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to Haverfield on a consolidated basis except as disclosed in Section 3.6 of the Haverfield Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that Haverfield will suffer or experience a Material Adverse Effect.

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



         3.7      HAVERFIELD SUBSIDIARIES.

                  (a) All of the Haverfield Subsidiaries are listed in Section
         3.7 of the Haverfield Disclosure Schedule. Except as set forth in
         Section 3.7 of the Haverfield Disclosure Schedule, Haverfield owns directly or indirectly all of the issued and outstanding shares of capital stock of the Haverfield Subsidiaries. Section 3.7 of the Haverfield Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the Haverfield Subsidiaries. Except for equity securities of the Federal Home Loan Bank of Cincinnati or as set forth in Section 3.7 of the Haverfield Disclosure Schedule, neither Haverfield nor the Haverfield Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the Haverfield Subsidiaries is or may become required to be issued (other than to Haverfield) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Haverfield Subsidiary. Other than as set forth in Section
         3.7 of the Haverfield Disclosure Schedule there are no contracts, commitments, understandings or arrangements relating to the rights of Haverfield to vote or to dispose of shares of the capital stock of any Haverfield Subsidiary. All of the shares of capital stock of each Haverfield Subsidiary are fully paid and non-assessable and are owned by Haverfield or another Haverfield Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the Haverfield Disclosure Schedule.

                  (b) Each Haverfield Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on Haverfield or the ability of Haverfield or Home Bank to consummate the transactions contemplated herein. Each Haverfield Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "Haverfield Subsidiary" or a "Subsidiary" of Haverfield shall mean each corporation, savings bank, and other entity in which Haverfield owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

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



                  (d) Home Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Home Bank are insured by the FDIC through the SAIF to the full extent permitted under applicable law. Home Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in
         Section 10(m) of HOLA. The liquidation account established by Home Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws.

         3.8 HAVERFIELD FILINGS. Haverfield has previously made available, or will make available prior to the Effective Time, to COFI true and correct copies of the (i) proxy statements relating to all meetings of stockholders (whether special or annual) of Haverfield during calendar years 1995, 1996 and 1997 and
(ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act by Haverfield with the SEC since January 1, 1995 including without limitation on Forms 10-K, 10-Q and 8-K.

         3.9 HAVERFIELD REPORTS. Each of Haverfield and the Haverfield Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the FDIC, the OTS, the NASD, and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of Haverfield or the Haverfield Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Haverfield and Home Bank, investigation into the business or operations of Haverfield or the Haverfield Subsidiaries within the past two (2) years except as set forth in Section 3.9 of the Haverfield Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to Haverfield or any Haverfield Subsidiary.

         3.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 3.10 of the Haverfield Disclosure Schedule, and for violations which are not material to Haverfield or any Haverfield Subsidiary, the businesses of Haverfield and the Haverfield Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting

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         financial institutions (including those pertaining to the Bank Secrecy
         Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Haverfield or any Haverfield Subsidiary.

                  (b) Except as disclosed in Section 3.10 of the Haverfield Disclosure Schedule, no investigation or review by any governmental entity with respect to Haverfield or any Haverfield Subsidiary is pending or, to the best knowledge of Haverfield and Home Bank, threatened, nor has any governmental entity indicated to Haverfield or any Haverfield Subsidiary an intention to conduct the same, other than normal thrift regulatory examinations.

                  (c) Haverfield and each of the Haverfield Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither Haverfield nor Home Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Haverfield or any of the Haverfield Subsidiaries to fail to be in substantial compliance with such provisions. Home Bank has not received since December 31, 1993 a rating from an applicable regulatory authority which is less than "satisfactory."

         3.11 REGISTRATION STATEMENT: PROXY STATEMENT. The information to be supplied by Haverfield for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by Haverfield for inclusion in the Proxy Statement will not, on the date of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Haverfield's stockholders, at the time of the Haverfield Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Haverfield Stockholders' Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to Haverfield or any of its affiliates, officers or directors is discovered by Haverfield that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Haverfield will promptly inform COFI, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Haverfield. Notwithstanding the foregoing,

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Haverfield makes no representation or warranty with respect to any information supplied by COFI that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement will (with respect to Haverfield) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

         3.12 LITIGATION. Except as disclosed in Section 3.12 of the Haverfield Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Haverfield and Home Bank threatened, against or affecting Haverfield or any Haverfield Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against Haverfield, any Haverfield Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $10,000, or which would materially affect the ability of Haverfield or Home Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Haverfield or any Haverfield Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         3.13 LICENSES. Haverfield and the Haverfield Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         3.14     TAXES.

                  (a) Except as disclosed in Section 3.14 of the Haverfield Disclosure Schedule, Haverfield and the Haverfield Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or Haverfield has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Haverfield nor any Haverfield Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Haverfield or any Haverfield Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of Haverfield and Haverfield Subsidiaries have not been audited by the Internal Revenue Service, state, municipal or other taxing

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



         authority after the 1991 tax year. Neither Haverfield nor any Haverfield Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of Haverfield and the Haverfield Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) Haverfield has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Haverfield was not the common parent of the group. Neither Haverfield nor any Haverfield Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Haverfield or any Haverfield Subsidiary. Neither Haverfield nor any Haverfield Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code and no such adjustment has been proposed by the Internal Revenue Service. Neither Haverfield nor any Haverfield Subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) Haverfield and the Haverfield Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and except as set forth in Section 3.14 of the Haverfield Disclosure Schedule, have notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms statements and reports with it.

         3.15 INSURANCE. Haverfield and the Haverfield Subsidiaries maintain insurance with insurers which in the best judgment of management of Haverfield are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. Haverfield and the Haverfield Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by Haverfield and the Haverfield Subsidiaries have been filed in due and timely fashion. Each of Haverfield and the Haverfield Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither Haverfield nor any of the Haverfield Subsidiaries has, during the past three years, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

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




         3.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 3.16 of the Haverfield Disclosure Schedule, each loan reflected as an asset on the Haverfield Financial Statement dated as of December 31, 1996, is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of Haverfield and Home Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule, there is no loan or other asset of Haverfield or of any Haverfield Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss". Set forth in Section
         3.16 of the Haverfield Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") of Haverfield and the Haverfield Subsidiaries as of March 31, 1997.

                  (b) All guarantees of indebtedness owed to Haverfield or any Haverfield Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of Haverfield and Home Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Haverfield or any Haverfield Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Haverfield and Home Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Haverfield and the Haverfield Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Haverfield and Home Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require Haverfield or any Haverfield Subsidiary to recognize any gain or loss with respect to such arrangement.

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




                  (d) Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the Haverfield Financial Statements dated as of December 31, 1996 under the heading "Investment Securities, " and none of the investments made by Haverfield and the Haverfield Subsidiaries since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Haverfield or any Haverfield Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which Haverfield or any Haverfield Subsidiary is a party, Haverfield or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule and except for a transaction involving less than $50,000, neither Haverfield nor any Haverfield Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Haverfield or any Haverfield Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in Section
         3.16 of the Haverfield Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by Haverfield or any Haverfield Subsidiary showing as of March 31, 1997 the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Haverfield and the Haverfield Subsidiaries, as reflected in the Haverfield Financial Statements dated December 31, 1996 were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         3.17     ALLOWANCE FOR POSSIBLE LOAN LOSSES.

                  (a) The allowance for possible loan losses shown on the Haverfield Financial Statements as of December 31, 1996 (and as shown on any financial statements to be delivered by Haverfield to COFI pursuant to Section 5.7 hereof), to the best knowledge of Haverfield and Home Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of

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         unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted practices applicable to Home Bank. To the best knowledge of Haverfield and Home Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of Haverfield and the Haverfield Subsidiaries as of December 31, 1996 (and as of the dates of any financial statements to be delivered by Haverfield to COFI pursuant to
         Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of Haverfield and the Haverfield Subsidiaries does not exceed 1.2% of total loans at the date hereof. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Home Bank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "Doubtful", "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

         3.18     HAVERFIELD BENEFIT PLANS.

                  (a) Section 3.18 of the Haverfield Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of Haverfield or any Haverfield Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which Haverfield or any Haverfield Subsidiary maintains, to which Haverfield or any Haverfield Subsidiary contributes, or under which any employee, former employee, director or former director of Haverfield or any Haverfield Subsidiary is covered or has benefit rights and pursuant to which any liability of Haverfield or any Haverfield

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



         Subsidiary exists or is reasonably likely to occur (the "Haverfield Benefit Plans"). Except as set forth in Section 3.18 of the Haverfield Disclosure Schedule, Haverfield and the Haverfield Subsidiaries neither maintain nor have entered into any Haverfield Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Haverfield or any Haverfield Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Haverfield or any Haverfield Subsidiary or to COFI or any COFI Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Haverfield Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.18 of the Haverfield Disclosure Schedule, no Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the Haverfield Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("Haverfield Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the Haverfield Disclosure Schedule) and, to the best of Haverfield's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such Haverfield Qualified Plan. All such Haverfield Qualified Plans established or maintained by Haverfield or any of the Haverfield Subsidiaries or to which Haverfield or any of the Haverfield Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Haverfield Qualified Plans. Neither Haverfield nor any Haverfield Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Haverfield or any Haverfield Subsidiary to any Haverfield Benefit Plan through December 31, 1996, have been made or reserves adequate for such purposes as of December 31, 1996, have been set aside therefor and are reflected in the Haverfield Financial Statements dated as of December 31, 1996. Neither Haverfield nor any Haverfield Subsidiary is in material default in performing any of its respective contractual obligations under any of the Haverfield Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities

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



         for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of Haverfield and Home Bank, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the Haverfield Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by Haverfield or any Haverfield Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of Haverfield or any Haverfield Subsidiary or any such Plan.

                  (d) Haverfield and the Haverfield Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Haverfield Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Haverfield Qualified Benefit Plan. Except as disclosed in Section 3.18 of the Haverfield Disclosure Schedule, neither Haverfield, any Haverfield Subsidiary nor any Haverfield Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code. All Haverfield Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                  (e) Except as set forth in Section 3.18 of the Haverfield Disclosure Schedule, neither Haverfield nor any Haverfield Subsidiary has made any payments, or is or has been a party to any agreement or any Haverfield Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (f) Section 3.18 of the Haverfield Disclosure Schedule describes any obligation that Haverfield or any Haverfield Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

                  (g) Section 3.18 of the Haverfield Disclosure Schedule lists:
         (i) each officer, employee and director of Haverfield and any Haverfield Subsidiary who is

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         eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from Haverfield and each Haverfield Subsidiary for each of the calendar years 1992 through 1996 as reported by Haverfield and a Haverfield Subsidiary on Form W-2 or Form 1099; and (ii) a copy of each option agreement relating to Haverfield Stock Options.

                  (h) To the best knowledge of Haverfield and Home Bank, Haverfield and the Haverfield Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Haverfield Benefit Plan with the Internal Revenue Service, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of Haverfield and Home Bank, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         3.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 3.19 of the Haverfield Disclosure Schedule: (i) to the best knowledge of Haverfield and Home Bank, the operations of Haverfield and each of the Haverfield Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of Haverfield and Home Bank, none of the operations of Haverfield or any Haverfield Subsidiary, no assets presently or formerly owned or leased by Haverfield or any Haverfield Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which Haverfield, any Haverfield Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of Haverfield or any Haverfield Subsidiary, no assets presently owned or, to the best knowledge of Haverfield and Home Bank, formerly owned by Haverfield or any Haverfield Subsidiary, and to the best knowledge of Haverfield and Home Bank, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has Haverfield or any Haverfield Subsidiary, or, to the best knowledge of Haverfield and Home Bank, any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither Haverfield nor any Haverfield Subsidiary, nor, to the best knowledge of Haverfield and Home Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a

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         spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to the real property currently owned or, to the best knowledge of Haverfield and Home Bank, formerly owned or currently leased by Haverfield or any Haverfield Subsidiary ("Haverfield Premises"): (x) no part of the Haverfield Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) except as disclosed in Section
         3.19 of the Haverfield Disclosure Schedule, the Haverfield Premises do not contain, and have never contained, an underground storage tank; and
         (z) the Haverfield Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the Haverfield Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section
         3.19 of the Haverfield Disclosure Schedule.

         3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the Haverfield Disclosure Schedule contains, and shall be supplemented by Haverfield and Home Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of Haverfield to be true and correct copies of such documents on the dates of such certificates:

                  (a) a list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any officer or director of Haverfield or any Haverfield Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which Haverfield or any Haverfield Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any officer or director of Haverfield or any Haverfield Subsidiary;

                  (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which Haverfield or any Haverfield Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

                  (c) a list and description of each contract or agreement (not otherwise included in the Haverfield Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months; (ii) cannot be terminated on thirty days (or less) written notice without penalty; and (iii) involves an annual expenditure by Haverfield or any Haverfield Subsidiary in excess of $25,000;

                  (d) a list and description of each contract or commitment (other than Haverfield Permitted Liens as defined in Section 3.22(c)) hereof) affecting ownership

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         of, title to, use of, or any interest in real property which is currently owned by Haverfield or any Haverfield Subsidiary, and a list and description of all real property owned, leased or licensed by Haverfield or any Haverfield Subsidiary;

                  (e) a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use, and credit cards available for personal use, provided by Haverfield or any Haverfield Subsidiary to any employee, officer, or director or former employee, officer or director of Haverfield or any Haverfield Subsidiary who earns in excess of $50,000 annually;

                  (f) a list and description of each commitment made by Haverfield or any Haverfield Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

                  (g) the Articles of Incorporation, Charters, Code or Regulations, and Bylaws and specimen certificates of each type of security issued by Haverfield and each Haverfield Subsidiary;

                  (h) a list and description of each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of Haverfield or any Haverfield Subsidiary;

                  (i) a list and description of all powers of attorney granted by Haverfield or any Haverfield Subsidiary which are currently in force;

                  (j) a list and description of all policies of insurance currently maintained by Haverfield or any Haverfield Subsidiary and a list and description of all unsettled or outstanding claims of Haverfield or any Haverfield Subsidiary which have been, or to the best knowledge of Haverfield and Home Bank, will be, filed with the companies providing insurance coverage for Haverfield or any Haverfield Subsidiary (except for routine claims for health benefits);

                  (k) each collective bargaining agreement to which Haverfield or any Haverfield Subsidiary is a party and all affirmative action plans or programs covering employees of Haverfield or any Haverfield Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by Haverfield or any Haverfield Subsidiary;

                  (l) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $10,000 to which Haverfield or any Haverfield Subsidiary is a

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         party, which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty;

                  (m) all employment, consulting, financial advisory, investment banking, and professional services contracts to which Haverfield or any Haverfield Subsidiary is a party;

                  (n) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Haverfield or any Haverfield Subsidiary which, by their terms, continue to bind or affect Haverfield or any Haverfield Subsidiary;

                  (o) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of Haverfield or any Haverfield Subsidiary or any of their directors or officers in their capacities as such;

                  (p) all trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by Haverfield or any Haverfield Subsidiary or licensed from a third party;

                  (q) all policies formally adopted by the Board of Directors of Haverfield or any Haverfield Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five (5) years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies; and

                  (r) each other agreement to which Haverfield or any Haverfield Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty) which individually during its term could commit Haverfield or any Haverfield Subsidiary to an expenditure (either individually or through a series of installments) in excess of $25,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.20 including without limitation:

                           (i) each agreement of guaranty or indemnification
                  running to any person;

                           (ii) each agreement containing any covenant limiting
                  the right of Haverfield or any Haverfield Subsidiary to engage in any line of business or to compete with any person;

                           (iii) each agreement with respect to any license,
                  permit and similar matter that is necessary to the operations of Haverfield or any Haverfield

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                  Subsidiary;

                           (iv) each agreement that requires the consent or
                  approval of any other party in order to consummate the Merger;

                           (v) each agreement relating to the servicing of loans
                  and each mortgage forward commitment and similar agreement pursuant to which Haverfield or any Haverfield Subsidiary sells to others mortgages which it originates;

                           (vi) each contract relating to the purchase or sale
                  of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.16(d) hereof; and

                           (vii) each contract or agreement (with the exception
                  of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation Seller's Guide), including but not limited to each contract or agreement pursuant to which Haverfield or any Haverfield Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of Haverfield or any Haverfield Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from Haverfield or any Haverfield Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.

         3.21 DEFAULTS. There has not been any default in any material obligation to be performed by Haverfield or any Haverfield Subsidiary under any contract or commitment, and neither Haverfield nor or any Haverfield Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any contract or commitment. To the best knowledge of Haverfield and Home Bank, no other party to any contract or commitment is in default in any material obligation to be performed by such party.

         3.22 OPERATIONS SINCE DECEMBER 31, 1996. Between December 31, 1996 and the date hereof, except as set forth in Section 3.22 of the Haverfield Disclosure Schedule, there has not been:

                  (a) any increase in the compensation payable or to become payable by Haverfield or any Haverfield Subsidiary to any employee, officer or director, other than routine annual increases to rank and file employees consistent with past practices;

                  (b) except as permitted in Section 4.1(a) hereof, any payment of dividends or other distributions by Haverfield to its stockholders or any redemption by

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         Haverfield of its capital stock;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Haverfield or any Haverfield Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Haverfield Permitted Lien"): (i) liens arising out of judgments or awards in respect of which Haverfield or any Haverfield Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which Haverfield or any Haverfield Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both;
         (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Haverfield or any Haverfield Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Haverfield or any Haverfield Subsidiary arising in the ordinary course of business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Haverfield or any Haverfield Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any Haverfield Benefit Plan by Haverfield or any Haverfield Subsidiary;

                  (f) any action by Haverfield or any Haverfield Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by Haverfield or any Haverfield Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, Haverfield shall promptly notify

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         COFI;

                  (g) any change in Haverfield's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by Haverfield or any Haverfield Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $50,000 of Haverfield or any Haverfield Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

                  (j) any cancellation or compromise of any debt to, claim by or right of, Haverfield or any Haverfield Subsidiary except in the ordinary course of business;

                  (k) any amendment or termination of any contract or commitment to which Haverfield or any Haverfield Subsidiary is a party, other than in the ordinary course of business;

                  (l) any material damage or destruction to any assets or property of Haverfield or any Haverfield Subsidiary whether or not covered by insurance;

                  (m) any change in the loan underwriting policies or practices of any Haverfield Subsidiary;

                  (n) any transaction of business or activity undertaken by Haverfield or any Haverfield Subsidiary outside the ordinary course of business consistent with past practices;

                  (o) any agreement or commitment to do any of the foregoing; or

                  (p) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to Haverfield or any Haverfield Subsidiary) adversely affecting the business, operations or financial condition of Haverfield on a consolidated basis.

         3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of Haverfield and each Haverfield Subsidiary are complete and accurate in all material

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respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of Haverfield and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         3.24 UNDISCLOSED LIABILITIES. All of the Liabilities have, in the case of Haverfield and the Haverfield Subsidiaries, been reflected, disclosed or reserved against in the Haverfield Financial Statements as of December 31, 1996 or in the notes thereto, and Haverfield and the Haverfield Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business or (b) as disclosed in Section 3.24 of the Haverfield Disclosure Schedule.

         3.25     ASSETS.

                  (a) Haverfield and the Haverfield Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by Haverfield or any Haverfield Subsidiary in the Haverfield Financial Statements dated as of December 31, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) Haverfield Permitted Liens none of which, in the aggregate, except as set forth in the Haverfield Financial Statements dated December 31, 1996 or in Section 3.25 of the Haverfield Disclosure Schedule, are material to the assets of Haverfield on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of Haverfield and the Haverfield Subsidiaries (whether owned or leased) are, in the opinion of management of Haverfield and Home Bank, in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by Haverfield and the Haverfield Subsidiaries is held in fee simple, except as otherwise noted in the Haverfield Financial Statements as of December 31, 1996 or as set forth in Section 3.25 of the Haverfield Disclosure Schedule. Haverfield and the Haverfield Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the Haverfield Financial Statements dated as of December 31, 1996 or in Section 3.25 of the Haverfield Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to Haverfield or any Haverfield Subsidiary.

                  (b) All leases pursuant to which Haverfield or any Haverfield Subsidiary, as lessee, leases real or personal property are, to the best knowledge of Haverfield and Home Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Haverfield or any Haverfield Subsidiary, or to the best knowledge of Haverfield and Home Bank, the other party. Except as disclosed in Section 3.25 of

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         the Haverfield Disclosure Schedule, none of such leases contains a prohibition against assignment by Haverfield or any Haverfield Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any Haverfield Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by Haverfield or any Haverfield Subsidiary as of the date of this Agreement.

         3.26 INDEMNIFICATION. To the best knowledge of Haverfield and Home Bank, except as set forth in Section 3.26 of the Haverfield Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of Haverfield or any Haverfield Subsidiary has occurred which would give rise to a claim by any such person for indemnification from Haverfield or any Haverfield Subsidiary under the corporate indemnification provisions of Haverfield or any Haverfield Subsidiary in effect on the date of this Agreement.

         3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Haverfield or any Haverfield Subsidiary and any officer, director or employee of Haverfield or any Haverfield Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the Haverfield Disclosure Schedule, no officer, director or employee of Haverfield or any Haverfield Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Haverfield or any Haverfield Subsidiary.

         3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the Haverfield Disclosure Schedule, neither Haverfield nor any Haverfield Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

         3.29 REGULATORY, TAX AND ACCOUNTING MATTERS. Haverfield and Home Bank have not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a pooling of interests for accounting purposes or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.30 BROKERS AND FINDERS. Except as set forth in the agreement with Charles Webb & Co., a division of Keefe, Bruyette & Woods, Inc., dated May 8, 1996 (which agreement has not been amended since such date), a copy of which has previously been provided to COFI, neither Haverfield nor any Haverfield Subsidiary nor any of their respective officers,

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directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for Haverfield or any Haverfield Subsidiary in connection with this Agreement or the transactions contemplated hereby.

         3.31 ACCURACY OF INFORMATION. The statements of Haverfield and Home Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of Haverfield or Home Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         3.32 FAIRNESS OPINION. Haverfield has received from Charles Webb & Co., a division of Keefe, Bruyette & Woods, Inc. a fairness opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of Haverfield Common Stock pursuant to this Agreement and the Company Merger is fair to such holders from a financial point of view.

         3.33 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of Haverfield and Home Bank, there is no reason relating specifically to Haverfield or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE IV

                             COVENANTS OF HAVERFIELD

         4.1      BUSINESS IN ORDINARY COURSE.

                  (a) Without the prior written consent of COFI, Haverfield shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, except it may declare and pay its regular quarterly cash dividend of not more than $.14 per share on Haverfield Common Stock; provided the declaration of the last dividend by Haverfield prior to consummation of the Company Merger and the payment thereof shall be coordinated with, and subject to the approval of COFI, so as to preclude any duplication of dividend benefit.

                  (b) Haverfield and the Haverfield Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of

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         obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Haverfield and each of the Haverfield Subsidiaries will not, without the prior written consent of COFI (which consent in the case of subparts (xiv) and (xvii) below shall not be unreasonably withheld or delayed):

                           (i) issue any capital stock or any options, warrants,
                  or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the Haverfield Stock Options outstanding on the date hereof;

                           (ii) directly or indirectly redeem, purchase or
                  otherwise acquire any capital stock or ownership interests of Haverfield or any of the Haverfield Subsidiaries;

                           (iii) effect a reclassification, recapitalization,
                  split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                           (iv) change its Charter, Articles of Incorporation,
                  Code of Regulations or Bylaws;

                           (v) enter into or modify any employment agreement,
                  severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension, or other Haverfield Benefit Plan and provided further that Haverfield and Home Bank shall be permitted, consistent with past practices, to make contributions to the employee stock ownership plan and the 401(k) plan of Haverfield, pursuant to its existing program for such contributions, which shall accrue from the date hereof to the Closing Date;

                           (vi) except for the short-term renewal of Federal
                  Home Loan Bank ("FHLB") advances outstanding at the date of this Agreement, raising short-term funds against its existing line of credit with the FHLB and deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

                           (vii) make or commit to make any new loan or letter
                  of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit, (x) in the case of a

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                  consumer loan or extension of credit, in a principal amount in excess of $250,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $250,000, (y) in the case of a loan secured by an owner occupied single-family principal residence, in a principal amount in excess of $350,000, or (z) in the case of a commercial loan or mortgage in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $500,000, without the prior written consent of COFI acting through its Chief Executive Officer in a written notice to Haverfield, which approval or rejection shall be given on a timely basis after delivery by Haverfield to such officer of COFI of the complete loan package;

                           (viii) make any material changes in its policies
                  concerning loan underwriting or which persons may approve loans;

                           (ix) enter into any securities transaction for its
                  own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FHLB of Cincinnati, provided COFI's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

                           (x) increase or decrease the rate of interest paid on
                  time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (xi) enter into, modify or extend any agreement,
                  contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of ten thousand dollars ($10,000), other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

                           (xii) except in the ordinary course of business,
                  place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                           (xiii) cancel any material indebtedness owing to it
                  or any claims which it may possess or waive any rights of material value;

                           (xiv) sell or otherwise dispose of any real property
                  or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Home Bank, (b) student loans or (c) loans which are held for sale by

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                  Home Bank and are sold in the secondary market within sixty
                  (60) days of origination;

                           (xv) foreclose upon or otherwise take title to or
                  possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Home Bank and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

                           (xvi) knowingly or wilfully commit any act or fail to
                  commit any act which will cause a material breach of any agreement, contract or commitment;

                           (xvii) purchase any real or personal property or make
                  any capital expenditure where the amount paid or committed therefor is in excess of twenty-five thousand dollars ($25,000), except for outstanding commitments set forth in
                  Section 3.20 of the Haverfield Disclosure Schedule;

                           (xviii) in the case of Home Bank, voluntarily make
                  any material changes in or to its asset and deposit mix;

                           (xix) engage in any activity or transaction outside
                  the ordinary course of business;

                           (xx) enter into or acquire any derivatives contract
                  or structured note;

                           (xxi) enter into any new, or modify, amend or extend
                  the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

                           (xxii) take any action that would (A) materially
                  impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code; or

                           (xxiii) agree in writing or otherwise to take any of
                  the foregoing actions or engage in any of the foregoing activities.

                  Nothing contained in this Section 4.1(b) is intended to impose an obligation

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         upon Haverfield or Home Bank to take any action in violation of the fiduciary duties of its directors to its stockholders.

                  (c) Haverfield and the Haverfield Subsidiaries shall not, without the prior written consent of COFI, engage in any transaction or take any action that would render untrue any of the representations and warranties of Haverfield contained in Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

                  (d) Haverfield will, and will cause the Haverfield Subsidiaries to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including insurance of accounts with the FDIC. Haverfield will, and will cause the Haverfield Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

                  (e) Haverfield shall promptly notify COFI in writing of the occurrence of any matter or event known to and directly involving Haverfield or any Haverfield Subsidiary that is reasonably likely to result in a Material Adverse Effect on Haverfield or impair the ability of Haverfield or Home Bank to consummate the transactions contemplated herein.

                  (f) Haverfield shall provide to COFI such reports on litigation involving Haverfield and each of the Haverfield Subsidiaries as COFI shall reasonably request, provided that Haverfield shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

         4.2 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES. At the request of COFI, Home Bank agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as COFI reasonably shall request to conform Home Bank's loan, accrual, reserve and other accounting policies to the policies of Charter One Bank, provided however, such requested conforming adjustments shall not be taken into account in determining whether Haverfield has experienced a Material Adverse Effect.

         4.3      CERTAIN ACTIONS.

                  (a) Neither Haverfield (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not

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         legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. Haverfield and Home Bank shall immediately instruct and otherwise use their best efforts to cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. Haverfield and Home Bank shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Haverfield may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of Haverfield determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Haverfield's stockholders under applicable law requires it to take such action, and, provided further, that Haverfield may not, in any event, provide to such third party any information which it has not provided to COFI. Haverfield shall promptly notify COFI orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by Haverfield in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Haverfield, disclosure is appropriate under applicable law.

                  (b) "Acquisition Proposal" shall, with respect to Haverfield, mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either Haverfield or any Subsidiary of Haverfield, (ii) a purchase lease or other acquisition of a material portion of all the assets of either Haverfield or any Subsidiary of Haverfield, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either Haverfield or any Subsidiary of Haverfield, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of Haverfield, (v) a public proxy or consent solicitation made to stockholders of Haverfield seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the OTS or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced

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         in clauses (i) through (iv) above, or (vii) the making of a bona fide offer to the Board of Directors Haverfield or Home Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      INSPECTION OF RECORDS; CONFIDENTIALITY.

                  (a) COFI and Haverfield shall each afford to the other and to the other's accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. COFI and Haverfield shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request; however, such access may be limited by the party from whom access is sought so as to avoid unreasonable disruption or interference with such party's business operations, as such party may reasonably determine. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

                  (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

         5.2 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, COFI shall file the Registration Statement with the SEC, and Haverfield and COFI shall use their best efforts to cause the Registration Statement to become effective under

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the Securities Act. COFI will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of COFI Common Stock in the Company Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Haverfield shall call the Haverfield Stockholders' Meeting as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Company Merger. In connection with the Haverfield Stockholders' Meeting,
(i) COFI and Haverfield shall jointly prepare the Proxy Statement as part of the Registration Statement and Haverfield shall mail the Proxy Statement to its stockholders and (ii) the Board of Directors of Haverfield shall recommend to its stockholders the approval of this Agreement and the Company Merger; provided, however, that such recommendation may be withdrawn, modified, or amended, or not made at all, after the receipt by Haverfield of an offer to effect an Acquisition Proposal (as defined in Section 4.3 hereof) with Haverfield to the extent the Board of Directors of Haverfield reasonably determines that, in the exercise of its fiduciary obligations after consultation with counsel, it has a duty to do so.

         5.3 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, Haverfield shall deliver to COFI a letter, reviewed by its counsel, identifying all persons whom Haverfield believes to be "affiliates" of Haverfield for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. Haverfield shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to COFI, as soon as practicable thereafter, a written agreement, substantially in the form of Exhibit D, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Haverfield held by such person or any shares of COFI Common Stock to be received by such person in the Company Merger (i) during the period commencing 30 days prior to the Company Merger and ending at the time of publication of financial results covering at least 30 days of combined operations after the Company Merger and (ii) at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, Haverfield shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.3.

         5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. Notwithstanding the foregoing, COFI and Haverfield will share equally all third party printing costs incurred with respect to the Registration Statement and Proxy Statement in preliminary and final form. The printer shall be Bowne or such other printer selected by COFI that is reasonably acceptable to Haverfield.

         5.5 COOPERATION. Each party covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be

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taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. All third party costs and expenses incurred by Home Bank at the direction of COFI in connection with making available to Home Bank's customers materials relative to the combination of Home Bank and Charter One Bank, shall be paid by COFI or Charter One Bank. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by COFI after consultation with Haverfield. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

         5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) Haverfield will deliver to COFI not later than forty-five (45) days after the end of any fiscal quarter, the Report of Condition and Income filed by Home Bank with the OTS; (b) COFI and Haverfield shall deliver to each other not later than forty-five (45) days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the SEC, the FDIC, the OTS, or any other regulatory agency within five (5) business days of the filing of any such report.

         5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any

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respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.9 PRESS RELEASE. Except as provided in Section 4.3(a) or as otherwise reasonably determined by a party to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

         5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five (5) business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of COFI ,Haverfield and Home Bank contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

         5.11 LITIGATION MATTERS. Haverfield and Home Bank will consult with COFI about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $10,000.

         5.12 TAX OPINION. COFI agrees to obtain a written opinion of Silver, Freedman & Taff, L.L.P., addressed to COFI and Haverfield, dated the Closing Date, subject to the representations and assumptions referred to therein, and substantially to the effect that (i) the Company Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and that COFI, Merger Sub and Haverfield will each be a party to a reorganization;
(ii) that no gain or loss would be recognized by any stockholder of Haverfield upon the exchange of Haverfield Common Stock solely for COFI Common Stock in the Company Merger, and that the basis of the COFI Common Stock received by each stockholder of Haverfield who exchanges Haverfield Common Stock solely for COFI Common Stock in the Company Merger will be the same as the basis of the Haverfield Common Stock surrendered and exchanged therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of COFI Common Stock); (iii) the holding period of the COFI Common Stock received by a stockholder of Haverfield in the Company Merger will include the holding period of the Haverfield Common Stock surrendered and exchanged therefor, provided that such shares of Haverfield Common Stock were held as a capital asset by such stockholder at the Effective Time; and (iv) that cash

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received by a Haverfield stockholder in lieu of a fractional share interest of
COFI Common Stock as part of the Company Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of COFI Common Stock which such stockholder would otherwise be entitled to receive and will qualify as a capital gain or loss (assuming the Haverfield Common Stock was a capital asset in such stockholder's hands at the Effective
Time).

         5.13     WRITTEN AGREEMENTS WITH EMPLOYEES; BENEFITS AND RELATED
                  MATTERS.

                  (a) WRITTEN AGREEMENTS WITH EMPLOYEES. COFI shall assume all of the obligations of Home Bank under those five (5) Change In Control Agreements between Haverfield, Home Bank and Ennio F. Izzo, Richard C. Ebner, Marlene D. Culbertson, Nick J. Nero and Edward R. Turza, each dated August 30, 1996 (the "Severance Agreements"), and shall assume the Change In Control Benefit obligation of Home Bank under that certain Employment Agreement between William A. Valerian, Haverfield, and Home Bank dated August 28, 1996 (the "Employment Agreement") subject to the characterization and method of payment thereof being made in a manner that complies with accounting for the Merger as a pooling of interests.

                  (b) GENERAL SEVERANCE. Each person employed by the Haverfield Subsidiaries as of December 31, 1996 who is employed by the Haverfield Subsidiaries immediately prior to the Effective Time (other than a person named in subsection (a) above) will be entitled to receive (in lieu of any other form of severance) the severance package described below if such person's employment is terminated without cause within one year after the Effective Time. In addition, any such employee of the Haverfield Subsidiaries who voluntarily resigns after being notified by COFI that, as a condition of employment, such employee must work at a location outside of the Cleveland MSA or that such employee's base salary will be decreased, in any case within one year after the Effective Time, will be entitled to the severance package described below. The severance package shall consist of (i) three (3) weeks base pay for every year of full time service with the Haverfield Subsidiaries prior to the Effective Time, up to a maximum of one year of base pay, and (ii) continued health insurance coverage for a period of 90 days after separation of service with Charter Resources Ohio, Inc., a wholly owned subsidiary of Charter One Bank ("Charter Resources") paying the employer's portion (50%) of the health insurance premium. At the request of a severed employee who is entitled to the aforesaid severance package, outplacement services will be provided by Charter Resources. COFI acknowledges that the consummation of the Merger will constitute both a change in control and change in circumstances under the Severance Agreements and the Employment Agreement.

                  (c) CONTINUING EMPLOYEES. To the extent permitted by applicable law, the former employees of Home Bank (but specifically excluding any person named in

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         subsection (a) above whose employment is terminated and then rehired (a
         "New Employee")) who become employees of Charter One Bank or any other COFI Subsidiary (the "Continuing Employees") shall continue to participate in the Haverfield Benefit Plans, except where any such Plan is terminated at the request of COFI at the Effective Time. COFI or any COFI Subsidiary may amend or terminate any Haverfield Benefit Plan at any time after the Effective Time, provided, that if the termination or amendment adversely affects the benefits provided to the Continuing Employees, Charter One Bank or another COFI Subsidiary shall provide the Continuing Employees with benefits that are substantially equivalent to the benefits being received by other similarly situated employees of Charter One Bank or such other COFI Subsidiary under comparable plans then in effect, if any. Whenever a Continuing Employee becomes a participant in an COFI Benefit Plan, such Continuing Employee shall receive full credit for his past service with Home Bank for purposes of determining eligibility to participate in and the vesting benefits of such COFI Benefit Plan (but not for the purpose of accrual of benefits thereunder). New Employees will not receive any past service credit. However, both New Employees and Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Home Bank health plan immediately prior to the Effective Time or any waiting period relating to coverage under the COFI health plan. COFI and Charter One Bank will assume, or will arrange for a qualified person or entity to assume, the duties of trustee under the Haverfield employee stock ownership plan as of the Effective Time, and will assume administrative responsibility for all employee benefit plans of Haverfield or Home Bank as of the Effective Time.

         5.14 RESERVATION OF SHARES TO SATISFY HAVERFIELD STOCK OPTIONS. COFI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of COFI Common Stock for delivery upon exercise of Haverfield Stock Options assumed by it in accordance with Section 1.3(g) hereof. As soon as practicable after the Effective Time, COFI shall file an appropriate registration statement with respect to the shares of COFI Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         5.15 NASDAQ LISTING. COFI shall use all reasonable efforts to cause the shares of COFI Common Stock to be issued in the Company Merger, and the shares of COFI Common Stock to be reserved for issuance upon exercise of Haverfield Stock Options, to be approved for listing on the Nasdaq Stock Market (or such other national securities exchange or stock market on which the COFI Common Stock shall then be traded), subject to official notice of issuance, prior to or as of the Closing.

         5.16 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. COFI agrees that the Merger shall not affect or diminish any of Haverfield's or Home Bank's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of Haverfield or Home Bank arising by virtue of the

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Articles of Incorporation, Charter , Code of Regulations or Bylaws of Haverfield
or Home Bank in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of Haverfield, Home Bank or Haverfield Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Codes of Regulation shall survive the Merger, shall be assumed by COFI and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. COFI or Charter One Bank, respectively, shall also purchase and keep in force for such three year period director's and officer's liability insurance and fiduciary liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Haverfield's existing directors and officers liability insurance and fiduciary liability insurance for acts or omissions occurring prior to the Effective Time, to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby (provided that COFI may substitute or cause Haverfield to substitute therefor single premium tail coverage with policy limits equal to Home Bank's existing annual coverage limits). To the extent permitted by law, COFI or Charter One Bank, respectively, shall advance expenses in connection with the foregoing indemnification.

         5.17 REPORTS TO THE SEC. On or after the Effective Time, COFI shall continue to file all reports and data with the SEC necessary to permit stockholders of Haverfield who may be deemed affiliates of Haverfield within the meaning of Rule 145 under the Securities Act to sell COFI Common Stock held or received by them in connection with the Merger pursuant to Rules 144 and 145 under the Securities Act if they would otherwise be so entitled.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO THE OBLIGATIONS OF COFI, CHARTER MICHIGAN AND CHARTER ONE BANK. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which COFI may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by Haverfield and Home Bank in this Agreement and in any documents or certificates provided by Haverfield and Home Bank shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

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



                  (b) subject to the cure provisions set forth in Section 5.8, Haverfield and Home Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of Haverfield or any Haverfield Subsidiary by COFI, Charter Michigan or Charter One Bank, or would compel COFI, Charter Michigan or Charter One Bank to dispose of all or a portion of the business or assets of Haverfield or any Haverfield Subsidiary, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (d) since the date hereof, Haverfield shall not have suffered a Material Adverse Effect;

                  (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger such that it would substantially deprive COFI of the economic benefits of the Merger, as determined in the reasonable judgment of COFI;

                  (f) COFI shall have received the opinion of Hahn Loeser Parks, L.L.P., counsel to Haverfield, in the form of the attached Exhibit E;

                  (g) COFI shall have received a certificate signed by the President and Chief Executive Officer of Haverfield and Home Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1(a), (b), and (d) hereof have been satisfied.

                  (h) simultaneous with the execution and delivery of this Agreement, the directors of Haverfield who are stockholders of Haverfield shall have executed and delivered to COFI Voting Agreements in the form attached hereto as Exhibit A;

                  (i) COFI shall have received the written affiliates' agreements described in Section 5.3 hereof; and

                  (j) Dissenting Shares shall not exceed 7% of the issued and outstanding Haverfield Common Stock.

         6.2 CONDITIONS TO THE OBLIGATIONS OF HAVERFIELD AND HOME BANK. Notwithstanding any other provision of this Agreement, the obligations of Haverfield and Home Bank to consummate the Merger are subject to the following conditions precedent (except as to those

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



which Haverfield may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by COFI in this Agreement and in any documents or certificates provided by COFI shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, COFI shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or record, which would prohibit ownership or operation of all or a portion of the business or assets of Haverfield or any Haverfield Subsidiary by COFI, Charter Michigan or Charter Bank, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (d) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger, such that it would substantially deprive Haverfield of the economic benefits of the Company Merger, as determined in the reasonable judgment of Haverfield;

                  (e) since the date hereof, COFI shall not have suffered a Material Adverse Effect;

                  (f) Haverfield shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to COFI, in the form attached hereto as Exhibit F; and

                  (g) Haverfield shall have received a certificate signed by the President and Chief Executive Officer of COFI, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (e) have been satisfied.

         6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank on the one hand, and Haverfield and Home Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which COFI or Haverfield may chose to waive):

                  (a) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and

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         shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

                  (b) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

                  (c) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the COFI Common Stock in the Company Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

                  (d) each party shall have received the tax opinion addressed to it referred to in Section 5.12 of this Agreement; and

                  (e) the COFI Common Stock to be issued to holders of Haverfield Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By the mutual written consent of the Boards of Directors of COFI and Haverfield;

                  (b) At any time prior to the Effective Time, by COFI or Haverfield if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

                  (c) At any time on or before the date specified in 7.1(f) hereof, by COFI or Haverfield in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

                  (d) By COFI or Haverfield at any time after the stockholders of Haverfield fail to approve this Agreement and the Company Merger by the Required Vote at the

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



         Haverfield Stockholders' Meeting;

                  (e) By COFI or Haverfield, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of COFI, or Section 6.2(a) or 6.2(b) in the case of Haverfield, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach;

                  (f) By COFI or Haverfield on or after December 31, 1997, in the event the Company Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Company Merger to occur on or before such date); or

                  (g) By Haverfield, if the Average COFI Stock Price is less than $36.55 and both of the following conditions are satisfied:

                           (i) written notice of its election to terminate is
                  delivered by Haverfield to COFI within one business day after the first date upon which the Average COFI Stock Price can be determined, and

                           (ii) COFI, within one business day after its receipt
                  of such written notice of election to terminate, fails to agree in writing to an Exchange Ratio determined by dividing the Average COFI Stock Price into $25.00, which Exchange Ratio shall be rounded to the fourth decimal place. Nothing herein shall obligate COFI to adjust the Exchange Ratio and any such action shall be elective on the part of COFI.

                  In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(f) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

         7.2      LIABILITIES AND REMEDIES; BREAK-UP FEE.

                  (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at

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         law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

                  (b) In the event that the Haverfield Stockholder's Meeting does not take place, the Board of Directors of Haverfield fails to recommend approval of this Agreement and the Company Merger to the stockholders of Haverfield, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Company Merger to the stockholders of Haverfield, and this Agreement and the Company Merger is not approved by the stockholders of Haverfield by the Required Vote, and neither COFI or Charter One Bank is, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, Haverfield and Home Bank shall jointly and severally reimburse COFI and Charter One Bank for their third party expenses relating to this Agreement and the transactions contemplated hereby in an amount up to Two Hundred Thousand Dollars ($200,000) and pay COFI in immediately available funds an additional amount of Three Million Dollars ($3,000,000) as an agreed upon break up fee and as the sole and exclusive remedy of COFI, Merger Sub, Charter Michigan and Charter One Bank. In order to obtain the benefit of the expense reimbursement and break-up fees provided in this
         Section 7.2(b), COFI and Charter One Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under
         Section 7.2(a).

                  (c) In the event that an Acquisition Proposal occurs between the date hereof and the time of the Haverfield Stockholders' Meeting and the stockholders of Haverfield fail to approve this Agreement and the Company Merger under circumstances where the Board of Directors of Haverfield continuously maintained its favorable recommendation of this Agreement and Company Merger, and neither COFI or Charter One Bank was, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by Haverfield or any Haverfield Subsidiary, or an Acquisition Proposal is consummated, in either case within nine months after the termination of this Agreement, then upon the happening of such event Haverfield and Home Bank shall be jointly and severally obligated to pay COFI a cash amount of Three Million Dollars ($3,000,000) as an agreed upon break up fee and as the sole and exclusive remedy of COFI, Merger Sub, Charter Michigan and Charter One Bank. Notwithstanding the foregoing, if the average (rounded down to the nearest whole cent) of the closing sale price of one share of COFI Common Stock on the Nasdaq National Market for the 20 full trading days ending on the day of the Haverfield Stockholders' Meeting is less than $36.55, the provisions of this Section 7.2(c) shall not survive a termination of this Agreement under Section 7.1(d) hereof. There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the expense reimbursement and break-up fees provided in this Section 7.2(c), COFI and Charter One Bank shall be required to execute a waiver of their rights under Section 7.2(a)

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



         above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a).

                  (d) In the event that all of the conditions precedent to the consummation of the Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under the control of COFI and COFI in material breach of this Agreement refuses to consummate the Company Merger, or if COFI otherwise willfully abandons the Company Merger in material breach of this Agreement, then in either case, COFI and Charter One Bank shall jointly and severally pay Haverfield and Home Bank liquidated damages in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) as their sole and exclusive remedy against COFI, Merger Sub, Charter Michigan, and Charter One Bank. In order to pursue the liquidated damage remedy provided in this subsection, Haverfield and Home Bank shall be required to execute a waiver of their rights under Section 7.2(a) hereof and shall have not theretofore taken any action to enforce any right that they might have under Section 7.2(a) hereof.

         7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either COFI or Haverfield as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), 5.4, and 7.2 hereof shall survive the termination hereof.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of Haverfield but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of Haverfield without the approval of the stockholders of Haverfield. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of Haverfield stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of

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



any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall estop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive any party (or any of its directors, officers, employees or agents) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either COFI or Haverfield, the aforesaid representations, warranties, and covenants being material inducements to consummation by the parties and the surviving corporation and resulting institution of the transactions contemplated hereby.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

                  (a)      if to COFI, Charter Michigan or Charter One Bank:

                                        Mr. Charles J. Koch
                                        Chief Executive Officer
                                        Charter One Financial, Inc.
                                        1215 Superior Avenue
                                        Cleveland, OH  44114

                           copy to:

                                        Mr. Robert J. Vana
                                        Chief Corporate Counsel
                                        Charter One Financial, Inc.
                                        1215 Superior Avenue
                                        Cleveland, OH  44114

                                                 and

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


                                        Barry P. Taff, Esq.
                                        Silver, Freedman & Taff L.L.P.
                                        ll00 New York Ave., N.W.
                                        Washington, D.C.  20005


                  (b)      if to Haverfield or Home Bank:


                                        Mr. William A. Valerian
                                        President
                                        Haverfield Corporation
                                        50 Terminal Tower
                                        Suite 444
                                        Cleveland, OH  44113
                           copy to:

                                        F. Ronald O'Keefe, Esq.
                                        Hahn Loeser Parks L.L.P.
                                        330 BP America Building
                                        200 Public Square
                                        Cleveland, OH  44114-2301

         8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of Ohio without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and

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



their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.7 NO EMPLOYMENT SOLICITATION. Prior to the receipt of OTS approval of the Merger, COFI and the COFI Subsidiaries shall not knowingly, actively solicit the employment of any current director, officer or full time employee of Haverfield or the Haverfield Subsidiaries.

         8.8 ADDITIONAL PARTY. Upon the formation of Merger Sub, COFI shall cause Merger Sub to take all necessary corporate action to approve this Agreement and to become a party hereto for purposes of consummating the Company Merger.

         The undersigned have caused this Agreement to be executed as of the day and year first above written.

CHARTER ONE FINANCIAL, INC.

By /s/ Charles John Koch
   ------------------------------
    Authorized Officer

CHARTER MICHIGAN BANCORP, INC.

By /s/ Charles John Koch
   ------------------------------
    Authorized Officer

CHARTER ONE BANK F.S.B.

By /s/ Charles John Koch
   ------------------------------
    Authorized Officer

HAVERFIELD CORPORATION

By /s/ William A. Valerian
   ------------------------------
    Authorized Officer

HOME BANK, F.S.B.

By /s/ William A. Valerian
   ------------------------------
    Authorized Officer

                                                                     APPENDIX II

April 21, 1997


Board of Directors
Haverfield Corporation
Terminal Tower
50 Public Square, Suite 444
Cleveland, Ohio  44113-2203


Dear Gentlemen:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Haverfield Corporation ("Haverfield" or the "Company"), of the consideration to be received by such stockholders in the merger (the "Merger") between the Company and Charter One Financial, Inc., a Delaware Corporation ("COFI"). We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger and Reorganization, dated April 22, 1997, by and among the Company and COFI (the "Agreement"), at the effective time of the Merger, COFI will acquire all of the Company's issued and outstanding shares of common stock (1,906,349 shares as of the date of the Agreement). The holders of Company common stock will receive in exchange for each share of Company common stock shares of common stock of COFI based on an Exchange Ratio which equates to a $27.00 per share price, within a certain range, for each share of Company common stock. For calculation purposes the "Average COFI Stock Price" means the average closing price of COFI common on the Nasdaq National Market System for the ten days ending on the fifth business day immediately prior to closing. If Average COFI Stock Price averages between $41.09 and $55.60, the Exchange Ratio will range from .6571 to .4856, respectively. The Agreement details the provisions in the event the Average COFI Stock Price is outside of the range.

In addition, the holders of unexercised and outstanding options awarded pursuant to the Company's 1995 Stock Option Plan will receive merger consideration as described in Section 1.3 (g) of the Agreement (82,845 unexercised options outstanding as of the date of the Agreement). The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Charles Webb & Company, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by the Company including (i) Annual Reports, Proxy Statements and Form 10-Ks for the years ended December 31, 1994, 1995 and 1996,
(ii) Form 10-Qs for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, and (iii) certain other information we deemed relevant. We discussed with senior management and the boards of directors of the Company and its wholly owned subsidiary, Home Bank, the current position and prospective outlook for the Company. We considered historical quotations and the prices of recorded transactions in the Company's common stock since January 1992. We reviewed financial and stock market data of other savings institutions, particularly in the midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

Board of Directors
Haverfield Corporation
April 21, 1997
Page 2





For COFI, we reviewed the audited financial statements for the fiscal years ended December 31, 1996 and 1995, quarterly financial statements (unaudited) for the quarters ending March 31, 1996, June 30, 1996 and September 30, 1996, and certain other information deemed relevant.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by the Company and COFI and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from the Company, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the Company's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of the Company or COFI. We have further relied on the assurances of management of the Company and COFI that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a majority of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement by the Company in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of the Company used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

/s/ Charles Webb & Company

Charles Webb & Company

                                                                    APPENDIX III

                          OHIO GENERAL CORPORATION LAW

         1701.85 RELIEF FOR DISSENTING SHAREHOLDER; QUALIFICATION; PROCEDURES.--(A)(1)
         A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

                  (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

                  (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

                  (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

                  (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholding within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in the case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the

                                      III-1
proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or approportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

                  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division
(B) of this section within the period provided in that division.

                                      III-2

                  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.


                                      III-3

                                                                   APPENDIX IV

                         REPORT OF INDEPENDENT AUDITORS


The Shareholders and Board of Directors
Haverfield Corporation



We have audited the accompanying consolidated statements of financial condition of Haverfield Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of Haverfield's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Haverfield Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP
-------------------------

Cleveland, Ohio
January 28, 1997

                             HAVERFIELD CORPORATION
                 Consolidated Statements of Financial Condition
                 (Dollars in thousands, except per share data)
================================================================================


                                                                        December 31,
                                                                   -----------------------
                                                                      1996          1995
                                                                   -----------------------
ASSETS
Cash and due from banks                                             $ 5,489       $ 7,647
Due from banks - interest bearing                                       100           100
Federal funds sold                                                    2,822         4,396
Investment securities:
 Available for sale, at fair value (Amortized cost of $34,367
  in 1996 and $47,034 in 1995)                                        33,990       47,184
Mortgage-backed securities:
 Available for sale, at fair value (Amortized cost of $1,937
  in 1996 and $2,672 in 1995)                                          2,010        2,754
Loans (net of allowance for loan losses of $2,922 in 1996
 and S2,734 in 1995)                                                 293,792      283,560
Premises and equipment                                                 4,176        3,953
Accrued interest and other assets                                      4,477        4,911
                                                                    --------     --------
Total                                                               $346,856     $354,505
                                                                    ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Deposits:
  Passbook/statement accounts                                       $ 39,305     $ 45,564
  Noninterest-bearing NOW accounts                                     7,115       11,072
  Interest-bearing NOW accounts                                       17,188       13,804
  Money market fund accounts                                          62,263       53,876
  Certificates of deposit                                            153,202      193,463
                                                                    --------     --------
  Total deposits                                                     279,073      317,779
 Advances from Federal Home Loan Bank                                 30,000            -
 Advances by borrowers for taxes and insurance                         6,207        5,740
 Accrued interest and other liabilities                                3,224        2,928
                                                                    --------     --------
Total liabilities                                                    318,504      326,447
                                                                    --------     --------

Shareholders' Equity:
 Preferred stock; 1,000,000 shares authorized;
  none issued                                                              -            -
 Common stock, par value $.01 per share; 5,000,000
  shares authorized; issued: 1,915,892 shares in 1996
  and 1,894,475 shares in 1995                                            19           19
 Capital in excess of par value                                       16,510       16,353
 Retained earnings                                                    12,146       11,669
 Net unrealized appreciation
  (depreciation) in the fair value of securities
  (net of tax of $(103) in 1996 and $79 in 1995)                        (201)         153
 Common shares in treasury, at cost (9,543 shares in 1996 and
   11,790 shares in 1995)                                               (122)        (136)
                                                                    --------     --------
Total shareholders' equity                                            28,352       28,058
                                                                    --------     --------
Total                                                               $346,856     $354,505
                                                                    ========     ========


See notes to consolidated financial statements.

                             HAVERFIELD CORPORATION
                       Consolidated Statements of Income
                 (Dollars in thousands, except per share data)
================================================================================

                                              Year Ended December 31,
                                      -------------------------------------
                                         1996            1995         1994
                                         ----            ----         ----
INTEREST INCOME
Loans                                  $24,529         $23,313      $20,472
Investment securities and other          2,572           2,952        1,011
Mortgage-backed securities                 191             240          301
                                       -------         -------      -------
Total interest income                   27,292          26,505       21,784
                                       -------         -------      -------

INTEREST EXPENSE
Deposits                                13,932          15,138       10,614
Advances from Federal Home Loan Bank       810              57          213
Long-term borrowings                         -               -          230
                                       -------         -------      -------
 Total interest expense                 14,742          15,195       11,057
                                       -------         -------      -------
Net interest income                     12,550          11,310       10,727
Provision for loan losses                  309             123           97
                                       -------         -------      -------
Net interest income after
 provision for loan losses              12,241          11,187       10,630
                                       -------         -------      -------

NONINTEREST INCOME
Service fees and other charges           1,288           1,184          971
Servicing income                           454             536          634
Gain on sale of loans                        -               -           80
Other income                               263             484          475
                                       -------         -------      -------
 Total noninterest income                2,005           2,204        2,160
                                       -------         -------      -------

NONINTEREST EXPENSE
Employee compensation and benefits       3,810           3,965        4,280
Occupancy and equipment                  2,077           1,896        1,992
Advertising                                454             477          374
Insurance premiums                       2,739             761          718
Amortization of intangibles                189             827          808
Data processing fees                       350             351          346
Other expenses                           2,343           2,099        1,903
                                       -------         -------      -------
        Total noninterest expense       11,962          10,376       10,421
                                       -------         -------      -------
Income before income taxes               2,284           3,015        2,369
Provision for income taxes                 777            1020          669
                                       -------         -------      -------
Net income                             $ 1,507         $ 1,995      $ 1,700
                                       =======         =======      =======
EARNINGS PER COMMON SHARE
Primary                                $   .79         $  1.06      $  1.03
                                       =======         =======      =======
Fully diluted                          $   .79         $  1.06      $   .96
                                       =======         =======      =======



See notes to consolidated financial statements.



                             HAVERFIELD CORPORATION
                     Consolidated Statements of Cash Flows
                             (Dollars in thousands)
                                                                   Year Ended December 31,
                                                             ---------------------------------
                                                               1996        1995         1994
                                                               ----        ----         ----
OPERATING ACTIVITIES:
Net income                                                    $ 1,507     $ 1,995     $ 1,700
Adjustments to reconcile net income to net cash provided
 by operating activities:
 Provision for loan losses                                        309         123          97
 Net gain on sale of loans                                          -           -         (80)
 Net gain on sale of premises and equipment                        (1)       (309)         (3)
 Amortization of intangibles                                      189         827         808
 Depreciation                                                     721         782         803
 Amortization of deferred loan fees                              (249)       (167)       (188)
 Provision for deferred taxes                                     233         (69)       (192)
 Federal Home Loan Bank stock dividends                          (188)       (169)       (129)
 Net change in other assets and other liabilities                (415)        390      (4,374)
 Net change in accrued interest receivable and accrued
  interest payable                                                307        (981)       (405)
 Proceeds from sale of loans originated for resale                  -           -      23,797
 Disbursements on loans originated for resale                       -           -     (12,784)
 Other                                                             57        (232)       (574)
                                                             --------   ---------   ---------
  Net cash provided by operating activities                     2,470       2,190       8,476
                                                             --------   ---------   ---------

INVESTING ACTIVITIES:
Disbursements on loans originated                             (84,562)    (79,307)   (110,460)
Proceeds from:
 Loan repayments and maturities                                84,299      76,229      81,528
 Mortgage-backed security repayments and maturities               732         450       2,580
 Investment security calls and maturities                      26,000      19,400       4,405
 Sale of premises and equipment                                     5         464           3
 Sale of real estate owned                                        617           2         456
Purchases of:
 Loans                                                        (10,401)       (855)       (364)
 Investment securities                                        (13,097)    (54,514)     (7,375)
 Premises and equipment                                          (953)       (570)     (1,066)
Decrease in due from banks - interest bearing                       -         100       1,100
Decrease in federal funds sold                                  1,575       2,504      12,300
Net cash and cash equivalents received in connection with
 the acquisition of certain assets and liabilities of other
 financial institutions                                             -           -       3,832
Other                                                             254          83         165
                                                             --------   ---------   ---------
        Net cash provided by (used in) investing activities     4,469     (36,014)    (12,896)
                                                             --------   ---------   ---------

FINANCING ACTIVITIES:
Net increase (decrease) in passbook/statement, NOW,
 and money market fund accounts                                 1,555       5,811     (12,180)
Net increase (decrease) in certificates of deposit            (40,260)     32,698      19,329
Net increase (decrease) in mortgage escrow deposits               467        (295)         62
Proceeds from exercise of stock options                           175          16          23
Proceeds from borrowings                                       41,000           -           -
Repayments of borrowings                                      (11,000)     (2,016)       (387)
Payment of cash dividends                                      (1,030)       (975)       (858)
Purchase of treasury shares                                        (4)        (63)         (7)
                                                             --------    --------   ---------
  Net cash provided by (used in) financing activities          (9,097)     35,176       5,982
                                                             --------    --------   ---------
Net increase (decrease) in cash and due from banks             (2,158)      1,352       1,562
Cash and due from banks at beginning of year                    7,647       6,295       4,733
                                                             --------    --------   ---------
Cash and due from banks at end of year                       $  5,489    $  7,647   $   6,295
                                                             ========    ========   =========



See notes to consolidated financial statements.


                             HAVERFIELD CORPORATION
                Consolidated Statements of Shareholders' Equity
                 (Dollars in thousands, except per share data)

================================================================================


                                                                           Net
                                                   Capital             Unrealized    Borrowings
                                                     in                Appreciation     of
                                                   Excess             (Depreciation)  Employee   Common
                                                     of                 in the Fair    Stock     Shares     Total
                                          Common    Par     Retained      Value of   Ownership    in     Shareholders'
                                          Stock     Value   Earnings     Securities    Plan     Treasury    Equity
                                          -----     -----   --------     ----------    ----     --------    ------
BALANCE, JANUARY 1, 1994                 $   14    $10,097    $12,323     $ 219        $ (106)    $ (37)  $  22,510
Net income                                                      1,700                                         1,700
Issuance of 2,200 common shares upon
 exercise of stock options                              23                                                       23
Issuance of 268,157 common shares
 upon redemption of convertible
 subordinated debt                            3      3,703                                                    3,706
Net unrealized depreciation in the
 fair value of securities                                                  (283)                               (283)
Dividends paid - $.51  per share                                 (858)                                         (858)
Purchase of 2,029 treasury shares                                                                   (36)        (36)
Repayments of borrowings of ESOP                                                          106                   106
                                         ------    -------    -------     -----        ------     -----   ---------
BALANCE, DECEMBER 31, 1994                   17     13,823     13,165       (64)            -       (73)     26,868
Net income                                                      1,995                                         1,995
Issuance of 172,030 shares as a
 10% stock dividend                           2      2,514     (2,516)                                            -
Issuance of 2,310 common shares upon
 exercise of stock options                              16                                                       16
Net unrealized appreciation in the
 fair value of securities                                                   217                                 217
Dividends paid - $.52 per share                                  (975)                                         (975)
Purchase of 5,021 treasury shares                                                                   (63)        (63)
                                         ------    -------    -------     -----        ------     -----   ---------
BALANCE, DECEMBER 31, 1995                   19     16,353     11,669       153             -      (136)     28,058
Net income                                                      1,507                                         1,507
Issuance of 23,906 common shares upon
 exercise of stock options                             157                                           18         175
Net unrealized depreciation
 in the fair value of securities                                           (354)                               (354)
Dividends paid - $.54 per share                                (1,030)                                       (1,030)
Purchase of 242 treasury shares                                                                      (4)         (4)
                                         ------    -------    -------     -----        ------     -----   ---------
BALANCE, DECEMBER 31, 1996               $   19    $16,510    $12,146     $(201)       $     -    $(122)  $  28,352
                                         ======    =======    =======     =====        =======    =====   =========




See notes to consolidated financial statements.

                   HAVERFIELD CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting policies of Haverfield Corporation ("Haverfield" or the "Company") conform to generally accepted accounting principles and prevailing practices within the banking and thrift industry. A summary of the more significant policies follows:

NATURE OF OPERATIONS - Haverfield is a unitary savings and loan holding company whose principal operating subsidiary is Home Bank, F.S.B. ("Banking subsidiary" or the "Bank"). Effective February 23, 1995, the Bank changed its corporate name from "Home Federal Savings Bank, Northern Ohio" to Home Bank, F.S.B. The Company is principally engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans secured by real estate, various types of consumer loans and commercial loans in its market area. The Company's principal market area consists of suburban communities of Cleveland, and the Company's business is conducted through its corporate office located in Cleveland, Ohio and ten branch offices located in Beachwood, Brooklyn, Cleveland, Euclid, Lakewood, Mayfield Village, Mentor, Rocky River, University Heights, and Westlake, Ohio. Loans and deposits are primarily generated from the areas where its banking offices are located. The Company's income is derived predominately from interest on loans and investments and, to a lesser extent, noninterest income. The Company's principal expenses are interest paid on deposits and borrowings, and normal operating costs. The Company's operations are principally in the savings industry, which constitutes a single industry segment. The Bank's subsidiaries engage in real estate development activities and investment counseling which are not material to its operations as a whole and are not significant enough to constitute a business segment.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company, the Bank, and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Certain amounts previously reported in the prior years consolidated financial statements have been reclassified to conform with the current presentation.

INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES - Securities are classified as either trading, available for sale or held to maturity. Securities classified as trading would be carried at estimated market value with the adjustment, if any, reflected in the statement of income. Securities classified as available for sale are also carried at estimated market value; however, the adjustment, if any, is reflected in shareholders' equity. Securities held to maturity are carried at amortized cost. Gains or losses on the sale of securities, representing the difference between net proceeds and carrying value, are recorded in noninterest income on the trade date using the specific identification method.

Loans - At the time of origination or purchase, loans are classified as held for sale or held for investment, based upon management's intent. Critical to the proper classification of, and accounting for, loans held for investment is the intent and ability to hold them to maturity. Loans held for sale are accounted for at the lower of cost or market, with any unrealized loss included in income. Loans held for investment are stated at the principal amount outstanding adjusted for amortization of premiums and accretion of discounts using the interest method. Interest is accrued as earned. Transfers of loans held for sale to the investment portfolio are recorded at the lower of cost or market value on the transfer date.

A loan is classified as nonaccrual when collectability is in doubt (this is generally when the borrower is 90 days past due on contractual principal or interest payments). A loan may be considered impaired, but remain on accrual status, when the borrower demonstrates (by continuing to make payments) a willingness to keep the loan current. When a loan is placed on nonaccrual status, unpaid interest is reversed and an allowance is established by a charge to interest income equal to all accrued interest. Income is subsequently recognized only to the extent that cash payments are received.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
===============================================================================


Loans are returned to accrual status when, in management's judgment, the borrower has the ability and intent to make periodic principal and interest payments (this generally requires that the loan be brought current in accordance with its original contractual terms).

A loan is considered to be impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In general, the Bank considers a loan on income-producing properties to be impaired when the debt service ratio is less than 1.0. Loans on non-income producing properties are considered impaired whenever fair value is less than book value. The Bank performs a review of all loans over $500,000 to determine if the impairment criteria have been met. If the impairment criteria have been met, a reserve is calculated. For loans which are individually not significant ($500,000 or less) and represent homogeneous populations, the Bank evaluates impairment based on the level and extent of delinquencies. Such loans include all mortgage loans secured by 14 family residential property, all consumer loans, and certain multi-family real estate loans, nonresidential real estate loans, business loans and leases. The Bank charges principal off at the earlier of (1) when a total loss of principal has been deemed to have occurred as a result of the book value exceeding the fair value or net realizable value or (2) when collection efforts have ceased.

NONPERFORMING LOANS - Loans considered to be nonperforming include nonaccrual, accruing loans delinquent 90 days or more, and restructured loans. Loans are classified as nonaccrual when, in management's judgment, the borrower no longer has the ability and intent to make periodic interest and principal payments. Loans are classified as accruing loans delinquent 90 days or more when the loan is 90 days or more past due, is fully secured, and, in management's judgment, the borrower has the ability and intent to make periodic interest and principal payments. Loans are classified as restructured when concessions are made to borrowers with respect to the principal balance, interest rate or the term due to the inability of the borrower to meet the obligation under the original terms.

LOAN FEES - Loan origination fees received for loans held for investment, net of certain direct origination costs, are deferred and amortized to interest income over the contractual life of the loan using the level yield method. Loan origination fees received for loans held for sale, net of certain direct origination costs, are deferred and recognized as an adjustment of the basis on sale of the loans. Fees received for loan commitments that are expected to be drawn, based on the Bank's experience with similar commitments, are deferred and amortized over the life of the loan using the level yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis. Unamortized deferred loan fees related to loans paid off are included in interest income in the period the loan is paid off. Amortization of net deferred fees is discontinued for loans that are deemed to be nonperforming.

ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established at an amount necessary to reduce the recorded balances of loans receivable to their estimated net realizable value, and is increased by charges to income and decreased by charge-offs (net of recoveries). The allowance for loan losses is based on management's estimate of the value of the collateral, considering the current and currently anticipated future operating or sales conditions, as well as the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, and current economic conditions. Consequently, these estimates are particularly susceptible to changes that could result in a material adjustment to results of operations. Recovery of the carrying value of such loans is dependent on economic, operating, and other conditions that are beyond the control of the Company. In the opinion of management, the allowance for loan losses is recorded in accordance with generally accepted accounting principles.

REAL ESTATE OWNED - Real estate owned consists of property acquired in settlement of foreclosed loans. Real estate owned is carried at the lower of fair value less estimated costs to sell or cost. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding and maintaining the property are charged to expense. See Note 8 to the consolidated financial statements.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the useful lives of the related assets for financial reporting purposes. For tax purposes, depreciation on certain assets is computed using accelerated methods.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================

INTANGIBLE ASSETS - Cost in excess of fair value of net assets acquired is being amortized to expense using the interest method over a period of three years. The amortization periods for intangible assets are continually monitored to determine if events and circumstances require such periods to be reduced.

FEDERAL INCOME TAXES - The Company and its subsidiaries file a consolidated income tax return on a calendar-year basis. Deferred income taxes reflect the temporary tax consequences on future years of differences between the tax and financial statement basis of assets and liabilities at the balance sheet date. On August 20, 1996, legislation was signed into law which repealed the percentage of taxable income method tax bad debt deduction available for thrift institutions. This repeal is effective for the Company's taxable year beginning January 1, 1996. In addition, the legislation requires the Company to include in taxable income its bad debt reserves in excess of its base year reserve over a 6-8 year period depending upon the maintenance of certain loan origination levels. The recapture amount of $1.2 million will result in payments totalling $400,000, which has previously been accrued. Since the percentage of taxable income method tax bad debt deduction and the corresponding increase in the tax bad debt reserve in excess of the base year have been treated as temporary differences pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, this change in tax law will have no effect on the Company's future consolidated statement of operations.

EARNINGS PER COMMON SHARE - Primary earnings per common share was computed using the weighted average number of common shares outstanding for the period. The weighted average shares used in the computation of primary earnings per common share was 1,901,094 shares, 1,883,795 shares, and 1,662,019 shares during the years ended December 31, 1996, 1995 and 1994, respectively.

Fully diluted earnings per common share was computed giving appropriate consideration to the dilutive effect of stock options and, for 1994, shares issuable upon conversion of the 6.50% Convertible Subordinated Debentures. In computing fully diluted earnings per common share for 1994, net income has been adjusted to eliminate interest expense associated with the debentures, net of estimated income taxes.

CONSOLIDATED STATEMENTS OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks. Federal Reserve Board regulations require depository institutions to maintain certain minimum reserve balances. Included in cash and demand deposits were required deposits at the Federal Reserve of $685,000 and $658,000 at December 31, 1996 and 1995, respectively.

Income tax payments of $1,100,000, 1,000,000 and $1,050,000 were made in 1996,
1995 and 1994, respectively. Interest paid on deposits and other borrowings totaled $14,665,000, $15,270,000 and $11,211,000 in 1996, 1995 and 1994,
respectively. There were no mortgage loans exchanged for mortgage-backed securities in 1996, 1995 or 1994. There were no transfers from loans to real estate owned in 1996. Transfers from loans to real estate owned for 1995 and
1994) were $168,000 and $750,000, respectively. There were no loans made to finance the sale of real estate owned during 1996 or 1995. Loans made to finance the sale of real estate owned for 1994 totaled $388,000.

NEW ACCOUNTING STANDARDS - The Company maintains compensation plans which provide for grants of stock options to officers. The Company currently follows Accounting Principles Board Opinion No.25 ("Opinion 25"), Accounting for Stock Issued to Employees in accounting for its plans. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 entitled Accounting for Stock-Based Compensation which encourages, but does not require, companies to use a fair value based method of accounting for stock-based employee compensation plans. Under this method, compensation cost is measured as of the date stock awards are granted based on the fair value rather than the intrinsic value of the award, and such cost is recognized over the service period, which is usually the vesting period. The Company has elected to continue using the intrinsic value based method under Opinion 25. Pro forma disclosures of net income, as if the fair value based method had been applied, have been included in Note 14.

In June 1996, the FASB issued SFAS No. 125 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes the financial

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================

assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and will be applied prospectively. The FASB has issued SFAS No. 127 that defers the effective date of certain provisions of SFAS 125 related to secured borrowings and collateral, repurchase agreements, dollar-rolls, securities lending, and similar transactions until after December 31, 1997. Management intends to adopt these statements when they become effective. The impact of adopting these statements on the financial condition and results of operations of the Company is not expected to be significant.


2. INVESTMENT SECURITIES
Amortized cost, estimated market values and weighted average end-of-period yields of investment securities by contractual maturity are summarized as follows:


                                                             December 31,
                                    ----------------------------------------------------------------
                                                  1996                             1995
                                    ------------------------------   -------------------------------
                                    Amortized     Market             Amortized     Market
                                       Cost       Value      Yield    Cost         Value      Yield
                                    ------------------------------   -------------------------------
                                                         (Dollars in thousands)
U.S. Government obligations:
 Due in 1 year or less                $ 2,497    $ 2,499     5.82%     $ 2,000    $ 2,016     5.81%
 Due after 1 year through 5 years       9,490      9,411     6.68%      23,977     24,055     6.81%
 Due after 5 years through 10 years    19,479     19,180     6.93%      18,443     18,499     6.97%
                                       ------     ------                ------     ------
Total                                  31,466     31,090     6.76%      44,420     44,570     6.83%
                                       ------     ------                ------     ------

Marketable equity securities              100         99     6.38%           -          -        -
Federal Home Loan Bank stock            2,801      2,801     7.00%       2,614      2,614     7.00%
                                       ------     ------                ------     ------
Total                                 $34,367    $33,990     6.78%     $47,034    $47,184     6.84%
                                       ======     ======                ======     ======

All investment securities are classified as available for sale at December 31, 1996 and 1995. There were no sales of investment securities in 1996, 1995 or 1994. There were no obligations or investments of any one issuer, other than the federal government or an agency of the federal government, with an aggregate carrying value in excess of 10% of the Company's shareholders' equity at December 31, 1996. The Company's Banking subsidiary, as a member of the Federal Home Loan Bank system, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the Federal Home Loan Bank. No ready market exists for this stock, and it has no quoted market value. For presentation purposes, such stock is assumed to have a market value which is equal to the price at which it may be resold to the Federal Home Loan Bank. The Company's Banking subsidiary is contractually prohibited from disposing of the stock in any other manner. The Federal Home Loan Bank stock does not have a contractual maturity.

At December 31, 1996, investment securities totaling $2.0 million were pledged as collateral for deposits, and investment securities totaling $1.5 million were pledged as collateral for a revolving credit facility extended to the Company by a third-party lender. The Federal Home Loan Bank stock was pledged as collateral for the advances from the Federal Home Bank of Cincinnati.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Gross unrealized gains and losses are summarized as follows:


                                              December 31,
                             -------------------------------------------------
                                      1996                      1995
                             -----------------------   -----------------------
                                Gross       Gross         Gross       Gross
                             Unrealized   Unrealized   Unrealized   Unrealized
                                Gains       Losses        Gains       Losses
                             -----------------------   -----------------------
                                               (In thousands)

U.S. Government obligations       $2         $378          $175         $25
Marketable equity securities       -            1             -           -
Federal Home Loan Bank stock       -            -             -           -
                                  --         ----          ----         ---
Total                             $2         $379          $175         $25
                                  ==         ====          ====         ===


3. MORTGAGE-BACKED SECURITIES
Loans may be exchanged for mortgage-backed securities guaranteed by government agencies. Although long-term and fixed-rate in nature, mortgage-backed securities are more liquid than real estate loans since a large and active secondary market exists. Mortgage-backed securities are generally subject to the risk that mortgages collateralizing the securities may prepay more rapidly or more slowly than expected, thereby affecting the yield of the securities and future cash flows. There were no mortgage loans exchanged for mortgage-backed securities in 1996, 1995 or 1994. At December 31, 1996, and 1995, all mortgage-backed securities are classified as available for sale. There were no sales of mortgage-backed securities in 1996, 1995 or 1994.

Amortized cost, estimated market values and weighted average end-of-period yields of mortgage-backed securities by contractual maturity are summarized as follows:



                                                             December 31,
                                    ----------------------------------------------------------------
                                                  1996                             1995
                                    ------------------------------   -------------------------------
                                    Amortized     Market             Amortized     Market
                                       Cost       Value      Yield    Cost         Value      Yield
                                    ------------------------------   -------------------------------
                                                         (Dollars in thousands)
Pass-through certificates:
 Federal Home Loan Mortgage Corporation:
  Due after 5 years through 10 years  $    10    $    10     7.50%     $    14    $    14     7.50%
  Due after 10 years                    1,751      1,822     8.60%       2,085      2,168     8.62%
                                       ------     ------                ------     ------
 Total                                  1,761      1,832     8.59%       2,099      2,182     8.61%
                                       ------     ------                ------     ------

Government National Mortgage Association:
 Due after 1 year through 5 years           -          -        -            1          1     8.35%
 Due after 5 years through 10 years       176        178     9.02%         250        249     9.20%
                                       ------     ------                ------     ------
Total                                     176        178     9.02%         251        250     9.20%
                                       ------     ------                ------     ------

Collateralized mortgage obligations:
  Due in 1 year or less                     -          -        -          201        201     5.47%
  Due after l0 years                        -          -        -          121        121     5.68%
                                       ------     ------                ------     ------
 Total                                      -          -        -          322        322     5.55%
                                       ------     ------                ------     ------
Total                                  $1,937     $2,010     8.63%      $2,672     $2,754     8.30%
                                       ======     ======                ======     ======


                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Gross unrealized gains and losses are summarized as follows:

                                              December 31,
                             -------------------------------------------------
                                      1996                      1995
                             -----------------------   -----------------------
                                Gross       Gross         Gross       Gross
                             Unrealized   Unrealized   Unrealized   Unrealized
                                Gains       Losses        Gains       Losses
                             -----------------------   -----------------------
                                               (In thousands)

Pass-through certificates:
 Federal Home Loan Mortgage
  Corporation                    $71          $ -           $83         $ -
 Government National Mortgage
  Association                      2            -             -           1
                                 ---          ---           ---          --
Total                            $73          $ -           $83          $1
                                 ===          ===           ===          ==


At December 31, 1996, mortgage-backed securities totaling $841,000 were pledged as collateral for public funds on deposit with the Company's Banking subsidiary.


4. LOANS
The composition of the loan portfolio is as follows:

                                                       December 31,
                                                  --------------------
                                                  1996            1995
                                                  ----            ----
                                                      (In thousands)
Real estate - mortgage                          $239,302        $238,181
Real estate - construction                         4,272           1,616
Land                                               3,682           4,461
Business loans                                     6,720           4,758
Consumer and other loans                          45,028          40,055
                                                --------        --------
                                                 299,004         289,071
LESS:
Undisbursed portion of loans in process           (1,293)         (1,711)
Unearned income on consumer loans                     (6)            (18)
Amount due other financial institutions
 relating to wrap-around mortgage loans             (114)           (145)
Net deferred loan fees                              (877)           (903)
Allowance for loan losses                         (2,922)         (2,734)
                                                --------        --------
                                                $293,792        $283,560
                                                ========        ========


The loan portfolio is comprised primarily of residential and, to a lesser extent, commercial real estate loans granted to customers residing in northeastern Ohio. Although the Company has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region. Real estate loans to one borrower cannot exceed 15% of unimpaired capital and surplus. This 15% limitation results in a dollar limitation of approximately $4.0 million at December 31, 1996. The Company's Banking subsidiary is in compliance with this regulation.

At December 31, 1996 and 1995, no real estate loans were held for sale.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Commercial real estate loans totaled $33.2 million and $30.7 million at December 31, 1996 and 1995, respectively. These loans are considered by management to be of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. All real estate collateralizing the commercial real estate loans is located in Ohio. The following table presents information as to the number and type of commercial real estate loans in the loan portfolio.

                                    December 31, 1996      December 31, 1995
                                   -------------------    -------------------
                                   Number     Principal   Number     Principal
Security Type                      of Loans   Balance     of Loans   Balance
-------------                      --------   -------     --------   -------
                                           (Dollars in thousands)

Combination retail/residential        103     $14,818        122     $17,522
Stores and/or shopping centers          9       3,650          8       3,319
Office                                 14      10,379          9       5,980
Warehouse                               2       1,014          3       1,907
Church                                  2         594          3         666
Other                                   8       2,789          6       1,342
                                      ---     -------        ---     -------
                                      138     $33,244        151     $30,736
                                      ===     =======        ===     =======

The Company's Banking subsidiary's aggregate commercial real estate loans may not exceed 400% of its capital as determined under the regulatory capital standards. At December 31, 1996, the Company estimates that it would be permitted under this limitation to add an additional $62.9 million of commercial real estate loans to its existing portfolio.

Both adjustable and fixed interest rate loans are originated. The adjustable-rate loans have interest rate adjustment limitations and are generally indexed to the weekly U.S. Treasury constant maturity index. The composition of these loans was as follows:

              Fixed Rate                          Adjustable Rate
--------------------------------------   ------------------------------------
                         Book Value      Term to Rate             Book Value
Term to Maturity      at December 31,    Adjustment            at December 31,
----------------      ---------------    ----------            ---------------
                      1996       1995                          1996       1995
                      ----       ----                          ----       ----
                      (In thousands)                            (In thousands)

1 mo. - 1 yr.      $   887   $    43     1 mo. - 1 yr.     $154,558   $181,976
1 yr. - 2 yr.          181        55     1 yr. - 2 yr.       24,654     14,366
2 yr. - 3 yr.          210       177     2 yr. - 3 yr.       36,861     23,621
3 yr. - 5 yr.        1,712     1,171     3 yr. - 5 yr.        8,930      6,845
5 yr. - 10 yr.      24,524    24,619
10 yr. - 20 yr.     16,729    12,461
Over 20 years       29,758    23,737
                   -------   -------                       --------   --------
                   $74,001   $62,263                       $225,003   $226,808
                   =======   =======                       ========   ========

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Commitments to purchase or sell loans are summarized below:



                                                       December 31,
                                                  --------------------
                                                  1996            1995
                                                  ----            ----
                                                      (In thousands)
Commitments to sell loans                          $ -             $ -
Commitments to purchase loans                      411             357


Substantially all commitments disclosed in the table above are for fixed rate loans.

In the ordinary course of business, the Company's Banking subsidiary has granted loans to directors and executive officers, and to their associates. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons except that certain persons receive a reduction in the interest rate for loans granted prior to August 9, 1989. The Company's Banking subsidiary also grants mortgage loans to non-executive officers and employees at rates based on a designated index. Of the 1996 and 1995 loans outstanding, none were nonperforming. A summary of the aggregate activity related to loans to directors and executive officers is shown below:

Balance at January 1, 1996             $2,431,000
Additions                                 804,000
Repayments                                916,000
                                       ----------
Balance at December 31, 1996           $2,319,000
                                       ==========


5. LOANS SERVICED FOR OTHERS
At December 31, 1996, 1995 and 1994, loans serviced for others amounted to $132.7 million, $139.5 million and $162.0 million, respectively. The majority of these loans are serviced for the Federal National Mortgage Association. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. In connection with loans serviced for others, borrowers' escrow balances of $2,354,000, $2,215,000 and $2,428,000 were held at December 31,
1996, 1995 and 1994, respectively.


6. ALLOWANCE FOR LOAN LOSSES
Changes in the allowance for loan losses were as follows:

                                               Year Ended December 31,
                                             --------------------------
                                               1996      1995      1994
                                               ----      ----      ----
                                                    (In thousands)
Beginning balance                            $2,734    $2,665    $2,612
Provision for loan losses                       309       123        97
Loans charged off:
 Mortgage loans                                  (1)       (8)       (4)
 Business loans                                 (16)        -         -
 Consumer loans                                (128)      (52)      (40)
Recoveries:
 Mortgage loans                                   5         -         -
 Consumer loans                                  19         6         -
                                             ------    ------    ------
Ending balance                               $2,922    $2,734    $2,665
                                             ======    ======    ======

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Impaired loans at December 31, 1996 totaled $4,391,000 and was comprised of $3,391,000 in loans with no related allowances and $1,045,000 of loans gross of related allowances of $45,000. Impaired loans at December 31, 1995 totaled $3,107,000 and was comprised of $2,099,000 in loans with no related allowances and $1,088,000 of loans gross of related allowances of $80,000. The average recorded investment in impaired loans during 1996, 1995, and 1994 was $3,749,000, $4,481,000, and $4,641,000, respectively, while interest income recognized on impaired loans during those periods was approximately $357,000, $435,000 and $394,000, respectively.


7. PREMISES AND EQUIPMENT
The composition of premises and equipment is as follows:


                                                       December 31,
                                                  --------------------
                                                  1996            1995
                                                  ----            ----
                                                      (In thousands)
Land and improvements                           $  673          $  669
Buildings and improvements                       1,704           1,658
Furniture and fixtures                           4,749           5,023
Leasehold improvements                           1,892           1,799
                                                ------          ------
                                                 9,018           9,149
Accumulated depreciation and amortization        4,842           5,196
                                                ------          ------
                                                $4,176          $3,953
                                                ======          ======

In May, 1995, the Company's Banking subsidiary entered into a sale agreement on its Madison office. The sale of the office was consummated in December, 1995, and resulted in an after-tax gain of $204,000.

At December 31, 1996, the Company's Banking subsidiary was obligated under a number of noncancelable leases for land and buildings. Minimum future rental commitments under these lease agreements at December 31, 1996 are as follows:
$579,000 in 1997, $562,000 in 1998, $535,000 in 1999, $531,000 in 2000, $493,000
in 2001 and 4.1 million for years after 2001. Most of the operating leases permit renewal of the leases at rentals specified by the lease agreements. Rental expense under all leases aggregated $664,000 in 1996, $617,000 in 1995 and $569,000 in 1994.


8. ACCRUED INTEREST AND OTHER
Accrued interest receivable and other assets consists of the following:


                                                       December 31,
                                                  --------------------
                                                  1996            1995
                                                  ----            ----
                                                      (In thousands)
Accrued interest receivable                     $2,372          $2,602
Purchased mortgage servicing rights                191               -
Real estate owned                                    -             737
Cost in excess of fair value of net assets
 acquired                                           21             166
Other assets                                     1,893           1,406
                                                ------          ------
                                                $4,477          $4,911
                                                ======          ======


Purchased mortgage servicing rights represent the cost of purchasing rights to service loans. All such recorded rights relate to residential mortgage loans. Servicing rights are presented net of accumulated amortization, which is recorded in proportion to, and over the period of, net servicing income. Servicing income is partially offset by this am-

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


ortization expense. The carrying value of purchased mortgage servicing rights is periodically evaluated to determine that it is not greater than fair value. An allowance is established in the event the recorded value exceeds the fair value of the rights. No such allowance was required at December 31, 1996.

The balance of the allowance for losses on real estate owned was $57,000 and $109,000 at December 31, 1996 and 1995, respectively. The provision for loss on real estate owned was $80,000, $51,000 and $1,000 for 1996, 1995 and 1994,
respectively.


Accrued interest payable and other liabilities consists of the following:


                                          December 31,
                                         --------------
                                          1996     1995
                                         ------  ------
                                          (In thousands)

Accrued interest payable                  $ 753   $ 676
Collections on loans serviced               376     465
Other liabilities                         2,095   1,787
                                         ------  ------
                                         $3,224  $2,928
                                         ======  ======



9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
In the ordinary course of business, various commitments and contingent liabilities arise, including commitments to originate real estate loans and commitments to extend credit. Commitments to borrowers to originate loans and for unused lines of credit are summarized below:

                                          December 31,
                                        ----------------
                                          1996    1995
                                         (In thousands)
Commitments to originate:
  Fixed rate loans                      $ 3,415  $  856
  Variable rate loans                     1,367   2,765
Unused lines of credit                   70,712  57,134


Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon the credit extension, is based on management's credit evaluation of the counter-party. The commitment amount represents the amount of credit risk, however, the Company generally extends credit on a secured basis. Collateral held usually includes residential and commercial real estate.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


10. DEPOSITS
The following table as of December 3l, 1996 presents, by various rate categories, the amounts of certificates of deposit maturing during the periods indicated:


                          Accounts Maturing in the Twelve Months Ended December 31,
                          ---------------------------------------------------------
                                                                      2002 &
                      1997    1998      1999      2000     2001       Later      Total
                      ----    ----      ----      ----     ----       -----      -----
                                           (Dollars in thousands)

1.001 to 2.000%    $     -  $     -    $    -   $     -   $     -    $ 2,551   $  2,551
2.001 to 3.000%        133        -         -         -         -          -        133
3.001 to 4.000%      4,617      501         -         -         -          -      5,118
4.001 to 5.000%     31,494      879       638        43         1        104     33,159
5.001 to 6.000%     39,289    7,002     3,279     2,356       206      1,020     53,152
6.001 to 7.000%     17,915    3,496     1,902     1,032       110        464     24,919
7.001 to 8.000%      1,882   18,364     3,068     5,704       599      2,238     31,855
8.001 to 9.000%         29      583       539       340         -          -      1,491
9.001 to 10.000%         4      415       339         -         -          -        758
10.001 to 11.000%       31        -         -         -         -          -         31
11.001 and over          -        -         -         9         9         17         35
                   -------  -------    ------   -------   -------    -------  ---------
                   $95,394  $31,240    $9,765   $ 9,484   $   925    $ 6,394  $ 153,202
                   =======  =======    ======   =======   =======    =======  =========


Deposits are obtained primarily from persons who are residents of Ohio, particularly the Cleveland area. The Company does not advertise for deposits outside of Ohio, and management believes that an insignificant amount of the deposits are from non-residents of Ohio at December 31, 1996.


11. ADVANCES FROM FEDERAL HOME LOAN BANK
Advances from the Federal Home Loan Bank of Cincinnati (the "FHLB") at December 31, 1996 consist of:

Maturity Date            Balance          Rate
-------------            -------          ----
                     (In thousands)
June 20, 1997           $ 2,000           5.55%
September 23, 1997        2,000           5.65%
June 23, 1998             1,500           6.45%
July 2, 1998              4,000           5.75%
July 15, 1998             4,000           5.75%
July 17, 1998             4,000           5.75%
July 24, 1998             4,000           5.75%
August 23, 1998           2,000           5.75%
September 23, 1998        5,000           5.75%
September 23, 1998        1,500           6.55%
                        -------
                        $30,000
                        =======

No advances were outstanding from the FHLB at December 31, 1995. At December 31, 1994, a $2 million advance with an interest rate of 10.30% and a maturity date of June 26, 1995 was outstanding. This advance was repaid, including a prepayment penalty of $16,000 on April 4, 1995. The Bank has pledged qualifying collateral, primarily mortgage loans, with a market value of at least 150% of the amount of the advances.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


12. REGULATORY CAPITAL
The Company's Banking subsidiary is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. The regulations require the the Company's Banking subsidiary to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company's Banking subsidiary to maintain minimum amounts and ratios (set forth in the tables below) of tangible, core and total risk-based capital. Prompt Corrective Action regulations require specific supervisory actions as capital levels decrease.

As of December 31, 1996, the most recent notification from the Office of Thrift Supervision categorized the Company's Banking subsidiary as well capitalized under the regulatory framework for Prompt Corrective Action. To be categorized as well capitalized, the Company's Banking subsidiary must maintain minimum total risked-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the tables below. There are no conditions or events since that notification that have changed the Bank's category.


                                                            As of December 31, 1996
                                                ---------------------------------------------------
                                                                                     To Be Well
                                                                                  Capitalized Under
                                                                  For Capital     Prompt Corrective
                                                    Actual     Adequacy Purposes  Action Provisions
                                                    ------     -----------------  -----------------
                                                Amount  Ratio    Amount  Ratio     Amount   Ratio
                                                ------  -----    ------  -----     ------   -----
                                                             (Dollars in thousands)
Total capital (to risk-weighted assets)        $26,888  11.04%   $19,483  8.00%    $24,354  10.00%
Tier 1 capital (to risk-weighted assets)        24,030   9.87%         -     -      14,612   6.00%
Tier I capital (to adjusted tangible assets)    24,030   6.95%    10,377  3.00%     17,296   5.00%
Tangible capital (to tangible assets)           24,030   6.95%     5,189  1.50%          -      -


                                                            As of December 3l, 1995
                                               ----------------------------------------------------
                                                                                      To Be Well
                                                                                  Capitalized Under
                                                                  For Capital     Prompt Corrective
                                                    Actual     Adequacy Purposes  Action Provisions
                                                    ------     -----------------  -----------------
                                                Amount  Ratio    Amount  Ratio      Amount  Ratio
                                                ------  -----    ------  -----      ------  -----
                                                             (Dollars in thousands)
Total capital (to risk-weighted assets)        $26,122  11.39%   $18,345  8.00%    $22,931 10.00%
Tier 1 capital (to risk-weighted assets)        23,496  10.25%         -     -      13,759  6.00%
Tier 1 capital (to adjusted tangible assets)    23,496   6.66%    10,591  3.00%     17,660  5.00%
Tangible capital (to tangible assets)           23,496   6.66%     5,296  1.50%          -     -

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Management believes, as of December 31, 1996, that the Bank meets all capital requirements to which it is subject. Events beyond management's control, such as fluctuations in interest rates or a downturn in the local economy of northeastern Ohio where the Company has most of its loans, could adversely affect future earnings and, consequently, the Bank's ability to meet its future capital requirements.


13. FEDERAL INCOME TAXES
The provision for income taxes consists of the following components:

                                                 Year Ended December 31,
                                        --------------------------------------
                                         1996            1995             1994
                                         ----            ----             ----
                                                    (In thousands)
Current income taxes                   $   544         $ 1,089          $   861
Deferred income taxes                      233             (69)            (192)
                                       -------         -------          -------
                                       $   777         $ 1,020          $   669
                                       =======         =======          =======


A reconciliation from the statutory income tax rate to the effective consolidated income tax rate is as follows:

                                                       Year Ended December 31,
                                                    ----------------------------
                                                    1996        1995        1994
                                                    ----        ----        ----
Federal income tax rate                             35.0%       35.0%       35.0%
Increase (decrease) resulting from:
 Benefit of graduated rates                         (1.0)       (1.0)       (1.0)
 IRS examination                                       -           -        (6.1)
 Other                                                .3         (.2)         .3
                                                    ----        ----        ----
Effective consolidated income tax rate              34.3%       33.8%       28.2%
                                                    ====        ====        ====

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


The lower effective income tax rate in 1994 resulted from receipt of a favorable "no change" letter from the Internal Revenue Service regarding the 1991 tax year, which allowed the Company to reduce its tax liabilities for certain estimated contingent items. Significant components of the deferred tax assets and liabilities are as follows:


                                                             December 31,
                                                  ----------------------------------
                                                    1996         1995         1994
                                                    ----         ----         ----
                                                             (In thousands)
Deferred tax assets:
 Book loss reserves                               $(1,013)     $(1,076)     $(1,036)
 Deferred loan fees                                  (298)        (307)        (268)
 Reserve for uncollected interest                     (33)         (76)         (58)
 Excess servicing fees                                (78)         (81)        (144)
 Mark-to-market accounting                           (103)          --          (33)
 Other                                               (160)         (67)         (20)
                                                  -------      -------      -------
  Total deferred tax assets                        (1,685)      (1,607)      (1,559)
                                                  -------      -------      -------

Deferred tax liabilities:
 FHLB stock dividend                                  403          339          282
 Tax bad debt reserves                                418          429          338
 Mark-to-market accounting                             --           79           --
 Difference between book and tax depreciation           2           27           19
 Purchase accounting                                   46           19          182
 Other                                                153           --           --
                                                  -------      -------      -------
  Total deferred tax liabilities                    1,022          893          821
                                                  -------      -------      -------
Net deferred tax liability (asset)                $  (663)     $  (714)     $  (738)
                                                  =======      =======      =======




14.     MANAGEMENT OPTION PLAN
The Company's stock option plan is administered by the Compensation Committee of the Board of Directors, which is given absolute discretion under the Company's stock option plan to select certain officers to whom rights will be granted, and to determine the number of rights to be granted to each. Two kinds of rights are contained in the Company's stock option plan and are available for grant: incentive stock options and nonqualified compensatory stock options. No compensatory stock options have been granted. A summary of incentive stock option transactions is as follows:

                     Stock Options    Option Price
                     -------------    ------------
January 1, 1994          67,177     $ 6.612-15.227
 Granted                  5,797             14.318
 Exercised               (2,420)      7.851-11.157
 Lapsed or cancelled     (1,100)            15.227
                         ------     --------------
December 31, 1994        69,454       6.612-14.545
 Granted                 19,000             13.875
 Exercised               (2,420)             6.612
                         ------     --------------
December 31, 1995        86,034       6.612-14.545
 Granted                 20,718      18.000-19.250
 Exercised              (23,906)      6.612-14.545
                         ------     --------------
December 31, 1996        82,846     $ 6.818-19.250
                         ======     ==============

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


The 1985 Stock Option Plan terminated on July 23, 1995; however, 44,128 stock options remain outstanding. The 1995 Stock Option Plan has 164,000 shares of authorized but unissued common stock reserved for future issuance pursuant to the exercise of stock options, subject to modification or adjustment to reflect changes in the capitalization of the Company as, for example, in the case of a merger, reorganization, or stock split. The exercise price of options granted may not be less than the fair market value of the common stock at the date of grant.

The following summarizes the pro forma net income as if the fair value method of accounting for stock-based compensation plans (as described in SFAS No. 123) had been utilized:

                                Year Ended December 31,
                                -----------------------
                                 1996           1995
                                 ----           ----
                         (In thousands, except per share data)
As Reported:
 Net income                   $   1,507      $   1,995
 Earnings per common share          .79           1.06
Proforma:
 Net income                       1,418          1,940
 Earnings per common share          .75           1.03

The fair value of the 1996 and 1995 option grants were estimated using the Black Scholes Options Pricing Method using the following assumptions: Volatility of 4O% for both years, dividend yield of 2.81% and 3.50%, risk-free interest rate of 5.87% and 6.49%, and an expected life of 9 for both years. The fair value of options granted during 1996 and 1995 was $135,000 and $83,000, respectively. The weighted average remaining contractual life of options outstanding at December 31, 1996 was 6.5 years.


15. EMPLOYEE STOCK OWNERSHIP PLAN
Contributions to the employee stock ownership plan ("ESOP") by the Company are made at the discretion of the Company. For the years ended December 31, 1996, 1995 and 1994, contributions in the amount of $31,000, $18,000, and $91,000, respectively, were expensed as costs of the ESOP.

At December 31, 1996, the ESOP held approximately 7.3% of the total outstanding shares of the Company.


16. FAIR VALUES OF FINANCIAL INSTRUMENTS
The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, and risk characteristics of various financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and short-term investments, accrued interest receivable, advances by borrowers for taxes and insurance, and other liabilities. The carrying amounts reported in the consolidated statement of financial condition are a reasonable estimate of fair value.

Investment securities and mortgage-backed securities - Fair values for securities are based on quoted market prices or dealer quotes. If quoted market prices are not available, fair value is estimated using quoted market prices for securities with similar coupons, maturities and credit ratings.

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


Loans held for investment - The fair value is based on the estimated future cash flows, discounted at current market rates for similar loans.

Time deposits - The fair value is estimated using current market rates for certificate of deposits of similar remaining maturities.

Other deposits - The fair values disclosed for deposit liabilities with no stated maturity, including passbook/statement accounts, NOW accounts and money market fund accounts, are the amounts payable on demand at year-end, which is their carrying amounts.

Advances from Federal Home Loan Bank - The fair value is estimated by discounting the future cash flows at the rate currently available on borrowings with similar characteristics.

Off-balance sheet financial instruments - The fair value of the off-balance sheet financial instruments, including commitments to originate loans, is considered to be equivalent to the value of the current fees charged to enter into the commitments. At December 31, 1996 and 1995, those fees were approximately $44,000, and $33,000, respectively.

The following table presents the estimated fair values of the Company's financial instruments:

                                                                    December 31,
                                                  ------------------------------------------------
                                                            1996                     1995
                                                  ---------------------     ----------------------
                                                  Carrying                  Carrying
                                                   Amount     Fair Value     Amount     Fair Value
                                                   ------     ----------     ------     ----------
                                                                   (In thousands)
Financial assets:
 Cash and short-term investments                  $  8,411     $  8,411     $ 12,143     $ 12,143
 Investment securities                              33,990       33,990       47,184       47,184
 Mortgage-backed securities                          2,010        2,010        2,754        2,754
 Loans held for investment                         293,792      294,135      283,560      284,782
 Accrued interest receivable                         2,372        2,372        2,602        2,602


Financial liabilities:
 Time deposits                                     153,202      154,001      193,463      194,737
 Other deposits                                    125,871      125,871      124,316      124,316
 Advances from Federal Home Loan Bank               30,000       30,133            -            -
 Advances by borrowers for taxes and insurance       6,207        6,207        5,740        5,740
 Other liabilities                                   1,129        1,129        1,141        1,141

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


17. HAVERFIELD CORPORATION (Parent Company Only)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                                    December 31,
                                                                                 ------------------
                                                                                 1996          1995
                                                                                 ----          ----
                                                                    (Dollars in thousands, except per share data)
ASSETS:
Cash and cash equivalents                                                      $  3,554      $  3,197
Investment securities, at fair value (Amortized cost
 of $1,497 in 1996 and $1,493 in 1995)                                            1,498         1,514
Investment in Home Bank, F.S.B                                                   23,869        23,802
Other assets                                                                         15            15
                                                                               --------      --------
                                                                               $ 28,936      $ 28,528
                                                                               ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Other liabilities                                                              $    584      $    470
Preferred stock; 1,000,000 shares authorized; none issued                             -             -
Common stock, par value $.01 per share; 5,000,000 shares authorized;
 issued: 1,915,892 shares in 1996 and 1,894,475 shares in 1995                       19            19
Capital in excess of par value                                                   16,510        16,353
Retained earnings                                                                12,146        11,669
Net unrealized appreciation (depreciation) in the fair value of securities
 (net of tax of $(103) in 1996 and $79 in 1995)                                     (201)         153
Common shares in treasury, at cost (9,543 shares in 1996
and 11,790 shares in 1995)                                                         (122)         (136)
                                                                               --------      --------
                                                                               $ 28,936      $ 28,528
                                                                               ========      ========

                              STATEMENTS OF INCOME

                                                        Year Ended December 31,
                                                     ----------------------------
                                                      1996       1995        1994
                                                      ----       ----        ----
                                                             (In thousands)
INCOME:
Dividends from subsidiary                            $1,400     $1,400     $1,550
Interest on investment securities                        90         56         42
                                                     ------     ------     ------
Total income                                          1,490      1,456      1,592
                                                     ------     ------     ------

EXPENSE:
Interest on long-term borrowings                          -          -        230
Employee compensation and benefits                       31         18         91
Advertising                                              93         53         46
Other expenses                                          267        257        328
                                                     ------     ------     ------
Total expense                                           391        328        695
                                                     ------     ------     ------
Income before income taxes                            1,099      1,128        897
Provision for income taxes                                -          -          -
                                                     ------     ------     ------
Income before equity in undistributed net income
 of subsidiary                                        1,099      1,128        897
Equity in undistributed net income of subsidiary        408        867        803
                                                     ------     ------     ------
Net income                                           $1,507     $1,995     $1,700
                                                     ======     ======     ======

                    HAVERFIELD CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
================================================================================


                            STATEMENTS OF CASH FLOWS

                                                              Year Ended December 31,
                                                             -------------------------
                                                             1996      1995       1994
                                                             ----      ----       ----
                                                                   (In thousands)
OPERATING ACTIVITIES:
Net income                                                  $1,507    $1,995     $1,700
Adjustments to reconcile net income to net cash provided
 by operating activities:
Equity in undistributed net earnings of subsidiary            (408)     (867)      (803)
Net change in other assets and other liabilities               104       133         32
Other operating flows                                           13       (14)       (63)
                                                            ------    ------     ------
  Net cash provided by operating activities                  1,216     1,247        866
                                                            ------    ------     ------

INVESTING ACTIVITIES:
Purchases of investment securities                               -    (1,492)         -
Maturities of investment securities                              -     1,000          -
Proceeds from ESOP loan repayments                               -         -         30
                                                            ------    ------     ------
  Net cash provided by (used in) investing activities            -      (492)        30
                                                            ------    ------     ------

FINANCING ACTIVITIES:
Proceeds from exercise of stock options                        175        16         23
Repayments of borrowings                                         -         -       (387)
Payment of cash dividends
Purchase of treasury shares                                 (1,030)     (975)      (858)
                                                                (4)      (63)        (7)
                                                            ------    ------     ------
  Net cash used in financing activities                       (859)   (1,022)    (1,229)
                                                            ------    ------     ------
Increase (decrease) in cash and cash equivalents               357      (267)      (333)
Cash and cash equivalents at beginning of year               3,197     3,464      3,797
                                                            ------    ------     ------
Cash and cash equivalents at end of year                    $3,554    $3,197     $3,464
                                                            ======    ======     ======



18. SAVINGS ASSOCIATION INSURANCE FUND ASSESSMENT
On September 30, 1996, the President signed into law an omnibus appropriations act for fiscal year 1997 that included, among other things, the recapitalization of the Savings Association Insurance Fund ("SAIF") in a section entitled the Deposit Insurance Funds Act of 1996. The Act included a provision whereby all insured depository institutions would be charged a one-time special assessment on their SAIF assessable deposits as of March 31, 1995. The Company recorded a pretax charge of $2.0 million ($1.3 million after tax), which represented 65.7 basis points of the March 31, 1995 assessable deposits. This charge was recorded upon enactment on September 30, 1996, and later paid on November 27, 1996. The deposit insurance rate that had been in effect prior to this recapitalization has been reduced to 6.5 basis points of insured deposits.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis is intended to assist readers in understanding the results of operations and changes in financial position for the past three years. It should be read in conjunction with the audited financial statements, accompanying footnotes and supplemental financial data presented elsewhere in this Appendix A to the Proxy Statement


GENERAL OVERVIEW
--------------------------------------------------------------------------------
Haverfield Corporation ("the Company") is a unitary savings and loan holding company owning all the outstanding common stock of Home Bank, F.S.B. Effective February 23, 1995, the Company changed the name of its banking subsidiary from Home Federal Savings Bank, Northern Ohio to Home Bank, F.S.B. ("Banking subsidiary" or the "Bank"). The financial statements and statistical data presented herein are the financial statements and data for the Company on a consolidated basis.

The operations of the Company and its Banking subsidiary are significantly influenced by general economic conditions, monetary and fiscal policies of the federal government, and policies of regulatory authorities, including the Federal Reserve Board, the Securities and Exchange Commission, the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC") and the Office of the Comptroller of Currency. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting the supply of housing and the availability of funds.

The Company's net income for the year ended December 31, 1996 was $1,507,000 or $.79 per share, compared with $1,995,000 or $1.06 per share for the year ended December 31, 1995. The decrease in 1996 compared to 1995 was mainly due to the one time, after tax charge associated with the recapitalization of the Savings Association Insurance Fund ("SAIF"), which totaled $1.3 million or $.68 per share. Excluding the nonrecurring SAIF assessment, earnings for the twelve months ended December 31, 1996 totaled $2,802,000 or $1.47 per share. The increase in earnings, excluding the SAIF assessment, is mainly attributable to an 11.0% increase in net interest income and a 3.6% decrease in noninterest expense. The Company's net interest margin increased to 3.76% compared to 3.38% for the same period in 1995. Excluding the nonrecurring SAIF assessment, 1996 earnings produced a return on average assets of.82% and a return on average equity of 9.68%.

The Company's net income in 1995 increased 17.4% over 1994. The Company's net income for the year ended December 31, 1995 was $1,995,000 or $1.06 per share, compared with $1,700,000 or $1.03 per share for the year ended December 31, 1994. The increase in 1995 compared to 1994 was due to the improvement in net interest income, which increased from $10,727,000 in 1994 to $11,310,000 in 1995 primarily due to the effects of increases in volume, partially offset by lower net interest margin.


NET INTEREST INCOME
--------------------------------------------------------------------------------
Net interest income, the primary component of the Company's earnings, is influenced by the distribution and volume of the assets and liabilities, and the difference, or spread, between the yields earned and the rates paid on those assets and liabilities.

For 1996, net interest income was $12.6 million, compared to $11.3 million in 1995. The increase in 1996 resulted from an increase in the yield on interest-earning assets of 27 basis points, while the cost of interest-bearing liabilities decreased 10 basis points.

For 1995, net interest income totaled $11.3 million compared to $10.7 million in 1994. The general level of interest rates increased during 1995, causing interest-bearing liabilities, particularly deposits, to reprice more quickly than interest-earning as sets, resulting in a decrease of 27 basis points in the interest rate spread. The decline in the interest rate spread was offset by increased volume of the assets and liabilities which contributed $887,000 to the increase in net interest income.

An analysis of net interest income is presented in the following table. For each major category of interest-earning assets and interest-bearing liabilities, the average balance of funds employed during the period indicated is shown along with the interest earned or paid on that balance for the period and the weighted average rate earned or paid for that category. Average balances are determined on a daily basis.

                                                                   Year Ended December 31,
                                  -------------------------------------------------------------------------------------
                                             1996                          1995                         1994
                                  ----------------------------  --------------------------  ---------------------------
                                  Average              Average  Average            Average  Average             Average
                                  Balance   Interest    Rate    Balance  Interest   Rate    Balance   Interest   Rate
                                  -------   --------    ----    -------  --------   ----    -------   --------   ----
                                        (Dollars in thousands)
Interest-earning assets:
 Loans(1)                        $290,294    $24,529    8.45%  $284,385   $23,313   8.20%  $273,927    $20,472   7.47%
 Investment securities
  and other                        40,637      2,572    6.33     47,301     2,952   6.24     25,395      1,011   3.98
 Mortgage-backed
  securities                        2,414        191    7.91      2,991       240   8.02      4,031        301   7.47
                                 --------     ------    ----   --------    ------   ----   --------     ------   ----
 Total interest-earning assets    333,345     27,292    8.19    334,677    26,505   7.92    303,353     21,784   7.18
                                              ------    ----               ------   ----                ------   ----
Noninterest-earning assets          7,236                         7,870                       8,577
                                 --------                      --------                    --------
 Total assets                    $340,581                      $342,547                    $311,930
                                 ========                      ========                    ========

Interest-bearing liabilities:
 Deposits
  Passbook/statement
    accounts                     $ 42,227      1,042    2.47   $ 50,308     1,241   2.47%  $ 61,460      1,524   2.48%
  NOW accounts                     24,684        212     .86     24,699       245    .99     26,481        285   1.08
  Money market fund
   accounts                        58,741      2,873    4.89     41,762     2,138   5.12     38,697      1,404   3.63
  Certificates of deposit         165,832      9,805    5.91    191,049    11,514   6.03    149,693      7,401   4.94
                                 --------    -------    ----   --------   -------   ----   --------    -------   ----
 Total deposits                   291,484     13,932    4.78    307,818    15,138   4.92    276,331     10,614   3.84

 FHLB advances                     13,986        810    5.79        575        57   9.91      2,148        213   9.92
 Long-term borrowings                   -          -       -          -         -      -      3,323        230   6.92
                                 --------    -------    ----   --------   -------   ----   --------    -------   ----
 Total interest-bearing
  liabilities                     305,470     14,742    4.83    308,393    15,195   4.93    281,802     11,057   3.92
                                             -------    ----              -------   ----               -------   ----
Noninterest-bearing
  liabilities                       6,178                         6,174                       5,700
                                 --------                      --------                    --------
 Total liabilities                311,648                       314,567                     287,502
Shareholders' equity               28,933                        27,980                      24,428
                                 --------                      --------                    --------
 Total liabilities and
  shareholders' equity           $340,581                      $342,547                    $311,930
                                 ========                      ========                    ========

Net interest income/interest
 rate spread                                 $12,550   3.36%              $11,310   2.99%              $10,727   3.26%
                                             =======   ====               =======   ====               =======   ====

Net interest margin                                    3.76%                        3.38%                        3.54%
                                                       ====                         ====                         ====

---------------------------

(1) The average balance of loans includes the principal balance of nonaccrual loans. Interest income includes amortization of deferred loan fees of $249,000, $167,000 and $188,000 in 1996, 1995, and 1994, respectively.


The effect on net interest income due to changes in interest rates and changes in the amounts of interest-earning assets and interest-bearing liabilities is shown in the following table. Changes in interest due to both rate and volume have been allocated to change due to volume and change due to rate in proportion to the absolute amounts of the change in each.

                                                             Change Due To
                                          Total           -------------------
                                          Change             Volume         Rate
                                          ------             ------         ----
                                                        (In thousands)

1996 CHANGE FROM 1995
Interest income:
 Loans                                    $ 1,216           $   160      $ 1,056
 Investment securities and other             (380)             (421)          41
 Mortgage-backed securities                   (49)              (46)          (3)
                                          -------           -------      -------
  Total                                       787              (307)       l,094
                                          -------           -------      -------
Interest expense:
 Deposits                                  (1,206)             (789)        (417)
 FHLB advances                                753               787          (34)
                                          -------           -------      -------
  Total                                      (453)               (2)        (451)
                                          -------           -------      -------
 Change in net interest income            $ 1,240           $  (305)     $ 1,545
                                          =======           =======      =======

1995 CHANGE FROM 1994
Interest income:
 Loans                                    $ 2,841           $   720      $ 2,121
Investment securities and other             1,941             1,171          770
 Mortgage-backed securities                   (61)              (82)          21
                                          -------           -------      -------
  Total                                     4,721             1,809        2,912
                                          -------           -------      -------
Interest expense:
 Deposits                                   4,524             1,308        3,216
 FHLB advances                               (156)             (156)           -
 Long-term borrowings                        (230)             (230)           -
                                          -------           -------      -------
  Total                                     4,138               922        3,216
                                          -------           -------      -------
 Change in net interest income            $   583           $   887      $  (304)
                                          =======           =======      =======




ASSET/LIABILITY MANAGEMENT
--------------------------------------------------------------------------------
As with most financial institutions, the Company's interest income and cost of funds are significantly affected by general economic conditions and by policies of regulatory authorities. The function of asset/liability management is to monitor the maturities and repricing schedules of the components of the balance sheet, and to initiate actions to minimize the Company's vulnerability to changing interest rates while maximizing current and expected net interest yield. Asset/liability management seeks to ensure that assets and liabilities respond to interest rate changes in a similar time frame. The less-than-one-year period is monitored closely because it is in this time frame that the greatest exposure to sudden rate movements occurs. The Company's objective with regard to asset/liability management is to attempt to minimize the impact of interest rate risk in the ensuing one-year time frame.

The Board of Directors establishes policies and objectives with regard to asset/liability management while senior management oversees the implementation of such policies. The Pricing Committee of the Bank meets weekly to review and establish rates on loan and deposit products, as well as to establish strategies to monitor the flow of funds and coordinate the sources, uses and pricing of those funds. The Company does not use derivative financial instruments in its asset/liability strategy.

Interest rate sensitivity arises from differences between the dollar amounts of assets and liabilities which mature or reprice within a time period. These differences, or "gaps", provide an indication of the extent to which net interest income is affected by interest rate movements in future periods. Net interest income is also affected by changes in the slope of the yield curve and by the price sensitivity of assets and liabilities which may have different effects on profit volatility - factors which cannot be quantified from gap data alone. For example, a decline in short-term market rates may not result in corresponding declines in the rates paid on consumer deposits. Interest rate sensitivity gap data does not provide an absolute measure of net interest income vulnerability; however, it is useful for identifying trends of changing interest rate sensitivity over time within an institution, and for providing comparisons between institutions. Although the interest rate sensitivity gap is subject to a number of assumptions and is only one of a number of measurements, management believes the measure is an important indication of the Company's exposure to interest rate risk and the related volatility of net interest income in a changing interest rate environment, However, even a perfect interest rate sensitivity gap of 0% (i.e., where the repricing of interest-earning assets and interest-bearing liabilities is perfectly matched) does not assure a stable net interest margin in a period of changing interest rates. Depending on which indices are affected and when the interest-earning assets and interest-bearing liabilities reprice, the change in interest rates may have a favorable or unfavorable impact on net interest income.

The following table sets forth at December 31, 1996 the amounts of interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within a specified period. No prepayment assumptions or deposit decay rates have been incorporated.

                                                       Scheduled Maturity or Repricing
                                --------------------------------------------------------------------
                                6 Months    6 Months    1 Year     3 Years        More
                                   or          to          to        to           than
                                  Less       1 Year     3 Years    5 Years      5 Years       Total
                                  ----       ------     -------    -------      -------       -----
                                                            (In thousands)
INTEREST-EARNING ASSETS:
Real estate loans:
 Conventional:
  Fixed-rate                  $     976     $  2,979    $  8,666   $  9,479    $ 49,670     $ 71,770
  Adjustable-rate                26,328       77,588      56,479      7,137           -      167,532
 Construction                     2,772            -       1,500          -           -        4,272
Land loans                        2,372          530         780          -           -        3,682
Consumer loans                   34,852        9,355         522        195         104       45,028
Business loans                    5,170        1,471          14         65           -        6,720
Loans in process,
 allowance for loan losses
 and net deferred loan fees           -            -           -          -      (5,212)      (5,212)
                              ---------     --------    --------   --------    --------     --------
Total loans (1)                  72,470       91,923      67,961     16,876      44,562      293,792
Investment securities and other   4,902            -       1,498     10,429      20,083       36,912
Mortgage-backed
 securities                          25           75         201        201       1,508        2,010
                              ---------     --------    --------   --------    --------     --------
Total interest-earning assets $  77,397     $ 91,998    $ 69,660   $ 27,506    $ 66,153     $332,714
                              =========     ========    ========   ========    ========     ========

INTEREST-BEARING LIABILITIES:
Deposits:
 Passbook and NOW
  accounts(2)                 $       -     $      -    $      -   $      -    $ 56,493     $ 56,493
 Money market fund
  accounts                       62,263            -           -          -           -       62,263
 Certificates of deposit         38,981       56,895      40,484     10,408       6,434      153,202
                              ---------     --------    --------   --------    --------     --------
Total deposits                  101,244       56,895      40,484     10,408      62,927      271,958
FHLB advances                    27,000            -       3,000          -           -       30,000
                              ---------     --------    --------   --------    --------     --------
Total interest-bearing
 liabilities                  $ 128,244     $ 56,895    $ 43,484   $ 10,408    $ 62,927     $301,958
                              =========     ========    ========   ========    ========     ========
GAP                           $ (50,847)    $ 35,103    $ 26,176   $ 17,098    $  3,226     $ 30,756
Cumulative GAP                $ (50,847)    $(15,744)   $ 10,432   $ 27,530    $ 30,756

-------------------

(1) Contractual maturities of loans do not reflect the actual term of the Company's loan portfolio. The average life of mortgage loans is substantially less than their contractual terms because of loan prepayments and due-on-sale clauses.

(2) Management believes that a significant amount of passbook and NOW accounts are core deposits.


The Company is negatively mismatched on a one-year basis at December 31, 1996, because more liabilities than assets are expected to mature or reprice in the next twelve months. A negative mismatch implies that a decrease in interest rate levels may have a positive impact on the Company's results of operations, while an increase in interest rate levels may have the opposite effect. The Company will continue to actively manage its interest rate sensitivity position to maintain a reasonable balance between earnings and exposure to interest rate fluctuations.


PROVISION FOR LOAN LOSSES
--------------------------------------------------------------------------------
The provision for loan losses represents a charge against current earnings in order to maintain the allowance for loan losses at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based upon an ongoing review and analysis of the risk characteristics of the loan portfolio, historical charge-offs and recoveries, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. In 1996, based on management's assessment of the adequacy of the allowance, the provision for loan losses was $309,000, compared to $123,000 in 1995 and $97,000 in 1994 primarily due to increased charge-offs and increased nonperforming loans. A significant portion of the provision in 1995 and 1994 was for the purpose of maintaining the general loan loss reserve. which covers potential losses inherent in the portfolio which have not been specifically identified.

See "Credit Risk Management" for a discussion of the adequacy of the Company's allowance for loan losses.


NONINTEREST INCOME
--------------------------------------------------------------------------------
In 1996, noninterest income totaled $2.0 million, compared to $2.2 million in 1995 and $2.2 million in 1994. Included in the noninterest income category are the following items: (i) service fees and other charges, (ii) servicing income,
(iii) gain on the sale of loans, and (iv) other income.

In 1996, service fees and other charges increased to $1.3 million, compared to $1.2 million in 1995 and $971,000 in 1994. This increase resulted from a revision of the service charges earned on certain deposit accounts and certain automated teller machine transactions. Other income for 1995 includes a pre-tax gain of $309,000 realized during the fourth quarter in connection with the sale of the Bank's Madison Avenue office. This gain was largely offset by a reduction in fee income earned by the Bank's financial services subsidiary, Home Financial, Inc.

Servicing income was $454,000 in 1996, compared to $536,000 in 1995 and $634,000 in 1994. This decline is attributable to the decrease in the average balance of loans serviced for others from $171.4 million in 1994 to $151.2 million in 1995 and to $130.4 million in 1996, due to loan repayments and no additional loan sales in 1996 or 1995. Although the Company may resume its involvement in the secondary market, on April 1, 1994, the Company changed its policy with regard to current originations of fixed-rate loans to hold them for portfolio investment; previously, such loans had been designated as held for sale. As such, no loans were sold during 1996 and 1995. The volume of loans sold was $23.7 million in 1994. Substantially all of the residential mortgage loans, whether fixed-rate or adjustable-rate, are originated under terms, conditions, and documentation which enable them to be sold in the secondary market. Under its loan sale agreements, the Company continues to collect payments on loans as they become due, to inspect the security property when appropriate, to make certain insurance and tax payments on behalf of borrowers, and to otherwise service the loans. The Company pays the purchaser under its participation and sales agreements an agreed yield on the loans or participation interest in loans sold. Amounts not paid to the purchaser are retained and recognized as servicing income. Servicing income includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. Servicing income is partially offset by amortization expense representing the estimated diminution in value over time of the Company's purchased mortgage servicing rights. Although the rights to service loans can be sold in the secondary market to generate additional revenue, the Company did not sell loan servicing rights during 1996, 1995 or 1994.

NONINTEREST EXPENSE
--------------------------------------------------------------------------------
Noninterest expense totaled $12.0 million in 1996, compared to $10.4 million in 1995 and $10.4 million in 1994. The increase in 1996 is mainly attributable to the one time nonrecurring charge associated with the recapitalization of the SAIF which totaled $2.0 million. Excluding the nonrecurring SAIF assessment, noninterest expense for 1996 would have totaled $10.0 million, a 3.6% reduction from 1995. Other expenses increased to $2.3 million in 1996 from $2.1 million in 1995 and $1.9 million in 1994. The composition of other expenses is as follows:

                                                   Year Ended December 31,
                                                  ------------------------
                                                  1996      1995      1994
                                                  ----      ----      ----
                                                        (In thousands)
Business and management development               $ 114     $ 163     $ 113
Examination/audit expense                           190       224       245
OTS assessment                                       86        82        79
Postage                                             149       148       133
Supplies                                            126       114       159
Telephone                                           148       134       154
Franchise/sales tax                                 388       365       355
Director fees                                        98        92        90
Consulting fees                                     213        52        53
Legal fees                                          177       145        85
Provision for HUD indemnification claim             100         -         -
Recovery of credit loss - standby letter of credit (322)        -         -
Loss (gain) on sale of real estate owned             25        (2)     (150)
Provision for real estate owned losses               80        51         1
Miscellaneous expenses                              771       531       586
                                                 ------    ------    ------
                                                 $2,343    $2,099    $1,903
                                                 ======    ======    ======

Other expenses increased $244,000 due to a $100,000 loss provision recorded in connection with an indemnification claim, an increase of $161,000 in consulting fees as a result of a recently completed revenue enhancement study, costs incurred in connection with the establishment of a new retail banking facility, and general increases in the prices of goods and services, partially offset by a $322,000 recovery of a credit loss provision.

During the first quarter of 1996, the Housing and Urban Development ("HUD") Mortgagee Review Board proposed that the Bank indemnify HUD for HUD/FHA insurance claims and associated costs paid against insured properties affected by the indictment and guilty plea of a former loan originator of the Bank on charges of fraud relating to loan activities from 1991. A settlement of these claims was reached under which the Bank paid $545,000 to HUD in July, 1996. The Bank submitted a proof of loss to its insurer who, less the policy deductible, reimbursed the Bank in the fourth quarter of 1996.

The Bank was a 19.6% participant in a standby letter of credit totaling $10.2 million. This standby letter of credit was issued to guarantee the payment of principal and interest on multi-family housing revenue bonds, issued to finance a 240-unit apartment complex in Stone Mountain, Georgia. The Bank had outstanding commitments under this standby letter of credit of $2.1 million at December 31, 1995 and a $322,000 liability for credit loss for this standby letter of credit. On July 15, 1996, this standby letter of credit was called and the entire $2.1 million plus interest was advanced. The property was sold in August, 1996, and the Bank received $1.7 million in cash and a second mortgage position for $416,000. Since there was no longer any commitment outstanding under the letter of credit and the Bank did not suffer any loss on the transaction, the $322,000 liability for credit loss was recognized as a recovery.

INCOME TAXES
--------------------------------------------------------------------------------
The Company has provided $777,000 for federal income taxes in 1996, $1,020,000 in 1995 and $669,000 in 1994. Changes from year to year are primarily due to changes in the level of pre-tax income. The 1994 provision reflects the receipt of a favorable "no change" letter from the Internal Revenue Service regarding the 1991 tax year, which allowed the Company to reduce its tax liabilities for certain estimated contingent items. Refer to Note 13 in the consolidated financial statements for additional analysis of the tax position of the Company.

REVIEW OF MAJOR ASSET PORTFOLIOS
--------------------------------------------------------------------------------
The Company's total assets decreased $7.6 million from $354.5 million at December 31, 1995 to $346.9 million at December 31, 1996. Although loans increased $10.2 million, other earning assets decreased $15.5 million. The following table shows each individual asset category as a percent of total assets.

                                                           December 31,
                                        -----------------------------------------------
                                                  1996                    1995
                                        ------------------------  ---------------------
                                                    Percent of              Percent of
                                        Balance       Assets      Balance      Assets
                                        -------       ------      -------      ------
                                                     (Dollars in thousands)
Due from banks-interest bearing        $   100            -      $    100          -
Federal funds sold                       2,822           .8%        4,396        1.2%
Investment securities                   33,990          9.8        47,184       13.3
Mortgage-backed securities               2,010           .6         2,754         .8
Loans-net                              293,792         84.7       283,560       80.0
                                      --------        -----      --------      -----
Total earning assets                   332,714         95.9       337,994       95.3
Cash                                     5,489          1.6         7,647        2.2
Premises and equipment                   4,176          1.2         3,953        1.1
Accrued interest and other assets        4,477          1.3         4,911        1.4
                                      --------        -----      --------      -----
                                      $346,856        100.0%     $354,505      100.0%
                                      ========        =====      ========      =====

The largest asset portfolio is loans. The following table reflects the composition of the loan portfolio by type of loan at the dates indicated.



                                                                       December 31,
                                               ----------------------------------------------------------
                                               1996        1995         1994          1993         1992
                                               ----        ----         ----          ----         ----

Real estate loans:                                                   (In thousands)
 Conventional:
  One-to-four units                         $194,804     $194,894     $204,807      $174,250     $156,275
  Over four units                             14,254       12,551       10,354        12,516       12,528
 Construction:
  Residential                                  1,272        1,616        3,490         3,859        2,993
  Commercial                                   3,000            -            -           650          650
 Commercial real estate                       30,244       30,736       30,876        33,478       39,047
 Land                                          3,682        4,461        3,359         1,611          801
Consumer loans                                45,028       40,055       31,431        27,554       30,129
Business loans                                 6,720        4,758        1,673           999            -
                                            --------     --------     --------      --------     --------
                                             299,004      289,071      285,990       254,917      242,423
                                            --------     --------     --------      --------     --------
Less:
Undisbursed portion of loans in process       (1,293)      (1,711)      (2,640)       (3,594)      (3,019)
Unearned income on consumer loans                 (6)         (18)         (40)          (69)        (115)
Amount due other financial institutions
 relating to wrap-around mortgage loans         (114)        (145)        (175)         (297)        (472)
Net deferred loan fees                          (877)        (903)        (790)         (340)        (777)
Allowance for loan losses                     (2,922)      (2,734)      (2,665)       (2,612)      (1,721)
                                            --------     --------     --------      --------     --------
                                              (5,212)      (5,511)      (6,310)       (6,912)      (6,104)
                                            --------     --------     --------      --------     --------
Total loans held for investment             $293,792     $283,560     $279,680      $248,005     $236,319
                                            ========     ========     ========      ========     ========
Loans held for sale                         $      -     $      -     $      -      $ 13,386     $  7,750
                                            ========     ========     ========      ========     ========

The following table shows the change in the Company's net loan portfolio, including loans held for sale, for the periods indicated.


                                                                  Year Ended December 31,
                                               -----------------------------------------------------------
                                                 1996        1995        1994       1993           1992
                                                 ----        ----        ----       ----           ----
Loans originated:                                                         (In thousands)
Real estate loans:
 Loans for purchase of existing property       $65,517    $63,262    $101,399     $ 173,931      $154,791
 Construction                                    3,322      1,211       5,916         6,845         5,429
Loans refinanced                                 7,171      7,587      12,372        19,163        18,942
                                               -------    -------    --------     ---------      --------
Total real estate loans originated              76,010     72,060     119,687       199,939       179,162
Business loans originated                        4,860      3,724         679         1,000             -
Other originations (1)                           3,691      3,523       3,266         3,443         3,507
                                               -------    -------    --------     ---------      --------
 Total loans originated                         84,561     79,307     123,632       204,382       182,669
Loans purchased                                 10,401        855         364           854         1,026
Loans sold                                           -          -     (23,717)      (79,600)      (73,671)
Loan principal payments                        (84,299)   (76,229)    (81,528)     (107,144)      (91,777)
Other decreases                                   (431)       (53)       (462)       (1,170)         (888)
                                               -------    -------    --------     ---------      --------
Change in net loan portfolio including
 loans held for sale                           $10,232    $ 3,880    $ 18,289     $  17,322      $ 17,359
                                               =======    =======    ========     =========      ========
-----------------------------

(1) Other loans consist of MasterCard, property improvement, student, and savings account loans.


CREDIT RISK MANAGEMENT
--------------------------------------------------------------------------------
The Company has consistently maintained a conservative posture with respect to credit risk. The Company has no investment securities that are less than investment grade, no foreign loans, nor significant loan concentrations to any one borrower; The Company's credit policies emphasize evaluation of a borrower's financial condition before a loan is approved and close monitoring of loan repayment after credit is extended. Most loan delinquencies that occur are remedied within 90 days as a result of actions taken by the Company's collection staff. If a mortgage loan delinquency exceeds 90 days, measures are instituted to enforce collection, including the commencement of a foreclosure action. Loss experience as a result of foreclosure with respect to residential loans originated by the Company has historically been very low. See Note 1 and Note 6 to the Consolidated Financial Statements for additional information on impaired loans and the Company's policies related to such loans.


Net charge-offs (recoveries) as a percentage of average loans by portfolio type are shown in the following table:

                                            Year Ended December 31,
                                 -------------------------------------------
                                  1996     1995     1994      1993     1992
                                  ----     ----     ----      ----     ----
Residential real estate         (.002)%    .004%    .002%    (.007)%   .012%
Commercial real estate              -         -        -         -    1.918%
Business                          .412%       -        -         -
Consumer                          .236%    .114%    .126%      .054%   .080%
Net charge-offs/
 average loans outstanding        .042%    .019%    .016%      .002%   .380%

The table below sets forth the amounts and categories of risk elements in the loan portfolio. For all years presented, there has been no troubled debt restructuring which involved forgiving a portion of interest or principal on any loans or making loans at rates materially less than market rates. Repossessed assets include assets acquired in settlement of loans. See Note 1 to the Consolidated Financial Statements for a discussion of the Company's policy for classifying loans as nonperforming.

                                                                       December 31,
                                                  ------------------------------------------------------
                                                   1996       1995        1994        1993       1992
                                                   ----       ----        ----        ----       ----
                                                                      (Dollars in thousands)
Non-accruing loans:
 Residential real estate                         $  773      $1,002      $1,091      $  591      $1,093
 Commercial real estate                             514          99         170           -         582
 Business                                         1,170           -           -           -           -
 Consumer                                           240         202          54         280         273
                                                 ------      ------      ------      ------      ------
  Total                                           2,697       1,303       1,315         871       1,948
                                                 ------      ------      ------      ------      ------

Accruing loans delinquent more than 90 days:
 Residential real estate                              -           -           -           -           -
 Commercial real estate                               -           -           -           -           -
 Business                                             -           -           -           -           -
 Consumer                                             5          21          44          11          13
                                                 ------      ------      ------      ------      ------
  Total                                               5          21          44          11          13
                                                 ------      ------      ------      ------      ------
Total nonperforming loans                         2,702       1,324       1,359         882       1,961
                                                 ------      ------      ------      ------      ------

Repossessed assets:
 Residential real estate                              -         197         695         567         208
 Commercial real estate                               -         540           -         103         922
 Business                                             -           -           -           -           -
 Consumer                                             -           -           -           -           -
                                                 ------      ------      ------      ------      ------
  Total                                               -         737         695         670       1,130
                                                 ------      ------      ------      ------      ------
Total nonperforming assets                       $2,702      $2,061      $2,054      $1,552      $3,091
                                                 ======      ======      ======      ======      ======

Nonperforming loans as a percent of
 total loans                                        .90%        .46%        .48%        .35%        .81%
                                                    ===         ===         ===         ===         ===

Nonperforming assets as a percent of
 total assets                                       .78%        .58%        .65%        .50%        .97%
                                                    ===         ===         ===         ===         ===


The loans included above are secured by real estate or other collateral which limits the Company's exposure to loss. At December 31, 1996, there were no commitments to lend additional funds to borrowers with nonperforming loans. As of December 31, 1996, there were no concentrations of loans in any types of industries which exceeded 10% of the total loans that are not included as a loan category in the table above.

In addition to the loans disclosed in the table above, the Company's Banking subsidiary has a $1.0 million loan secured by a strip shopping center located in Northeast Ohio. The shopping center has experienced higher-than-expected vacancies, and the cash flow from the property has not been sufficient to meet the principal and interest due on the loan. The borrower has maintained the loan current throughout 1996. The borrower is working to cure the vacancies; however, continued high vacancies and cash flow shortages could cause management to place this loan on nonaccrual status.

The ratio of nonperforming loans to total loans increased from December 31, 1995 to December 31, 1996. Management does not believe this increase represents a trend. The increase is primarily due to the addition of one business loan being placed on nonaccrual status. Excluding this loan, nonperforming loans as a percent of total loans would have decreased from .46% at December 31, 1995 to
 .44% at December 31, 1996. The Bank is working with the borrower on this nonaccrual loan to cure the delinquency. Management does not anticipate a material loss on this business loan which is secured by both real estate and other collateral.

The ratio of nonperforming loans to total loans decreased significantly from December 31, 1992 to December 31, 1993. This improvement resulted mainly from the increased effectiveness of the Company's collections efforts. Repossessed assets also decreased significantly during 1993, as a commercial property with a carrying value of $573,000 was disposed of. The improvement in the ratio of nonperforming assets to total assets from December 31, 1992 to December 31, 1993 reflects both the increased effectiveness of the Company's collections efforts and the successful disposal of its largest foreclosed property.

A summary of the potential income from nonperforming loans based on their original terms, the actual interest income recorded and the interest foregone is set forth below:

                                                Year Ended December 31,
                                         ---------------------------------------
                                         1996     1995     1994    1993     1992
                                         ----     ----     ----    ----     ----
                                                        (In thousands)

Income potential based on original terms  $81     $131     $130     $99     $191
Income recorded                             -        -        -       -        1
                                          ---     ----     ----     ---     ----
Interest foregone                         $81     $131     $130     $99     $190
                                          ===     ====     ====     ===     ====

Activity in the loan loss allowance over the past five years is presented below.

                                                                 Year Ended December 31,
                                              ----------------------------------------------------------------------
                                              1996          1995             1994           1993            1992
                                              ----          ----             ----           ----            ----
                                                                (Dollars in thousands)
Balance at beginning of year             $   2,734       $   2,665       $   2,612       $   1,721       $   1,839
Provision for loan losses                      309             123              97             897             750
Charge-offs:
 Residential real estate                        (1)             (8)             (4)              -             (27)
 Commercial real estate                          -               -               -               -            (824)
 Business                                      (16)              -               -               -               -
 Consumer                                     (128)            (52)            (40)            (18)            (26)
                                         ---------       ---------       ---------       ---------       ---------
Total charge-offs                             (145)            (60)            (44)            (18)           (877)
                                         ---------       ---------       ---------       ---------       ---------
Recoveries:
 Residential real estate                         5               -               -              12               9
 Commercial real estate                          -               -               -               -               -
 Business                                        -               -               -               -               -
 Consumer                                       19               6               -               -               -
                                         ---------       ---------       ---------       ---------       ---------
Total recoveries                                24               6               -              12               9
                                         ---------       ---------       ---------       ---------       ---------
Net (charge-offs) recoveries                  (121)            (54)            (44)             (6)           (868)
                                         ---------       ---------       ---------       ---------       ---------
Balance at end of year                   $   2,922       $   2,734       $   2,665       $   2,612       $   1,721
                                         =========       =========       =========       =========       =========
Average loans                            $ 290,294       $ 284,385       $ 273,927       $ 255,661       $ 228,417
Loans at end of period                     299,004         289,071         285,990         254,918         242,423

Allowance/average loans                       1.01%            .96%            .97%           1.02%            .75%
Allowance/end-of-period loans                  .98%            .95%            .93%           1.02%            .71%
Net charge-offs/allowance                     4.14%           1.98%           1.65%            .23%          50.44%
Net charge-offs/provision for
 loan losses                                 39.16%          43.90%          45.36%            .67%         115.73%
Allowance/nonperforming loans               108.14%         206.50%         196.10%         296.15%          87.76%
Allowance/nonperforming assets              108.14%         132.65%         129.75%         168.30%          55.68%

An allocation of the ending allowance for loan losses by major loan type follows:

                                                  December 31,
                              --------------------------------------------------
                                1996      1995       1994        1993      1992
                                ----      ----       ----        ----      ----
                                                 (In thousands)
Residential real estate       $1,353     $1,251     $1,293     $  935     $  510
Commercial real estate           729        665        643        684      1,009
Business                         274         87          -          -          -
Consumer                         206        179        143        114        184
Unallocated                      360        552        586        879         18
                              ------     ------     ------     ------     ------
                              $2,922     $2,734     $2,665     $2,612     $1,721
                              ======     ======     ======     ======     ======

The above allocation is made for analytical purposes. General reserves are available to absorb losses from any segment of the portfolio.

The amount of the allowance for loan losses is based on management's analysis of risks inherent in the various segments of the loan portfolio, management's assessment of known or potential problem credits which have come to management's attention during the ongoing analysis of credit quality, historical loss experience, current economic conditions and other factors. If actual circumstances and losses differ substantially from management' 5 assumptions and estimates, such allowance for loan losses may not be sufficient to absorb all future losses, and net earnings could be significantly and adversely affected. Loan loss estimates are reviewed periodically, and adjustments, if any, are reported in earnings in the period in which they become known. In addition, the Company maintains a portion of the allowance to cover potential losses inherent in the portfolio which have not been specifically identified.

Although management believes that it uses the best information available to make such determinations and that the allowance for loan losses is adequate at December 31, 1996, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances and/or economic conditions differ substantially from the assumptions used in making the initial determinations. Any downturn in the Ohio real estate market could result in the Company experiencing increased levels of nonperforming assets and charge-offs, significant provisions for loan losses and significant reductions in income. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the recognition of additions to the allowance based on their judgments of information available to them at the time of their examination.


DEPOSITS
--------------------------------------------------------------------------------
The Company's deposits decreased $38.7 million from $317.8 million at December 31, 1995 to $279.1 million at December 31, 1996. The Company had no brokered deposits at December 31, 1996, 1995 and 1994. The following table sets forth the distribution of deposits at the dates indicated.

                                         December 31 1996       December 31, 1995     December 31, 1994
                                         ----------------       -----------------     -----------------
                                                     %of                   %of                     %of
                                        Balance    Deposits   Balance    Deposits    Balance    Deposits
                                        -------    --------   -------    --------    -------    --------
                                                            (Dollars in thousands)

Noninterest-bearing NOW accounts        $ 7,115        2.5%   $ 11,072       3.5%   $ 11,286       4.0%
NOW accounts                             17,188        6.2      13,804       4.3      14,344       5.1
Passbook/statement accounts              39,305       14.1      45,564      14.3      56,533      20.2
Money market fund accounts               62,263       22.3      53,876      17.0      36,342      13.1
                                       --------      -----    --------     -----    --------     -----
Total non-certificate accounts          125,871       45.1     124,316      39.1     118,505      42.4
                                       --------      -----    --------     -----    --------     -----
Certificate accounts:
 Time deposits ($100,000 and over)       10,860        3.9       7,825       2.5       7,792       2.8
 7-31 day accounts                           27        -            27       -            47       -
 32-91 day accounts                       1,162         .4       1,312        .4         920        .3
 92-182 day accounts                      9,643        4.5      14,178       4.5      14,348       5.2
 Greater than 6 months through 1
  year accounts                          42,786       17.0      54,131      17.0      33,294      11.9
 Greater than 1 year to 2 1/2 year
  accounts                               29,187       13.5      42,974      13.5      53,229      19.1
 2 1/2 year and over accounts            59,537       23.0      73,016      23.0      51,134      18.3
                                       --------      -----    --------     -----    --------     -----
Total certificate accounts              153,202       54.9     193,463      60.9     160,764      57.6
                                       --------      -----    --------     -----    --------     -----
 Total deposits                        $279,073      100.0%   $317,779     100.0%   $279,269     100.0%
                                       ========      =====    ========     =====    ========     =====

The following table provides the maturity distribution of time deposits in amounts of $100,000 or more at December 31,1996,1995 and 1994.

                                                          December 31,
                                                1996        1995          1994
                                                ----        ----          ----
                                                       (In thousands)

Time remaining to maturity:
Three months or less                         $ 3,445        $2,771       $3,015
Three through six months                       2,696         1,000          901
Six through twelve months                      2,168         1,100          723
Over twelve months                             2,551         2,954        3,153
                                               -----         -----        -----
Total                                        $10,860        $7,825       $7,792
                                             =======        ======       ======


CAPITAL AND DIVIDENDS
--------------------------------------------------------------------------------
Federal regulations prescribe three separate regulatory capital requirements for savings associations: (i) a risk-based capital requirement, (ii) a leverage limit (core capital requirement), and (iii) a tangible capital requirement. Under the risk-based requirement, assets are risk-weighted from 0% to 100% with cash and other non-risk assets requiring no risk weighting, certain mortgage-backed securities 20%, qualifying (borne) mortgage loans 50% and commercial loans, other non-residential loans and real estate owned 100%. The risk-based regulation requires that risk-based capital be maintained in an amount equal to at least 8% of risk-weighted assets. The leverage limit requires that core capital, which is generally defined as shareholders' equity minus non-qualifying intangible assets, be maintained in an amount not less than 3% of adjusted total assets. Under the tangible capital requirement, tangible capital, defined as core capital minus all intangible assets (other than a limited amount of purchased mortgage servicing rights), must be maintained in an amount equal to at least 1.5% of adjusted total assets. The Company's Banking subsidiary was in compliance with these regulatory capital regulations on December 31, 1996 and 1995. See note 12 to the Consolidated Financial Statements.

At December 31, 1996, shareholders' equity totaled $28.4 million, an increase of $294,000 over year-end 1995. The primary sources of this increase was the retention of earnings.

Dividends have been increased each year since 1985, and amounted to $.54 per share in 1996 for a dividend payout ratio of 68.35%. This increase reflects the Company's policy of seeking to ensure a dividend return to its shareholders that is reflective of the Company's capital position and earnings growth.


LIQUIDITY
--------------------------------------------------------------------------------
The Company's liquidity is a measure of its ability to fund loans, withdrawals of deposits and other cash outflows in a cost-effective manner. Deposits, scheduled amortization and prepayments of loan principal, maturities of investment securities and mortgage-backed securities, borrowings, and funds provided by operations are the principal sources of funds. While loan payments and maturing investment and mortgage-backed securities are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

As presented in the Consolidated Statements of Cash Flows, operating activities, including net income, generally provide cash.

The primary investing activity during each period was lending. New loan originations were funded by significant principal repayments and maturities on loans and investment securities, which totaled $110.3 million in 1996, $95.6 million in 1995 and $85.9 million in 1994).

Under financing activities, cash was used in 1996 primarily to fund a net decrease in certificate of deposit accounts, while cash was provided by borrowings. In 1995 and 1994, funds were provided by net increases in certificate of deposit accounts.

Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments. If the Company requires funds beyond its ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Cincinnati (the "FHLB"), which provide an additional source of funds. Under these borrowing agreements, the maximum level of advances available is generally limited to

25% of the Company's Banking subsidiary's total assets; however, the FHLB may approve advances in excess of this limit based upon the Bank meeting all of its regulatory capital requirements. At December 31, 1996, the Company had $30.0 million in outstanding borrowings from the FHLB.

Currently, the Company anticipates that it will have sufficient funds to meet its existing loan commitments. At December 31, 1996, the commitments to borrowers for unused lines of credit and to originate loans totaled $75.5 million. Certificates of deposit which were scheduled to mature in one year or less at December 31, 1996 totaled $95.4 million.

As a member of the FHLB, the Company's Banking subsidiary is required to maintain specific levels of "liquid" investments. Regulations currently in effect require liquid assets of not less than 5% of net withdrawable accounts plus short-term borrowings to assure that demands for repayment of debt and withdrawals are met. This requirement may be changed from time to time to reflect current economic conditions. The Company's Banking subsidiary was in compliance with these regulations at December 31, 1996 and anticipates remaining in compliance. It is the intention of the Company's cash management efforts to keep liquidity levels within regulatory guidelines, but at minimal levels in order to maximize interest income from investing in loans versus lower yielding short-term investment securities.

In June, 1996, the Company renewed a one-year secured revolving credit facility from a third-party lender in the amount of $l.0 million. The interest rate associated with this credit facility is based on the prime rate. The Company has not drawn on this credit facility.


IMPACT OF INFLATION AND CHANGING PRICES
--------------------------------------------------------------------------------
The consolidated financial statements and related data contained herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars. Changes in the relative purchasing power of money over time due to inflation are not recognized in the financial statements.

Unlike most industrial companies, substantially all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rate fluctuations generally have a more significant and direct impact on a financial institution's performance than do the effects of inflation. To the extent inflation affects interest rates, real estate values and other costs, the Company's lending activities are impacted. Changes in inflation may cause changes in interest rates. Significant increases in interest rates make it more difficult for potential borrowers to qualify for business and mortgage loans. As a result, the volume and related income on loan originations may be reduced. Significant decreases in interest rates may result in higher loan prepayment activity, although such conditions may enable potential borrowers to qualify for a relatively high mortgage loan balance.


FOURTH QUARTER RESULTS OF OPERATIONS
--------------------------------------------------------------------------------
The Company's net income for the three months ended December 31, 1996 was $830,000 or $.43 per share compared with $699,000 or $.37 per share for the three months ended December 31, 1995. The 18.7% increase in 1996 compared to 1995 was due to an increase in net interest income to $3,155,000 for the three months ended December 31, 1996, compared to $2,952,000 for the three months ended December 31, 1995 resulting from an improvement in the spread between the ratio of interest-earning assets to total assets and the ratio of interest-bearing liabilities to total liabilities. In addition, noninterest income for the fourth quarter of 1996 decreased $318,000 over the fourth quarter of 1995, due mainly to the gain on the sale of the Bank's Madison
Avenue office in December 1995. Noninterest expense decreased $488,000 or 18.3% compared to the same period in 1995, principally due to an insurance recovery received in the fourth quarter of 1996.

QUARTERLY FINANCIAL DATA (UNAUDITED)
--------------------------------------------------------------------------------
The following is a summary of selected quarterly financial data for the periods indicated.


                                                           1996
                                      ------------------------------------------
                                       First     Second      Third        Fourth
                                      Quarter    Quarter    Quarter(1)   Quarter
                                      -------    -------    -------      -------
                                          (In thousands, except per share data)

Interest income                        $6,869     $6,694     $ 6,806      $6,923
Net interest income                     3,065      3,193       3,137       3,155
Provision for loan losses                  34         34          34         207
Noninterest income                        521        462         534         488
Noninterest expense                     2,585      2,651       4,547       2,179
Net income (loss)                         638        640        (601)        830
Net income (loss) per share            $  .34     $  .33       $(.31)     $  .43
---------------------

(1) Included in noninterest expense is a one-time, nonrecurring charge associated with the recapitalization of the Savings Association Insurance Fund ("SAIF") in the amount of $1,962. Excluding the nonrecurring SAIF assessment, earnings for the third quarter of 1996 totaled $693 or $.37 per share.

                                                            1995
                                      ------------------------------------------
                                       First     Second      Third      Fourth
                                      Quarter    Quarter     Quarter    Quarter
                                      -------    -------     -------    -------
                                         (In thousands, except per share data)

Interest income                       $5,953      $6,666      $6,873      $7,013
Net interest income                    2,787       2,817       2,754       2,952
Provision for loan losses                 31          30          30          32
Noninterest income                       478         472         448         806
Noninterest expense                    2,667       2,577       2,465       2,667
Net income                               374         453         469         699
Net income per share                  $  .20      $  .24      $  .25      $  .37


                                                                   APPENDIX V


                        PART I. - FINANCIAL INFORMATION

                             HAVERFIELD CORPORATION

           Consolidated Statements of Financial Condition (unaudited)
--------------------------------------------------------------------------------
                 (Dollars in thousands, except per share data)

                                                            March 31, 1997 December 31, 1996 March 31, 1996
                                                            -------------- ----------------- --------------

ASSETS
Cash and due from banks                                         $   3,914      $   5,489      $   5,088
Due from banks-interest bearing                                       100            100            100
Federal funds sold                                                  1,288          2,822          2,359
Investment securities:
     Available for sale, at fair value (Amortized
     cost of $32,419, $34,367, and $35,224, respectively)          31,712         33,990         34,810
Mortgage-backed securities:
     Available for sale, at fair value (Amortized
     cost of $1,898, $1,937 and $2,541, respectively)               1,965          2,010          2,603
Loans (net of allowance for loan losses of $2,980,
     $2,922 and $2,745, respectively)                             294,143        293,792        285,792
Premises and equipment                                              4,324          4,176          3,949
Accrued interest and other assets                                   4,218          4,477          4,929
                                                                ---------      ---------      ---------
       TOTAL                                                    $ 341,664      $ 346,856      $ 339,630
                                                                =========      =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Deposits:
       Passbook/statement accounts                              $  37,715      $  39,305      $  44,596
       Non-interest-bearing NOW accounts                            7,291          7,115          7,655
       Interest-bearing NOW accounts                               15,867         17,188         17,152
       Money market fund accounts                                  63,338         62,263         59,208
       Certificates of deposit                                    149,015        153,202        175,357
                                                                ---------      ---------      ---------
          Total deposits                                          273,226        279,073        303,968
     Advances from Federal Home Loan Bank                          32,000         30,000             --
     Advances by borrowers for taxes and insurance                  3,531          6,207          2,621
     Accrued interest and other liabilities                         4,232          3,224          4,847
                                                                ---------      ---------      ---------
     Total liabilities                                            312,989        318,504        311,436
                                                                ---------      ---------      ---------
Shareholders' Equity:
     Preferred stock; 1,000,000 shares authorized;
       none issued                                                     --             --             --
     Common stock, par value $.01 per share; 5,000,000
       shares authorized; 1,915,892 shares issued                      19             19             19
     Capital in excess of par value                                16,510         16,510         16,494
     Retained earnings                                             12,692         12,146         12,050
     Net unrealized appreciation (depreciation) in the fair
       value of securities (net of deferred income taxes
       of $(218), $(103) and $(120), respectively)                   (423)          (201)          (233)
     Common shares in treasury, at cost (9,543 shares,
       9,543 shares and 11,790 shares, respectively)                 (122)          (122)          (136)
                                                                ---------      ---------      ---------
     Total shareholders' equity                                    28,675         28,352         28,194
                                                                ---------      ---------      ---------
       TOTAL                                                    $ 341,664      $ 346,856      $ 339,630
                                                                =========      =========      =========

See notes to consolidated financial statements.

                             HAVERFIELD CORPORATION

                 Consolidated Statements of Income (unaudited)
--------------------------------------------------------------------------------
                 (Dollars in thousands, except per share data)

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                         1997       1996
                                                         ----       ----

Interest income:
     Loans                                              $6,144     $6,033
     Investment securities and other                       619        783
     Mortgage-backed securities                             40         53
                                                        ------     ------
          Total interest income                          6,803      6,869
                                                        ------     ------

Interest expense:
     Deposits                                            3,245      3,804
     Advances from Federal Home Loan Bank                  480          -
                                                        ------     ------
          Total interest expense                         3,725      3,804
                                                        ------     ------

Net interest income                                      3,078      3,065
Provision for loan losses                                   96         34
                                                        ------     ------
Net interest income after provision for loan losses      2,982      3,031
                                                        ------     ------

Noninterest income:
     Service fees and other charges                        359        333
     Servicing income                                      103        121
     Other income                                          104         67
                                                        ------     ------
          Total noninterest income                         566        521
                                                        ------     ------

Noninterest expense:
     Employee compensation and benefits                    972        989
     Occupancy and equipment                               468        488
     Advertising                                           148         84
     Insurance premiums                                     24        200
     Data processing fees                                   95         94
     Amortization of intangibles                            30         84
     Other expenses                                        581        646
                                                        ------     ------
          Total noninterest expense                      2,318      2,585
                                                        ------     ------

Income before income taxes                               1,230        967
Provision for income taxes                                 418        329
                                                        ------     ------
Net income                                              $  812     $  638
                                                        ======     ======

Net income per common share                             $  .43     $  .34
                                                        ======     ======

Cash dividend paid per common share                     $  .14     $ .135
                                                        ======     ======

See notes to consolidated financial statements.

                            HAVERFIELD CORPORATION

              Consolidated Statements of Cash Flows (unaudited)
--------------------------------------------------------------------------------
                            (Dollars in thousands)

                                                                              Three Months Ended March 31,
                                                                              ----------------------------
                                                                                   1997          1996
                                                                                   ----          ----

OPERATING ACTIVITIES:
Net income                                                                      $    812      $    638
Adjustments to reconcile net income to net cash provided by
operating activities:
     Provision for loan losses                                                        96            34
     Amortization of intangibles                                                      30            84
     Depreciation                                                                    190           164
     Amortization of deferred loan fees                                              (38)          (52)
     Federal Home Loan Bank stock dividends                                          (48)          (45)
     Net change in other assets and other liabilities                                 58           199
     Net change in accrued interest receivable and accrued interest payable        1,066         1,491
     Other                                                                           223           262
                                                                                --------      --------
          Net cash provided by operating activities                                2,389         2,775
                                                                                --------      --------

INVESTING ACTIVITIES:
Disbursements on loans originated                                                (20,481)      (24,338)
Proceeds from:
     Loan repayments and maturities                                               22,069        23,012
     Mortgage-backed security repayments and maturities                               38           130
     Investment security calls and maturities                                      2,000        17,000
Purchases of:
     Loans                                                                        (1,995)         (873)
     Investment securities                                                             -        (5,098)
     Premises and equipment                                                         (339)         (160)
Decrease (increase) in federal funds sold                                         (1,534)        2,038
                                                                                --------      --------
     Net cash provided by investing activities                                     2,826        11,711
                                                                                --------      --------

FINANCING ACTIVITIES:
Net decrease in certificates of deposit                                           (4,187)      (18,106)
Net increase (decrease) in passbook, NOW and money market fund accounts           (1,660)        4,295
Payment of cash dividends                                                           (267)         (257)
Proceeds from borrowings                                                           2,000             -
Proceeds from exercise of stock options                                                -           142
Net decrease in mortgage escrow deposits                                          (2,676)       (3,119)
                                                                                --------      --------
Net cash used in financing activities                                             (6,790)      (17,045)
                                                                                --------      --------

Net decrease in cash and due from banks                                           (1,575)       (2,559)
Cash and due from banks at beginning of period                                     5,489         7,647
                                                                                --------      --------
Cash and due from banks at end of period                                        $  3,914      $  5,088
                                                                                ========      ========

See notes to consolidated financial statements.

                             HAVERFIELD CORPORATION

                   Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1. The accounting policies of Haverfield Corporation ("Haverfield" or the "Company") conform to generally accepted accounting principles and prevailing practices within the banking and thrift industry. A summary of the more significant policies follows:

NATURE OF OPERATIONS -- Haverfield is a unitary savings and loan holding company whose principal operating subsidiary is Home Bank, F.S.B. (the "Bank"). The Company is principally engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans secured by real estate, various types of consumer loans and commercial loans in its market area. The Company's principal market area consists of suburban communities of Cleveland, and the Company's business is conducted through its corporate office located in Cleveland, Ohio and ten branch offices located in Beachwood, Brooklyn, Cleveland, Euclid, Lakewood, Mayfield Village, Mentor, Rocky River, University Heights, and Westlake, Ohio. Loans and deposits are primarily generated from the areas where its banking offices are located. The Company's income is derived predominately from interest on loans and investments and, to a lesser extent, noninterest income. The Company's principal expenses are interest paid on deposits and borrowings, and normal operating costs. The Company's operations are principally in the savings industry, which constitutes a single industry segment. The Bank's subsidiaries engage in real estate development activities, mezzanine lending and investment counseling which are not material to its operations as a whole and are not significant enough to constitute a business segment.

On April 22, 1997, Charter One Financial, Inc. ("Charter One"), the holding company of Charter One Bank, F.S.B., and the Company entered into a definitive agreement (the "Merger Agreement") to merge in a stock-for-stock exchange. The merger, which would be accounted for as a pooling of interests, is expected to close near the end of the third quarter of 1997. The Merger Agreement has been approved by the boards of directors of both companies, however, the transaction requires the approvals of the Office of Thrift Supervision and Haverfield shareholders.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company, the Bank, and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated. In the opinion of management, the accompanying unaudited financial statements include all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of (a) the results of operations for the three-month periods ended March 31, 1997 and 1996, (b) the financial position at March 31, 1997, December 31, 1996 and March 31, 1996, and
(c) cash flows for the three-month periods ended March 31, 1997 and 1996. The results of operations for the period ended March 31, 1997 are not necessarily indicative of the results which may be expected for a full year. Certain amounts previously reported in the prior years consolidated financial statements have been reclassified to conform with the current presentation.

INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES -- Securities are classified as either trading, available for sale or held to maturity. Securities classified as trading would be carried at estimated market value with the adjustment, if any, reflected in the statement of income. Securities classified as available for sale are also carried at estimated market value; however, the adjustment, if any, is reflected in shareholders' equity. Securities held to maturity are carried at amortized cost. Gains or losses on the sale of securities, representing the difference between net proceeds and carrying value, are recorded in noninterest income on the trade date using the specific identification method.


LOANS -- At the time of origination or purchase, loans are classified as held for sale or held for investment, based upon management's intent. Critical to the proper classification of, and accounting for, loans as investments is the intent and ability to hold them to maturity. Loans held for sale are accounted for at the lower of cost or market, with any unrealized loss included in income. Loans held for investment are stated at the principal amount outstanding adjusted for amortization of premiums and accretion of discounts using the interest method. Interest is accrued as earned. Transfers of loans held for sale to the investment portfolio are recorded at the lower of cost or market value on the transfer date.

A loan is classified as nonaccrual when collectability is in doubt (this is generally when the borrower is 90 days past due on contractual principal or interest payments). A loan may be considered impaired, but remain on accrual status, when the borrower demonstrates (by continuing to make payments) a willingness to keep the loan current. When a loan is placed on nonaccrual status, unpaid interest is reversed and an allowance is established by a charge to interest income equal to all accrued interest. Income is subsequently recognized only to the extent that cash payments are received. Loans are returned to accrual status when, in management's judgment, the borrower has the ability and intent to make periodic principal and interest payments (this generally requires that the loan be brought current in accordance with its original contractual terms).

A loan is considered to be impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In general, the Bank considers a loan on income-producing properties to be impaired when the debt service ratio is less than 1.0. Loans on non-income producing properties are considered impaired whenever fair value is less than book value. The Bank performs a review of all loans over $500,000 to determine if the impairment criteria have been met. If the impairment criteria have been met, a reserve is calculated. For loans which are individually not significant ($500,000 or less) and represent homogeneous populations, the Bank evaluates impairment based on the level and extent of delinquencies. Such loans include all mortgage loans secured by 1-4 family residential property, all consumer loans, and certain multi-family real estate loans, nonresidential real estate loans, business loans and leases. The Bank charges principal off at the earlier of (1) when a total loss of principal has been deemed to have occurred as a result of the book value exceeding the fair value or net realizable value or (2) when collection efforts have ceased.

NONPERFORMING LOANS -- Loans considered to be nonperforming include nonaccrual, accruing loans delinquent 90 days or more, and restructured loans. Loans are classified as nonaccrual when, in management's judgment, the borrower no longer has the ability and intent to make periodic interest and principal payments. Loans are classified as accruing loans delinquent 90 days or more when the loan is 90 days or more past due, is fully secured, and, in management's judgment, the borrower has the ability and intent to make periodic interest and principal payments. Loans are classified as restructured when concessions are made to borrowers with respect to the principal balance, interest rate or the term due to the inability of the borrower to meet the obligation under the original terms.

LOAN FEES -- Loan origination fees received for loans held for investment, net of certain direct origination costs, are deferred and amortized to interest income over the contractual life of the loan using the level yield method. Loan origination fees received for loans held for sale, net of certain direct origination costs, are deferred and recognized as an adjustment of the basis on sale of the loans. Fees received for loan commitments that are expected to be drawn, based on the Bank's experience with similar commitments, are deferred and amortized over the life of the loan using the level yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis. Unamortized deferred loan fees related to loans paid off are included in interest income in the period the loan is paid off. Amortization of net deferred fees is discontinued for loans that are deemed to be nonperforming.

ALLOWANCE FOR LOAN LOSSES -- The allowance for loan losses is established at an amount necessary to reduce the recorded balances of loans receivable to their estimated net realizable value, and is increased by charges to income and decreased by charge-offs (net of recoveries). The allowance for loan losses is based on management's estimate of the value of the collateral, considering the current and currently anticipated future operating or sales conditions, as well as the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, and current economic conditions. Consequently, these estimates are particularly susceptible to changes that could result in a material adjustment to results of operations. Recovery of the carrying value of such loans is dependent on economic, operating, and other conditions that are beyond the control of the Company. In the opinion of management, the allowance for loan losses is recorded in accordance with generally accepted accounting principles.

REAL ESTATE OWNED -- Real estate owned consists of property acquired in settlement of foreclosed loans. Real estate owned is carried at the lower of fair value less estimated costs to sell or cost. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding and maintaining the property are charged to expense.

PREMISES AND EQUIPMENT -- Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the useful lives of the related assets for financial reporting purposes. For tax purposes, depreciation on certain assets is computed using accelerated methods.

INTANGIBLE ASSETS -- Cost in excess of fair value of net assets acquired was amortized to expense using the interest method over a period of three years.

FEDERAL INCOME TAXES -- The Company and its subsidiaries file a consolidated income tax return. Deferred income taxes reflect the temporary tax consequences on future years of differences between the tax and financial statement basis of assets and liabilities at the balance sheet date. On August 20, 1996, legislation was signed into law which repealed the percentage of taxable income method tax bad debt deduction available for thrift institutions. This repeal was effective for the Company's taxable year beginning January 1, 1996. In addition, the legislation requires the Company to include in taxable income its bad debt reserves in excess of its base year reserve over a six- to eight-year period depending upon the maintenance of certain loan origination levels. The recapture amount of $1.2 million will result in payments totaling $400,000, which has previously been accrued. Since the percentage of taxable income method tax bad debt deduction and the corresponding increase in the tax bad debt reserve in excess of the base year have been treated as temporary differences pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, this change in tax law will have no effect on the Company's future consolidated statement of operations.

EARNINGS PER COMMON SHARE -- Earnings per common share was computed using the weighted average number of common shares outstanding for the period. The weighted average shares used in the computation of earnings per common share was 1,906,349 shares, and 1,886,921 shares during the three-month periods ended March 31, 1997 and 1996, respectively. The stock options are not dilutive for computing earnings per share.

CONSOLIDATED STATEMENTS OF CASH FLOWS -- For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks. Federal Reserve Board regulations require depository institutions to maintain certain minimum reserve balances. Included in cash and demand deposits were required deposits at the Federal Reserve of $647,000 and $628,000 at March 31, 1997 and 1996, respectively.

No income tax payments were required for the three months ended March 31, 1997. Income tax payments made for the three months ended March 31, 1996 were $200,000. Interest paid on deposits and other borrowings totaled $2,484,000 and $2,387,000 for the three months ended March 31, 1997 and 1996, respectively. There were no loans made to finance the sale of foreclosed real estate during the three months ended March 31, 1997 and 1996. There were no acquisitions of real estate property through foreclosure during the three months ended March 31, 1997 and 1996.

NEW ACCOUNTING STANDARDS -- In January, 1997 the Company adopted SFAS No. 125 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes the financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this Statement did not have a material impact on the financial condition and results of operations of the Company. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 127 that defers the effective date of certain provisions of SFAS 125 related to secured borrowings and collateral, repurchase agreements, dollar-rolls, securities lending, and similar transactions until after December 31, 1997. This Statement requires restatement of all prior-period EPS data presented. Management intends to adopt this statement when it becomes effective. The impact of adopting this statement on the financial condition and results of operations of the Company is not expected to be significant.

In February 1997 the FASB issued SFAS No. 128 Earnings per Share. SFAS 128 revises the standards for computing earnings per share ("EPS") and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. The Statement requires dual presentation of basic and diluted EPS by entities with complex capital structures and requires a reconciliation of the basic EPS computation to diluted EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could occur if securities or other contracts to issue common stock were exercised or converted into common shares. This Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This Statement requires restatement of all prior-period EPS data presented. Management intends to adopt this statement when it becomes effective. The impact of adopting this statement on the financial condition and results of operations of the Company is not expected to be significant.

In February 1997 the FASB issued SFAS No. 129, Disclosure of Information about Capital Structure. This Statement establishes standards for disclosing information about an entity's capital structure. It supersedes specific disclosure requirements of APB Opinions No. 10, Omnibus Opinion-1966, and No. 15, Earnings Per Share, and FASB Statement No. 47, Disclosure of Long-Term Obligations, and consolidates them in this Statement for ease of retrieval and for greater visibility to nonpublic entities. This Statement is effective for financial statements for periods ending after December 15, 1997. It contains no changes in disclosure requirements for entities that were previously subject to the requirements of Opinions 10 and 15 and Statement 47 and, therefore, is not expected to have a significant impact on the financial condition or results of operations of the Company.

2. All investment securities are classified as available for sale. Amortized cost, estimated market values and weighted average end-of-period yields of investment securities by contractual maturity are summarized as follows:

                                                 March 31, 1997          December 31, 1996             March 31, 1996
                                         -------------------------   --------------------------  --------------------------
                                         Amortized  Market           Amortized  Market           Amortized  Market
                                            Cost     Value   Yield     Cost      Value    Yield     Cost     Value    Yield
                                          -------   -------   ----    -------   -------   ----    -------   -------   ----
                                                                         (Dollars in thousands)

U.S. government obligations:
     Due in one year or less              $ 2,497   $ 2,499   5.74%   $ 2,497   $ 2,499   5.82%   $ 1,000   $ 1,011   7.25%
     Due after 1 year through 5 years       7,492     7,386   6.55%     9,490     9,411   6.68%    15,988    15,890   6.34%
     Due after 5 years through 10 years    19,481    18,876   6.93%    19,479    19,180   6.93%    15,477    15,149   6.90%
                                          -------   -------           -------   -------           -------   -------
Total                                      29,470    28,761   6.73%    31,466    31,080   6.76%    32,465    32,050   6.64%
                                          -------   -------           -------   -------           -------   -------

Marketable equity securities                  100       102   6.41%       100        99   6.38%       100       101   6.41%
Federal Home Loan Bank stock                2,849     2,849   7.00%     2,801     2,801   7.00%     2,659     2,659   7.00%
                                          -------   -------           -------   -------           -------   -------
Total                                     $32,419   $31,712   6.75%   $34,367   $33,990   6.78%   $35,224   $34,810   6.66%
                                          =======   =======           =======   =======           =======   =======

At March 31, 1997, investment securities totaling $2.0 million were pledged as collateral for deposits, and investment securities totaling $1.5 million were pledged as collateral for a revolving credit facility extended to the Company by a third-party lender. The Federal Home Loan Bank stock was pledged as collateral for the advances from the Federal Home Bank of Cincinnati.

Gross unrealized gains and gross unrealized losses are summarized as follows:

                                   March 31, 1997       December 31, 1996       March 31, 1996
                               ---------------------- --------------------- ----------------------
                                  Gross      Gross       Gross     Gross       Gross     Gross
                               Unrealized  Unrealized Unrealized Unrealized Unrealized  Unrealized
                                  Gains      Losses      Gains     Losses      Gains     Losses
                               ----------  ---------- ---------- ---------- ----------  ----------

                                                             (In thousands)

U.S. government obligations        $  4       $713       $  2       $378       $ 21       $436
Marketable equity securities          2          -          -          1          1          -
Federal Home Loan Bank stock          -          -          -          -          -          -
                                   ----       ----       ----       ----       ----       ----
Total                              $  6       $713       $  2       $379       $ 22       $436
                                   ====       ====       ====       ====       ====       ====

3. Loans may be exchanged for mortgage-backed securities guaranteed by government agencies. Although long-term and fixed-rate in nature, mortgage-backed securities are more liquid than real estate loans since a large and active secondary market exists.

Amortized cost, estimated market values and weighted average end-of-period yields of mortgage-backed securities by contractual maturity are summarized as follows:

                                                     March 31, 1997         December 31, 1996              March 31, 1996
                                             -------------------------- -------------------------  --------------------------
                                             Amortized  Market           Amortized  Market          Amortized  Market
                                                Cost     Value   Yield     Cost     Value   Yield      Cost    Value     Yield
                                             ---------  ------   ------   --------  ------  ------   --------- ------    ------
                                                                           (Dollars in thousands)

Pass-through certificates:
     Federal Home Loan Mortgage
     Corporation:
          Due after 5 years through 10 years   $    9   $    9    7.50%  $   10   $   10     7.50%  $   13   $   13     7.50%
          Due after 10 years                    1,743    1,810    8.60%   1,751    1,822     8.60%   1,989    2,055     8.63%
                                               ------   ------            ------   ------            ------   ------
               Total                            1,752    1,819    8.59%   1,761    1,832     8.59%   2,002    2,068     8.62%
                                               ------   ------            ------   ------            ------   ------

     Government National Mortgage
     Association:
          Due after 1 year through 5 years        146      146    8.95%       -        -        -      143      141     9.14%
          Due after 5 years through 10 years        -        -       -      176      178     9.02%      99       98     9.20%
                                               ------   ------            ------   ------            ------   ------
               Total                              146      146    8.95%     176      178     9.02%     242      239     9.16%
                                               ------   ------            ------   ------            ------   ------

Collateralized mortgage obligations:
          Due in 1 year or less                     -        -       -        -        -        -      183      182     5.38%
          Due after 10 years                        -        -       -        -        -        -      114      114     5.44%
                                               ------   ------           ------   ------            ------   ------
               Total                                -        -       -        -        -        -      297      296     5.40%
                                               ------   ------           ------   ------            ------   ------
Total                                          $1,898   $1,965    8.62%  $1,937   $2,010     8.63%  $2,541   $2,603     8.30%
                                               ======   ======           ======   ======            ======   ======

At March 31, 1997, mortgage-backed securities totaling $765,000 were pledged as collateral for public funds on deposit with the Bank.

Gross unrealized gains and gross unrealized losses are summarized as follows:

                                             March 31, 1997      December 31, 1996          March 31, 1996
                                         --------------------- -----------------------  -----------------------
                                           Gross       Gross      Gross       Gross       Gross        Gross
                                         Unrealized Unrealized Unrealized   Unrealized  Unrealized   Unrealized
                                           Gains       Losses     Gains       Losses      Gains        Losses
                                         ---------- ---------- ----------   ----------  ----------   ----------
                                                                   (In thousands)

Pass-through certificates:
Federal Home Loan Mortgage
     Corporation                            $67          $-         $71          $-         $66         $ -
Government National Mortgage
     Association                              -           -           2           -           -           3
Collateralized mortgage obligations           -           -           -           -           -           1
                                            ---         ---         ---         ---         ---         ---
Total                                       $67          $-         $73          $-         $66         $ 4
                                            ===         ===         ===         ===         ===         ===

4. The loan portfolio is comprised primarily of residential real estate loans granted to customers residing in northeastern Ohio. Although the Company has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

The composition of the loan portfolio is as follows:

                                                   March 31, 1997  December 31, 1996  March 31, 1996
                                                   --------------  -----------------  --------------
                                                                     (In thousands)

Real estate loans - mortgage                           $ 235,719        $ 239,302        $ 238,752
Real estate loans - construction                           1,711            4,272            3,116
Land                                                       3,415            3,682            4,188
Business loans                                            11,350            6,720            5,146
Consumer and other loans                                  46,895           45,028           40,468
                                                       ---------        ---------        ---------
                                                         299,090          299,004          291,670

LESS:
Undisbursed portion of loans in process                     (992)          (1,293)          (2,103)
Unearned income on consumer loans                             (4)              (6)             (13)
Amount due other financial institutions relating
     to wrap around mortgage loans                          (111)            (114)            (143)
Deferred loan fees                                          (860)            (877)            (874)
Allowance for loan losses                                 (2,980)          (2,922)          (2,745)
                                                       ---------        ---------        ---------
                                                       $ 294,143        $ 293,792        $ 285,792
                                                       =========        =========        =========

At March 31, 1997, December 31, 1996 and March 31, 1996, loans serviced for others amounted to $128.0 million, $132.7 million and $133.2 million, respectively. There were no sales of mortgage loans during 1997 or 1996. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing.

5. The following table summarizes nonaccrual, past due and repossessed assets.

                                                   March 31, 1997 December 31, 1996 March 31, 1996
                                                   -------------- ----------------- --------------
                                                               (Dollars in thousands)

Nonaccrual loans                                        $3,403          $2,697          $1,132
Loans past due 90 days and accruing                          5               5               6
Repossessed assets                                           -               -             656
                                                        ------          ------          ------
     Total nonperforming assets                         $3,408          $2,702          $1,794
                                                        ======          ======          ======

Percent of nonperforming loans to total loans             1.14%            .90%            .39%
Percent of nonperforming assets to total assets           1.00%            .78%            .53%

The loans included above are secured by real estate or other collateral which limits the Company's exposure to loss. At March 31, 1997, there were no significant commitments outstanding to lend additional funds to borrowers with nonperforming loans. For all periods presented, there have been no troubled debt restructurings which involved forgiving a portion of interest or principal on any loans or making loans at a rate materially less than market rates.

In addition to the loans disclosed in the table above, the Bank has a $1.0 million loan secured by a strip shopping center located in Northeast Ohio. The shopping center has experienced higher-than-expected vacancies, and the cash flow from the property has not been sufficient to meet the principal and interest due on the loan. The borrower has maintained the loan current through March 31, 1997. The borrower is working to cure the vacancies; however, continued high vacancies and cash flow shortages could cause management to place this loan on nonaccrual status.

6. In the normal course of business, various commitments and contingent liabilities arise, including commitments to originate real estate loans and commitments to extend credit. Commitments to borrowers to originate loans and for unused lines of credit are summarized below:

                              March 31, 1997 December 31, 1996 March 31, 1996
                              -------------- ----------------- --------------
                                               (In thousands)
Commitments to originate:
     Fixed rate loans             $ 2,804         $ 3,415         $ 2,722
     Variable rate loans            3,184           1,367           6,555
Unused lines of credit             73,481          70,712          59,958


Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon the credit extension, is based on management's credit evaluation of the counter-party. The commitment amount represents the amount of credit risk; however, the Company generally extends credit on a secured basis. Collateral held usually includes residential and commercial real estate.

7. The composition of premises and equipment is as follows:

                                             March 31, 1997 December 31, 1996 March 31, 1996
                                             -------------- ----------------- --------------
                                                              (In thousands)

Land and improvements                             $  673         $  673         $  669
Buildings and improvements                         1,704          1,704          1,667
Furniture and fixtures                             5,025          4,749          5,037
Leasehold improvements                             1,956          1,892          1,936
                                                  ------         ------         ------
                                                   9,358          9,018          9,309
Accumulated depreciation and amortization          5,034          4,842          5,360
                                                  ------         ------         ------
                                                  $4,324         $4,176         $3,949
                                                  ======         ======         ======

8. Accrued interest and other assets consists of the following:

                                                      March 31, 1997 December 31, 1996 March 31, 1996
                                                      -------------- ----------------- --------------
                                                                       (In thousands)

Accrued interest                                            $2,548         $2,372         $2,528
Purchased mortgage servicing rights                            184            191              -
Real estate owned                                                -              -            656
Cost in excess of fair value of net assets acquired              -             21             82
Other assets                                                 1,486          1,893          1,663
                                                            ------         ------         ------
                                                            $4,218         $4,477         $4,929
                                                            ======         ======         ======

Purchased mortgage servicing rights represent the cost of purchasing rights to service loans. All such recorded rights relate to residential mortgage loans. Servicing rights are presented net of accumulated amortization, which is recorded in proportion to, and over the period of, net servicing income. Servicing income is partially offset by this amortization expense. The carrying value of purchased mortgage servicing rights is periodically evaluated to determine that it is not greater than fair value. An allowance is established in the event the recorded value exceeds the fair value of the rights. No such allowance was required at March 31, 1997 or December 31, 1996.

9. Accrued interest and other liabilities consists of the following:

                                March 31, 1997 December 31, 1996 March 31, 1996
                                -------------- ----------------- --------------
                                                  (In thousands)

Accrued interest payable              $1,995         $  753         $2,094
Collections on loans serviced            301            376            793
Other liabilities                      1,936          2,095          1,960
                                      ------         ------         ------
                                      $4,232         $3,224         $4,847
                                      ======         ======         ======



10. In June, 1996, the Company renewed a one-year revolving credit facility from a third-party lender in the amount of $1.0 million. The interest rate associated with this credit facility is based on the prime rate. The Company has not drawn on this credit facility.

11. Advances from the Federal Home Loan Bank of Cincinnati (the "FHLB") consist of:

                                         March 31, 1997        December 31, 1996
                                         --------------        -----------------
Maturity Date                          Balance        Rate    Balance        Rate
-------------                          -------        ----    -------        ----
                                                  (Dollars in thousands)

April 25, 1997                         $ 2,000        7.00%   $     -           -%
June 20, 1997                            2,000        5.80%     2,000        5.55%
September 23, 1997                       2,000        5.90%     2,000        5.65%
June 23, 1998                            1,500        6.45%     1,500        6.45%
July 2, 1998                             4,000        6.00%     4,000        5.75%
July 15, 1998                            4,000        6.00%     4,000        5.75%
July 17, 1998                            4,000        6.00%     4,000        5.75%
July 24, 1998                            4,000        6.00%     4,000        5.75%
August 21, 1998                          2,000        6.00%     2,000        5.75%
September 23, 1998                       5,000        6.00%     5,000        5.75%
September 23, 1998                       1,500        6.55%     1,500        6.55%
                                       -------                -------
                                       $32,000                $30,000
                                       =======                =======

No advances were outstanding from the FHLB at March 31, 1996. The Bank has pledged qualifying collateral, primarily mortgage loans, with a market value of at least 150% of the amount of the advances.

12. The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the tables below) of tangible, core and total risk-based capital. Prompt Corrective Action regulations require specific supervisory actions as capital levels decrease.

As of March 31, 1997, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for Prompt Corrective Action. To be categorized as well capitalized, the Bank must maintain minimum total risked-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the tables below. There are no conditions or events since that notification that have changed the Bank's category.

                                                                                   As of March 31, 1997
                                                         -------------------------------------------------------------------------
                                                                                                                   To Be Well
                                                                                                               Capitalized Under
                                                                                        For Capital            Prompt Corrective
                                                                Actual               Adequacy Purposes         Action Provisions
                                                         ---------------------    ----------------------     --------------------
                                                         Amount          Ratio     Amount          Ratio     Amount         Ratio
                                                         ------          -----     ------          -----     ------         -----
                                                                                  (Dollars in thousands)

Total capital (to risk-weighted assets)                  $27,520         11.19%    $19,683          8.00%   $24,603         10.00%
Tier 1 capital (to risk-weighted assets)                  24,589          9.99%          -             -     14,762          6.00%
Tier 1 capital (to adjusted tangible assets)              24,589          7.21%     10,228          3.00%    17,047          5.00%
Tangible capital (to tangible assets)                     24,589          7.21%      5,114          1.50%         -             -

Management believes that, as of March 31, 1997, the Bank meets all capital requirements to which it is subject and, under the current regulations, the capital requirements will continue to be met in the foreseeable future. However, events beyond the control of management, such as fluctuations in interest rates or a downturn in the local economy of northeastern Ohio where the Bank has most of its loans, could adversely affect future earnings and, consequently, the Bank's ability to meet its future capital requirements.

                             HAVERFIELD CORPORATION

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Net income for the three months ended March 31, 1997 was $812,000 as compared to $638,000 for the three months ended March 31, 1996. The increase in net income resulted from a $267,000 reduction in noninterest expense, which was mainly due to lower deposit insurance premiums and an $80,000 decrease in the provision for loss on real estate owned, partially offset by an increase in advertising expenses. Return on average assets for the first quarter of 1997 was .96% compared with .75% in the same period of 1996. Return on average equity was 11.28% for the first quarter of 1997, as compared with 8.88% for the same period of 1996.


NET INTEREST INCOME
--------------------------------------------------------------------------------
Net interest income for the three months ended March 31, 1997 was $3,078,000, compared to $3,065,000 for the same period in 1996. The interest rate spread decreased 1 basis point to 3.21%. Due to a general decrease in interest rates, the weighted average yield on earning assets decreased 8 basis points, while the yield paid on interest-bearing liabilities decreased 7 basis points. An analysis of net interest income is presented in the following table. For each major category of interest-earning assets and interest-bearing liabilities, the average balance of funds employed during the period indicated is shown along with the interest earned or paid on that balance for the period and the weighted average annualized rate earned or paid for that category. Average balances are determined on a daily basis.

                                                                         Three Months Ended March 31,
                                                   -----------------------------------------------------------------------
                                                                    1997                              1996
                                                   ----------------------------------- -----------------------------------
                                                   Average                     Average Average                     Average
                                                   Balance     Interest         Rate   Balance      Interest        Rate
                                                   -------     --------         ----   -------      --------        ----
                                                                            (Dollars in thousands)

Interest-earning assets:
     Loans - net                                   $295,205     $  6,143         8.34% $285,481     $  6,033        8.46%
     Investments and other                           39,421          620         6.29    47,436          783        6.54
     Mortgage-backed securities                       1,999           40         8.09     2,693           53        7.89
                                                   --------     --------         ----  --------     --------        ----
     Total interest-earning assets                  336,625        6,803         8.10   335,610        6,869        8.18
Noninterest-earning assets                            6,973     --------         ----     7,249     --------        ----
                                                   --------                            --------
     Total assets                                  $343,598                            $342,859
                                                   ========                            ========
Interest-bearing liabilities:
     Passbook/statement accounts                   $ 38,349          232         2.45  $ 44,634          274        2.47
     NOW accounts                                    23,925           48          .82    24,329           59         .97
     Money market fund accounts                      62,319          759         4.94    55,922          689        4.96
     Certificates of deposit                        150,976        2,206         5.93   183,635        2,782        6.09
                                                   --------     --------         ----  --------     --------        ----
          Total deposits                            275,569        3,245         4.78   308,520        3,804        4.96
     FHLB advances                                   33,294          480         5.77         -            -           -
                                                   --------     --------         ----  --------     --------        ----
     Total interest-bearing liabilities             308,863        3,725         4.89   308,520        3,804        4.96
Noninterest bearing liabilities                       5,540     --------         ----     5,436     --------        ----
                                                   --------                            --------
     Total liabilities                              314,403                             313,956
Shareholders' equity                                 29,195                              28,903
                                                   --------                            --------
     Total liabilities and shareholders' equity    $343,598                            $342,859
                                                   ========                            ========
Net interest income/interest rate s                $  3,078                      3.21  $  3,065                     3.22%
                                                   ========                      ====  ========                     ====
Net interest margin                                                              3.71%                              3.67%
                                                                                 ====                               ====

The sensitivity of the Company's net interest income to general economic conditions and the effect on net interest income due to changes in interest rates and changes in amounts of interest-earning assets and interest-bearing liabilities for the three months ended March 31, 1997 versus March 31, 1996 is shown in the following table. Changes in interest due to both rate and volume have been allocated to change due to volume and change due to rate in proportion to the absolute amounts of the change in each.

                                                        Change Due To
                                                      -----------------
                                      Total Change    Volume       Rate
                                      ------------    ------       ----
                                                        (In thousands)
Interest income:
     Loans                                $ 111       $ 201       $ (90)
     Investments and other                 (164)       (128)        (36)
     Mortgage-backed securities             (13)        (14)          1
                                          -----       -----       -----
          Total                             (66)         59        (125)
                                          -----       -----       -----
Interest expense:
     Deposits                              (559)       (394)       (165)
     FHLB advances                          480         480           -
                                          -----       -----       -----
          Total                             (79)         86        (165)
                                          -----       -----       -----
Increase in net interest income           $  13       $ (27)      $  40
                                          =====       =====       =====



ALLOWANCE FOR LOAN LOSSES
--------------------------------------------------------------------------------
The amount of the allowance for loan losses is based on management's analysis of risks inherent in the various segments of the loan portfolio, management's assessment of known or potential problem credits which have come to management's attention during the ongoing analysis of credit quality, historical loss experience, current economic conditions and other factors. Loan loss estimates are reviewed periodically, and adjustments, if any, are reported in earnings in the period in which they become known. In addition, the Company maintains a portion of the allowance to cover potential losses inherent in the portfolio which have not been specifically identified. Activity in the loan loss allowance for the three months ended March 31, 1997 and March 31, 1996 is presented below.

                                             March 31,
                                    --------------------------
                                      1997             1996
                                      ----             ----
                                       (Dollars in thousands)

Balance, January 1                  $   2,922        $   2,734
Provision charged to expense               96               34
Loans (charged off) recoveries            (38)             (23)
                                    ---------        ---------
Balance, March 31                   $   2,980        $   2,745
                                    =========        =========

Average loans                       $ 295,205        $ 285,481
Loans at end of period              $ 299,090        $ 291,670

Allowance/average loans                  1.01%             .96%
Allowance/end-of-period loans            1.00%             .94%
Allowance/nonperforming loans           87.44%          241.21%
Allowance/nonperforming assets          87.44%          153.01%

Although management believes that it uses the best information available to make such determinations and that the allowance for loan losses is adequate at March 31, 1997, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances and/or economic conditions differ substantially from the assumptions used in making the initial determinations.

Nonperforming assets at March 31, 1997, December 31, 1996 and March 31, 1996 are presented in note 5 of the financial statements.

NONINTEREST INCOME
--------------------------------------------------------------------------------
Noninterest income for the first three months of 1997 totaled $566,000, compared to $521,000 for the same period in 1996. Other income increased $37,000 largely due to the receipt of $65,000 in settlement of a legal dispute, offset by a decrease in fee income earned by the Bank's financial services subsidiary. Servicing income decreased $18,000 due to the decreased amount of loans serviced for others.

NONINTEREST EXPENSE
--------------------------------------------------------------------------------
Noninterest expense decreased to $2,318,000 for the three months ended March 31, 1997 compared to $2,585,000 for the same period in 1996 due primarily to lower federal deposit premiums.

The composition of other expenses is as follows:

                                        Three months ended March 31,
                                        ----------------------------
                                             1997       1996
                                             ----       ----
                                             (In thousands)

Business and management development          $ 27      $ 27
Examination/audit expense                      43        47
OTS assessment                                 22        22
Postage                                        58        47
Supplies                                       28        32
Telephone                                      36        34
Franchise/sales tax                            96        96
Director fees                                  26        23
Legal fees                                     38        46
Provision for loss on real estate owned         -        80
Miscellaneous expenses                        207       192
                                             ----      ----
                                             $581      $646
                                             ====      ====

The increase in miscellaneous expenses in 1997 is attributable to several relatively minor increases in various expense items.

FINANCIAL CONDITION
--------------------------------------------------------------------------------
Total assets at March 31, 1997 were $341.7 million compared to $346.9 million at December 31, 1996. The decrease was primarily due to a decrease in cash and investments totaling $5.4 million. Total deposit liabilities declined by $5.8 million from December 31, 1996 to March 31, 1997, due to lower rates being offered on maturing certificates and increased competition for such deposits, while advances from the Federal Home Loan Bank increased $2.0 million. Shareholders' equity increased $323,000 to $28.7 million at March 31, 1997. The following table shows shareholders' equity per share and tangible shareholders' equity per share.

                                         March 31, 1997  December 31, 1996  March 31, 1996
                                         --------------  -----------------  --------------

Shareholders' equity per share                $15.04           $14.87           $14.81
Tangible shareholders' equity per share       $15.04           $14.86           $14.76

The Board of Directors declared a first quarter dividend of $.14 per share which was paid on March 28, 1997.

ASSET/LIABILITY MANAGEMENT
--------------------------------------------------------------------------------
The following table sets forth at March 31, 1997, the amounts of interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within a specified period. No prepayment assumptions or deposit decay rates have been incorporated. The table shows the excess or shortfall of interest-earning assets less interest-bearing liabilities. This excess or shortfall is called the "gap."

                                                                  Scheduled Maturity or Repricing
                                                     ---------------------------------------------------------
                                                     1 Year          1 Year           More than
                                                     or Less        to 3 Years         3 Years           Total
                                                     -------        ----------         -------           -----
                                                                         (Dollars in thousands)
Interest-earning assets:
Real estate loans:
     Conventional:
          Fixed-rate                                $   4,039        $   8,857        $  58,795       $  71,691
          Adjustable-rate                             102,653           55,195            6,180         164,028
     Construction                                       1,711                -                -           1,711
Land loans                                              2,640              775                -           3,415
Consumer loans                                         45,979              631              285          46,895
Business loans                                         10,982               13              355          11,350
Loans in process, allowance
     for loan losses and net
     deferred loan fees                                     -                -           (4,947)         (4,947)
                                                    ---------        ---------        ---------       ---------
Total loans (1)                                       168,005           65,470           60,668         294,143
Mortgage-backed securities                                 99              196            1,670           1,965
Investment securities and others                        3,384            1,499           28,217          33,100
                                                    ---------        ---------        ---------       ---------
Total interest-earning assets                       $ 171,488        $  67,165        $  90,555       $ 329,208
                                                     ========        =========        =========       =========
Interest-bearing liabilities:
Deposits:
     Passbook and NOW accounts (2)                  $       -        $       -        $  53,582       $  53,582
     Money market fund accounts                        63,338                -                -          63,338
     Certificates of deposit                           99,629           36,363           13,023         149,015
                                                    ---------        ---------        ---------       ---------
Total deposits                                        162,967           36,363           66,605         265,935
FHLB advances                                          29,000            3,000                -          32,000
                                                    ---------        ---------        ---------       ---------
Total interest bearing liabilities                  $ 191,967        $  39,363        $  66,605       $ 297,935
                                                     ========        =========        =========       =========
GAP                                                 $ (20,479)       $  27,802        $  23,950       $  31,273
Cumulative GAP                                      $ (20,479)       $   7,323        $  31,273
Cumulative GAP as a percentage of total assets          (5.99)%           2.14%            9.15%

------------------

(1) Contractual maturities of loans do not reflect the actual term of the Company's loan portfolio. The average life of mortgage loans is substantially less than their contractual terms because of loan prepayments and due-on-sale clauses.

(2) Management believes that a significant amount of passbook and NOW accounts are core deposits.




REGULATORY ISSUES
--------------------------------------------------------------------------------

The Bank is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision (the "OTS"), as its chartering authority and primary federal regulator, and by the Federal Deposit Insurance Corporation (the "FDIC"), which insures its deposits up to applicable limits. Such regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities. Any change in such regulation, whether by the OTS, the FDIC or the Congress could have a material impact on the Bank and its operations. Management cannot predict what, if any, future legislation may be enacted or regulations adopted or what impact any such actions may have on the Company or the Bank.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Charter One may be insured or indemnified against liability which they may incur in their capacities as such:

         Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expense provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

          Article TWELFTH of Charter One's certificate of incorporation further provides as follows:

               TWELFTH: Indemnification.

               A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

               B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

               C. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

               D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination
          (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or
          (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper in the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

               E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursement) incurred by a person referred to in paragraphs A or B of the Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

               F. Procedure for Indemnification; Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               G. Other Rights: Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

               H. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

               I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

               J. Savings Clause. If this Article TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding; whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

               K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

         Charter One has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to Charter One of costs incurred by it in indemnifying its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.  See Exhibit Index
         (b)      FINANCIAL STATEMENT SCHEDULES.  Not applicable.
         (c)      REPORTS, OPINIONS OR APPRAISALS.  Not applicable.

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is apart of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (d) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 8, 1997.

CHARTER ONE FINANCIAL, INC.

By:      /s/ Charles John Koch
         ----------------------------------------
         Charles John Koch, Chairman of the Board
           and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature
---------
/s/ Charles John Koch                                                  Date: August 8, 1997
--------------------------------------
Charles John Koch
Director, President and
  Chief Executive Officer
(Principal Executive Officer)

/s/ Richard W. Neu                                                     Date: August 8, 1997
--------------------------------------
Richard W. Neu
Chief Financial Officer
(Principal Financial Officer)

/s/ Eugene B. Carroll, Sr.                                             Date: August 8, 1997
--------------------------------------
Eugene B. Carroll, Sr.
Director

/s/ Phillip W. Fisher                                                  Date: August 8, 1997
--------------------------------------
Phillip W. Fisher
Director

/s/ Denise M. Fugo                                                     Date: August 8, 1997
--------------------------------------
Denise M. Fugo
Director

/s/ Mark D. Grossi                                                     Date: August 8, 1997
--------------------------------------
Mark D. Grossi
Director

/s/ Charles M. Heidel                                                  Date:  August 8, 1997
--------------------------------------
Charles M. Heidel
Director

/s/ Charles F. Ipavec                                                  Date: August 8, 1997
--------------------------------------
Charles F. Ipavec
Director

/s/ John D. Koch                                                       Date: August 8, 1997
--------------------------------------
John D. Koch
Director

/s/ Philip J. Meathe                                                   Date: August 8, 1997
--------------------------------------
Philip J. Meathe
Director.

/s/ Henry R. Nolte, Jr.                                                Date: August 8, 1997
--------------------------------------
Henry R. Nolte, Jr.
Director

/s/ Victor A. Ptak                                                     Date: August 8, 1997
--------------------------------------
Victor A. Ptak
Director

/s/ Jerome L. Schostak                                                 Date: August 8, 1997
--------------------------------------
Jerome L. Schostak
Director

/s/ Mark Shaevsky                                                      Date: August 8, 1997
--------------------------------------
Mark Shaevsky
Director

/s/ Eresteen R. Williams                                               Date: August 8, 1997
--------------------------------------
Eresteen R. Williams
Director

                                INDEX TO EXHIBITS

      EXHIBIT
       NUMBER                            DESCRIPTION
       ------                         ------------------

         2.1 Agreement and Plan of Merger and Reorganization by and between, Charter One and Haverfield, included at Appendix I to the accompanying Proxy Statement/Prospectus filed herewith.

         2.2 The Agreement and Plan of Merger and Reorganization by and among Charter One and RCSB Financial, Inc., which contains a list briefly identifying the contents of all omitted schedules and similar attachments, which Charter One agrees to furnish supplementally to the Commission upon request, filed as an exhibit to the Registrant's Report on Form 8-K dated May 21, 1997 (File No. 0- 16311), is incorporated herein by reference.

         3.1 Registrant's Second Restated Certificate of Incorporation, as amended and currently in effect, filed as an exhibit to Registrant's Report on Form 8-K dated October 31, 1995 (File No. 0-16311), is incorporated herein by reference.

         3.2      Registrant's Bylaws, as amended and currently in effect.

         4.1 Form of Certificate of Common Stock, filed on January 22, 1988 as Exhibit 4.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

         4.2 Shareholder Rights Agreement dated November 21, 1989, between Charter One and First National Bank of Boston, as amended on May 26, 1995, filed as Exhibit 4.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 and December 31, 1995, respectively, is incorporated herein by reference.

            5     Opinion and Consent of Silver, Freedman & Taff, L.L.P.

            8     Tax Opinion and Consent of Silver, Freedman & Taff, L.L.P.

         10.1 Registrant's Long-Term Stock Incentive Plan, filed on January 22, 1988 as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

         10.2 Registrant's Directors' Stock Option Plan, filed on January 22, 1988 as Exhibit 10.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

         10.3 Charter One Bank, F.S.B. Executive Incentive Goal Achievement Plan, filed as Exhibit 10.8 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-16311), is incorporated herein by reference.

         10.4 Charter One Bank, F.S.B. Employee Savings Plan and Trust and Amendments thereto, filed as Exhibit 10.10 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

         10.5 Amendments Number Three, Four, Five and Six to the Charter One Bank, F.S.B. Employee Savings Plan and Trust.

         10.6 Charter One Bank, F.S.B. Profit Sharing Plan and Amendments thereto, filed as Exhibit 10.12 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), is incorporated herein by reference.

         10.7 Amendments Number One through Seven to the Charter One Bank, F.S.B. Profit Sharing Plan.

                                INDEX TO EXHIBITS

      EXHIBIT
       NUMBER                            DESCRIPTION
       ------                         ------------------

         10.8 First American Savings Bank, F.S.B. Nonqualified Retirement Plan and First Amendment thereto, filed as Exhibit 10.17 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

         10.9 FirstFed Michigan Corporation 1983 Stock Option Plan, filed on November 1, 1995 as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 33-61273), is incorporated herein by reference.

         10.10 FirstFed Michigan Corporation 1991 Stock Option Plan, filed on November 1, 1995 as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 33-61273), is incorporated herein by reference.

         10.11 Forms of Supplemental Retirement Agreements, dated October 31, 1995, between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana, filed on July 25, 1995 as Exhibits 10.4 and 10.5 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), are incorporated herein by reference.

         10.12 Forms of Employment Agreements, dated October 31, 1995, between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana, filed on July 25, 1995 as Exhibits 10.1, 10.2 and 10.3 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), are incorporated herein by reference.

         10.13 Employment Agreement, dated April 22, 1997, between Charter One Investment, Inc. and William A. Valerian

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of Deloitte & Touche LLP

         23.3     Consent of KPMG Peat Marwick LLP

         23.4 Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibits 5 and 8).

         23.5     Consent of Hahn Loeser Parks, LLP

         23.6     Consent of Charles Webb & Company

         99.1 Consents of Certain Persons Named as Directors in the Proxy Statement/Prospectus contained herein.

         99.2     Form of Proxy